Exhibit 2.1

EXECUTION VERSION

Contribution Agreement

among

Coty Inc.,

Coty US Holdings Inc.,

Foundation, LLC,

Aspen Cove Holdings, Inc.,

UEV Holdings, LLC,

the Other Unit Holders of Younique, LLC Party Hereto,

Younique, LLC

and

Derek Maxfield, in his Individual Capacity and as the Unit Holder Representative

Dated as of January 10, 2017

TABLE OF CONTENTS

i

ii

iii

Exhibits

Exhibit A	Defined Terms
Exhibit B	Form of Amended and Restated Limited Liability Company Agreement of NewCo
Exhibit C	Form of Instruments of Assignment of Company Units
Exhibit D	Intentionally Omitted
Exhibit E	Form of Secretary’s Certificate of the Company
Exhibit F	Form of Secretary’s Certificate of the Majority Unit Holder
Exhibit G	Form of Secretary’s Certificate of Aspen Sub
Exhibit H	Form of Trustee’s Certificate
Exhibit I	Form of Non-Foreign Person Affidavit
Exhibit J	Form of Secretary’s Certificate of NewCo
Exhibit K	Form of Secretary’s Certificate of Coty Parent and Coty US
Exhibit L	Form of Amended and Restated Limited Liability Company Agreement of Aspen Sub
Exhibit M	Intentionally Omitted
Exhibit N	Form of Employment Agreement Acknowledgement
Exhibit O	Form of Closing Statement

Schedules

Contribution Agreement Schedules

Schedule 1.2	Company Units and Ownership Percentage
Schedule 5.1(b)	Interim Operating Covenant
Schedule 5.5	Required Consents
Schedule 5.6	Related Party Contracts
Schedule 6.5(b)	Inventory
Schedule 6.7	Aspen Sub Equity Securities of Minority Unit Holders
Schedule 6.8	Certain Matters
Schedule 7.1(c)(ii)	Coty Consents and Approvals
Schedule 7.2(c)(ii)	Unit Holder Consents and Approvals
Schedule 7.2(d)	Required Consents
Schedule 8.10	Allocation of Purchase Price
Schedule 10.1(a)(v)	Special Indemnities
Schedule A-1	Ancillary Agreements
Schedule A-2	Applicable Trusts
Schedule A-3	Company Accounting Principles
Schedule A-4	Percentage Portion, Percentage Obligation
Schedule A-5	Illustrative Calculation of the Working Capital Amount

Disclosure Schedules

Schedule 2.1(d)	Majority Unit Holder Stockholders
Schedule 2.2(b)	No Conflicts
Schedule 2.2(b)(ii)	Governmental Approvals
--	--
Schedule 3.2(a)	Capitalization
Schedule 3.2(b)	Rights to Equity Securities of Company
Schedule 3.3(a)	Subsidiaries
Schedule 3.4(b)	No Conflicts
iv

Schedule 3.4(b)(ii)	Governmental Approvals
Schedule 3.5	Financial Statements
Schedule 3.6	Absence of Certain Changes or Events
Schedule 3.7	No Undisclosed Liabilities
Schedule 3.8(a)	Compliance with Law
Schedule 3.8(c)(i)	Form of Presenter Contract
Schedule 3.9	Permits
Schedule 3.10	Litigation
Schedule 3.11	Taxes
Schedule 3.11(i)	Tax Classification
Schedule 3.12(a)	Company Benefit Plans
Schedule 3.12(j)	Collective Bargaining
Schedule 3.13	Title to Assets
Schedule 3.14(a)	Material Contracts
Schedule 3.14(b)	Status of Material Contracts
Schedule 3.15	Environmental Matters
Schedule 3.16	Real Property Leases
Schedule 3.17(b)	Sufficiency of Business Intellectual Property
Schedule 3.17(d)	Infringement of Owned Intellectual Property
Schedule 3.17(e)	Infringement of Intellectual Property
Schedule 3.17(f)	Registrable Intellectual Property
Schedule 3.17(g)(i)	In-Bound License Agreements
Schedule 3.17(g)(ii)	Out-Bound License Agreements
Schedule 3.17(i)	Trade Secrets
Schedule 3.17(j)	Associate Intellectual Property Agreements
Schedule 3.17(n)(i)	Open Source Code
Schedule 3.17(n)(ii)	Contributed or Available Open Source Code
Schedule 3.17(o)	Use of Open Source Code
Schedule 3.18	Data Breaches
Schedule 3.19	Product Liability
Schedule 3.20	Related Parties
Schedule 3.21	Insurance
Schedule 3.22	Material Suppliers
Schedule 3.23	Anti-Corruption
--	--
Schedule 4.2(b)	Ownership of Equity Securities
Schedule 4.3(b)	No Conflicts
v

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”), dated as of January 10, 2017, is entered into by and among Coty Inc., a Delaware corporation (“Coty Parent”), Coty US Holdings Inc., a Delaware corporation (“Coty US” and, together with Coty Parent, “Coty”), Foundation, LLC, a Delaware limited liability company and wholly-owned Subsidiary of Coty (“NewCo”), Younique, LLC, a Utah limited liability company (the “Company”), Aspen Cove Holdings, Inc., a Utah corporation (the “Majority Unit Holder”), UEV Holdings, LLC, a Delaware limited liability company and a wholly-owned Subsidiary of the Majority Unit Holder (“Aspen Sub”), the other Unit Holders set forth on the signature pages hereto (collectively, the “Minority Unit Holders” and, together with Majority Unit Holder, the “Unit Holders”), and Derek Maxfield (“D. Maxfield”), in his individual capacity and as the Unit Holder Representative pursuant to Section 11.1 of this Agreement. For purposes of this Agreement, unless otherwise specifically stated herein, the capitalized terms used herein shall have the respective meanings specified or referred to in Exhibit A hereto.

RECITALS

WHEREAS, as of the date hereof, the Majority Unit Holder and Fidelity Investments Charitable Gift Fund collectively own all of the issued and outstanding Class A Common Units and Class B Common Units of the Company (the “Class A / B Units”), and the Minority Unit Holders own all of the issued and outstanding Profit Interest Units of the Company (the “Profit Interest Units” and, together with the Class A / B Units, the “Company Units”);

WHEREAS, the Unit Holders desire to contribute to NewCo the Company Units in exchange for the Cash Consideration and Equity Consideration as described in Section 1.3, such that, immediately following the Closing, the Company will be a wholly-owned subsidiary of NewCo, and Coty US will hold sixty percent (60%) and the Continuing Unit Holders will collectively hold forty percent (40%) of the issued and outstanding Class A NewCo Membership Interests;

WHEREAS, concurrently with the execution and delivery of this Agreement, each of the Key Employees entered into an Employment Agreement with NewCo, which agreement will become effective as of the Closing;

WHEREAS, concurrently with the Closing, Coty US and the Continuing Unit Holders will enter into that certain First Amended and Restated Limited Liability Company Agreement of NewCo, in the form attached hereto as Exhibit B (the “A&R LLC Agreement”), which will provide for the post-Closing management of the business affairs of NewCo, the rights and obligations of the parties thereto to each other, and certain other matters; and

WHEREAS, immediately following the Closing, (a) the parties will effect the Second Contribution and (b) Aspen Sub will become a party to the A&R LLC Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I
THE CLOSING; CLOSING DELIVERIES

Section 1.1          Closing. Upon the terms and subject to the conditions of this Agreement, the Contribution and delivery of the Cash Consideration and Equity Consideration in exchange therefor as contemplated by Section 1.3, and the other transactions contemplated by this Agreement, shall take place

1

remotely at a closing (the “Closing”) to be held at the offices of Sidley Austin LLP, 787 7th Avenue, New York, New York 10019, at 9:00 a.m., local time, on: (a) (i) February 1, 2017 if all of the conditions to the Closing set forth in Sections 7.1 and 7.2 have been satisfied or waived by the Person entitled to the benefit thereof (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date, but subject to their satisfaction or waiver by the Person entitled to the benefit thereof at the Closing), subject to their satisfaction or waiver at Closing, or, (ii) if after February 1, 2017, on the second Business Day immediately following the date on which all of the conditions to the Closing set forth in Sections 7.1 and 7.2 have been satisfied or waived by the Person entitled to the benefit thereof (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date, but subject to their satisfaction or waiver by the Person entitled to the benefit thereof at the Closing), subject to their satisfaction or waiver at Closing or (b) such other day or time as shall be agreed upon by Coty US and the Unit Holder Representative. The Closing shall be deemed to have become effective as of 12:01 a.m., local time, on the date on which the Closing is actually held, and such time and date are sometimes referred to herein as the “Closing Date”.

Section 1.2          Contribution of Company Units. At the Closing, upon the terms and subject to the conditions of this Agreement, each Unit Holder shall assign, transfer, convey and deliver to NewCo, as a contribution to NewCo in exchange for the Cash Consideration and Equity Consideration payable to such Unit Holder in accordance with Section 1.3, the Company Units set forth opposite his, her or its name on Schedule 1.2 under the heading “Company Units”, in each case free and clear of all Encumbrances other than transfer restrictions imposed by applicable securities Requirements of Law (the “Contribution”).

Section 1.3          Cash Consideration and Equity Consideration. At the Closing, Coty shall cause NewCo to (a) pay (i) to each Unit Holder, by wire transfer of immediately available funds to the bank account designated by such Unit Holder before the Closing, an amount equal to such Unit Holder’s Percentage Portion of the Estimated Cash Consideration and (ii) to the Unit Holder Representative, by wire transfer of immediately available funds to the bank account designated by the Unit Holder Representative before the Closing, the Unit Holder Representative Holdback Amount; (b) issue to each Continuing Unit Holder the number of Class A NewCo Membership Interests set forth opposite his, her or its name on Schedule 1.2 under the heading “Class A NewCo Membership Interests” (collectively, the “Equity Consideration”); and (c) pay, on behalf of the Company, the Estimated Closing Indebtedness Amount and Estimated Closing Transaction Expense Amount by wire transfer of immediately available funds to the applicable recipients specified in the payoff letters and invoices delivered by the Unit Holder Representative to Coty pursuant to Sections 1.6(d) and (e).

Section 1.4          Estimated Cash Consideration. At least five (5) Business Days prior to the Closing Date, the Unit Holder Representative shall deliver to Coty a certificate (the “Preliminary Calculation Statement”) executed by the Unit Holder Representative and dated as of the date of its delivery, setting forth the Unit Holder Representative’s good faith estimates, as of such date of delivery, of (a) the Working Capital Amount, (b) the Closing Cash Amount, (c) the Closing Indebtedness Amount and (d) the Closing Transaction Expense Amount. At least two (2) Business Days prior to the Closing Date, the Unit Holder Representative shall deliver to Coty a certificate (the “Updated Calculation Statement”) executed by the Unit Holder Representative and dated as of the date of its delivery setting forth the Unit Holder Representative’s good faith estimate of the Cash Consideration, including and based on the Unit Holder Representative’s good faith estimates, as of such date of delivery, of (a) the Working Capital Amount, (b) the Closing Cash Amount, (c) the Closing Indebtedness Amount, and (d) the Closing Transaction Expense Amount. The calculations of the Estimated Working Capital Amount, Estimated Closing Cash Amount, Estimated Closing Indebtedness Amount, and Estimated Closing Transaction Expense Amount delivered pursuant to this Section 1.4 shall be in the form of the Closing Statement and shall be calculated in accordance with the Company Accounting Principles. Notwithstanding the

2

foregoing, if the Estimated Working Capital Amount is a number equal to or greater than $19,000,000 but less than or equal to $29,000,000, the Estimated Working Capital Amount shall be deemed to equal $24,000,000. From and after delivery of the Preliminary Calculation Statement until the Closing Date, in connection with Coty’s review of the Preliminary Calculation Statement and the Updated Calculation Statement, the Company and the Unit Holder Representative shall cooperate reasonably with Coty and (to the extent reasonably requested by Coty) provide Coty with reasonable access (subject to reasonable confidentiality obligations) to the Company’s working papers, trial balances and similar materials relating to the preparation of the Preliminary Calculation Statement and the Updated Calculation Statement, and the Unit Holder Representative and the Company shall reasonably consider Coty’s input with respect to the Updated Calculation Statement. If, prior to the Closing Date, Coty shall object in writing to the amount of any estimate set forth in the Preliminary Calculation Statement or the Updated Calculation Statement and the Unit Holder Representative shall agree with the objection, then the Unit Holder Representative shall change the applicable estimate and notify Coty thereof on or prior to the Closing Date, in which event the Updated Calculation Statement shall be amended to reflect such change. If, on the other hand, prior to the Closing Date, Coty shall object in writing to the amount of any estimate set forth in the Updated Calculation Statement and the Unit Holder Representative shall disagree with the objection, then NewCo shall pay the amounts set forth in the Updated Calculation Statement at Closing and any such unresolved items shall be resolved as part of the post-Closing adjustment process pursuant to Section 1.5; provided that if Coty objects to the Estimated Working Capital Amount contained in the Updated Calculation Statement and the Unit Holder Representative shall disagree with such objection, the Estimated Working Capital Amount shall be deemed to be the Estimated Working Capital Amount set forth in the Preliminary Calculation Statement. The estimated amounts of the Cash Consideration, Working Capital Amount, Closing Cash Amount, Closing Indebtedness Amount and Closing Transaction Expense Amount, as determined pursuant to this Section 1.4, are referred to herein as the “Estimated Cash Consideration”, “Estimated Working Capital Amount”, “Estimated Closing Cash Amount”, “Estimated Closing Indebtedness Amount” and “Estimated Closing Transaction Expense Amount”, respectively.

Section 1.5          Adjustment of Estimated Cash Consideration.

(a)         As promptly as practicable following the Closing Date (but in no event later than ninety (90) days after the Closing Date), Coty shall prepare and deliver to the Unit Holder Representative:

(i)          an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the Closing Date, determined in accordance with Company Accounting Principles (the “Preliminary Balance Sheet”); and

(ii)          a statement (together with the Preliminary Balance Sheet, the “Preliminary Accounting Report”) setting forth Coty’s estimate of the Cash Consideration, including and based on Coty’s estimates of the Working Capital Amount, Closing Cash Amount, Closing Indebtedness Amount, and Closing Transaction Expense Amount. Such estimated amounts of the Cash Consideration, Working Capital Amount, Closing Cash Amount, Closing Indebtedness Amount, and Closing Transaction Expense Amount are referred to herein as the “Preliminary Cash Consideration”, “Preliminary Working Capital Amount”, “Preliminary Closing Cash Amount”, “Preliminary Closing Indebtedness Amount”, and “Preliminary Closing Transaction Expense Amount”, respectively. In connection with preparing the Preliminary Accounting Report, the Company shall make available to Coty such books, records and other information (including work papers) as Coty may reasonably request.

(b)         Promptly following receipt of the Preliminary Accounting Report, the Unit Holder Representative may review the same, and, for the avoidance of doubt, from and after delivery of

3

the Preliminary Accounting Report, in connection with the Unit Holder Representative’s review of the Preliminary Accounting Report, Coty and the Company shall cooperate reasonably with the Unit Holder Representative and (to the extent reasonably requested by the Unit Holder Representative) provide the Unit Holder Representative with reasonable access (subject to reasonable confidentiality obligations) to the Company’s working papers, trial balances and similar materials relating to the preparation of the Preliminary Accounting Report. Within sixty (60) days after the date of such receipt, the Unit Holder Representative may deliver to Coty a certificate (signed on behalf of the Unit Holders by the Unit Holder Representative) setting forth the Unit Holder Representative’s objections to the Preliminary Balance Sheet, Preliminary Cash Consideration, Preliminary Working Capital Amount, Preliminary Closing Cash Amount, Preliminary Closing Indebtedness Amount, and Preliminary Closing Transaction Expense Amount, in each case, as set forth in the Preliminary Accounting Report, together with a reasonably detailed summary of the reasons therefor and calculations which, in the Unit Holder Representative’s view, are necessary to eliminate such objections. The only objections that may be made by the Unit Holder Representative are that the Preliminary Cash Consideration, Preliminary Working Capital Amount, Preliminary Closing Cash Amount, Preliminary Closing Indebtedness Amount, and Preliminary Closing Transaction Expense Amount (i) were not calculated in accordance with the terms of this Agreement or (ii) include mathematical errors. If the Unit Holder Representative does not so object within such sixty (60) day period, the Preliminary Balance Sheet and the Preliminary Cash Consideration, Preliminary Working Capital Amount, Preliminary Closing Cash Amount, Preliminary Closing Indebtedness Amount, and Preliminary Closing Transaction Expense Amount, in each case as set forth in the Preliminary Accounting Report, shall be final and binding for purposes of this Agreement.

(c)         If the Unit Holder Representative so objects within such sixty-day period, Coty and the Unit Holder Representative shall use their reasonable efforts to resolve by written agreement any differences as to the Preliminary Balance Sheet, Preliminary Cash Consideration, Preliminary Working Capital Amount, Preliminary Closing Cash Amount, Preliminary Closing Indebtedness Amount, and Preliminary Closing Transaction Expense Amount (the “Agreed Adjustments”) and, if the Unit Holder Representative and Coty resolve such differences, the Preliminary Balance Sheet and the Preliminary Cash Consideration, Preliminary Working Capital Amount, Preliminary Closing Cash Amount, Preliminary Closing Indebtedness Amount, and Preliminary Closing Transaction Expense Amount set forth in the Preliminary Accounting Report and to which the Unit Holder Representative did not object, as adjusted by the Agreed Adjustments, shall be final and binding for purposes of this Agreement.

(d)         If any objections raised by the Unit Holder Representative are not resolved by Agreed Adjustments within the sixty-day period next following such sixty-day period, then Coty or the Unit Holder Representative may submit the objections that are then unresolved to EisnerAmper LLP (the “Accounting Firm”), and the Accounting Firm shall be directed by Coty and the Unit Holder Representative to resolve the unresolved objections (based solely on the presentations by Coty and by the Unit Holder Representative as to whether any disputed matter had been determined in a manner consistent with this Agreement (i.e., not on the basis of independent review) as promptly as reasonably practicable and to deliver written notice to each of Coty and the Unit Holder Representative setting forth such Accounting Firm’s resolution of the disputed matters. Coty and the Unit Holder Representative shall also instruct the Accounting Firm not to, and the Accounting Firm shall not, assign a value to any item in dispute greater than the greatest value for such item assigned by Coty, on the one hand, or the Unit Holder Representative, on the other hand, or less than the smallest value for such item assigned by Coty, on the one hand, or the Unit Holder Representative, on the other hand. Coty and the Unit Holder Representative shall direct the Accounting Firm to assign only employees of the Accounting Firm that are neither residents of the State of Utah nor based in an office located in the State of Utah to the resolution of such objections. The Preliminary Balance Sheet, Preliminary Cash Consideration, Preliminary Working Capital Amount, Preliminary Closing Cash Amount, Preliminary Closing Indebtedness Amount, and Preliminary Closing Transaction Expense Amount, after giving effect to any Agreed Adjustments and to

4

the resolution of disputed matters by the Accounting Firm, shall be final and binding for purposes of this Agreement and shall not be subject to court review or otherwise appealable. The parties hereto agree that judgment may be entered upon the final resolution of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced.

(e)         The fees and expenses of the Accounting Firm shall be paid proportionately by Coty, on the one hand, and the Unit Holders, on the other hand, based on the determination of the Accounting Firm of the unresolved objections submitted to it pursuant to Section 1.5(d). The calculation of such proportionate payments shall be based on the relative position of the determination of the Accounting Firm in comparison to the positions submitted to it by Coty and the Unit Holder Representative pursuant to Section 1.5(d). For purposes of this Agreement, the Preliminary Cash Consideration, Preliminary Working Capital Amount, Preliminary Closing Cash Amount, Preliminary Closing Indebtedness Amount, and Preliminary Closing Transaction Expense Amount, in each case as determined to be final and binding pursuant to Sections 1.5(b), (c) or (d), as applicable, are referred to herein as the “Final Cash Consideration”, “Final Working Capital Amount”, “Final Closing Cash Amount”, “Final Closing Indebtedness Amount”, and “Final Closing Transaction Expense Amount”, respectively. Notwithstanding the foregoing, if the Final Working Capital Amount is a number equal to or greater than $19,000,000 but less than or equal to $29,000,000, the Final Working Capital Amount shall be deemed to equal $24,000,000.

(f)         Promptly (but not later than five (5) Business Days) after the determination of the Final Cash Consideration pursuant to Sections 1.5(b), (c) or (d), as the case may be, that is final and binding as set forth therein:

(i)          if the Final Cash Consideration exceeds the Estimated Cash Consideration, Coty shall pay to each Unit Holder, by wire transfer of immediately available funds to the bank account designated by such Unit Holder, an amount equal to such Unit Holder’s Percentage Portion of the excess of the Final Cash Consideration over the Estimated Cash Consideration, plus interest on such Percentage Portion of the shortfall from the Closing Date to the date of payment thereof at the Agreed Rate; or

(ii)          if the Estimated Cash Consideration exceeds the Final Cash Consideration, each Unit Holder shall pay to Coty, by wire transfer of immediately available funds to the bank account designated in writing by Coty, an amount equal to such Unit Holder’s Percentage Obligation of the amount equal to the excess of the Estimated Cash Consideration over the Final Cash Consideration, plus interest on such shortfall from the Closing Date to the date of payment thereof at the Agreed Rate.

(g)         Adjustments provided for in this Section 1.5, and the dispute resolution provisions provided for in this Section 1.5, shall be the exclusive remedies for any items to the extent actually included in the calculation of the Final Working Capital Amount, Final Closing Cash Amount, Final Closing Indebtedness Amount, and Final Closing Transaction Expense Amount; provided, that the foregoing shall not otherwise limit the rights and obligations of the parties with respect to any liabilities or items to the extent not included in the calculation of the Final Working Capital Amount, Final Closing Cash Amount, Final Closing Indebtedness Amount, or Final Closing Transaction Expense Amount under the representations, warranties, covenants and agreements set forth herein.

Section 1.6         Unit Holder Closing Deliverables. At the Closing, the Unit Holders or the Unit Holder Representative, as applicable, shall deliver to Coty the following:

5

(a)         instruments of assignment of all of the Company Units owned by each Unit Holder in the form of Exhibit C;

(b)         the A&R LLC Agreement, duly executed by each Continuing Unit Holder;

(c)         termination agreements, each in form and substance reasonably acceptable to Coty, terminating the Related Party Agreements pursuant to Section 5.6;

(d)         a payoff letter, in a form customary for Indebtedness of such nature, from each Person or Persons to whom any amounts of the Closing Indebtedness Amount are owed and shall be paid at the Closing, in each case, indicating that, upon repayment of such Closing Indebtedness Amount in the amount set forth in such letter, such Closing Indebtedness Amount shall be paid in full and such Persons shall no longer have Encumbrances on the assets of the Company or any of its Subsidiaries with respect thereto, along with such Person’s or Persons’ agreement to deliver any UCC termination statements (or authorizations to file such UCC termination statements) and other terminations or releases that, in the reasonable discretion of Coty, are necessary to evidence and effect the release of any and all Encumbrances in connection with the Closing Indebtedness Amount as soon as practicable after the Closing;

(e)         an invoice or payoff statement from each Person or Persons to whom any Closing Transaction Expense Amounts will be owed as of immediately prior to the Closing;

(f)          a copy of the certificate of formation, articles of incorporation or other equivalent Organizational Document of the Majority Unit Holder, Aspen Sub, the Company and each of its Subsidiaries, certified within five (5) Business Days prior to the Closing Date (or, in the case of the Subsidiaries of the Company incorporated or formed outside of the United States, such earlier date as is as close as is reasonably practicable under applicable Requirements of Law) by the secretary of state (or other applicable authority) of the jurisdiction of incorporation or formation of such Person;

(g)         certificates of good standing dated within five (5) Business Days prior to the Closing Date (or, in the case of the Subsidiaries of the Company incorporated or formed outside of the United States, such earlier date as is as close as is reasonably practicable under applicable Requirements of Law) for the Company and each of its Subsidiaries from the appropriate Governmental Body in each such Person’s jurisdiction of incorporation or formation;

(h)         the certificate to be delivered pursuant to Section 7.2(a);

(i)          a certificate of the secretary or assistant secretary of the Company, dated as of the Closing Date, in the form of Exhibit E, as to: (i) no amendment to any Organizational Document of the Company or any of its Subsidiaries delivered to Coty pursuant to Section 1.6(f) since the date of the relevant secretary of state’s (or other applicable authority’s) certification affixed to such certificate of formation, articles of incorporation or other equivalent Organizational Document; (ii) the operating agreements, bylaws or other equivalent Organizational Documents of the Company and each of its Subsidiaries; and (iii) the resolutions of the Board of Managers of the Company (1) authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, and (2) admitting NewCo as the sole member of the Company pursuant to Section 10.1 of the Operating Agreement;

(j)          (i) a certificate of the secretary or assistant secretary of the Majority Unit Holder, dated as of the Closing Date, in the form of Exhibit F, as to: (A) no amendment to the articles of incorporation of the Majority Unit Holder delivered to Coty pursuant to Section 1.6(f) since the date of

6

the Secretary of State of the State of Utah’s certification affixed to such articles of incorporation; (B) the bylaws of the Majority Unit Holder; and (C) the resolutions of the Board of Directors of the Majority Unit Holder authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby and (ii) a certificate of the secretary or assistant secretary of Aspen Sub, dated as of the Closing Date, in the form of Exhibit G, as to (A) no amendment to the certificate of formation delivered to the Coty pursuant to Section 1.6(f) since the date of the Secretary of State of the State of Delaware’s certification affixed to such certificate of formation; (B) the limited liability company agreement of Aspen Sub; (C) the resolutions of the sole member of Aspen Sub authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby;

(k)         certificates signed by an authorized signatory of Fidelity Investments Charitable Gift Fund and the trustee and independent trustee of The Huscroft Charitable Remainder Trust dated December 15, 2016 (the “CRT”), dated as of the Closing Date, each substantially in the form of Exhibit H, as to the trust agreement or equivalent governing document of Fidelity Investments Charitable Gift Fund or the CRT, as the case may be;

(l)          a certificate executed by each Unit Holder that such Unit Holder is a non-foreign Person, substantially similar in form and substance to the applicable form attached hereto as Exhibit I, pursuant to Treasury Regulation Section 1.1445-2(b); and

(m)        the consents required to be delivered pursuant to Section 7.2(d).

Section 1.7          Coty Closing Deliverables. At the Closing, Coty shall deliver to the Unit Holder Representative the following:

(a)         the A&R LLC Agreement, duly executed by Coty;

(b)         a copy of the certificate of formation of NewCo, certified within ten (10) Business Days prior to the Closing Date (or such earlier date as is acceptable to the Unit Holder Representative) by the Secretary of State of the State of Delaware;

(c)         a copy of the certificates of incorporation of Coty, certified within ten (10) Business Days prior to the Closing Date (or such earlier date as is acceptable to the Unit Holder Representative) by the Secretary of State of the State of Delaware;

(d)         certificates of good standing as of a recent date for NewCo and Coty from the Secretary of State of the State of Delaware;

(e)         the certificate to be delivered pursuant to Section 7.1(a);

(f)          certificates in the name of each Continuing Unit Holder evidencing such Continuing Unit Holder’s ownership of all Class A NewCo Membership Interests set forth opposite his, her or its name on Schedule 1.2 under the heading “Class A NewCo Membership Interests”;

(g)         a certificate of the secretary or assistant secretary of NewCo, dated as of the Closing Date, in the form of Exhibit J, as to (i) no amendment to the certificate of formation delivered to the Unit Holder Representative pursuant to Section 1.7(b) since the date of the Secretary of State of the State of Delaware’s certification affixed to such certificate of formation; (ii) the limited liability company agreement of NewCo; (iii) the resolutions of the sole member of NewCo authorizing the execution,

7

delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby; and

(h)         a certificate of the secretary or assistant secretary of each of Coty US and Coty Parent, dated as of the Closing Date, in the form of Exhibit K, as to (i) no amendment to the certificate of incorporation delivered to the Unit Holder Representative pursuant to Section 1.7(c) since the date of the Secretary of State of the State of Delaware’s certification affixed to such Person’s certificate of incorporation; (ii) the bylaws of such Person; and (iii) the resolutions of the board of directors of such Person authorizing the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby.

Section 1.8          Tax Treatment.

(a)         The parties intend that, for U.S. federal and applicable state income Tax purposes, (i) NewCo shall be treated as a continuation of the Company (provided, that the parties agree that the upon the Closing, and immediately after the continuation of the original partnership, the Company shall be subject to a termination under Section 708(a)(1)(B)) and (ii) Coty shall be treated as if it purchased the Purchased Company Units directly from the Unit Holders in exchange for cash under Section 707(a)(2)(B) of the Code (rather than NewCo being treated as separate entity that acquired the Company Units). The parties shall report the transaction for U.S. federal and applicable state income tax purposes consistently with the above described treatment, unless otherwise required by Law.

(b)         NewCo shall, on its first Tax Return, make an election pursuant to Section 754 of the Code so as to adjust the basis of Company property to reflect the deemed purchase described in clause (i) of Section 1.8(a). The Company shall cooperate with NewCo to make any elections and take any other actions that may be necessary to effect the Tax treatment described in Section 1.8(a).

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE UNIT HOLDERS AND D. MAXFIELD

As an inducement to NewCo and Coty to enter into this Agreement and to consummate the transactions contemplated hereby, (a) each Unit Holder (and, in the case of the Majority Unit Holder, D. Maxfield and, in the case of a Unit Holder who is an Applicable Trust, each Trust Owner (solely with respect to his or her Applicable Trust)) represent and warrant to NewCo and Coty as of the date hereof and as of the Closing Date, with respect to Aspen Sub and himself, herself or itself (and, in the case of the Majority Unit Holder, D. Maxfield and, in case of a Unit Holder who is an Applicable Trust, each Trust Owner (solely with respect to his or her Applicable Trust)) only and (b) in the case of D. Maxfield represent and warrant to NewCo and Coty as of the date hereof and as of the Closing Date, as to himself and the Majority Unit Holder and Aspen Sub only, as follows:

Section 2.1          Organization; Execution and Delivery.

(a)         The Majority Unit Holder is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. The Majority Unit Holder has made available to Coty copies of each of the Organizational Documents of the Majority Unit Holder. Notwithstanding anything to the contrary herein, the representations and warranties set forth in this Section 2.1(a) are solely made by the Majority Unit Holder and D. Maxfield.

(b)         Aspen Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Aspen Sub has made available to Coty copies of

8

each of the Organizational Documents of Aspen Sub. Aspen Sub does not have any assets other than its rights under this Agreement and the Ancillary Agreements or any Liabilities other than obligation under this Agreement and the Ancillary Agreements and Liabilities incident to its formation. Notwithstanding anything to the contrary herein, the representations and warranties set forth in this Section 2.1(b) are solely made by Aspen Sub, the Majority Unit Holder and D. Maxfield.

(c)         The Majority Unit Holder owns all of the outstanding Equity Securities of Aspen Sub free and clear of all Encumbrances (other than restrictions on transfer under applicable securities Requirements of Law or the Organizational Documents of Aspen Sub) and, except for this Agreement and the Contracts to be entered into to effect the Second Contribution, there are no options, warrants, calls, rights or Contracts of any character that require Aspen Sub or the Majority Unit Holder to issue or sell Equity Securities of Aspen Sub, and other than the Equity Securities of Aspen Sub owned by the Majority Unit Holder, there are no Equity Securities of Aspen Sub outstanding requiring, or which upon conversion or exchange would require, the issuance of any Equity Securities of Aspen Sub, or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase Equity Securities of Aspen Sub. Aspen Sub and the Majority Unit Holder are not a party to any voting trust or other Contract with respect to the voting, redemption, sale, transfer or other disposition of the Equity Securities of Aspen Sub. There are no equity appreciation rights, phantom equity or similar rights in existence with respect to Aspen Sub. Notwithstanding anything to the contrary herein, the representations and warranties set forth in this Section 2.1(c) are solely made by Aspen Sub, the Majority Unit Holder and D. Maxfield.

(d)         The Persons set forth on Schedule 2.1(d) (the “Majority Unit Holder Stockholders”) own, beneficially and of record, the Equity Securities of the Majority Unit Holder set forth on Schedule 2.1(d) opposite such Majority Unit Holder Stockholder’s name, free and clear of any and all Encumbrances (other than restrictions on transfer under applicable securities Requirements of Law or the Organizational Documents of the Majority Unit Holder), which Equity Securities constitute all of the issued and outstanding Equity Securities of the Majority Unit Holder. The Majority Unit Holder Stockholders are not a party to any voting trust or other Contract with respect to the voting, redemption, sale, transfer or other disposition of Equity Securities of the Majority Unit Holder. No Majority Unit Holder Stockholder owns, beneficially or of record, any options, warrants, calls, rights or other Contracts of any character relating to the issued and outstanding Equity Securities of the Majority Unit Holder, nor does any Majority Unit Holder Stockholder own, beneficially or of record, any Equity Securities of Aspen Cove requiring, or which upon conversion or exchange would require, the issuance of any Equity Securities of Aspen Cove, or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase Equity Securities of Aspen Cove. There are no equity appreciation rights, phantom equity or similar rights to which any Aspen Cove Stockholder is a party. D. Maxfield controls all of the voting power of the Majority Unit Holder with respect to matters on which the Majority Unit Holder, as a direct member of Aspen Sub and as an indirect member of NewCo, will have the right to vote and/or consent. Notwithstanding anything to the contrary herein, the representations and warranties set forth in this Section 2.1(d) are solely made by the Majority Unit Holder and D. Maxfield.

Section 2.2          Authority; No Conflict.

(a)         Such Unit Holder Party has the requisite power and authority to execute, deliver and perform this Agreement and each of the Ancillary Agreements to which it is a party. This Agreement has been duly authorized, executed and delivered by such Unit Holder Party, and (assuming the valid authorization, execution and delivery of this Agreement by the other parties hereto) is the legal, valid and binding obligation of such Person enforceable in accordance with its terms, and each of the Ancillary Agreements to which such Person is or will be a party, upon execution and delivery by such Person, will be (assuming the valid authorization, execution and delivery by the other party or parties thereto) a legal,

9

valid and binding obligation of such Person enforceable in accordance with its terms, subject, in the case of this Agreement and each of the Ancillary Agreements, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles. The CRT is now in existence and governed and administered in accordance with the laws of the State of Utah, and each trustee of the CRT is currently acting, has the power and authority pursuant to the trust agreement governing the CRT to execute and deliver this Agreement on behalf of the CRT and to bind the CRT hereunder, and the execution, delivery and performance of the transactions contemplated hereby do not require any additional approval by any person, acting in either a fiduciary or non-fiduciary capacity, on behalf of the CRT. Notwithstanding anything to the contrary herein, the representations and warranties set forth in the preceding sentence are solely made by the CRT.

(b)         Except as set forth in Schedule 2.2(b), neither the execution and delivery of this Agreement or any of the Ancillary Agreements by such Unit Holder nor the consummation of any of the transactions contemplated hereby or thereby by such Unit Holder nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof by such Unit Holder will:

(i)          assuming the receipt of all necessary consents and approvals and the filing of all necessary documents as described in Schedule 2.2(b)(ii), result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the assets of such Unit Holder Party, under (1) the Organizational Documents of such Unit Holder Party (if applicable), (2) any Contract to which such Unit Holder Party is bound, (3) any Order to which such Unit Holder Party is bound, or (4) any Requirements of Law affecting such Unit Holder Party, other than in the case of clauses (2), (3) and (4) above, any such breaches, defaults, rights, loss of rights or Encumbrances that, individually or in the aggregate, would not reasonably be expected to materially delay or materially adversely affect such Unit Holder Party’s ability to perform and comply with this Agreement or any of the Ancillary Agreements or to consummate the transactions contemplated by this Agreement or any of the Ancillary Agreements; or

(ii)         require the approval, consent, or authorization of, or the making by such Unit Holder Party of any declaration, filing or registration with, any Person, except (1) in connection or in compliance with the provisions of the HSR Act, (2) as set forth on Schedule 2.2(b)(ii), and (3) such approvals, consents, authorizations, declarations, filings or registrations the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to materially delay or materially adversely affect such Unit Holder Party’s ability to perform and comply with this Agreement or any of the Ancillary Agreements or to consummate the transactions contemplated by this Agreement or any of the Ancillary Agreements.

Section 2.3          Ownership of Company Units; Capitalization. Such Unit Holder Party is the record and beneficial owner of all of the Company Units set forth on Schedule 1.2 opposite such Unit Holder Party’s name, free and clear of any and all Encumbrances (other than restrictions on transfer under applicable securities Requirements of Law or the Organizational Documents of the Company). Other than the Company’s Organizational Documents and the Contracts pursuant to which such Person received his, her or its Company Units, such Unit Holder Party is not a party to any voting trust or other Contract with respect to the voting, redemption, sale, transfer or other disposition of his, her or its Company Units. Upon the consummation of the Contribution in accordance with the terms hereof, such Unit Holder Party will thereby transfer to NewCo good and marketable title to his, her or its Company Units, being all of the issued and outstanding Equity Securities held by such Unit Holder Party, free and clear of all Encumbrances (other than restrictions on transfer under applicable securities Requirements of Law).

10

Section 2.4          Litigation. There are no lawsuits, actions, suits, proceedings or investigations pending, or, to the knowledge of such Unit Holder Party, threatened (a) that are reasonably likely to prohibit or restrain the ability of such Unit Holder Party to enter into this Agreement or any of the Ancillary Agreements to which her, she or it is a party or to consummate the transactions contemplated hereby or thereby or (b) against such Unit Holder Party with respect to matters relating to the Company.

Section 2.5          Financial Advisors. Except for Morgan Stanley, neither such Unit Holder Party, nor any Person on such Unit Holder Party’s behalf, has made an agreement with any Person who is or may be entitled to, a broker’s commission, finder’s fee, investment banker’s fee or similar payment for arranging the transactions contemplated hereby or introducing the parties to each other.

Section 2.6          Investment Representation. The Class A NewCo Membership Interests being acquired by such Unit Holder are for its own account, and not with a view to, or for the offer or sale in connection with, any public distribution or sale of the Class A NewCo Membership Interests or any interest in them. Such Unit Holder has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its investment in the Class A NewCo Membership Interests, and such Unit Holder is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Class A NewCo Membership Interests. Such Unit Holder acknowledges that the Class A NewCo Membership Interests have not been registered under the United States Securities Act of 1933 (the “Securities Act”) or any state securities Requirements of Law, and understands and agrees that it may not sell or dispose of any of its Class A NewCo Membership Interests except pursuant to a registered offering in compliance with, or in a transaction exempt from, the registration requirements of the Securities Act and any other applicable state, foreign or federal securities Requirements of Law. Such Unit Holder further understands that the resale of any of its Class A NewCo Membership Interests to be issued pursuant to this Agreement will be subject to the terms and provisions of the A&R LLC Agreement.

Section 2.7          Investigation. Each Unit Holder, each Trust Owner and D. Maxfield acknowledges that such Person is relying on the representations and warranties set forth in this Agreement and the Ancillary Agreements and its own investigation and analysis in entering into the transactions contemplated hereby. Each Unit Holder, each Trust Owner and D. Maxfield is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and is able to bear the substantial economic risk of its investment in NewCo for an indefinite period of time.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to NewCo and Coty to enter into this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants to NewCo and Coty as of the date hereof and as of the Closing Date as follows:

Section 3.1          Organization. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Utah. The Company has all requisite limited liability company power and authority to own, operate or lease its assets and properties and to conduct its business as currently conducted and is qualified to do business, and is in good standing (or its equivalent), in each jurisdiction in which the operation of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The equity records and minute books of the Company and each of its Subsidiaries are accurate in all material respects and have been made available to Coty.

11

Section 3.2          Capitalization.

(a)         All of the issued and outstanding Equity Securities of the Company are validly issued, fully paid, nonassessable and, as of the date hereof and as of the Closing, are owned as set forth in Schedule 3.2(a), in each case free and clear of all Encumbrances (other than restrictions on transfer under applicable securities Requirements of Law or the Organizational Documents of the Company).

(b)         Except as set forth on Schedule 3.2(b), the Company has not granted any options, warrants, calls, rights or Contracts of any character that require the Company to issue or sell Equity Securities of the Company or any of its Subsidiaries, and there are no Equity Securities of the Company outstanding requiring, or which upon conversion or exchange would require, the issuance of any Equity Securities of the Company or any of its Subsidiaries, or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase Equity Securities of the Company or any of its Subsidiaries. Except as set forth in Schedule 3.2(b), the Company is not a party to any voting trust or other Contract with respect to the voting, redemption, sale, transfer or other disposition of the Equity Securities of the Company. There are no equity appreciation rights, phantom equity or similar rights in existence with respect to the Company.

Section 3.3          Subsidiaries.

(a)         Schedule 3.3(a)(i) sets forth the name of each Subsidiary of the Company, and, with respect to each such Subsidiary, the jurisdiction in which it is incorporated or organized, its authorized Equity Securities, the number and class of Equity Securities thereof duly issued and outstanding, the names of all owners of such Equity Securities and the number of Equity Securities owned by each such owner. Each Subsidiary of the Company is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each Subsidiary of the Company has all requisite corporate or other power and authority to own, operate or lease its assets and properties and to conduct its business as currently conducted and is duly qualified to do business, and is in good standing (or its equivalent), in each jurisdiction in which the operation of such Subsidiary’s business makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Coty all of the Organizational Documents of the Company and each of its Subsidiaries. Schedule 3.3(a)(ii) sets forth a list of each Organizational Document of the Company and each Subsidiary of the Company.

(b)         All of the issued and outstanding Equity Securities of each Subsidiary of the Company are validly issued, fully paid, nonassessable and owned as set forth in Schedule 3.3(a), in each case free and clear of all Encumbrances (other than restrictions on transfer under applicable securities Requirements of Law or the Organizational Documents of such Subsidiary). No Equity Securities are held by any Subsidiary as treasury stock. There is no existing option, warrant, call, right or Contract that requires any Subsidiary of the Company to issue or sell its Equity Securities, and there are no Equity Securities of any Subsidiary of the Company outstanding requiring or which upon conversion or exchange would require, the issuance of any Equity Securities of any Subsidiary of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase Equity Securities of any Subsidiary of the Company. Other than its Organizational Documents, no Subsidiary of the Company is party to any voting trust or other Contract with respect to the voting, redemption, sale, transfer or other disposition of the Equity Securities of the Company or any of its Subsidiaries. There are no equity appreciation rights, phantom equity or similar rights in existence with respect to any Subsidiary of the Company.

Section 3.4          Authority; No Conflict.

12

(a)         The Company has the requisite power and authority to execute, deliver and perform this Agreement and each of the Ancillary Agreements to which it is or will be a party. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is a party have been duly authorized and approved by its board of managers and do not require any further authorization or consent of the Company, its board of managers or its members. This Agreement has been duly authorized, executed and delivered by the Company, and (assuming the valid authorization, execution and delivery of this Agreement by each other party hereto) is the legal, valid and binding obligation of the Company enforceable in accordance with its terms, and each of the Ancillary Agreements to which the Company is or will be a party, upon execution and delivery by the Company, will be (assuming the valid authorization, execution and delivery by each other party thereto) a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject, in the case of this Agreement and each of the Ancillary Agreements, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles.

(b)         Except as set forth in Schedule 3.4(b) neither the Contribution contemplated hereby, nor the Company’s execution and delivery of this Agreement or any of the Ancillary Agreements nor the Company’s consummation of any of the transactions contemplated hereby or thereby nor the Company’s compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

(i)          assuming the receipt of all necessary consents and approvals and the filing of all necessary documents as described in Schedule 3.4(b)(ii), result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance (other than Permitted Encumbrances) upon any of the assets or Equity Securities of the Company or any of its Subsidiaries, under (1) the Organizational Documents of the Company or any of its Subsidiaries, (2) any Contract or Permit to which the Company or any of its Subsidiaries is party or subject or by which any of their respective properties or assets are bound, (3) any Order to which the Company, any of its Subsidiaries or any of their respective assets or properties are bound or (4) any Requirements of Law to which the Company or any of its Subsidiaries is subject, other than, in the case of clauses (2), (3) and (4) above, any such breaches, defaults, rights, loss of rights or Encumbrances (other than Permitted Encumbrances) that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; or

(ii)         require the approval, consent or authorization of, or the making by the Company of any declaration, filing or registration with, any Person, except (1) in connection or in compliance with the provisions of the HSR Act, (2) as set forth on Schedule 3.4(b)(ii), and (3) such approvals, consents, authorizations, declarations, filings or registrations the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.5          Financial Statements.

(a)         The Company has made available to Coty copies of (a) the audited consolidated balance sheets of the Company and its Subsidiaries as at December 31, 2015 and December 31, 2014 and the related audited consolidated statements of income and comprehensive income, members’ equity and cash flows of the Company and its Subsidiaries for the years then ended (collectively, the “Audited Financials”), and (b) the unaudited consolidated balance sheet of the Company and its Subsidiaries as at October 31, 2016 and the related unaudited consolidated statements of income and comprehensive income of the Company and its Subsidiaries for the ten (10) months then ended, and the unaudited consolidated

13

statement of cash flows of the Company and its Subsidiaries for the ten (10) months ended October 31, 2016 (such audited and unaudited statements, including the related notes and schedules thereto, the “Financial Statements”). Except as set forth on Schedule 3.5 and as set forth in the notes thereto and subject to, in the case of the Balance Sheet, changes resulting from year-end adjustments in accordance with GAAP and the absence of footnote disclosure (none of which are expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole), each of the Financial Statements has been prepared in accordance with GAAP and presents fairly in all material respects the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as at the dates and for the periods indicated therein. For purposes hereof, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at October 31, 2016 is referred to as the “Balance Sheet” and October 31, 2016 is referred to as the “Balance Sheet Date”.

(b)         The inventories of the Company and its Subsidiaries (including raw materials, supplies, work-in-process, finished goods and other materials) are reflected in the Balance Sheet at the lower of cost or market in accordance with GAAP.

Section 3.6          Absence of Certain Changes or Events. Except as set forth on Schedule 3.6, from the Balance Sheet Date (a) until the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practices, in all material respects, (b) there has been no event, change, occurrence or circumstance that has had or would reasonably be expected to have a Company Material Adverse Effect, and (c) until the date of this Agreement, there has not been any action taken (or omitted to be taken) by the Company or any of its Subsidiaries which, if such action were taken following the date hereof, would require the consent of Coty or would otherwise violate any of the provisions of Section 5.1(b)(v), 5.1(b)(vii), 5.1(b)(viii), 5.1(b)(xii), 5.1(b)(xviii), or 5.1(b)(xxi).

Section 3.7          No Undisclosed Liabilities. Except as set forth on Schedule 3.7, neither the Company nor any of its Subsidiaries has any material Liability (whether or not it would have been required to be reflected in, reserved against or otherwise described on the Balance Sheet or in the notes thereto in accordance with GAAP) other than (a) Liabilities reflected, reserved against or described on the Balance Sheet or in the notes thereto, (b) Liabilities incurred in the ordinary course of business after the Balance Sheet Date (none of which results from any breach or default under a Contract or a Requirement of Law or are materially greater in amount than the amount of any Liabilities of a similar nature incurred by the Company or any of its Subsidiaries during the past twelve months, but taking into account the growth of the Company and its Subsidiaries to the extent any such increase in Liabilities is in proportion to the growth of the Company and its Subsidiaries), (c) Liabilities arising under the terms of Contracts or Company Benefit Plans to which the Company or any of its Subsidiaries is a party and which do not arise out of any breach, default or obligation to indemnify thereunder, (d) Liabilities disclosed in other sections of the Disclosure Schedules and (e) Liabilities of the Company and its Subsidiaries that are actually included as liabilities or otherwise taken into account in the calculation of the Final Closing Transaction Expense Amount, Final Closing Indebtedness Amount or Final Working Capital Amount.

Section 3.8          Compliance with Law.

(a)         Except as set forth in Schedule 3.8(a), the Company, each of its Subsidiaries and the businesses of the Company and each of its Subsidiaries and, to the Knowledge of the Company and solely with respect to matters relating to the Company or any of its Subsidiaries, each of the Unit Holders are, and since December 31, 2013 has in each case been, in compliance in all material respects with all applicable Requirements of Law and Orders. Since December 31, 2013, neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Body that asserts a material lack of compliance by the Company, any of its Subsidiaries or any of the Unit Holders, solely with respect to

14

matters relating to the Company or any of its Subsidiaries, with any applicable Requirement of Law or Order, and there is no pending, or to the Knowledge of the Company, threatened regulatory action or investigation against the Company or any of its Subsidiaries.

(b)         Without limiting the generality of the foregoing, the Company and each of its Subsidiaries is, and has been, in compliance in all material respects with all applicable multi-level, anti-pyramid and network marketing and distribution Requirements of Law, including, but not limited to, those set forth in Section 5 of the Federal Trade Commission Act (15 U.S.C. § 45) and any rules or regulations promulgated thereunder (including any Requirements of Law regarding income or product claims) (collectively, “MLM Requirements of Law”).  Neither the Company nor any of its Subsidiaries has received written notice of, and there is no pending, or to the Knowledge of the Company, threatened action, suit, proceeding or investigation against the Company or any of its Subsidiaries by, any Governmental Body or other Person asserting or otherwise putting at issue a material lack of compliance with any MLM Requirement of Law, that the Company or any of its Subsidiaries is a pyramid scheme, or that the Company, any of its Subsidiaries or any of their respective employees or independent contractors (including any Presenter) has engaged in unfair or deceptive practices (including in respect of the business opportunities offered by the Company or any of its Subsidiaries, the Company’s or any of its Subsidiaries’ distribution models, any marketing by the Company, any of its Subsidiaries or any of their respective employees or independent contractors, or income or product claims made by the Company, any of its Subsidiaries or any of their respective employees or independent contractors), that, individually or in the aggregate, would reasonably be expected to result in a material liability to the Company and its Subsidiaries, taken as a whole.

(c)         The Company has made available to Coty complete and accurate copies, together with any amendments, modifications or supplements, of (i) all commission, royalty and other compensation plans for “Presenters” and similar salespeople of the Company or any of its Subsidiaries (each such plan, a “Presenter Plan” and each Person participating in a Presenter Plan, a “Presenter”), and (ii) each standard form of Contract used by the Company or any of its Subsidiaries in connection with a Presenter Plan. Schedule 3.8(c) accurately identifies and includes a brief description of each Contract in respect of any Presenter that materially deviates from any such standard form of Contract.

Section 3.9          Permits. Except as set forth on Schedule 3.9, the Company and each of its Subsidiaries own, hold or possess all Permits. The Company and each of its Subsidiaries is, and has been since December 31, 2013, in compliance with all of its respective Permits and the Company is not in breach or default under any such Permit, except for any such instances of noncompliance, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Permit is valid, subsisting and in full force and effect.

Section 3.10         Litigation. Except as set forth in Schedule 3.10:

(a)          there are no, and since December 31, 2013 have been no, material lawsuits, actions, suits, proceedings or investigations pending or, to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries, the Business or any of their respective assets;

(b)          to the Knowledge of the Company, there are no, and since December 31, 2013 have been no, material lawsuits, actions, suits, proceedings or investigations pending or threatened against any of the Unit Holders (solely with respect to matters relating to the Company or any of its Subsidiaries); and

(c)          none of the Company, any of its Subsidiaries, any of their respective assets or properties or, to the Knowledge of the Company and solely with respect to matters relating to the

15

Company or any of its Subsidiaries, any of the Unit Holders is, or since December 31, 2013 has been, subject to any Order.

Section 3.11        Taxes. Except as set forth in Schedule 3.11:

(a)         The Company and its Subsidiaries have timely filed all income and other material Tax Returns required to be filed by them (taking into account all applicable extensions). All such Tax Returns are true, correct, and complete in all material respects. All material Taxes due and owing by the Company and its Subsidiaries have been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required) or accrued in accordance with GAAP. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time (other than any automatic, customary extensions of time in which to file a Tax Return) within which to file any Tax Return or pay any Tax. Notwithstanding anything in this paragraph to the contrary, (i) no representation is made with respect to the payment of Taxes by the Unit Holders with respect to the Company, its Subsidiaries, or the Business, including any Taxes as a result of amounts included in such Unit Holders’ taxable income as reflected on any Schedule K-1 in respect of the Company, its Subsidiaries, and the Business; and (ii) no representation is made with respect to the payment of Taxes by any third party in respect of the Company, its Subsidiaries, or the Business.

(b)         The unpaid Taxes of the Company and its Subsidiaries did not, as of the dates of the Financial Statements, materially exceed the reserve for Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheets (rather than in any notes thereto) contained in the Financial Statements.

(c)         No material deficiencies for Taxes against the Company or any of its Subsidiaries have been claimed, proposed or assessed in writing by any Taxing Governmental Body that have not been paid or otherwise resolved. The Company has delivered or made available to Coty complete and accurate copies of all income and other material federal and state Tax Returns of the Company and its Subsidiaries filed within the past two (2) years. Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of material Taxes that is still in force, or agreed to any extension of time with respect to any material Tax assessment or deficiency that has not been previously resolved.

(d)         There are no Encumbrances for Taxes, other than Permitted Encumbrances, on any assets of the Company or any Subsidiary.

(e)         Neither the Company nor any Subsidiary of the Company is a party to, or is bound by, any written Tax-sharing Contracts or similar arrangements (including indemnity arrangements) (except for (i) any such agreement entered into in the ordinary course of business the primary purpose of which does not relate to Taxes or (ii) any such agreement solely by and among the Company and its Subsidiaries), and after the Closing, neither the Company nor any of its Subsidiaries shall be bound by any such Tax-sharing Contract or similar arrangements entered into prior to the Closing or have any liability thereunder for amounts due in respect of periods prior to the Closing.

(f)         Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return other than with respect to a group of which the Company or a Subsidiary thereof is the ultimate parent. Neither the Company nor any of its Subsidiaries has any material liability for the Taxes of any Person (i) under Treasury regulation Section 1.1502-6 (or any similar provision of any Requirements of Law), (ii) as a transferee or successor, (iii) by Contract, or (iv) otherwise, other than with respect to a group of which the Company or a Subsidiary thereof is the ultimate parent.

16

(g)         The Company and each of its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, unitholder or other third party.

(h)         Neither the Company nor any of its Subsidiaries has entered into any transaction identified as a “listed transaction” for purposes of Treasury Regulations Sections 1.6011-4(b)(2).

(i)          Since its formation, the Company has been an eligible entity within the meaning of Treasury Regulation Section 301.7701-3(b)(i), has been treated as a partnership or as a disregarded entity, and has not made any election to be treated as an association for federal, state or local income Tax purposes. Schedule 3.11(i) sets forth the entity classification of each of the Subsidiaries for purposes of U.S. federal income Taxes (together with the representation in the preceding sentence, the “Company Partnership Representation”; provided, that, the Company Partnership Representation shall not include any representation that Younique Disc Corporation has satisfied, or will satisfy in the future, the requirements to be treated as a DISC under applicable Tax Law). Each such entity has, at all times since December 31, 2012, (i) been eligible for such U.S. federal income tax classification under applicable Tax law and (ii) operated in all ways consistently with such classification.

The representations in this Section 3.11 and the representations in Section 3.12 (solely to the extent such representations relate to Taxes) (collectively, the “Tax Representations”) shall constitute the sole and exclusive representations with respect to any Tax matter of the Company and its Subsidiaries. Notwithstanding anything in this Agreement to the contrary (other than with respect to the Company Partnership Representation, to which this sentence shall not apply), no representation or warranty is made in this Agreement with respect to the amount, sufficiency, or usability of any net operating loss, capital loss, Tax basis, or other Tax attribute or the availability of any position for Tax purposes in any taxable period (or portion thereof) beginning after the Closing.

Section 3.12         Employment and Employee Benefit Matters.

(a)          Schedule 3.12(a) sets forth the name of each material Company Benefit Plan. The Company has made available to Coty with respect to each material Company Benefit Plan, a true, current and complete plan document or summary of the material terms thereof.

(b)         Since December 31, 2013, each Company Benefit Plan has been in all material respects maintained and operated in conformity with the terms of such Company Benefit Plan and applicable Requirements of Law, including the Code and ERISA, and the filing and disclosure requirements thereof. There is no pending or, to the Knowledge of the Company, threatened action, claim or lawsuit relating to any Company Benefit Plan (other than routine claims for benefits). There is no audit, material inquiry or examination pending or, to the Knowledge of the Company, threatened by the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Body with respect to any Company Benefit Plan.

(c)         Each Company Benefit Plan that is intended to be a qualified plan within the meaning of Section 401(a) of the Code has received a currently effective favorable determination letter, or is entitled to rely on an opinion letter, from the IRS, and, to the Knowledge of the Company, no circumstance exists which would reasonably be expected to result in the loss of such qualification under 401(a) of the Code.

(d)         Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other fiduciary (within the meaning of Section 3(21) of ERISA) of any Company Benefit Plan subject to Part 4 of Subtitle B of Title I of ERISA has committed a breach of fiduciary duty with

17

respect to that Company Benefit Plan that would reasonably be expected to subject the Company, any of its Subsidiaries or any of their respective employees to any material liability (including liability on account of an indemnification obligation). Neither the Company nor any of its Subsidiaries has incurred any material excise Taxes under Chapter 43 of the Code with respect to any Company Benefit Plan, and to the Knowledge of the Company, nothing has occurred that would reasonably be expected to subject the Company or any of its Subsidiaries to any such material Taxes.

(e)         No Company Benefit Plan is subject to, and none of the Company, any of its Subsidiaries or any ERISA Affiliate has any Liability under, Section 302 or Title IV of ERISA or Section 412 of the Code. No Company Benefit Plan is, and none of the Company, any of its Subsidiaries or any ERISA Affiliate has any Liability with respect to, a “multiemployer plan” (as defined in Section 3(37) of ERISA). No Company Benefit Plan is, and neither the Company nor any of its Subsidiaries has any Liability with respect to, a “multiple employer welfare arrangement” (within the meaning of Section 3(40)(A) of ERISA).

(f)          None of the Company Benefit Plans, the Company or any of its Subsidiaries provides, or has any obligation to provide, current or former employees of the Company or any of its Subsidiaries (or dependents thereof) medical, life or disability insurance benefits after such individual terminates employment with the Company or any of its Subsidiaries, except as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code or other applicable Requirement of Law (“COBRA”), pursuant to individual conversion or ownership rights under a life or disability insurance policy, or during the period the former employee is receiving severance benefits. None of the Company Benefit Plans, the Company or any of its Subsidiaries provides, or has any obligation to provide, welfare benefits to any Person who is not a current or former employee of the Company or one of its Subsidiaries (or a dependent thereof). None of the Company, any of its Subsidiaries or any ERISA Affiliate has any material liability on account of a violation of COBRA.

(g)         Each Company Benefit Plan that is a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been administered, operated and maintained in material respects according to the requirements of Section 409A of the Code. Neither the Company nor any of its Subsidiaries has any obligation to make a “gross-up” or similar payment in respect of any Taxes that may become payable under Section 409A of the Code.

(h)         Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in combination with another event) will or are reasonably expected to (i) entitle any current or former director, officer, employee or consultant to any payment under a Company Benefit Plan (including severance, retention or change in control pay or similar compensation), any cancellation of Indebtedness, or any increase in compensation; (ii) result in the acceleration of payment, funding or vesting under any Company Benefit Plan; or (iii) result in any increase in benefits payable under any Company Benefit Plan. No amount paid or payable (whether in cash, in property, or in the form of benefits) in connection with the transactions contemplated hereby (either alone or in combination with another event) will be an “excess parachute payment” within the meaning of Section 280G of the Code. Neither the Company nor any of its Subsidiaries has any obligation to make a “gross-up” or similar payment in respect of any Taxes that may become payable under Section 4999 of the Code.

(i)          Except as set forth on Schedule 3.12(i), (i) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other labor union Contract (including any side agreement or letter, memorandum of understanding, or other binding commitment with any labor or trade union, works council or other labor organization representing employees of the Company or any of its Subsidiaries) applicable to employees of the Company or any of its Subsidiaries or

18

the Business (the “Collective Bargaining Agreements”), (ii) there is no, and for the past three (3) years there has not been, any strike, work stoppage, walkout, lockout or other material labor dispute pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries with respect to the Business or any employees of the Company or any of its Subsidiaries, and (iii) to the Knowledge of the Company, there has been no union organizing activity. With respect to the transactions contemplated by this Agreement, the Company and its Subsidiaries have satisfied all consultation, notice, consent and bargaining obligations owed to its employees and their representatives under applicable Requirements of Law and the Collective Bargaining Agreements.

(j)          The Company and each of its Subsidiaries are, and since December 31, 2013 have been, in compliance, in all material respects, with all applicable Requirements of Law regarding employment, labor, and wage and hour matters, including discrimination, sexual harassment, civil rights, immigration, safety and health, workers’ compensation, classification of employees and independent contractors, classification of exempt and non-exempt status for overtime eligibility purposes, collective bargaining, plant closing and layoff or other notices, including under the WARN Act, and the collection and payment of withholding taxes, Social Security taxes and similar Taxes (collectively, “Employment Legal Requirements”). Except as would not result in material Liability to the Company, any of their respective Affiliates or the Business: (i) the Company and its Subsidiaries have paid all wages, salaries, wage premiums, commissions, bonuses, fees and other compensation which have come due and payable prior to the Closing Date to its current and former employees and independent contractors under applicable Requirements of Law, Contract or company policy; and (ii) since December 31, 2013, neither the Company nor any of its Subsidiaries has been liable for any fines, Taxes, interest or other penalties for any failure to pay or delinquency in paying such compensation. Except as set forth on Schedule 3.12(j), since December 31, 2013, no claim with respect to payment of wages, salary, overtime, commissions, bonuses, premiums, fees, or other compensation of any kind has been asserted, or is now pending or, to the Knowledge of the Company, threatened by or before any Governmental Body, with respect to current or former employees or independent contractors of the Company or any of its Subsidiaries. Since December 31, 2013, no material charge or complaint of discrimination in employment or employment practices or other claim that the Company has violated any Employment Legal Requirements has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission or other Governmental Body by current or former employees or applicants of the Company. Neither the Company nor any of its Subsidiaries is subject to any pending material labor or employment related investigation by any Governmental Body.

(k)         All classifications of Persons as independent contractors of the Company or any of the Subsidiaries are, and since the formation of the Company have been, correct in all material respects under applicable Requirements of Law (including with respect to Persons who formerly provided services to the Company or any of its Subsidiaries).

Section 3.13         Title to Assets. Except as described in Schedule 3.13 or as disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date, the Company or one of its Subsidiaries has valid title to, or a valid and subsisting leasehold interest in (or other legal right to use), all of the material tangible assets and properties shown to be owned by the Company or one of its Subsidiaries on the Balance Sheet, in each case free and clear of all Encumbrances (except for Permitted Encumbrances and Encumbrances that will be terminated at or prior to the Closing).

Section 3.14         Material Contracts.

(a)         Except as set forth in Schedule 3.14(a), as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by:

19

(i)          any Contract with any current officer, employee, independent contractor or director of the Company or any of its Subsidiaries for base annual consideration in excess of $250,000;

(ii)         any Collective Bargaining Agreement;

(iii)        any Related Party Agreement;

(iv)        any Contract (1) limiting or restraining the Company or any of its Subsidiaries from engaging or competing in any lines of business or with any other Person other than routine confidentiality and nondisclosure agreements, (2) granting any exclusive or similar preferential rights to provide, sell or distribute any of the products of the Company or any of its Subsidiaries, (3) granting “most favored nation” status to any Person, (4) containing “requirements” provisions or other provisions obligating the Company or any of its Subsidiaries to purchase or obtain a minimum or specified amount of any product or service from any Person, (5) containing minimum sales or volume provisions which involves the expected payment of $250,000 or more to the Company or any of its Subsidiaries in the current calendar year or any subsequent year or (6) limiting or restraining the Company or any of its Subsidiaries from soliciting any Person for any reason or containing a “standstill” or similar provision (other than (x) non-disclosure agreements and (y) non-solicitation provisions that are contained in Contracts, in each case entered into by the Company or any of its Subsidiaries in the ordinary course of business, in each case that would not bind Coty or any of its Subsidiaries (other than the Company and its Subsidiaries) following Closing);

(v)         any Contract for the sale of any of the assets (other than inventory in the ordinary course of business consistent with past practice) of the Company or any of its Subsidiaries other than in the ordinary course of business, for consideration in excess of $250,000;

(vi)        any Contract relating to any acquisition to be made (or made in the last three years) by the Company or any of its Subsidiaries of substantially all of the assets, any operating business or the Equity Securities of any other Person;

(vii)       any Contract relating to the incurrence of Indebtedness, or the making of any loans, in each case involving amounts in excess of $250,000;

(viii)      any Contract which require the expenditure of more than $500,000 in the aggregate in any twelve (12)-month period or requires performance by any party more than one year from the date hereof that, in either case, is not terminable by the Company or one of its Subsidiaries without penalty on notice of ninety (90) days or less;

(ix)         any Contract relating to a joint venture, strategic alliance, partnership or sharing of profits;

(x)         any Contract (other than purchase orders entered into in the ordinary course of business consistent with past practice) with a Material Supplier;

(xi)        any sales, marketing, distributorship, agency or representative Contract where the counter-party to such agreement has the right or power to bind the Company or any of its Subsidiaries and involving amounts in excess of $250,000;

20

(xii)       any Contract with a payment network or processor involving annual consideration in excess of $250,000; and

(xiii)      any Contract with any Governmental Body involving annual consideration in excess of $250,000.

(b)         Except as set forth in Schedule 3.14(b), each of the Contracts listed (or required to be listed) in Schedules 3.14(a), 3.16(b), 3.17(g)(i) and 3.17(g)(ii) (collectively, the “Material Contracts”) are (i) in full force and effect and (ii) represent the legal, valid and binding obligations of the Company or a Subsidiary of the Company, as the case may be, and, to the Knowledge of the Company, represent the legal, valid and binding obligations of the other parties thereto. The Company and its Subsidiaries are, and to the Knowledge of the Company the other parties thereto are, in compliance in all material respects with each Material Contract and, to the Knowledge of the Company, there are not any events that have occurred that would constitute a material event of default or breach (with notice or lapse of time or both) of any Material Contract. Except as set forth on Schedule 3.14(b), neither the Company nor any of its Subsidiaries has received any written notice of (x) any material default or event that with notice or lapse of time, or both, would constitute a material default by the Company or any of its Subsidiaries under any Material Contract, or (y) the intention of any party to terminate or amend any Material Contract. The Company has made available to Coty copies of all of the Material Contracts, together with all material amendments, modifications and supplements thereto.

Section 3.15        Environmental Matters. Except as set forth on Schedule 3.15:

(a)         Neither the Company nor any of its Subsidiaries has since December 31, 2013 received a written notice of violation, citation or request for information from a Governmental Body or is currently a party to any unresolved order, settlement, judgment or consent decree, in each case (i) relating to the presence, release or threatened release of a Hazardous Material, an alleged exposure to a Hazardous Material or a violation of, non-compliance with or a liability under applicable Environmental Laws or Environmental Permits, and (ii) which would reasonably be expected to result in material Liability to the Company or any of its Subsidiaries under applicable Environmental Laws.

(b)         (i) There are no Hazardous Materials present in any products of the Company or any of its Subsidiaries except in material compliance with Environmental Laws, and (ii) to the Knowledge of the Company, there has been no release of Hazardous Materials at, on or from the Leased Real Property or at any third party site to which Hazardous Materials generated by the Company or any of its Subsidiaries were sent for treatment or disposal, except, in each case of clause (i) or (ii), which would not reasonably be expected to result in material Liability to the Company or any of its Subsidiaries under applicable Environmental Laws.

(c)         There are no lawsuits, actions, suits, proceedings or investigations pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging any failure to comply with, or alleging Liability pursuant to, any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a material liability to the Company and its Subsidiaries and neither the Company nor any of its Subsidiaries has assumed by Contract or, to the Knowledge of the Company, by operation of any Requirement of Law, any material Liability of any third Person in respect of exposure to Hazardous Materials or arising under Environmental Laws.

(d)         The Company and each of its Subsidiaries: (i) is and since December 31, 2013 has been in compliance with applicable Environmental Laws (including the obligation to obtain, comply with and maintain all Environmental Permits necessary for its operations) and (ii) has had in place all product safety and health and safety training programs, certifications, and warnings required by

21

Environmental Laws relevant to its products, employees and respective operations, in each case of (i) and (ii), except for any such noncompliance or failure to maintain or have in place which would not, individually or in the aggregate, reasonably be expected to result in material Liability to the Company or any of its Subsidiaries under applicable Environmental Laws.

(e)         The Company has made available all environmental assessments, audits, reports, and other documents in their possession or reasonable control relating to the products, operations and properties of the Company and each of its Subsidiaries that would be material and relevant to an assessment of environmental matters relating to the Company and its Subsidiaries.

(f)         This Section 3.15 and Sections 3.5 and 3.7 constitute the sole and exclusive representations and warranties of the Company and its Subsidiaries with respect to liabilities arising under Environmental Laws.

Section 3.16        Real Property.

(a)         Neither the Company nor any of its Subsidiaries owns any real property. Neither the Company nor any of its Subsidiaries is party to any agreement or option, to sell or purchase any real property.

(b)         Schedule 3.16(b) sets forth a true and complete list of each lease, license, sublease or similar occupancy agreement (each, a “Real Property Lease”) (showing the parties thereto and location) under which the Company or any of its Subsidiaries is lessee, sublessee or licensee of, or holds, uses or operates, any real property owned by any third Person (the “Leased Real Property”). The Real Property Leases are valid, binding, and in full force and effect and free and clear of all Encumbrances, other than Permitted Real Property Encumbrances. Neither the Company nor any of its Subsidiaries has collaterally assigned, transferred or pledged any interest in any of the Real Property Leases.

(c)         Neither the whole nor any part of the Leased Real Property is subject to any pending suit for condemnation or other taking by any public authority, and, to the Knowledge of the Company, no such condemnation or other taking is threatened or contemplated. Except as set forth on Schedule 3.16(c), the Company has not leased, subleased, licensed, or otherwise granted to any Person the right to use or occupy any portion of the Leased Real Property. To the Knowledge of the Company, all buildings, structures, facilities and improvements located on the Leased Real Property, including buildings, structures, facilities and improvements which are under construction (collectively, “Improvements”) comply in all material respects with all applicable Requirements of Laws. To the Knowledge of the Company, the Improvements are in all material respects (A) in good operating condition and repair (ordinary wear and tear excepted) and (B) sufficient for continued use in the manner in which they are presently being used.

Section 3.17        Business Intellectual Property.

(a)         The Company or one of its Subsidiaries owns, or has a valid right to use, all of the Business Intellectual Property, free and clear of all Encumbrances other than Permitted Encumbrances.

(b)         Except as set forth in Schedule 3.17(b), the Business Intellectual Property constitutes all material Intellectual Property in Use by, and necessary to the operation of, the Business as currently conducted, assuming receipt of the relevant consents, approvals and authorizations relating to the matters set forth in Schedule 3.4(b).

22

(c)         The manufacturing, use and sale of the products and services of the Business as currently conducted do not materially infringe upon or misappropriate the Intellectual Property of any third party.

(d)         Except as set forth in Schedule 3.17(d), to the Knowledge of the Company, no Person is engaging in any activity that infringes in any material respect upon the Owned Intellectual Property, except for any such infringements that do not materially impair the ability of the Company or any of its Subsidiaries to operate the Business as currently conducted.

(e)         Except as set forth in Schedule 3.17(e), none of the Company or its Subsidiaries has received any material claim or notice from any Person within the past three (3) years alleging that the operation of the Business by the Company or any of its Subsidiaries infringes upon any Intellectual Property of any third Person in any manner. There are no material infringement suits, actions or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries with respect to any Business Intellectual Property Used by, and necessary to the operation of, the Business as currently conducted.

(f)          Schedule 3.17(f) sets forth a true and complete list of: (i) all Registrable Intellectual Property included within the Owned Intellectual Property, in each case listing, as applicable, (A) the name of the current owner of record, (B) the jurisdiction where the application/registration is located and (C) the application or registration number; and (ii) all material Software included within the Owned Intellectual Property.

(g)         Schedule 3.17(g)(i) sets forth a true and complete list of all License Agreements pursuant to which any interest in, or any right to use or exploit any material Business Intellectual Property, has been granted to the Company or any of its Subsidiaries (excluding any off-the-shelf shrinkwrap, clickwrap or commercially available Software. Schedule 3.17(g)(ii) sets forth a true and complete list of all License Agreements pursuant to which any material interest in, or any material right to use or exploit any Owned Intellectual Property, has been granted by the Company or any of its Subsidiaries to third parties.

(h)         Neither the Company nor any of its Subsidiaries has granted to any third Person any exclusive rights under any Owned Intellectual Property.

(i)          The Company and its Subsidiaries have taken all steps reasonably necessary (but in no event less than reasonable practices in the industry in which the Company operates) to maintain the confidentiality of the Trade Secrets of the Company and its Subsidiaries and other confidential Business Intellectual Property. Except as set forth on Schedule 3.17(i), to the Knowledge of the Company, no material misappropriation, unauthorized disclosure or use of the Trade Secrets of the Company or any of its Subsidiaries and other confidential Business Intellectual Property has occurred or is expected to occur. No Trade Secrets of the Company or any of its Subsidiaries or other material Business Confidential Information is authorized to be disclosed to any employee, consultant, independent contractor or third Person other than pursuant to a non-disclosure agreement that adequately protects the proprietary interests of Company and its Subsidiaries.

(j)          All current and former Associates of the Company or any of its Subsidiaries who contributed to the development of any Owned Intellectual Property have executed valid and enforceable agreements in a form provided to Coty pursuant to which such Associates have acknowledged the “work for hire” status of any such Owned Intellectual Property such Person may develop or may have developed during his, her or its employment or engagement (or, if such a “work for hire” acknowledgment is not present or would not be legally effective, by which such Person has effectively assigned to the Company

23

or one if its Subsidiaries, all of his, her or its rights in and to such Owned Intellectual Property). No current or former Associate of the Company is, to the Knowledge of the Company, in breach of or default under any Contract based on or with respect to any such agreement.

(k)          None of the Company Software contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) accessing, damaging or destroying any data or file without the user’s consent. None of the Company Software contains any “back doors” or other undocumented access mechanism allowing unauthorized access to, viewing of, manipulation of, or modification or other changes to, any Company Software or Company IT Systems.

(l)           None of the Company Software: (i) contains any bug, defect, or error that adversely materially affects the use, functionality, or performance of such Company Software or any product or system containing or used in conjunction with such Company Software; or (ii) fails to materially comply with any applicable warranty or other contractual commitment relating to the use, functionality, or performance of such Company Software or any product or system containing or used in conjunction with such Company Software.

(m)         No source code for any Company Software has been delivered, licensed or made available to any escrow agent or other Person who is not, as of the date of this Agreement, an employee of the Company or one of its Subsidiaries. Neither the Company nor any of its Subsidiaries have any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any Company Software to any escrow agent or other Person. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the delivery, license or disclosure of the source code for any Company Software to any other Person. No Person has, or shall have, in connection with or as a result of the transactions contemplated by this Agreement, any right to lease, license, purchase or otherwise obtain any source code for any Company Software or any Owned Intellectual Property.

(n)          Schedule 3.17(n)(i) accurately identifies and describes: (A) each material item of Open Source Code that is contained in, distributed with or used in the development of the Company Software or from which any part of any Company Software is derived; (B) the Company Software to which each such item of material Open Source Code relates; (C) the applicable license for each such item of material Open Source Code; (D) whether each such item of material Open Source Code has been modified by or for the Company or any of its Subsidiaries; and (E) whether such modifications have been distributed or made available to any third party. Schedule 3.17(n)(ii) sets forth a list of Intellectual Property that the Company of any of its Subsidiaries or any of their service providers has contributed to an open source project or made available under an open source license.

(o)          Neither the Company nor any of its Subsidiaries have used Open Source Code in such a way that (A) creates or purports to create any obligations for any the Company or any of Subsidiaries with respect to any Company Software or Owned Intellectual Property, or (B) grants or purports to grant to any third Person any rights or immunities under any Owned Intellectual Property. The Company and its Subsidiaries are in compliance with all terms and conditions of all licenses for Open Source Code set forth on Schedule 3.17(n)(i) (including all requirements relating to notices and making Open Source Code available to third parties).

24

(p)          All Company IT Systems are configured in accordance with and perform in material compliance with reasonable security standards in the industry in which the Company operates and applicable Requirements of Law. Neither the Company’s or its Subsidiaries’ operation and maintenance of any Company IT System nor the running and updating of the computer programs developed by the Company or any of its Subsidiaries are dependent on any individual employee or third Person and such operation and maintenance and running and updating can be carried out by any skilled computer technician or expert. All Company IT Systems are sufficient for the current operation of the Business and no errors or defects that have not been fully remedied have been discovered therein. Neither the Company nor any of its Subsidiaries is in breach of any Contract related to Company IT System or to the Knowledge of the Company no event has occurred that may constitute a breach of any Contract related to any Company IT Systems.

(q)          Neither the Company nor any of its Subsidiaries has ever been a member or promoter of, or a contributor to, any industry standards body, standards setting organization or similar organization that could require or obligate the Company or any of its Subsidiaries to grant or offer to any other Person any license or right to any Owned Intellectual Property. No government, university, research institute, or other organization has sponsored any research of the Company or any of its Subsidiaries or been involved with or otherwise sponsored any development of any material Owned Intellectual Property, or has any claim of right to or ownership of or other Encumbrance on any such Owned Intellectual Property. No research and development conducted by or on behalf of Company or any of its Subsidiaries was performed by a graduate student, university employee, or employee of any Governmental Body, university, or research institute.

Section 3.18          Privacy and Information Security. Except as set forth on Schedule 3.18:

(a)           Except as would not, individually or in the aggregate, reasonably be expected to result in a material liability to the Company and its Subsidiaries, the Company and each of its Subsidiaries currently have, and since December 31, 2013 have had, adequate and appropriate security measures and safeguards in place to protect all information collected, used, or stored by the Company or any of its Subsidiaries that, alone or in combination with other information, relates to a specific, identifiable individual person, including individual names, social security numbers, payment card information, telephone numbers, home addresses, driver’s license numbers, account numbers, email addresses, account passwords, Internet Protocol (IP) addresses or other personally identifiable information regulated by applicable privacy or data protection or information security laws (“Personal Information”) from illegal or unauthorized access, use or compromise by its personnel or third parties, including appropriate policies and procedures to ensure compliance with applicable privacy and/or information security laws (“Security Measures”). Any Personal Information stored or retained by the Company or any of its Subsidiaries is and has been stored in compliance in all material respects with the Security Measures, and any identified material vulnerabilities to Security Measures have been remediated.

(b)          The Company and each of its Subsidiaries is currently, and since December 31, 2013 has been, in compliance in all material respects with the applicable Payment Card Industry Data Security Standards (“PCI-DSS”). The Company has for each of the previous three (3) years obtained and maintained annual certifications of compliance with PCI-DSS.

(c)          Other than as disclosed in Schedule 3.18 or except as would, individually or in the aggregate, reasonably be expected to result in a material liability to the Company and its Subsidiaries, since December 31, 2013, the Company and its Subsidiaries have not received written notice of, and there has been no, unauthorized access to or other compromise to the security or integrity of any computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, or other information technology equipment, and associated documentation used by

25

or on behalf of the Company or any of its Subsidiaries or, to the Knowledge of the Company, any processor or service provider of the Company or any of its Subsidiaries or any data stored thereon (including any Trade Secrets or Personal Information) (a “Data Breach”). Except as would, individually or in the aggregate, reasonably be expected to result in a material liability to the Company and its Subsidiaries, since December 31, 2013, to the Knowledge of the Company, there have been no facts or circumstances that would require the Company or any of its Subsidiaries to give notice to any customers or other similarly situated individuals of any actual or perceived Data Breach pursuant to any applicable Requirements of Law. Neither the Company nor any of its Subsidiaries and, to the Knowledge of the Company, any processor or client of the Company or any of its Subsidiaries has received a “common point of purchase”, “point of compromise” or similar notice, letter or inquiry relating to the security of payment card information at the Company or any of its Subsidiaries.

(d)          The Company is in compliance in all material respects with all privacy and data security policies that are used by the Company or any of its Subsidiaries with regard to the collection and use of personally identifiable information and all applicable Requirements of Law relating to data, the collection and use of data, personally identifiable information, and faxes and e-mail (e.g., spam) and marketing, telemarketing or text messages, including the Telephone Consumer Protection Act, the Telemarketing Sales Rule, and the CAN SPAM Act.

(e)           Neither the Company nor any of its Subsidiaries is subject to any material contractual requirements or privacy policies that, following the Closing, would prohibit the Company, NewCo or any of their respective Affiliates from receiving or using Personal Information in the manner in which the Company and its Subsidiaries receive and use such Personal Information prior to the Closing.

(f)           Except as would not, individually or in the aggregate, reasonably be expected to result in a material liability to the Company and its Subsidiaries, neither the Company nor any of its Subsidiaries (i) has received any written notice of any claims or been charged with the violation of any privacy or information security Requirements of Law, or (ii) is, to the Knowledge of the Company, under investigation with respect to any violation of any privacy or information security Requirements of Law or applicable privacy policies.

Section 3.19          Product Liability. Except as set forth on Schedule 3.19:

(a)           The Company and each of its Subsidiaries are, and since December 31, 2013 have been, in compliance in all material respects with all Food and Drug Requirements of Law (including with any notification or registration requirements).  Since December 31, 2013, neither the Company nor any of its Subsidiaries has received written notice of, and there is no pending, or to the Knowledge of the Company, threatened action, suit, proceeding, injunction or investigation against the Company or any of its Subsidiaries by, any Governmental Body or other Person asserting a material lack of compliance with any Food and Drug Requirements of Law.

(b)           Since December 31, 2013, the Company and each of its Subsidiaries has been in compliance in all material respects with the applicable facility registration and listing provisions of, and have prepared and maintained all records, studies and other documentation needed to comply in all material respects with the requirements of, the United States Food and Drug Administration (including any successor regulatory agency, the “FDA”) and other Governmental Bodies for their current business activities relating to their products. Since December 31, 2013, neither the Company nor any of its Subsidiaries has made any material false statements in, or material omissions from, any applications, approvals, reports or other submissions made to the FDA or any other Governmental Body or in any other records and documentation prepared or maintained by the Company or any of its Subsidiaries solely for compliance with the requirements of the FDA or other Governmental Bodies relating to their products.

26

(c)          Neither the Company nor any of its Subsidiaries is subject to any warranty obligation (other than implied warranties arising under Requirements of Law) with respect to any of their respective products or services. Since December 31, 2013, no report of any problems or defects involving any product of the Company or any of its Subsidiaries has been required to be filed with any Governmental Body under applicable Requirements of Law, and neither the Company nor any of its Subsidiaries has received written notice of any citation, decision, adjudication or written statement by any Governmental Body or consent decree stating that any product of the Company or any of its Subsidiaries is unsafe or fails to meet safety standards promulgated by any Governmental Body. Since December 31, 2013, neither the Company nor any of its Subsidiaries has voluntarily recalled, suspended, or discontinued manufacturing any product, nor has the Company or any of its Subsidiaries received any written notice since December 31, 2013 from any Governmental Body that such Governmental Body has commenced or threatened to initiate any action to withdraw approval, restrict sales or marketing, or request a recall of, any product or that such Governmental Body has commenced or threatened to initiate any action to enjoin or place restrictions on the production of any product.

Section 3.20          Related Parties. Except as set forth on Schedule 3.20, none of (i) the Unit Holders, D. Maxfield or any of their respective Affiliates, or (ii) any employee, officer, director or independent contractor of the Company or any of its Subsidiaries or any of their respective Affiliates (each, a “Related Party”), in each case, directly or indirectly (a) owes any amount to the Company or any of its Subsidiaries other than for ordinary course purchases of products of the Company and its Subsidiaries (nor do the Company or any of its Subsidiaries owe any amount to any Related Party, other than compensation owed to employees or Presenters for services performed in the ordinary course of business), (b) owns any material property or right, tangible or intangible, that is used by the Company or any of its Subsidiaries (provided that in the case of Related Parties who are solely employees or independent contractors of the Company or any of its Subsidiaries, the representation and warranty in this clause (b) is made to the Knowledge of the Company), or (c) other than employment Contracts set forth in the Disclosure Schedules and Contracts entered into with Presenters in the ordinary course of business, is a party to any Contract with the Company or any of its Subsidiaries (any such Contract, a “Related Party Agreement”).

Section 3.21          Insurance. Schedule 3.21 contains, for the current policy year, a list of all insurance policies which are maintained by the Company or any of its Subsidiaries or which name the Company or one of its Subsidiaries as an insured, including self-insurance programs and those which pertain to the Company’s or any of its Subsidiaries’ assets, employees or operations. All such insurance policies are in full force and effect and the applicable limits under such policies have not been exhausted, all premiums that are due and payable prior to the date of this Agreement with respect thereto have been paid, and neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral notice of cancellation, denial of coverage or nonrenewal of any such insurance policies.

Section 3.22          Material Suppliers. Schedule 3.22 sets forth an accurate and complete list, for the fiscal year ended December 31, 2015, of the top ten (10) suppliers by dollar amount of purchases made by the Company and its Subsidiaries, taken as a whole (the “Material Suppliers”). Since January 1, 2016, neither the Company nor any of its Subsidiaries has received written or, to the Knowledge of the Company, oral notice from any Material Supplier indicating that such supplier (a) intends to terminate any of its existing Contracts with the Company or any of its Subsidiaries, or (b) intends to renegotiate pricing or adversely change any other material terms of its business relationship with the Company or any of its Subsidiaries, other than price negotiations in the ordinary course of business consistent with past practice. Neither the Company nor any of its Subsidiaries are engaged in any material dispute with any Material Supplier.

27

Section 3.23

(a)         Anti-Corruption; International Trade; Anti-Money Laundering. The Company and its Subsidiaries have at all times complied with, and are currently in compliance with, the Foreign Corrupt Practices Act of 1977 (the “FCPA”) and any other applicable anti-corruption Requirements of Law. None of the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, or, to the Knowledge of the Company, independent contractors or representatives acting on behalf of the Company or any of its Subsidiaries, has offered, authorized, made, paid or received, directly or indirectly, any bribes, kickbacks or other similar payments or offers or transfers of value, regardless of form or amount, in connection with obtaining or retaining business or to secure an improper advantage to or from any Person. Neither the Company nor any of its Subsidiaries has (i) used, or authorized the use of, money or anything of value in relation to any unlawful payment or secret or unrecorded fund or (ii) made any false, fictitious or misleading entries in its books and records relating to the same. The Company and each of its Subsidiaries have in place adequate controls and systems reasonably designed to ensure compliance with the FCPA and other applicable anti-corruption Requirements of Law. Except as set forth on Schedule 3.23(a), no director, officer or employee of the Company or any of its Subsidiaries has been an official of any foreign Governmental Body, an official of a foreign political party or a candidate for political office in any foreign country. Neither the Company nor any of its Subsidiaries is, or has been, under administrative, civil, or criminal investigation, indictment, suspension, debarment, or audit (other than a routine contract audit) by any Governmental Body, in connection with alleged or possible violations of the FCPA or any other applicable anti-corruption Requirements of Law.

(b)         None of the Company, any of its Subsidiaries or any of their respective directors, officers, employees, independent contractors or representatives is, or is owned, controlled by or, since December 31, 2013, has done business with, any Person that is: (i) the target of any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or any other relevant Governmental Body (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is, or whose government is the target of, Sanctions, including, currently, Crimea, Cuba, Iran, North Korea, Sudan and Syria. Neither D. Maxfield nor any of the Unit Holders will, directly or indirectly, use the proceeds of the transactions contained herein, or lend, contribute or otherwise make available such proceeds to any Person: (x) to finance activities or business of or with any Person, or in any country or territory that, at the time of such funding, is, or whose government is, the target of Sanctions, or (y) in any other manner that would result in a violation of Sanctions by any Person. The Company and each of its Subsidiaries has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Company, each of its Subsidiaries and their respective Associates with all applicable Requirements of Law concerning or relating to Sanctions or money laundering or any financial record keeping and reporting requirements related thereto (collectively, the “Anti-Money Laundering Laws”). The Company, each of its Subsidiaries and their respective directors, officers, employees and, to the Knowledge of the Company, representatives are, and since December 31, 2013 have been, in compliance in all material respects with Sanctions and Anti-Money Laundering Laws.

Section 3.24          Financial Advisors. Except for Morgan Stanley, none of the Company, any of its Subsidiaries or any Person on their behalf has made an agreement with any Person who is or may be entitled to, a broker’s commission, finder’s fee, investment banker’s fee or similar payment for arranging the transactions contemplated hereby or introducing the parties to each other.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF COTY

As an inducement to the Unit Holders, the Trust Owners and D. Maxfield to enter into this Agreement and to consummate the transactions contemplated hereby, Coty and NewCo represent and

28

warrant to each Unit Holder, each Trust Owner and D. Maxfield as of the date hereof and as of the Closing as follows:

Section 4.1            Organization. Each of Coty Parent and Coty US is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. NewCo is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Coty Parent, Coty US and NewCo has all requisite corporate or limited liability company power and authority (as applicable) to own, operate or lease its assets and properties and to conduct its business as currently conducted and is duly qualified to do business, and is in good standing, in each jurisdiction in which the operation of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to materially delay or materially adversely affect such Person’s ability to perform and comply with this Agreement or any of the Ancillary Agreements or to consummate the transactions contemplated by this Agreement or any of the Ancillary Agreements. NewCo has no operations, assets, liabilities or obligations, except for those arising in connection with the transactions contemplated by this Agreement. NewCo has no employees.

Section 4.2            Ownership of Equity Securities.

(a)          All of the issued and outstanding Equity Securities of NewCo are validly issued, fully paid, nonassessable and owned by Coty US, free and clear of all Encumbrances (other than restrictions on transfer under applicable securities Requirements of Laws).

(b)          Except as set forth on Schedule 4.2(b), NewCo has not granted any options, warrants, calls, rights or Contracts of any character that require NewCo to issue or sell Equity Securities of NewCo, and there are no Equity Securities of NewCo outstanding requiring, or which upon conversion or exchange would require, the issuance of any Equity Securities of NewCo, or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase Equity Securities of NewCo. Except as set forth in Schedule 4.2(b), NewCo is not a party to any voting trust or other Contract with respect to the voting, redemption, sale, transfer or other disposition of the Equity Securities of NewCo. There are no equity appreciation rights, phantom equity or similar rights in existence with respect to NewCo. Upon consummation of the Contribution, NewCo will issue to the Continuing Unit Holders good and marketable title to the Equity Consideration, free and clear of all Encumbrances (other than restrictions on transfer under applicable securities Requirements of Laws), such that Coty US will own sixty percent (60%), and the Continuing Unit Holders will collectively own forty percent (40%), of the issued and outstanding Class A NewCo Membership Interests immediately following the Contribution.

Section 4.3            Authority; No Conflict.

(a)           Each of NewCo, Coty Parent and Coty US has the requisite power and authority to execute, deliver and perform this Agreement and each of the Ancillary Agreements to which it is or will be a party. The execution, delivery and performance by each of NewCo, Coty Parent and Coty US of this Agreement and the Ancillary Agreements to which such Person is a party have been duly authorized and approved by such Person’s sole member or board of directors, as the case may be, and do not require any further authorization or consent of such Person, its sole member, board of directors or stockholders, as the case may be. This Agreement has been duly authorized, executed and delivered by each of NewCo, Coty Parent and Coty US, and (assuming the valid authorization, execution and delivery of this Agreement by the other parties hereto) is the legal, valid and binding obligation of such Person enforceable in accordance with its terms, and each of the Ancillary Agreements to which such Person is or will be a party has been duly authorized by it and upon execution and delivery by such Person will be

29

(assuming the valid authorization, execution and delivery by the other party or parties thereto) a legal, valid and binding obligation of such Person enforceable in accordance with its terms, subject, in the case of this Agreement and each of the Ancillary Agreements, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights and to general equity principles.

(b)          Except as set forth in Schedule 4.3(b), neither NewCo’s nor Coty’s execution and delivery of this Agreement or any of the Ancillary Agreements nor NewCo’s nor Coty’s consummation of any of the transactions contemplated hereby or thereby nor NewCo’s nor Coty’s compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

(i)            assuming the receipt of all necessary consents and approvals and the filing of all necessary documents as described in Schedule 4.3(b)(ii), result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights, or result in the creation or imposition of any Encumbrance upon any assets of NewCo or Coty or the Equity Securities of NewCo, under (1) the Organizational Documents of NewCo or Coty, (2) any Contract to which Coty or NewCo is party, (3) any Order to which NewCo or Coty is a party or by which NewCo or Coty is bound, or (4) any Requirements of Law affecting NewCo or Coty, other than, in the case of clauses (2), (3) or (4) above, any such breaches, defaults, rights, loss of rights or Encumbrances that, individually or in the aggregate, would not reasonably be expected to materially delay or materially adversely affect such Person’s ability to perform and comply with this Agreement or any of the Ancillary Agreements or to consummate the transactions contemplated by this Agreement or any of the Ancillary Agreements, or

(ii)            require the approval, consent, authorization or act of, or the making by NewCo or Coty of any declaration, filing or registration with, any Person, except (1) in connection or in compliance with the provisions of the HSR Act, (2) as set forth on Schedule 4.3(b)(ii), and (3) such approvals, consents, authorizations, declarations, filings or registrations the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to materially delay or materially adversely affect such Person’s ability to perform and comply with this Agreement or any of the Ancillary Agreements or to consummate the transactions contemplated by this Agreement or any of the Ancillary Agreements.

Section 4.4           Litigation. There are no lawsuits, actions, suits, proceedings or investigations pending, or, to the Knowledge of Coty, threatened that are reasonably likely to prohibit or restrain the ability of NewCo or Coty to enter into this Agreement or any of the Ancillary Agreements to which it is a party or to consummate the transactions contemplated hereby or thereby.

Section 4.5           Financial Capability. At the Closing, NewCo and Coty will have sufficient immediately available funds in U.S. dollars to enable NewCo to pay the Estimated Cash Consideration and all other fees, costs, expenses or other amounts incurred by NewCo and Coty in connection herewith, and to permit NewCo and Coty to perform in a timely manner each of their obligations under this Agreement and the Ancillary Agreements and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, in each case in accordance with the terms and subject to the conditions herein.

Section 4.6           Financial Advisors. None of NewCo, Coty or any Person on their behalf has made an agreement with any Person who is or may be entitled to a broker’s commission, finder’s fee,

30

investment banker’s fee or similar payment for arranging the transactions contemplated hereby or introducing the parties to each other.

Section 4.7            Investment Representation. The Company Units are being acquired by NewCo for its own account, and not with a view to, or for the offer or sale in connection with, any public distribution or sale of the Company Units or any interest in them. NewCo has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its investment in the Company Units, and NewCo is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Company Units. NewCo acknowledges that the Equity Consideration has not been registered under the Securities Act, or any state securities Requirements of Law, and understands and agrees that it may not sell or dispose of any of the Company Units except pursuant to a registered offering in compliance with, or in a transaction exempt from, the registration requirements of the Securities Act and any other applicable state, foreign or federal securities Requirements of Law.

Section 4.8           Investigation. Each of Coty and NewCo acknowledges that each of Coty and NewCo is relying on the representations and warranties set forth in this Agreement and the Ancillary Agreements and its own investigation and analysis in entering into the transactions contemplated hereby. Each of Coty and NewCo is knowledgeable about the industries in which the Company and its Subsidiaries operate and is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and is able to bear the substantial economic risk of such investment for an indefinite period of time. Each of Coty and NewCo has been afforded full access to the books and records, facilities and personnel of the Company and its Subsidiaries for purposes of conducting a due diligence investigation of the Company and its Subsidiaries.

ARTICLE V
ACTIONS PRIOR TO THE CLOSING

Section 5.1            Conduct of the Business.

(a)           Except as expressly required or permitted by this Agreement or required by Requirements of Law or as consented to in writing by Coty US (such consent not to be unreasonably withheld, conditioned or delayed), D. Maxfield covenants and agrees that, from the date hereof until the Closing, he shall cause the Company and each of its Subsidiaries to, and the Company agrees that it shall and shall cause each of its Subsidiaries to, operate and carry on, the business and operations of the Company and its Subsidiaries only in the ordinary course and consistent in all material respects with past practices. Consistent with the foregoing, except as expressly required or permitted by this Agreement or by Requirements of Law or as consented to in writing by Coty (such consent not to be unreasonably withheld, conditioned or delayed), from the date hereof until the Closing, D. Maxfield shall cause the Company and each of its Subsidiaries to, and the Company shall and shall cause each of its Subsidiaries to, use commercially reasonable efforts consistent with past practice to keep and maintain the assets of the Company and its Subsidiaries in good operating condition and repair and use their respective commercially reasonable efforts to maintain the business organization of the Company and its Subsidiaries intact, preserve the business operations of the Company and its Subsidiaries and to preserve the goodwill of the suppliers, licensors, employees, independent contractors, customers, Presenters, distributors and others having business relations with the Company or any of its Subsidiaries.

(b)          Notwithstanding Section 5.1(a), except as expressly required or permitted by this Agreement or required by Requirements of Law or except as set forth on Schedule 5.1(b) or as consented to in writing by Coty (such consent not to be unreasonably withheld, conditioned or delayed), between the

31

date hereof and the Closing, D. Maxfield shall cause the Company and each of its Subsidiaries not to, and the Company agrees that it shall not and shall cause its Subsidiaries to not prior to the Closing:

(i)             amend any of the Organizational Documents of the Company or any of its Subsidiaries;

(ii)            issue, sell or transfer any Equity Securities of the Company or any of its Subsidiaries or any options, warrants, calls, rights (including preemptive rights) or commitments of any character relating to the issuance, sale, transfer, purchase or redemption of any of the Equity Securities of the Company or any of its Subsidiaries;

(iii)           reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any Equity Securities of the Company or any of its Subsidiaries, or make any other change with respect to their capital structures;

(iv)          adopt a plan of complete or partial liquidation, or authorize or undertake a dissolution, consolidation, restructuring, recapitalization or other reorganization;

(v)           declare, set aside, make or pay any dividends or other distributions (whether in cash, stock, property or otherwise) with respect to any of the Equity Securities of the Company or any of its Subsidiaries (other than to a Company or any wholly-owned Subsidiary of the Company); provided, that the Company and its Subsidiaries may declare, set aside, make or pay cash dividends and cash distributions so long as the aggregate cash in the Company and its Subsidiaries equals or exceeds $10,000,000, as of the Closing;

(vi)          amend, modify or terminate any Material Contract, or enter into any Contract that would be considered a Material Contract if in effect as of the date hereof, in each case other than in the ordinary course of business consistent with past practices in respect of any Contract that constitutes a Material Contract, or would constitute a Material Contract if in effect as of the date hereof, pursuant to Section 3.14(a)(viii), 3.14(a)(x), 3.14(a)(xi), 3.14(a)(xii) or 3.14(a)(xiii) (so long as (A) in the case of a modification or amendment to such a Material Contract in effect as of the date hereof, such modification or amendment does not modify or amend in a manner adverse to the Company any provisions that would make it a Material Contract under Section 3.14(a)(iv) and (B) in the case of the entry into a Contract, such Contract does not contain any provisions described in Section 3.14(a)(iv));

(vii)         (A) sell, lease, license, exchange, transfer, assign or otherwise dispose of any assets having a value in excess of $250,000 individually or in the aggregate, or impose or suffer to exist any Encumbrance upon any such assets (other than Permitted Encumbrances), of the Company or any of its Subsidiaries, in each case except for sales of inventory in the ordinary course of business consistent with past practice or (B) sell, lease, license, exchange, transfer, assign or otherwise dispose of, or mortgage, pledge or otherwise subject to an Encumbrance (other than Permitted Encumbrances) or permit to lapse, any material Owned Intellectual Property, other than expirations in accordance with respective statutory terms;

(viii)        develop or implement discount or promotion activities outside of those offered in the ordinary course of business consistent with past practice;

(ix)           merge with, enter into a consolidation agreement with or acquire the Equity Securities of any Person, or acquire any substantial portion of the assets or business of any Person, or otherwise acquire any assets with a value in excess of $250,000 individually or in the

32

aggregate, other than the acquisitions of assets in the ordinary course of business consistent with past practice;

(x)           cancel or compromise any Indebtedness other than for fair value and in the ordinary course of business;

(xi)          commence or settle any action, suit, proceeding or investigation, other than such settlements in the ordinary course of business that (A) are only for money damages of less than $250,000 individually and $1,000,000 in the aggregate, (B) include a full release of the Company and its Affiliates and (C) do not include any admission of wrong-doing;

(xii)         incur any Indebtedness for borrowed money other than draws on the Company’s credit facilities described in Schedule 5.1(b)(xii) in the ordinary course of business consistent with past practice;

(xiii)        terminate any insurance policy maintained by the Company or its Subsidiaries and pertaining to the assets, operations or employees of the Company, any of its Subsidiaries or the Business;

(xiv)         permit any Permit to be cancelled or lapse;

(xv)         make any capital expenditure or commitment for any capital expenditure other than (A) capital expenditures in the amounts contemplated by the budget provided by the Company to Coty prior to the date hereof, (B) capital expenditures in the ordinary course of business not in excess of $200,000 in the aggregate, and (C) purchases of inventory in the ordinary course of business;

(xvi)         adopt, enter into, modify or terminate any Company Benefit Plan (or any arrangement that would be a Company Benefit Plan if in effect as of the date hereof) other than modifications in the ordinary course of business consistent with past practice that do not increase (other than immaterial increases) the amount of compensation or benefits to any employee of the Company or any of its Subsidiaries or otherwise increase (other than immaterial increases) the costs of such Company Benefit Plans to the Company and its Subsidiaries;

(xvii)        modify the compensation or benefits of any employee or independent contractor of the Company or any of its Subsidiaries (including through the exercise of discretion under any Company Benefit Plan), other than as expressly permitted or contemplated by this Agreement, required by the terms of a Company Benefit Plan or in the ordinary course of business consistent with past practice to the extent such modifications do not result in any increase in costs (other than immaterial increases in the aggregate) to the Company and its Subsidiaries;

(xviii)       recognize any labor union or enter into or modify any Collective Bargaining Agreement, other than as required by law;

(xix)         terminate without cause the employment of any officer or employee, or any engagement with any independent contractor, of the Company or any of its Subsidiaries who is paid more than $250,000 on an annual basis, or remove any director;

(xx)          except as otherwise required by applicable Requirements of Law, make any material election, or adopt any material accounting method on any Tax Return that is

33

inconsistent with elections made or accounting methods used in preparing or filing similar Tax Returns in prior periods (including elections or accounting methods that would have the effect of deferring income to periods ending after the Closing Date or accelerating deductions to periods ending on or before the Closing Date to the extent such election or method is inconsistent with elections made or methods used in preparing or filing similar Tax Returns in prior periods);

(xxi)         settle or otherwise compromise any material claim relating to Taxes other than the payment of Taxes owed in the ordinary course of business consistent with past practice, enter into any closing agreement or similar agreement relating to Taxes, otherwise settle any dispute relating to Taxes, or request any ruling or similar guidance with respect to Taxes;

(xxii)        make any material change in any method of accounting other than changes required by GAAP or applicable Requirements of Law; or

(xxiii)       enter into any agreement to take any actions specified in this Section 5.1(b).

Section 5.2           Access to Information. From the date hereof until the Closing, upon reasonable prior notice and subject to applicable Requirements of Law, the Company shall and shall cause each of its Subsidiaries to, (a) afford the officers, employees and authorized representatives of Coty with reasonable access, during normal business hours, to the offices, employees, properties, books and records of the Company and each of its Subsidiaries as Coty may from time to time reasonably request, and (b) furnish to the officers, employees and authorized representatives of Coty such additional financial and operating data and other information regarding the assets, properties, goodwill and business of the Company and each of its Subsidiaries as Coty may from time to time reasonably request; provided, however, that (i) such investigation shall not unreasonably interfere with any of the business or operations of the Company and its Subsidiaries; (ii) Coty shall not be entitled to conduct any invasive sampling or testing with respect to the properties of the Company and its Subsidiaries; and (iii) the Company and its Subsidiaries shall not be required to provide access to any information to the extent doing so would result in the loss of any attorney-client or any other legal privilege (provided that the Company and its Subsidiaries shall use their commercially reasonable efforts to find a method to provide such information in a manner that would not result in the loss of such privilege).

Section 5.3            Notification of Certain Matters. Prior to the Closing, each of the parties hereto shall promptly notify the other parties in writing of (a) any actions, suits, proceedings or investigations that are instituted against such party or its Affiliates seeking to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement, or (b) any claim by any Person that such Person’s consent is required in connection with the transactions contemplated by this Agreement or any Ancillary Agreement; provided, however, that, for the avoidance of doubt, the delivery of any notice pursuant to this Section 5.3 shall not limit or otherwise affect the remedies available to the parties hereunder.

Section 5.4            Regulatory and Other Authorizations; Consents.

(a)          Prior to the Closing, each of the parties hereto shall use its commercially reasonable efforts to (i) promptly obtain all authorizations, consents, orders and approvals of all Governmental Bodies that are necessary for its execution and delivery of, performance of its obligations pursuant to, and consummation of the transactions contemplated by, this Agreement and the Ancillary Agreements and (ii) avoid the entry of, or to effect the dissolution of, any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding, that would otherwise have

34

the effect of preventing or materially delaying the consummation of the transactions contemplated by this Agreement.

(b)         If not previously made, each party agrees to make promptly any filing that may be required with respect to the transactions contemplated by this Agreement under any antitrust or competition Requirements of Law or by any antitrust or competition Governmental Body. The fees associated with such filings shall be borne forty percent (40%) by the Unit Holders, on the one hand, and sixty percent (60%) by Coty, on the other hand.

(c)          Prior to the Closing, each party shall promptly notify the other parties of any oral or written communication it receives from any Governmental Body relating to the matters that are the subject of this Agreement, permit the other parties to review in advance any communication proposed to be made by such party to any Governmental Body and provide the other parties with copies of all correspondence, filings or other communications between them or any of their representatives, on the one hand, and any Governmental Body or members of its staff, on the other hand (subject to appropriate redactions to protect any privileged or commercially sensitive information). Prior to the Closing, no party to this Agreement shall agree to participate in any meeting or discussion with any Governmental Body in respect of any such filings, investigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Body, gives the other parties the opportunity to attend and participate at such meeting. Subject to the Confidentiality Agreement and Section 6.3, the parties to this Agreement will coordinate and cooperate fully with each other in exchanging such information (subject to appropriate redactions to protect any privileged or commercially sensitive information) and providing such assistance as the other party may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods under the HSR Act and any similar Requirements of Law.

(d)         Prior to the Closing, each party shall use its commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Body with respect to the transactions contemplated by this Agreement under the HSR Act and any similar Requirements Law in any other relevant non-United States jurisdiction. Each party to this Agreement agrees to cooperate to obtain any other consents and approvals that may be required in connection with the transactions contemplated by this Agreement and the Ancillary Agreements.

(e)          Prior to the Closing, each party shall use commercially reasonable efforts to fulfill, and shall reasonably cooperate with each other to fulfill, as soon as reasonably practicable the conditions specified in ARTICLE VII to the extent that the fulfillment of such conditions is within its, his or her control. In connection with the foregoing, prior to the Closing, each party hereto will (a) execute and deliver the Ancillary Agreements and (b) comply with all applicable Requirements of Laws in connection with its execution, delivery and performance of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby.

(f)          Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require, or be construed to require, Coty or any of its Affiliates to proffer to, or agree to, sell, license or dispose of or hold separate and agree to sell, license or dispose of before or after the Closing, any assets, businesses, or interest in any assets or businesses of Coty, the Company or any of its or their respective Affiliates (or to consent to any sale, license, or disposition, or agreement to sell, license or dispose, any assets or businesses by any of the Unit Holders, the Company or any of its Subsidiaries); and the Unit Holders, Aspen Sub, D. Maxfield, the Company and its Subsidiaries shall not take or agree to take on any such action without Coty’s prior written consent.

35

Section 5.5            Consents of Third Parties. During the period from the date hereof until the Closing Date, Coty shall provide reasonable cooperation to the Company and its Subsidiaries in attempting to obtain the consents, approvals and waivers contemplated by this Section 5.5. The Company shall use commercially reasonable efforts in attempting to obtain, before the Closing Date, the consents, approvals and waivers in respect of the transactions contemplated by this Agreement set forth on Schedule 5.5, in each case in form and substance reasonably satisfactory to Coty; provided, that none of the Company, any of the Company’s Subsidiaries, the Units Holders, NewCo or Coty shall have any obligation to offer or pay any consideration in order to obtain any such consents, approvals or waivers; provided, further, that the Unit Holder Parties shall not make any agreement or understanding adversely affecting the Company Units or the operation of the Company or any of its Subsidiaries, or the Business as a condition for obtaining any such consents, approvals or waivers except with the prior written consent of Coty, which shall not be unreasonably withheld, conditioned or delayed.

Section 5.6            Termination of Related Party Agreements. Prior to the Closing, the Company shall and shall cause its Subsidiaries to take such actions (which shall be reasonably satisfactory to Coty) as necessary so that (a) the Related Party Agreements (other than those set forth on Schedule 5.6 and any confidentiality or invention assignment agreement, or any confidentiality or invention assignment provision in any other Contracts, between the Company or any of its Subsidiaries, on the one hand, and any Related Party, on the other hand, in each case in favor of the Company or any of its Subsidiaries) shall be terminated and of no further force or effect effective as of the Closing, with no payments owed by the Company or any of its Subsidiaries after the Closing and with the Company and its Subsidiaries free of any and all Liabilities related thereto after the Closing, and (b) all accounts payable and other Liabilities of the Company and each of its Subsidiaries to any Related Party (other than (x) Liabilities for indemnification or advancement or reimbursement of expenses to which the current or former directors and officers of the Company or of any of its Subsidiaries may be entitled pursuant to the Company’s or any of its Subsidiaries’ Organizational Documents and (y) Liabilities for compensation, benefits or expense reimbursement owed to employees of the Company or any of its Subsidiaries in the ordinary course of business) are terminated effective as of the Closing with no payments owed by the Company or any of its Subsidiaries and with the Company and its Subsidiaries free of any and all Liabilities related thereto. If following the Closing, NewCo discovers that any such accounts payable or Related Party Agreements have not been terminated, the Unit Holders and D. Maxfield shall, at the request of NewCo, take all actions reasonably necessary to cause the termination thereof.

Section 5.7            Transfer Restrictions. During the period prior to the Closing: (a) the Unit Holders shall not transfer, assign, pledge, encumber or dispose of any Equity Securities of the Company; (b) each Trust Owner shall not, and shall cause his, her or its Applicable Trust to not, transfer, assign, pledge, encumber or dispose of any Equity Securities of the Company; (c) the Majority Unit Holder shall not (i) issue any Equity Securities or any rights or Contracts exercisable or exchangeable for, or convertible into, Equity Securities of the Majority Unit Holder or (ii) transfer, assign, pledge, encumber or dispose of any Equity Securities of Aspen Sub; (d) D. Maxfield shall not transfer, assign, pledge, encumber or dispose of any Equity Securities of the Majority Unit Holder; (e) the trustees of the CRT shall not, and shall cause the CRT to not, transfer, assign, pledge, encumber or dispose of any Equity Securities of the Company; and (f) except to effect the Second Contribution in accordance with the terms of this Agreement, Aspen Sub shall not issue any Equity Securities or any rights or Contracts exercisable or exchangeable for, or convertible into, Equity Securities of the Aspen Sub.

Section 5.8            Other Employment Agreements. During the period from the date hereof until the Closing Date, Coty and D. Maxfield shall use commercially reasonable efforts to cause each of Matthew Cooley, Jamon Jarvis and Tori Poulter to each enter into an employment agreement with NewCo on terms reasonably satisfactory to Coty (which terms may include non-competition and non-solicitation covenants no less favorable to NewCo than those contained in the Employment Agreements).

36

Section 5.9           Pre-Closing Cash Contribution. Prior to the Closing, in order to fund the Cash Consideration, Coty US or Coty Parent (as determined by Coty Parent) shall contribute sufficient funds to NewCo to pay the Cash Consideration and, in exchange for such contribution, NewCo shall issue 600 Class A Membership Interests to Coty US, provided that in lieu of making such contribution, Coty US or Coty Parent (as determined by Coty Parent) may elect to make the payments contemplated by Article I directly on behalf of NewCo.

Section 5.10          280G Matters. The Company shall use commercially reasonable efforts to, as soon as administratively practicable after the date hereof (and in no event less than five (5) Business Days prior to the Closing Date) obtain waivers from each individual, if any, who may otherwise receive a “parachute payment” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), of any amounts or benefits that would constitute “parachute payments” in connection with the transactions contemplated by this Agreement.  After obtaining such waivers, and in no event less than three (3) Business Days prior to the Closing Date, the Company shall submit to all its equity holders who hold voting rights for approval, by such number of equity holders as is required pursuant to Section 280G(b)(5)(B) of the Code, any payments and/or benefits that the Company and Coty reasonably determine may, individually or in the aggregate, constitute “parachute payments” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), such that such payments and benefits shall not be deemed to be “parachute payments” under Section 280G of the Code.  The Company shall provide Coty, prior to execution by such individuals or submission to the Company’s equity holders, as applicable, copies of all material documents prepared by or on behalf of the Company in connection with this Section 5.10 and shall provide Coty with a reasonable opportunity to review and provide comments on such documents, and the Company shall consider any such comments in good faith.

Section 5.11          Younique Disc Corporation. The Company shall take all actions necessary so that as of the Closing there is no cash or cash equivalents in Younique Disc Corporation in excess of ordinary course operating needs of Younique Disc Corporation.  Prior to Closing the Company shall reasonably consult with Coty regarding its actions to comply with this covenant, shall provide Coty and its representatives with reasonable access to the books and records and other information of the Company to permit Coty to verify the Company’s compliance with this covenant and shall deliver to Coty  at Closing a certificate executed by a duly authorized representative that it has complied with the first sentence of this covenant.

ARTICLE VI
ADDITIONAL AGREEMENTS

Section 6.1            Certain Restrictive Covenants. During the period from the Closing Date through the date that is five (5) years following the Closing Date (the “Restricted Period”), Aspen Sub, the Unit Holders (other than Unit Holders who are an Applicable Trust and the CRT) and D. Maxfield (each, a “Restricted Party”) shall not, directly or indirectly, as agent, employee, consultant, distributor, representative, stockholder, principal, manager, partner or in any other capacity, employ or engage, or recruit or solicit for employment or engagement (as a consultant or otherwise) any employee or any Presenter (solely in the case of a Presenter, for a cosmetics or dermatology business using direct sales similar to that of the Company or any of its Subsidiaries) of NewCo, the Company or any of its Subsidiaries (provided that (i) the solicitation of such employees through the use of general solicitations, including through media advertisements, job boards or employment search firms in the ordinary course of business that are not targeted at such employees, or (ii) the solicitation and hiring of such employees or Presenters who have ceased to be employed or retained by NewCo, the Company or its Subsidiaries for at least six (6) months prior to such solicitation and/or hiring, shall be deemed not to violate the foregoing provisions). The period of time during which the restrictions set forth in this Section 6.1 will be in effect

37

will be extended for a given Restricted Party by the length of time during which such Restricted Party is in breach of the terms of those provisions as determined by any court of competent jurisdiction.

Section 6.2            Restrictions on Competition and Interference. During the Restricted Period, none of the Restricted Parties shall, directly or indirectly, whether as agent, employee, officer, director, consultant, distributor, representative, stockholder, manager, partner or otherwise, in the Restricted Area, own, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that engages in the Business (a “Restricted Business”); provided, however, that the restrictions contained in this Section 6.2 shall not restrict the acquisition of less than five percent (5%) of the outstanding Equity Securities of any publicly traded company engaged in a Restricted Business; provided, further, however, that the restrictions contained in this Section 6.2 shall not prohibit or limit any Minority Unity Holder or D. Maxfield from performing his or her duties as an employee of NewCo, the Company or any of its Subsidiaries. As used herein, “Restricted Area” shall mean each state, country, province, territory or other jurisdiction throughout the world in which the Company or any of its Subsidiaries currently operates or conducts the Business or has any business plan to operate or conduct the Business.

(a)          The period of time during which the restrictions set forth in this Section 6.2 will be in effect will be extended for a given Restricted Party by the length of time during which such Restricted Party is in breach of the terms of those provisions as determined by any court of competent jurisdiction.

(b)          The parties hereto acknowledge and agree that the restrictions contained in Sections 6.1 and 6.2 are reasonable (including as to scope, time and area), not unduly restrictive of each applicable Restricted Party’s rights, supported by adequate consideration and necessary protection of the immediate interests of Coty and NewCo, and any violation of these restrictions may cause immediate and irreparable injury to Coty and NewCo for which there may be no adequate monetary damages. In addition, the parties hereto acknowledge and agree that the restrictions contained in Sections 6.1 and 6.2 are essential elements of this Agreement and that, but for these restrictions, Coty and NewCo would not have agreed to enter into this Agreement and the transactions contemplated hereby, and each Restricted Party agrees not to challenge the validity or importance of such restrictions. If any court determines that any provision of Sections 6.1 or Section 6.2 is unenforceable, such court will have the power, and is hereby requested in such event, to reduce the duration or scope of such provision, as the case may be, or terminate such provision until, in such reduced form, such provision shall be enforceable. It is the intention of the parties hereto that the foregoing restrictions shall not be terminated, unless so terminated by a court, but shall be deemed amended to the extent required to render them valid and enforceable, such amendment to apply only with respect to the operation of Section 6.1 or Section 6.2, as the case may be, in the jurisdiction of the court that has made the adjudication.

(c)          Notwithstanding the foregoing, the parties hereto agree that none of the restrictions contained in this Section 6.2 shall apply to Unit Holders who are Applicable Trusts or the CRT.

Section 6.3           Business Confidential Information. Coty and NewCo acknowledge that the information being provided to them in connection with the consummation of the transactions contemplated by this Agreement is subject to the terms and conditions of the Confidentiality Agreement. The parties hereto hereby acknowledge and agree that, effective upon, and only upon, the Closing, the Confidentiality Agreement shall be deemed terminated and of no further force or effect. Each of the Unit Holders, Aspen Sub and D. Maxfield understands and acknowledges that such Person has had access to and has learned (a) information proprietary to the Company and its Subsidiaries, including Intellectual

38

Property, policies and strategies, details of customer and consultant contracts, operations methods, product development techniques, business plans and all other confidential information with respect to the business of the Company and its Subsidiaries, (b) other confidential or proprietary information of the Company and its Subsidiaries obtained by such Person prior to the Closing, including the terms of this Agreement and the Ancillary Agreements, and (c) other confidential or proprietary information of the Company, its Subsidiaries, NewCo, Coty or their respective Affiliates obtained by such Person pursuant to the terms of this Agreement and the Ancillary Agreements (collectively, the “Business Confidential Information”).  Each of the Unit Holders, Aspen Sub and D. Maxfield hereby agrees that, upon the terms and subject to the conditions set forth herein, until the five (5) year anniversary of the Closing Date, such Person (i) will keep confidential all Business Confidential Information, and (ii) will not, directly or indirectly, disclose any Business Confidential Information to any third Person or use any Business Confidential Information in any way, in each case other than, in the case of D. Maxfield or any of the Minority Unit Holders, for the benefit of Coty, NewCo, the Company or its Subsidiaries in performance of such Person’s duties as an officer or employee of NewCo, the Company or any of its Subsidiaries.  The restrictions contained in this Section 6.3 shall not apply to any information which (x) is at the Closing Date or thereafter becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by any Unit Holder, Aspen Sub or D. Maxfield in violation of this Agreement or a breach by any other Person of any legal or contractual obligation known to the Unit Holder, Aspen Sub or D. Maxfield (as applicable), (y) is required to be disclosed by applicable Requirements of Law, provided, that, in such event, the Unit Holder, Aspen Sub or D. Maxfield (as applicable) shall use reasonable efforts if permitted by Requirements of Law to give reasonable advance notice of such requirement to Coty to enable Coty, NewCo, the Company or any of its Subsidiaries to seek a protective order or other appropriate remedy with respect to such permitted disclosure, or (z) becomes available to the Unit Holder, Aspen Sub or D. Maxfield (as the case may be) on a non-confidential basis from a source other than the Company or any of its Subsidiaries, provided that such source is not known to the Unit Holder, Aspen Sub or D. Maxfield (as applicable) to be bound by a confidentiality agreement to NewCo, the Company or any of its Subsidiaries. Pursuant to the Defend Trade Secrets Act of 2016, each of the Unit Holders, Aspen Sub and D. Maxfield understand that an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

Section 6.4           Release. Each Unit Holder, Aspen Sub and D. Maxfield will be deemed to, and hereby does, effective as of the Closing, release and forever discharge the Company, each of its Subsidiaries and each of their respective successors, heirs and assigns from any and all Liabilities, Encumbrances, sums of money, accounts and judgments whatsoever, at law or in equity, either in contract or in tort, whether known or unknown, on account of, arising out of or relating to any act, omission or commitment of any kind or character whatsoever occurring prior to the Closing, including the calculation and payment of any and all amounts due to any Unit Holder prior to the Closing (including accrued and unpaid distributions or other payments arising out of or related to a Unit Holder’s acquisition or ownership of Equity Securities of the Company); provided, however, that such claims shall not include claims arising out of this Agreement or any Ancillary Agreement, rights to indemnification or advancement or reimbursement of expenses to which the current or former directors and officers of the Company or of any of its Subsidiaries may be entitled pursuant to the Company’s or any of its Subsidiaries’ Organizational Documents, or claims for compensation, benefits and expense reimbursement in the ordinary course of business in such Unit Holder’s capacity as an employee of the Company or any of its Subsidiaries. For the avoidance of doubt, each Unit Holder, the Company and D. Maxfield (in his, her or its individual capacity and on behalf of his, her or its Affiliates, Associates and successors and permitted assigns) hereby irrevocably waives any restriction on transfer, right of first refusal, right of first offer or similar right (including any and all rights set forth in the Operating

39

Agreement) in respect of the transactions contemplated by this Agreement and hereby consents to the transfer of the Company Units contemplated hereby and admission of NewCo as the sole member of the Company effective upon the Closing.

Section 6.5            Financial Information; Inventory.

(a)           Prior to Closing, the Company shall provide Coty and NewCo with monthly financial statements of the Company prepared in the ordinary course of business. In addition to the foregoing, prior to Closing, the Company shall provide financial information with respect to the Company and its Subsidiaries that is reasonably required, and reasonable cooperation, to assist Coty in complying with its obligations under the rules and regulations of the Securities and Exchange Commission with respect to the transactions contemplated by this Agreement and the Ancillary Agreements and with respect to the Company and its Subsidiaries, including by providing Coty and NewCo with (i) unaudited financial statements of the Company for the three-month and six-month periods ended December 31, 2016 and (ii) audited financial statements of the Company for the fiscal year ended December 31, 2016, in each case by March 1, 2017.

(b)          The Company and its Subsidiaries have identified certain items of inventory that are required to be written off as obsolete in accordance with GAAP as set forth and described more fully on Schedule 6.5(b).  The appropriate journal entries to effect such write-offs shall be made by the Company and reflected in full in the financial statements of the Company for the fiscal year of the Company ended December 31, 2016.  No later than five (5) Business Days prior to the Closing, the Company shall provide Coty with a certificate of the Chief Financial Officer of the Company certifying that the Company has effected such write-offs.  The Company shall provide such other information relating to such write-offs as Coty may reasonably request.

Section 6.6           Source Code Audit. Prior to the Closing, promptly following Coty US’s reasonable request, the Company shall use commercially reasonable efforts to promptly provide Black Duck Software, Inc., for its review, with a complete and accurate copy of the most recent version of the source code for all Company Software that is part of, or distributed by or for the Company or any of its Subsidiaries in conjunction with or for use with, any product or service of the Business. The Company shall provide commercially reasonable cooperation, as and to the extent reasonably requested by Coty US, in connection with Coty’s review and analysis of the report prepared by Black Duck Software, Inc. based on its review of such source code. It is understood and agreed by the parties hereto that neither the completion of the analysis of the Company Software by Black Duck Software, Inc., nor Coty’s satisfaction with the results of such analysis, is a condition to closing (except that compliance with this covenant and the results of such analysis may be taken into account in determining whether the condition to closing in Section 7.2 are satisfied).

Section 6.7           Second Contribution. Immediately following the Closing, (a) the Continuing Unit Holders and Aspen Sub shall, and D. Maxfield shall cause the Majority Unit Holder to, contribute the Equity Consideration to Aspen Sub, and, in exchange, Aspen Sub shall, and D. Maxfield shall cause Aspen Sub to, issue (i) 328.196 Class A-1 Membership Interests of Aspen Sub to the Majority Unit Holder, which shall represent all of the issued and outstanding voting rights and 82.049% of the economic rights of Aspen Sub, and (ii) 71.804 Class A-2 Membership Interests of Aspen Sub collectively to the Continuing Minority Unit Holders (with each such Continuing Minority Unit Holder receiving the number of Class A-2 Membership Interests of Aspen Sub set forth opposite his or her name on Schedule 6.7), which shall represent none of the issued and outstanding voting rights and 17.951% of the economic rights of Aspen Sub and (b) the Continuing Unit Holders, Aspen Sub, D. Maxfield and Coty shall enter into the Amended and Restated Limited Liability Company Agreement of Aspen Sub in the form set forth on Exhibit L (such transactions and the execution and delivery of such agreement, collectively, the

40

“Second Contribution”). The Second Contribution shall be effected pursuant to contribution agreements to be agreed to in good faith by and between Coty, the Continuing Unit Holders and Aspen Sub.

Section 6.8           Certain Matters. The Company shall perform the covenants set forth on Schedule 6.8 of this Agreement.

ARTICLE VII
CONDITIONS TO CLOSING

Section 7.1           Conditions to Obligations of the Unit Holder Parties. The obligations of the Unit Holder Parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, as of the Closing, of each of the following conditions:

(a)          Representations and Warranties; Covenants. There shall not have been any material breach by NewCo or Coty in the performance of any of their covenants and agreements herein; each of the representations and warranties of Coty set forth in (i) Sections 4.2, 4.3(a), 4.3(b)(i)(1), 4.5 and 4.6 shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made on and as of such date (except to the extent that such representations or warranties expressly relate to an earlier date or time, in which case as of such earlier date or time), (ii) the first two sentences of Section 4.1 shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (except to the extent that such representations or warranties expressly relate to an earlier date or time, in which case as of such earlier date or time), and (iii) Article IV (other than those referenced in the preceding clauses (i) and (ii)), when read without any exception or qualification as to “material”, “in all material respects” or other forms of materiality, shall be true and correct as of the date hereof and as of the Closing Date as though made on the Closing Date (except to the extent that such representations or warranties expressly relate to an earlier date or time, in which case as of such earlier date or time), except where the failure of all such representations and warranties to be so true and correct would not have or reasonably be expected to have, individually or in the aggregate, prevent, materially delay or materially impede the performance by NewCo or Coty of its obligations under this Agreement or the consummation of the transactions contemplated hereby; and there shall have been delivered to the Unit Holder Representative a certificate to such effect, dated the Closing Date, signed on behalf of NewCo and Coty by a duly authorized officer thereof.

(b)          No Order. No Governmental Body shall have enacted, issued, promulgated, enforced or entered any Requirement of Law or Order, which is then in effect, preventing or prohibiting consummation of the transactions contemplated by this Agreement or any Ancillary Agreement or performance thereof (nor shall any proceeding by any Governmental Body seeking any such Order be pending).

(c)           Governmental and Regulatory Consents.

(i)             Any applicable waiting period (and any extension thereof) applicable to the transactions contemplated hereby under the HSR Act and all other applicable Antitrust Laws shall have expired or been earlier terminated and all Antitrust Law approvals from Governmental Bodies of competent jurisdiction shall have been obtained.

(ii)            All consents, approvals and authorizations set forth on Schedule 7.1(c)(ii) shall have been obtained.

41

(d)           Closing Deliveries. Upon the release of the signature of each other party thereto, the Ancillary Agreements shall be in full force and effect. The Unit Holder Representative shall have received the items to be delivered pursuant to Section 1.7.

(e)           Second Contribution. Coty shall be ready, willing and able to execute and deliver the Aspen Sub Amended and Restated Limited Liability Company Agreement in accordance with Section 6.7 and shall have delivered to the Unit Holder Representative a certificate to that effect.

Section 7.2           Conditions to Obligations of NewCo and Coty. The obligations of NewCo and Coty to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction as of the Closing, of each of the following conditions:

(a)           Representations and Warranties; Covenants. There shall not have been any material breach by any of the Unit Holder Parties or the Unit Holder Representative in the performance of any of their covenants and agreements herein; each of the representations and warranties set forth in (i) Sections 2.1, 2.2(a), 2.2(b)(i)(1), 2.3, 2.5, 3.2, 3.3, 3.4(a), 3.4(b)(i)(1), 3.6(b), 3.24 shall be true and correct in all respects as of the date hereof and as of the Closing Date as if made on and as of such date (except to the extent that such representations or warranties expressly relate to an earlier date or time, in which case as of such earlier date or time), (ii) the first sentence of Section 3.1, and Sections 3.8(b), 3.11 and the Specified Software Representations, when read without any exception or qualification as to “material”, “in all material respects” or other forms of materiality or Company Material Adverse Effect, shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date (except to the extent that such representations or warranties expressly relate to an earlier date or time, in which case as of such earlier date or time), and (iii) Articles II and III (other than those referenced in the preceding clauses (i) and (ii)), when read without any exception or qualification as to “material”, “in all material respects” or other forms of materiality or Company Material Adverse Effect (other than those set forth in Section 3.14(a), Section 3.14(b) (solely for purposes of the term “Material” in “Material Contract”), Section 3.17(f)(ii), and Section 3.22 (solely for purposes of the term “Material” in “Material Supplier”)), shall be true and correct as of the date hereof and as of the Closing Date as though made on the Closing Date (except to the extent that such representations or warranties expressly relate to an earlier date or time, in which case as of such earlier date or time), except where the failure of all such representations and warranties to be so true and correct would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and there shall have been delivered to Coty a certificate to such effect, dated the Closing Date, signed on behalf of the Unit Holders by the Unit Holder Representative.

(b)          No Order. No Governmental Body shall have enacted, issued, promulgated, enforced or entered any Requirement of Law or Order, which is then in effect, preventing or prohibiting consummation of the transactions contemplated by this Agreement or any Ancillary Agreement or performance thereof (nor shall any proceeding by any Governmental Body seeking any such Order be pending).

(c)          Governmental and Regulatory Consents.

(i)             Any applicable waiting period (and any extension thereof) applicable to the transactions contemplated hereby under the HSR Act and all other applicable Antitrust Laws shall have expired or been earlier terminated and all Antitrust Law approvals from Governmental Bodies of competent jurisdiction shall have been obtained.

(ii)            All consents, approvals and authorizations set forth on Schedule 7.2(c)(ii) shall have been obtained.

42

(d)          Third Party Consents. The Unit Holder Parties shall have received the consents, approvals and waivers specified on Schedule 7.2(d), in each case in form and substance reasonably satisfactory to Coty.

(e)           Retention of Key Employees. The Employment Agreements shall be in full force and effect and, immediately prior to Closing, each of the Key Employees shall have delivered to Coty a certificate, in the form of Exhibit N.

(f)            Closing Deliveries. Upon the release of the signature of each other party thereto, the Ancillary Agreements shall be in full force and effect. Coty shall have received the items to be delivered pursuant to Section 1.6.

(g)           Second Contribution. The Unit Holder Parties shall be ready, willing and able to effect the Second Contribution in accordance with Section 6.7 and shall have delivered to Coty US a certificate to that effect.

ARTICLE VIII
TAX MATTERS

Section 8.1            Liability for Taxes.

(a)           The Unit Holders shall be liable for and pay, and pursuant to Article X shall indemnify and hold the Coty Indemnified Parties harmless from and against any and all Losses and Expenses resulting from or in connection with income Taxes imposed on the Company or its Subsidiaries for any taxable year or period that ends on or before the Closing Date (a “Pre-Closing Tax Period”) and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date; provided, however, that the Unit Holders shall not be liable for any Tax liability to the extent such Tax liability is individually identified as a current liability and reflected in the Working Capital Amount.

(b)          For purposes of clause (a), whenever it is necessary to determine the liability for Taxes of the Company or any Person with respect to the Company or its Subsidiaries for a Straddle Period, the determination of such Taxes for the portion of the Straddle Period ending on and including the Closing Date shall be determined by assuming that the Straddle Period consisted of two taxable years or periods, one which ended at the close of the Closing Date and the other which began at the beginning of the day following the Closing Date and items of income, gain, deduction, loss or credit of or with respect to such Person for the Straddle Period shall be allocated between such two taxable years or periods on a “closing of the books basis” by assuming that the books of such Person were closed at the close of the Closing Date, provided, however, that exemptions, allowances, deductions or Taxes that are calculated on a periodic basis, such as property Taxes and depreciation deductions, shall be apportioned between such two taxable years or periods on a daily basis.

Section 8.2            Tax Cooperation. The Unit Holder Representative, on the one hand, and Coty, on the other hand, shall (and shall cause their respective Affiliates to) use commercially reasonable efforts to cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. In particular, the Unit Holder Representative, on the one hand, and Coty, on the other hand, shall (and shall cause their respective Affiliates to) use commercially reasonable efforts to furnish or cause to be furnished to the other, upon written request, such information and assistance as is reasonably necessary for the filing of any Tax Return for the Pre-Closing Tax Period or any Straddle Period or otherwise relating to any of the payments to be made pursuant to this Agreement, for the making of any election relating to Taxes, for the

43

preparation for any audit, and for the prosecution or defense of any lawsuit, action, suit, proceeding or investigation relating to any adjustment or proposed adjustment with respect to Taxes, including making employees available, at the requesting party’s expense, on a mutually convenient basis to provide additional information and explanations of any material provided hereunder. Coty and the Unit Holder Representative shall retain all records with respect to Taxes pertaining to the Company for a period of at least seven (7) years following the Closing Date and shall give the other party reasonable written notice prior to transferring, destroying or discarding any such records, and allow such other party to take possession of such records. Coty and the Unit Holder Representative shall cooperate with each other in the conduct of any lawsuit, action, suit, proceeding or investigation relating to Taxes involving the Company.

Section 8.3            Preparation and Filing of Tax Returns.

(a)           The Unit Holder Representative shall, at the Unit Holders’ expense, timely prepare and file, or shall cause to be timely prepared and filed, all income or other similar Tax Returns (including any partnership return and applicable K-1s) of the Company and its Subsidiaries with respect to any Pre-Closing Tax Period (a “Pre-Closing Tax Return”); provided, that the Unit Holder Representative shall provide a copy of such Pre-Closing Tax Return to Coty a commercially reasonable period of time prior to the due date (including applicable extensions) of such Pre-Closing Tax Return, and the Unit Holder Representative shall consider in good faith any suggested changes; provided, further, that if such Pre-Closing Tax Return could have the effect of increasing the Tax liability of Coty for any tax period following the Closing Date, the filing of such Pre-Closing Tax Return shall be subject to Coty’s consent (not to be unreasonably withheld, conditioned, or delayed).

(b)          The Company or NewCo (as applicable) shall timely prepare and file, or shall cause to be timely prepared and filed, all other Tax Returns (including any partnership return and applicable K-1s) of the Company and its Subsidiaries consistently with and subject to the applicable provisions of the A&R LLC Agreement addressing the preparation and filing of post-Closing Tax Returns; provided, that the Company shall provide a copy of any income or other similar Tax Return with respect to any Straddle Period (a “Straddle Tax Return”) to the Unit Holder Representative a commercially reasonable period of time prior to the due date (including applicable extensions) of such Straddle Tax Return, and Coty shall consider in good faith any suggested changes; provided, further, that to the extent such Straddle Tax Return could have the effect of increasing the Tax liability or liability under this Agreement of any Unit Holder (or their direct or indirect owners), the filing of such Straddle Tax Return shall be subject to the Unit Holder Representative’s consent (not to be unreasonably withheld, conditioned, or delayed).

Section 8.4            Tax Contests.

(a)           The Unit Holder Representative shall have the right to control and Coty shall have the right to participate in (at its own expense), any audit, litigation, or other proceeding with respect to any Pre-Closing Tax Return and/or any Pre-Closing Tax Period (a “Pre-Closing Tax Contest”); provided that to the extent any settlement or compromise of a Pre-Closing Tax Contest would have the effect of increasing a Tax liability of the Company or any of its Subsidiaries or owners in a taxable period or portion thereof ending after the Closing Date, the Unit Holder Representative shall not settle such Pre-Closing Tax Contest without Coty’s prior written consent (not to be unreasonably withheld, conditioned, or delayed).

(b)           The Company or NewCo (as applicable) shall have the right to control and the Unit Holder Representative shall have the right to participate in (at its own expense), any audit, litigation, or other proceeding with respect to any Straddle Tax Return and/or any Straddle Tax Period (a “Straddle

44

Tax Contest”); provided that to the extent any settlement or compromise of a Straddle Tax Contest would have the effect of increasing a Tax liability of the Company or any of its Subsidiaries or owners in a taxable period or portion thereof beginning on or before the Closing Date, the Company or NewCo shall not settle such Straddle Tax Contest without the Unit Holder Representative’s prior written consent (not to be unreasonably withheld, conditioned, or delayed).

Section 8.5          Post-Closing Tax Actions. Without the prior written consent of the Unit Holder Representative (not to be unreasonably withheld, conditioned or delayed), Coty, the Company, the Company’s Subsidiaries, and their respective Affiliates will not refile or amend or permit the Company or its Subsidiaries to refile or amend any Pre-Closing Tax Return or Straddle Tax Return. After the date of this Agreement, none of Coty, the Company, or the Company’s Subsidiaries shall, without the written consent of the Unit Holder Representative (not to be unreasonably withheld, conditioned or delayed), (a) agree to waive or extend the statute of limitations relating to any Taxes of the Company or any of its Subsidiaries for a Pre-Closing Tax Period or the portion of a Straddle Period ending on or prior to the Closing Date, (b) make or change any Tax position, accounting method, or election with respect to, or that has retroactive effect to, any Pre-Closing Tax Period or the portion of a Straddle Period ending on or prior to the Closing Date of the Company or any of its Subsidiaries, or (c) voluntarily approach any taxing authority (or otherwise file Tax Returns where the Company and its Subsidiaries have not historically filed Tax Returns) with respect to any Pre-Closing Tax Period or the portion of a Straddle Period ending on or prior to the Closing Date of the Company or any of its Subsidiaries or the Taxes of the Company or any of its Subsidiaries attributable to a Pre-Closing Tax Period or the portion of a Straddle Period ending on or prior to the Closing Date.

Section 8.6          Closing Date Course of Business. For the portion of the Closing Date after the Closing, other than transactions expressly contemplated by this Agreement, Coty shall cause the Company and its Subsidiaries to carry on their business only in the ordinary course in the same manner as heretofore conducted.

Section 8.7          Tax Refunds. The Unit Holder Representative (on behalf of the Unit Holders) shall be entitled to receive from Coty, the Company, or its Subsidiaries, as applicable, all refunds (or credits for overpayments) of Taxes of the Company and its Subsidiaries (including any interest thereon) attributable to Pre-Closing Tax Periods and the portion of any Straddle Period ending on the Closing Date (including as a result of any deduction with respect to Transaction Expenses), provided that such amounts were not included in the Working Capital Amount. Promptly upon receipt of any such Tax refund or credits for overpayment and in no event later than ten (10) Business Days after receipt by Coty, the Company, or the Company’s Subsidiaries, Coty will, and will cause the Company or the applicable Subsidiary or Subsidiaries to, deliver and pay over, by wire transfer of immediately available funds, such Tax refunds and credits for overpayments (including any interest thereon) to the Unit Holder Representative for further distribution to the Unit Holders, net of any expenses and Losses incurred in obtaining the refund or credit. Upon a reasonable request from the Unit Holder Representative or the Unit Holders at their expense, Coty, the Company, or the Company’s Subsidiaries, as applicable shall cause any necessary filings to be made to receive any refund (or credit for overpayment) contemplated by this paragraph.

Section 8.8          Transaction Deductions. The parties agree that (a) all Transaction Deductions shall be allocated to the Unit Holders in respect of the Pre-Closing Tax Period and (b) all Transaction Deductions (and expenses giving rise to such Transaction Deductions) shall be treated as having been incurred by the Company, rather than any of the Company’s Subsidiaries, in each case, to the greatest extent permissible by applicable Requirements of Law.

45

Section 8.9          Transfer Taxes. Notwithstanding anything in this Agreement to the contrary, any transfer, value added, excise, stock transfer, stamp, recording, registration, or similar Taxes (collectively, “Transfer Taxes”) that become payable in connection with the transactions contemplated by this Agreement shall be borne 50% by the Unit Holders and 50% by Coty. The parties shall cooperate in filing such forms and documents as may be necessary to minimize or eliminate any such Transfer Taxes to the extent commercially reasonable.

Section 8.10        Allocation of Purchase Price. Within forty-five (45) days following the final determination of the Agreed Adjustments, the Unit Holder’s Representative shall prepare and deliver to the Coty an allocation of the Purchase Price (including, for the avoidance of doubt, assumed liabilities) amongst the assets of the Company (the “Purchase Price Allocation”). The Purchase Price Allocation shall be prepared in accordance with applicable Law, including in accordance with Sections 1060, 751 and 755 of the Code and the Treasury Regulations promulgated thereunder (and any similar Law, as appropriate), and the methodology set forth on Schedule 8.10. The Purchase Price Allocation shall be final and binding on all Parties unless, within sixty (60) days after delivery thereof to Coty, Coty delivers a written notice to the Unit Holder’s Representative of its objections to the Purchase Price Allocation. The Unit Holder’s Representative and Coty shall use their reasonable efforts to resolve any disputed items specifically set forth in such written notice. If the Unit Holder’s Representative and Coty cannot come to mutual agreement on the Purchase Price Allocation, the matter shall be resolved in accordance with substantially identical procedures as set forth for the resolution of disputes in Section 1.5, provided, that in resolving such dispute, the Accounting Firm shall be bound by the methodology set forth on Schedule 8.10. If Coty does not timely object to the Purchase Price Allocation or if all disputed items are resolved in accordance with the foregoing sentence, then such Purchase Price Allocation, taking into account the final resolution of any such disputed items (the “Final Allocation Schedule”) shall be binding on all Parties for all Tax purposes. The Unit Holder’s Representative shall prepare and deliver to Coty from time to time revised copies of such Final Allocation Schedule so as to report any matters on the Final Allocation Schedule that need updating. None of the Unit Holder’s Representative, Coty, the Company, or any of the Company’s Subsidiaries shall, nor shall they permit their respective Affiliates to, take any position inconsistent with the Final Allocation Schedule on any applicable Tax Return; provided, however, that if the IRS (or comparable state, local or non-U.S. authority) makes an inconsistent determination with respect to such position in a final audit determination, a party shall be entitled to take an inconsistent position following the conclusion of such audit).

Section 8.11        Treatment of Indemnification Payments. The parties agree that any indemnification payments made pursuant to this Agreement shall be treated for all purposes to be an adjustment to the purchase price paid hereunder, except as otherwise required by Requirements of Law.

ARTICLE IX
TERMINATION

Section 9.1          Termination. This Agreement may be terminated at any time prior to the Closing:

(a)         by the mutual written consent of Coty and the Unit Holder Representative;

(b)         by Coty, if (A) there has been a breach by any Unit Holder Party of any representation, warranty, covenant or agreement contained in this Agreement or if any representation or warranty of any Unit Holder Party shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) would not be satisfied if the Closing were otherwise to occur as of the date of determination, and (B) such breach is not curable or, if capable of being cured, is not cured within thirty (30) days of Coty providing notice of such breach to the Unit Holder Representative; provided, however,

46

that the right to terminate this Agreement under this Section 9.1(b) shall not be available to Coty if the Coty Parties are also in breach of any representation, warranty, covenant or agreement contained in this Agreement or if any representation or warranty of any Coty Party shall have become untrue, in either case such that the conditions set forth in Section 7.1(a) would not be satisfied if the Closing were otherwise to occur as of the date of determination;

(c)         by the Unit Holder Representative, if (A) there has been a breach by any Coty Party of any representation, warranty, covenant or agreement contained in this Agreement or if any representation or warranty of any Coty Party shall have become untrue, in either case such that the conditions set forth in Section 7.1(a) would not be satisfied if the Closing were otherwise to occur as of the date of determination, and (B) such breach is not curable or, if capable of being cured, is not cured within thirty (30) days of the Unit Holder Representative providing notice of such breach to Coty; provided, however, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to the Unit Holder Representative if the Unit Holder Parties are also in breach of any representation, warranty, covenant or agreement contained in this Agreement or if any representation or warranty of any Unit Holder Party shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) would not be satisfied if the Closing were otherwise to occur as of the date of determination;

(d)         by either Coty or the Unit Holder Representative in the event of the issuance of a final, non-appealable Order restraining or prohibiting the consummation of any material transaction contemplated by this Agreement;

(e)         by either Coty or the Unit Holder Representative if the Closing shall not have occurred on or prior to May 10, 2017 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(e) shall not be available to the Unit Holder Representative or Coty, as the case may be, if the Unit Holder Parties or the Coty Parties, as the case may be, have failed to fulfill any obligation under this Agreement and such failure shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

(f)          by Coty if any of the Key Employees terminates his or her employment with the Company or notifies the Company that he or she intends to terminate his or her employment with the Company and such matter has not been cured prior to the End Date.

Section 9.2          Effect of Termination.

(a)         In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (i) as set forth in this Section 9.2 or Sections 11.2, 11.8, 11.9, 11.14, in Exhibit A hereto or in the Confidentiality Agreement, which shall survive the termination of this Agreement in accordance with their terms, and (ii) that nothing herein shall relieve any party from liability for any willful breach hereof.

(b)         In the event that this Agreement is terminated by Coty or the Unit Holder Representative (i) pursuant to Section 9.1(d) as a result of an Order with respect to any Antitrust Law, or (ii) Section 9.1(e), and all of the conditions to Closing set forth in Article VII (other than (A) the conditions set forth in Sections 7.2(b) relating to any Antitrust Law or approvals and 7.2(c) and (B) those other conditions that, by their nature, cannot be satisfied until the Closing Date, but, in the case of clause (B), which conditions would be capable of satisfaction if the Closing Date were the date of such termination) and all of the conditions set forth in Section 7.1(b) and Section 7.1(c) (not relating to any Antitrust Law or approval) have been satisfied or waived on or prior to the date of such termination, then Coty shall promptly, but in no event later than three (3) Business Days after the date of such termination,

47

pay to the Company a fee of $18,000,000 (the “Reverse Termination Fee”), it being understood that in no event shall Coty or NewCo be required to pay the Reverse Termination Fee on more than one occasion. Any Reverse Termination Fee paid to the Company pursuant to this Agreement shall be paid by wire transfer of immediately available funds to an account or accounts designated in writing by the Company to Coty for such purpose. “Antitrust Laws” means the applicable requirements of antitrust, competition or other similar Requirements of Law in any jurisdiction.

(c)         The parties acknowledge that the agreements contained in this Section 9.2 are an integral part of the transactions contemplated by this Agreement, that in light of the difficulty of accurately determining actual damages with respect to the foregoing matters, the Reverse Termination Fee constitutes a reasonable estimate of the Losses that would be suffered if this Agreement or if the transactions contemplated hereby are otherwise abandoned or not consummated, and that without these agreements, the Company and the Unit Holders would not enter into this Agreement and that any amounts payable pursuant to this Section 9.2 constitute liquidated damages and do not constitute a penalty; accordingly, if Coty fails to promptly pay the amounts due pursuant to this Section 9.2 and, in order to obtain such payment, the Company commences a legal action that results in a judgment against Coty for any amounts due pursuant to this Section 9.2, Coty shall pay to the Company its costs and expenses (including attorneys’ fees) in connection with such legal action, together with interest on the amount of such amount or portion thereof at the latest U.S. prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

(d)         Notwithstanding anything herein to the contrary, except in the case of a willful and material breach by Coty or NewCo of its obligations in Section 5.4 with respect to or relating to Antitrust Laws or approvals and other than the rights of the parties to specific performance pursuant to Section 11.14 prior to the valid termination of this Agreement, the Reverse Termination Fee (together with the reimbursement contemplated by Section 9.2(c)) shall be the sole and exclusive remedy of the Company, Aspen Sub, D. Maxfield, the Unit Holders and their respective Affiliates against Coty, NewCo and their respective Affiliates and any of their respective former, current, or future stockholders, directors, officers, Affiliates or agents for any losses or damages of whatsoever nature suffered as a result of any breach by Coty or NewCo of its obligations in Section 5.4 with respect to or relating to Antitrust Laws or approvals, and upon payment of the Reverse Termination Fee (together with the reimbursement contemplated by Section 9.2(c)) if and when due, (i) none of Coty, NewCo, their respective Subsidiaries or any of their respective former, current, or future stockholders, directors, officers, Affiliates or agents shall have any further Liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement in connection with such breach by Coty or NewCo, (ii) payment and receipt of the Reverse Termination Fee (together with the reimbursement contemplated by Section 9.2(c)) shall extinguish any right of the Unit Holders and the Company, on behalf of itself and its Subsidiaries, to sue or pursue any claim for any such losses or damages against any of Coty, NewCo, their respective Affiliates, any of their respective former, current, or future stockholders, directors, officers, Affiliates or agents with respect to, in connection with or arising out of such breach by Coty or NewCo, and (iii) the Company shall terminate with prejudice any pending claims in litigation pursuing any such claim for such losses or damages commenced prior to receiving the Reverse Termination Fee with respect to, in connection with or arising out of such breach by Coty or NewCo. For purposes of this Section 9.2(d), a “willful” breach shall mean the failure by Coty to take action with specific knowledge and belief that such action is required to be taken by Coty pursuant to Section 5.4 with respect to or relating to Antitrust Laws or approvals.

Section 9.3          Waiver. At any time prior to the Closing, any party hereto may, but shall not be required to (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any

48

document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein.

ARTICLE X
INDEMNIFICATION

Section 10.1         Indemnification by Unit Holders.

(a)          Subject to Sections 10.5 and 10.6 hereof, each Unit Holder (and, in the case of the Majority Unit Holder, D. Maxfield) shall, from and after the Closing, severally in accordance with such Unit Holder’s Percentage Obligation and not jointly, indemnify and hold the Coty Indemnified Parties harmless from and against any and all Losses (without duplication), and pay to the applicable Coty Indemnified Parties the amount of, any and all Losses based upon, resulting from or in connection with:

(i)             the failure of any of the representations or warranties made by the Company in Article III to be true and correct in all respects at and as of the date hereof and at and as of the Closing Date as if made on and as of such date (except to the extent that such representations or warranties expressly relate to an earlier date or time, in which case as of such earlier date or time);

(ii)           any breach by the Company or the Unit Holder Representative of any of their respective covenants or agreements in this Agreement to be complied with prior to Closing, or any failure of the Company or the Unit Holder Representative to perform any of its respective obligations in this Agreement to be performed prior to Closing;

(iii)           (A) any income Taxes pursuant to Section 8.1 and (B) any matters listed on Schedule 3.11 provided that, in the case of item 3 on Schedule 3.11(c), only for Losses in excess of $550,000;

(iv)          any claim by any officer, director or employee of the Company or any of its Subsidiaries for indemnification or advancement of expenses under the Organizational Documents of, or indemnification Contract with, the Company or any of its Subsidiaries to the extent relating to any breach or inaccuracy in any representation or warranty set forth in Articles II or III; or

(v)           the matters listed on Schedule 10.1(a)(v) hereto.

(b)         Subject to Sections 10.5 and 10.6, each of the Unit Holders (and, in the case of the Majority Unit Holder, D. Maxfield) shall, from and after the Closing, severally and not jointly, indemnify and hold the Coty Indemnified Parties harmless from and against (without duplication), and pay to the applicable Coty Indemnified Parties the amount of, any and all Losses based upon, resulting from or in connection with:

(i)            the failure of any of the representations or warranties made by such Unit Holder (and, in the case of the Majority Unit Holder, by D. Maxfield, and, in the case of any such Unit Holder that is also a Trust Owner, by such Unit Holder’s Applicable Trust) in Article II to be true and correct in all respects at and as of the date hereof and at and as of the Closing Date as if made on and as of such date (except to the extent that such representations or warranties expressly relate to an earlier date or time, in which case as of such earlier date or time);

49

(ii)           any (A) breach by such Unit Holder (and, in the case of the Majority Unit Holder, by D. Maxfield, and, in the case of any such Unit Holder that is also a Trust Owner, such Unit Holder’s Applicable Trust) of any covenants or agreements in this Agreement, or any failure of such Unit Holder (and, in the case of the Majority Unit Holder, by D. Maxfield, and, in the case of any such Unit Holder that is also a Trust Owner, such Unit Holder’s Applicable Trust) to perform any of its obligations in this Agreement or (B) any transfer of Company Units made by such Unit Holder (and, in the case of the Majority Unit Holder, by D. Maxfield, and, in the case of any such Unit Holder that is also a Trust Owner, such Unit Holder’s Applicable Trust) in violation of Section 5.1 or 5.7; or

(iii)          any fraud by such Unit Holder (and, in the case of the Majority Unit Holder, D. Maxfield, and, in the case of any such Unit Holder that is also a Trust Owner, such Unit Holder’s Applicable Trust).

(c)         Coty shall use and shall cause the Coty Indemnified Parties to use their respective commercially reasonable efforts to mitigate and otherwise minimize any Loss to the extent required by applicable Requirements of Law upon and after becoming aware of any event which would reasonably be expected to give rise to Losses that may be indemnifiable under this Section 10.1 (it being understood and agreed that any reasonable out-of-pocket fees, costs or expenses incurred in connection with such mitigation shall themselves constitute Losses, to the extent the Losses mitigated would have been indemnifiable pursuant to this Article X).

(d)         For purposes of this Article X, (i) Aspen Sub shall be deemed to be a Unit Holder and the indemnification obligations hereunder with respect to Aspen Sub shall be deemed to be obligations of D. Maxfield and the Majority Unit Holder and (ii) the indemnification obligations of the Majority Unit Holder shall also be indemnification obligations of D. Maxfield.

Section 10.2        Indemnification by Coty.

(a)         Subject to Section 10.6, Coty hereby agrees, from and after the Closing, to indemnify and hold the Unit Holder Indemnified Parties harmless from and against (without duplication), and pay to the applicable Unit Holder Indemnified Parties the amount of, any and all Losses based upon, resulting from or in connection with:

(i)            the failure of any of the representations or warranties made by Coty or NewCo in Article IV to be true and correct in all respects at and as of the date hereof and at and as of the Closing Date as if made on and as of such date (except to the extent that such representations or warranties expressly relate to an earlier date or time, in which case as of such earlier date or time);

(ii)           any breach by Coty of any of its covenants or agreements in this Agreement, or any failure of Coty to perform any of its obligations in this Agreement;

(iii)          any breach by NewCo of any of its covenants or agreements in this Agreement to be complied with prior to Closing, or any failure of NewCo to perform any of its obligations in this Agreement to be performed prior to Closing; or

(iv)          any fraud by Coty.

(b)         Each of the Unit Holders and D. Maxfield shall use and shall cause the Unit Holder Indemnified Parties to use their respective commercially reasonable efforts to mitigate and

50

otherwise minimize any Loss to the extent required by applicable Requirements of Law upon and after becoming aware of any event which would reasonably be expected to give rise to Losses that may be indemnifiable under this Section 10.2 (it being understood and agreed that any reasonable out-of-pocket fees, costs or expenses incurred in connection with such mitigation shall themselves constitute Losses, to the extent the Losses mitigated would have been indemnifiable pursuant to this Section 10.2).

Section 10.3         Survival.

(a)          The representations and warranties of the parties contained in this Agreement shall survive the Closing until the date that is fifteen (15) months following the Closing Date; provided, that (i) the Fundamental Representations shall survive the Closing indefinitely, (ii) the Specified Representations (other than those set forth in Section 3.11 (Taxes)) shall survive until the date that is three (3) years following the Closing, (iii) the Specified Representations set forth in Section 3.11 (Taxes), to the extent related to Taxes other than sales Taxes, shall survive until the date that is six (6) years following the Closing, and (iv) the Specified Representations set forth in Section 3.11 (Taxes), solely to the extent related to sales Taxes, shall survive until the expiration of their applicable statute of limitations (each, a “Expiration Date”). The covenants and agreements of the parties contained in this Agreement shall survive the Closing in accordance with their respective terms; provided, that such covenants and agreements that are by their nature to be performed at or prior to the Closing (“Pre-Closing Covenants”) shall survive the Closing until the date that is fifteen (15) months following the Closing Date. The Unit Holders’ obligations under Sections 10.1(a)(iv) and 10.1(a)(v) shall survive the Closing until the dates which are six (6) years and five (5) years following the Closing Date, respectively.

(b)         Notwithstanding any of the foregoing provisions to the contrary, the obligations for indemnification as provided under Sections 10.1(a)(i), 10.1(b)(i), 10.2(a)(i) 10.1(a)(ii) with respect to Pre-Closing Covenants, 10.1(b)(ii) with respect to Pre-Closing Covenants, and 10.1(a)(iii) through 10.1(a)(v) (and the related representations and warranties or covenants, as applicable) shall not terminate with respect to any Losses as to which the Person to be indemnified shall have given notice to the indemnifying party in accordance with Section 10.4(a) or Section 10.4(b), as applicable, before the applicable Expiration Date or other date on which indemnification is otherwise provided to terminate pursuant to Section 10.3(a).

Section 10.4         Indemnification Procedures.

(a)         A claim for indemnification for any matter not involving a claim or demand by a third Person against an indemnified party (a “Third Party Claim”) may be asserted by notice (which shall include reasonable detail regarding the claim and, if reasonably determinable, an estimate of the Losses thereunder) to (i) the Unit Holder Representative, in respect of a claim for which indemnification is sought under Section 10.1(a), (ii) to the applicable Unit Holder, in respect of a claim for which indemnification is sought under Section 10.1(b), and (iii) to Coty, in respect of a claim for which indemnification is sought under Section 10.2, in each case prior to expiration of the applicable Expiration Date.

(b)         In the event of any Third Party Claim, the indemnified party subject to such claim shall promptly cause written notice of the assertion of such Third Party Claim of which it has knowledge (which shall include reasonable detail regarding the claim and, if reasonably determinable, an estimate of the indemnifiable Losses thereunder) to be forwarded to (i) the Unit Holder Representative, in respect of an Third Party Claim for which payment may be sought under Section 10.1(a), (ii) the applicable Unit Holder, in respect of an Third Party Claim for which payment may be sought under Section 10.1(b), and (iii) Coty, in respect of an Third Party Claim for which payment may be sought under Section 10.2. The failure of the indemnified party (or the Unit Holder Representative, in the case

51

of a Third Party Claim for which payment may be sought under Section 10.2) to give reasonably prompt notice of any such Third Party Claim shall not release, waive or otherwise affect the indemnifying party’s obligations with respect thereto except to the extent that the indemnifying party is prejudiced as a result of such failure. The indemnifying party (or, in the case of an Third Party Claim for which payment may be sought under Section 10.1(a), the Unit Holder Representative) shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party (or the Unit Holder Representative, in the case of a Third Party Claim for which payment may be sought under Section 10.2), and to assume control of, defend against, negotiate or otherwise deal with any Third Party Claim which relates to any Losses indemnified against by it hereunder. In the event that the indemnifying party assumes control of any Third Party Claim, the indemnified party shall reasonably cooperate with the indemnifying party. Notwithstanding the foregoing, the indemnifying party (or, in the case of a Third Party Claim for which payment may be sought under Section 10.1(a), the Unit Holder Representative) shall not be entitled to assume control of a Third Party Claim and the indemnifying party shall pay the reasonable fees and expenses of counsel retained by the indemnified party if (A) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment or allegation, (B) the Third Party Claim seeks injunctive or other equitable relief as its primary remedy (provided that with respect to any claim pursuant to Section 10.1(a)(v), six (6) months following the assertion of such injunctive or other equitable relief), or (C) the indemnifying party has not provided a written agreement to the indemnified party that the indemnifying party is responsible for any Losses arising from such Third Party Claim within thirty (30) days of its receipt of notice of the Third Party Claim (subject to the limitations set forth in Sections 10.5 and 10.6 and, with respect to material facts that the indemnifying party becomes aware of after the date of such written agreement that the indemnifying party reasonably determines would reasonably be expected to result in the indemnifying party not being obligated to indemnify the indemnified party with respect to such Third Party Claim, the other terms of this Agreement, provided that the indemnifying party must notify the indemnified party of such determination no later than 10 days after such determination). All reasonable expenses (including attorneys’ fees) incurred by the indemnified party in connection with the foregoing shall be paid by the indemnifying party. If the indemnifying party (or, in the case of a Third Party Claim for which payment may be sought under Section 10.1(a), the Unit Holder Representative) elects to assume control of, defend against, negotiate, settle or otherwise deal with any Third Party Claim which relates to any Losses indemnified against by it hereunder, it shall within thirty (30) days (or sooner, if the nature of the Third Party Claim so requires) notify the indemnified party (or the Unit Holder Representative, in the case of a Third Party Claim for which payment may be sought under Section 10.2) of its intent to do so and acknowledge in writing without qualification its indemnification obligation (subject to the limitations set forth in Sections 10.5 and 10.6 and, with respect to material facts that the indemnifying party becomes aware of after the date of such written agreement that the indemnifying party reasonably determines would reasonably be expected to result in the indemnifying party not being obligated to indemnify the indemnified party with respect to such Third Party Claim, the other terms of this Agreement, provided that the indemnifying party must notify the indemnified party of such determination no later than 10 days after such determination). If the indemnifying party (or, as applicable, the Unit Holder Representative) does not notify the indemnified party of its assumption of the defense of such Third Party Claim within such thirty-day period or elects not to defend against, negotiate, settle or otherwise deal with any Third Party Claim which relates to any Losses indemnified against hereunder, the indemnified party (or the Unit Holder Representative, in the case of a Third Party Claim for which payment may be sought under Section 10.2) may defend against, negotiate, settle or otherwise deal with such Third Party Claim and its reasonable costs of doing so shall constitute Losses for purposes of Section 10.1 or 10.2. If the indemnifying party (or, as applicable, the Unit Holder Representative) shall assume the defense of any Third Party Claim, the indemnified party (or the Unit Holder Representative, in the case of an Third Party Claim for which payment may be sought under Section 10.2) may participate, at his or its own expense, in the defense of such Third Party Claim; provided, however, that such Person shall be entitled to participate in any such defense with separate counsel at the expense of the

52

indemnifying party (but subject to Section 10.5 and 10.6) if (i) so requested by the indemnifying party (or, in the case of an Third Party Claim for which payment may be sought under Section 10.1(a), the Unit Holder Representative) to participate or (ii) in the reasonable opinion of counsel to the indemnified party (or the Unit Holder Representative, in the case of a Third Party Claim for which payment may be sought under Section 10.2), a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation necessary; provided, further, that the indemnifying party shall not be required to pay for more than one such counsel (plus any appropriate local counsel) for all indemnified parties in connection with any Third Party Claim. Except as provided in Section 10.4(d), neither the indemnifying party (including, in the case of a Third Party Claim for which payment may be sought under Section 10.1(a), the Unit Holder Representative) nor the indemnified party (including the Unit Holder Representative, in the case of an Third Party Claim for which payment may be sought under Section 10.2) shall, without the written consent of the Unit Holder Representative or Coty (as applicable) (such consent not to be unreasonably withheld, conditioned or delayed), settle or compromise any Third Party Claim or permit a default or consent to entry of any judgment unless the claimant and such party provide to such other party an unqualified release from all liability in respect of the Third Party Claim. Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable third party claimant, and the indemnifying party (or, in the case of an Third Party Claim for which payment may be sought under Section 10.1(a), the Unit Holder Representative) notifies the indemnified party (including the Unit Holder Representative, in the case of Third Party Claim in for which payment may be sought under Section 10.2) in writing of such Person’s willingness to accept the settlement offer and issue a full release of both the indemnifying party and the indemnified party and, subject to the applicable limitations of Sections 10.5 and 10.6, pay the amount called for by such offer, and the indemnified party (or, as applicable, the Unit Holder Representative) declines to accept such offer, the indemnified party (or the Unit Holder Representative, in the case of an Third Party Claim for which payment may be sought under Section 10.2) may continue to contest such Third Party Claim, free of any participation by the indemnifying party (or, as applicable, the Unit Holder Representative) at its own expense, and the amount of any ultimate liability with respect to such Third Party Claim that the indemnifying party has an obligation to pay hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the indemnified party (or the Unit Holder Representative, in the case of an Third Party Claim for which payment may be sought under Section 10.2) declined to accept plus any other Losses of the indemnified party (or, as applicable, the Unit Holder Representative) relating to such Third Party Claim through the date of its rejection of the settlement offer or (B) the aggregate Losses of the indemnified party with respect to such Third Party Claim (but in any case, subject to Section 10.5 and 10.6).

(c)         After any final decision, judgment or award shall have been rendered by a Governmental Body of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at an agreement with respect to a claim for indemnification hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter.

(d)         If the indemnifying party (or the Unit Holder Representative in the case of any indemnification sought under Section 10.2) has not responded to the indemnified party within 30 days of receipt of a claim for indemnification by the indemnified party delivered under Section 10.4(a), then (a) the indemnified party may settle the Third Party Claim that is the subject of such notice without the consent of the indemnifying party and (b) the indemnifying party shall be deemed to have accepted such indemnification claim and, in the case of an indemnification claim other than a Third Party Claim, shall pay to the indemnified party the amount set forth therein (or, in the case of a Third Party Claim, resulting from such Third Party Claim) and any subsequent amounts which are incurred in connection with the matter set forth in such indemnification notice claim to the extent the possibility of such subsequent

53

amounts is described therein. If the indemnifying party disputes that it is required to indemnify the indemnified party with respect to such indemnification claim, then the indemnified party may pursue any remedies and rights available to it to resolve such indemnification claim, including commencing a legal proceeding against the indemnified party.

Section 10.5        Certain Limitations on Indemnification.

(a)         Notwithstanding the provisions of this Article X, the Unit Holders shall not have any indemnification obligations for Losses under Section 10.1(a)(i) or 10.1(b)(i) or, solely in respect of a breach of any Pre-Closing Covenant, Section 10.1(a)(ii) or 10.1(b)(ii), (i) for any individual item, or group of items arising out of the same or series of similar facts, conditions or events, where the aggregate amount of Losses relating thereto is less than the Sub-Basket and, where the aggregate amount of Losses relating thereto is equal to or exceeds the Sub-Basket, the Coty Indemnified Parties shall be entitled to indemnification for the full amount of such individual item (or group of items as set forth above), subject to clause (ii) below, (ii) unless the aggregate amount of all Losses on a cumulative basis suffered by the Coty Indemnified Parties (excluding Losses which do not exceed the Sub-Basket as set forth in clause (i) above) exceeds the Deductible, and then only to the extent of such excess, and (iii) with respect to any environmental sampling, investigation, or corrective or remedial action except to the extent such sampling, investigation or action is required by Environmental Laws and then only to the extent such sampling, investigation, or action is reasonably necessary to attain compliance in a cost effective manner with Environmental Laws, assuming continued industrial use of the subject property and employing risk based standards and institutional controls where available. In no event shall the aggregate indemnification for which the Unit Holders are obligated under Sections 10.1(a)(i) and 10.1(b)(i) or, solely in respect of a breach of any Pre-Closing Covenant, Section 10.1(a)(ii) or 10.1(b)(ii) exceed the Cap. The limitations on indemnification set forth in this Section 10.5(a) shall not apply to Losses based upon or resulting from the failure of any of the Fundamental Representations of the Company or of the Unit Holders or the Specified Representations to be true and correct in all respects at and as of the date hereof and as of the Closing Date as if made as of such date (except to the extent that such representations or warranties expressly relate to an earlier date or time, in which case as of such earlier date or time); provided, that in no event shall the aggregate indemnification for which the Unit Holders are obligated under Section 10.1(a)(i) in respect of any breach or inaccuracy of the Specified Representations in Section 3.8(b) exceed the sum of $60,000,000 and the amount of Losses for which Coty Indemnified Parties are otherwise able to recover under the Cap. In no event shall the aggregate indemnification for which the Unit Holders are obligated under Section 10.1(a)(v) exceed the sum of $75,000,000 and the amount of Losses for which Coty Indemnified Parties are otherwise able to recover under the Cap. For purposes of this Agreement, “Cap” means $45,000,000, “Deductible” means $6,000,000 and “Sub-Basket” means $50,000.

(b)         Notwithstanding anything herein to the contrary, no Unit Holder shall be liable, other than with respect to fraud by such Unit Holder, for any amount in excess of the sum of (i) the Cash Consideration received by such Unit Holder and (ii) the Cash Consideration received by any Applicable Trust of which the Unit Holder is a Trust Owner, in each case pursuant to Article I.

(c)         No Coty Indemnified Party shall make any claim for indemnification under this Article X in respect of any amount to extent that it is reflected in and taken into account as a current liability in the calculation of the Final Cash Consideration or, if the Final Cash Consideration has not been determined, the Estimated Cash Consideration.

(d)         Notwithstanding anything in this Agreement to the contrary, the Coty Indemnified Parties shall not have any right to indemnification under Article X or otherwise under this Agreement with respect to the Tax Representations (other than the Company Partnership Representation)

54

or any Tax described in Section 8.1 to the extent such Losses or Taxes are (i) attributable to taxable periods (or portions thereof) beginning after the Closing Date; (ii) are due to the unavailability in any taxable period (or portion thereof) beginning after the Closing Date of any net operating losses, credits, or other Tax attribute from a Pre-Closing Tax Period; or (iii) are due to a breach of Section 8.6.

Section 10.6         Calculation of Losses.

(a)          The indemnified party shall use commercially reasonable efforts to seek full recovery under all insurance policies any Losses to the same extent as they would if such Losses were not subject to indemnification hereunder; provided, that (i) the indemnified party shall in no event be required to (A) maintain any insurance policies, including any insurance policies that provided coverage for NewCo, the Company or any of its Subsidiaries prior to the Closing Date, or (B) assert, or threaten to assert, any action, suit or proceeding against any Person or take any other action that would reasonably be expected to have an adverse impact in any material respect on the relationship between such indemnified party and such other Person or any of their respective Affiliates and (ii) the indemnified party shall be permitted to make claims under this Article X and the indemnifying party shall be required to indemnify the indemnified party under this Article X irrespective of whether the indemnified party has sought recovery under any insurance policy. The amount of any Losses for which indemnification is provided under this Article X shall (i) be net of any amounts actually recovered by the indemnified party under insurance policies or otherwise with respect to such Losses (net of any expenses incurred in connection with such recovery) and (ii) be net of any amounts recovered by the indemnified party from other Collateral Sources. If amounts are recovered from a Collateral Source after an indemnifying party makes a payment to or on behalf of an indemnified party pursuant to this Article X, the net proceeds thereof shall promptly be remitted to the indemnifying party that made such payment up to the amount of the indemnification payment made by the applicable indemnifying party (less any costs to recover from such Collateral Source). The parties acknowledge and agree that no right of subrogation to any rights of any party hereunder shall accrue or inure to the benefit of any Collateral Source and no claims of any indemnified party against any Collateral Source shall be subrogated to any indemnifying party.

(b)         Notwithstanding anything to the contrary elsewhere in this Agreement, no party shall, in any event, be liable to any other Person for any punitive or exemplary damages of such other Person, except to the extent payable to a third party as a result of a final, non-appealable determination by a court or arbitral tribunal of competent jurisdiction in respect to a Third Party Claim.

Section 10.7        Materiality. The parties hereto hereby acknowledge and agree that for the purpose of determining the amount of the applicable Losses and for purposes of determining whether a breach or Loss has occurred, qualifications as to materiality or material adverse effect (or any similar qualification) in any representation, warranty or covenant set forth herein or in any other document contemplated by this Agreement shall be ignored other than in the case of the second and third sentences of Section 3.1 or in Section 3.5(a), Section 3.6(b), Section 3.12(a), Section 3.14(a), Section 3.14(b) (solely in respect of the term “Material” in “Material Contract”), Section 3.17(f)(ii), and Section 3.22 (solely in respect of the term “Material” in “Material Supplier”).

Section 10.8         Exclusive Remedy. From and after the Closing, other than with respect to any fraud claim, the sole and exclusive monetary remedy for any breach or failure to be true and correct, or alleged breach or failure to be true and correct, of any representation or warranty or any covenant or agreement in this Agreement, shall be indemnification in accordance with this Article X. In furtherance of the foregoing, effective as of the Closing, and solely to the extent with respect to this Agreement, NewCo and Coty hereby waive, to the fullest extent permitted by applicable Requirement of Law, any and all other rights, claims and causes of action (including rights of contributions, if any) known or unknown, foreseen or unforeseen, which exist or may arise in the future, that it may have against the Unit

55

Holder Representative, the Unit Holders, D. Maxwell or any of their respective Affiliates arising under or based upon any Requirement of Law (including any rights arising under the Comprehensive Environmental Response, Compensation and Liability Act or other Environmental Laws), except for any claim for fraud. Notwithstanding the foregoing, this Section 10.8 shall not operate to interfere with or impede the operation of the provisions of Article I concerning the (i) resolution of certain disputes relating to the Final Cash Consideration between the parties and/or by the Accounting Firm and (ii) the rights of the parties to seek equitable remedies (including specific performance or injunctive relief).

ARTICLE XI
GENERAL

Section 11.1         Unit Holder Representative.

(a)          Powers of Attorney. Each Unit Holder and Aspen Sub hereby irrevocably constitutes and appoints D. Maxfield (the “Unit Holder Representative”) as such Person’s true and lawful representative, agent, proxy and attorney in fact (coupled with an interest) and authorizes the Unit Holder Representative, acting for such party and in such party’s name, place and stead in any and all capacities, to do and perform every act and thing required or permitted to be done in connection with the transactions contemplated by this Agreement, as fully to all intents and purposes as such Person might or could do in person, including, without limitation:

(i)            to deliver all notices required to be delivered by such party under this Agreement;

(ii)           to receive all notices required to be delivered to such party under this Agreement, including, without limitation, any notice of a claim for which indemnification is sought under Section 10.1(a);

(iii)          to deliver the Closing Statement, receive the Preliminary Accounting Report and take any and all actions on behalf of such party (including negotiation of claims and disputes) as the Unit Holder Representative may deem necessary or desirable in connection with the adjustment, objection, resolution and other processes or procedures pursuant to Sections 1.4 and 1.5 hereof;

(iv)          to take any and all actions on behalf of such party from time to time as the Unit Holder Representative may deem necessary or desirable to negotiate, defend, pursue, resolve and / or settle claims or disputes under this Agreement, including, without limitation, indemnification under Sections 8.1, 10.1(a) and 11.1(c);

(v)           to receive any and all deliveries of Coty pursuant to Section 1.7, to waive any closing condition contained in Section 7.1, to determine whether the conditions to Closing in Section 7.2 have been satisfied, and to otherwise supervise the Closing;

(vi)          to engage and employ agents and representatives (including accountants, legal counsel and other professionals) and to incur such other expenses as the Unit Holder Representative deems necessary or prudent in connection with the administration of the foregoing; and

(vii)         to give, execute or agree to any and all consents, waivers, amendments or modifications as the Unit Holder Representative determines, in its sole discretion, to be necessary

56

or appropriate, under this Agreement, and, in each case, to execute and deliver any documents that may be necessary or appropriate in connection therewith.

Each Unit Holder and Aspen Sub grants unto said attorney in fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection with the transactions contemplated by this Agreement, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that the Unit Holder Representative may lawfully do or cause to be done by virtue hereof. Each Unit Holder and Aspen Sub will, by executing this Agreement, agree that such agency, proxy and power of attorney are coupled with an interest, and are therefore irrevocable without the consent of the Unit Holder Representative and shall survive the death, incapacity or bankruptcy of such Unit Holder or Aspen Sub, as the case may be. Each Unit Holder and Aspen Sub acknowledges and agrees that, upon any delivery by the Unit Holder Representative of any waiver, amendment, agreement, opinion, certificate or other documents executed by the Unit Holder Representative or any decisions made by the Unit Holder Representative pursuant to this Section 11.1, such party shall be bound by such documents or decision as fully as if such party had executed and delivered such documents or made such decisions.

(b)         Replacement of the Unit Holder Representative. Upon the death, disability or incapacity of the initial Unit Holder Representative appointed pursuant to Section 11.1(a), each Unit Holder and Aspen Sub acknowledges and agrees that such Unit Holder Representative’s executor, guardian or legal representative, as the case may be, shall (in consultation with the Unit Holders and Aspen Sub) appoint a replacement reasonably believed by such person as capable of carrying out the duties and performing the obligations of the Unit Holder Representative hereunder within thirty (30) days. In the event that the Unit Holder Representative wishes to resign for any reason, the Unit Holder Representative shall first (in consultation with the Unit Holders and Aspen Sub) select another representative to fill such vacancy; no resignation shall be effective until a replacement has been selected and accepted the obligations of the Unit Holder Representative hereunder. Any substituted representative shall be deemed the Unit Holder Representative for all purposes of this Agreement and any Ancillary Agreement.

(c)         Actions of the Unit Holder Representative; Liability of the Unit Holder Representative. Each Unit Holder and Aspen Sub agrees that the Unit Holder Representative shall have no duties or obligations hereunder, including any fiduciary duties, except those set forth herein, and such duties and obligations shall be determined solely by the express provisions of this Agreement. The Unit Holder Representative shall have no liability in respect of any action, claim or proceeding brought by any Unit Holder or Aspen Sub, regardless of the legal theory under which such liability or obligation may be sought or imposed, whether sounding in contract or tort, or whether at law or in equity, other than in the case of fraud. Each Unit Holder and Aspen Sub agrees that NewCo and Coty shall be entitled to rely on any action taken by the Unit Holder Representative on behalf of such Person (each, an “Authorized Action”), and that each Authorized Action shall be binding on each Unit Holder and Aspen Sub as fully as if such party had taken such Authorized Action. The Unit Holders (other than Unit Holders who are Applicable Trusts) and Aspen Sub jointly and severally agree to pay, and to indemnify and hold harmless the Unit Holder Representative, NewCo and Coty from and against any Losses which they may suffer, sustain, or become subject to, as the result of any claim by any Person that an Authorized Action is not binding on, or enforceable against, any Unit Holder or Aspen Sub. In addition, the Unit Holders and Aspen Sub hereby release and discharge NewCo and Coty from and against any Liability arising out of or in connection with the Unit Holder Representative’s failure to distribute to any Unit Holder or Aspen Sub any amounts received by the Unit Holder Representative on such Unit Holder’s or Aspen Sub’s behalf, as the case may be.

57

(d)         Unit Holder Representative Holdback Amount. All expenses of the Unit Holder Representative incurred in performing its obligations hereunder (including administering or defending any indemnification claim hereunder) may be reimbursed, when and as incurred, from the Unit Holder Representative Holdback Amount (and, if not so reimbursed from the Unit Holder Representative Holdback Amount, the Unit Holder Representative shall be indemnified, held harmless and reimbursed by each Unit Holder (other than Unit Holders that are Applicable Trusts) severally (based on such Unit Holder’s Percentage Obligation of any such amount)). Upon the Unit Holder Representative’s full reimbursement of all expenses, costs, obligations or liabilities incurred by it in the performance of its duties hereunder, the Unit Holder Representative shall distribute, or cause to be distributed, all remaining funds held by it as part of the Unit Holder Representative Holdback Amount to the Unit Holders (based on each Unit Holder’s Percentage Portion of any such amount).

Section 11.2         Transaction Expenses. Except as otherwise provided herein, whether or not the Closing takes place, each party shall bear all costs, fees and expenses incurred by such party or its Affiliates in connection with, relating to or arising out of the negotiation of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, including all attorneys’, accountants and other professional fees and expenses; provided, that, for the avoidance of doubt, if the Closing occurs, all Transaction Expenses shall be paid by NewCo on behalf of the Company to the extent included in Closing Transaction Expense Amount.

Section 11.3          Entire Agreement; Amendments. This Agreement and the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto or contemplated hereby (including the Ancillary Agreements) contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto, including the Confidentiality Agreement and the Letter of Intent. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by the Unit Holder Representative and Coty.

Section 11.4          Disclosure Schedules. The Disclosure Schedules shall be arranged in separate parts corresponding to the numbered and lettered sections and subsections contained in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section or subsection of this Agreement, except to the extent that (a) such information is explicitly cross-referenced in another part of the Disclosure Schedules, or (b) it is reasonably apparent on the face of the disclosure (without reference to any document referred to therein) that such information qualifies another representation and warranty in this Agreement. Except as contemplated by clause (b) of the foregoing sentence, nothing in the Disclosure Schedules shall be deemed adequate to disclose an exception to a representation or warranty made in this Agreement unless the applicable part of the Disclosure Schedules identifies the exception with reasonable particularity. The mere listing of a document or other item in, or attachment of a copy thereof to, the Disclosure Schedules will not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty pertains directly to the existence of the document or other item itself). The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement, the Disclosure Schedules or exhibits is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the ordinary course of business, and no party shall use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement, the Disclosure Schedules, or exhibits in any dispute or controversy between the parties hereto as whether any obligation, item or matter not set forth or included in this Agreement, the Disclosure Schedules or exhibits is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside

58

the ordinary course of business for purposes of this Agreement. In addition, matters reflected in the Disclosure Schedules are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Schedules. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. The information contained in this Agreement, in the Disclosure Schedules, and exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any third-party of any matter whatsoever (including any violation of Requirement of Law or breach of Contract).

Section 11.5         Assignment; No Third Party Beneficiary Rights. None of the parties hereto may assign its rights or delegate its obligations under this Agreement without the written consent of the other parties hereto; provided, that, prior to the Closing, each of Coty and NewCo may assign, in whole or in part, its rights under this Agreement to any Affiliate of Coty with notice to the Unit Holder Representative, but in no event shall any such assignment release Coty or NewCo, as the case may be, from any of its obligations hereunder. Except as otherwise expressly provided herein, this Agreement and all of the provisions hereof shall be binding upon and inure only to the benefit of the parties hereto and their respective heirs, executors, personal representatives and successors, and no other Person, including any employee or creditor of any party hereto or any Affiliate thereof, shall have any rights or obligations hereunder.

Section 11.6        Further Action. Each of the parties hereto shall use its commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable under applicable Requirements of Law or otherwise to carry out the provisions of this Agreement and shall execute and deliver such other documents and instruments as may be required to carry out the provisions of this Agreement.

Section 11.7        Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made) (a) when delivered or sent if delivered in person or sent by facsimile transmission (provided that confirmation of receipt of the facsimile transmission is obtained, as applicable), (b) on the fifth (5th) Business Day after dispatch by registered or certified mail, (c) on the next Business Day if transmitted by national overnight courier, or (d) when sent if sent by e-mail (provided that a confirmatory copy is sent on the same day by national overnight courier), in each case as follows (or at such other address for a party as shall be specified by like notice):

If to the Unit Holder Representative, the Majority Unit Holder, the Majority Unit Holder’s Applicable Trust or D. Maxfield:

Derek Maxfield
######################

#############################

##############

########################
Attn: Sherilyn Laddimore

Email: #################################

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60611

If to Melanie Huscroft, her Applicable Trust or the CRT:

Melanie Huscroft
####################

#########################
Email: ###########################

with a copy (which shall not constitute notice) to:

McCullough Sparks

5314 N. River Run Drive, Suite 350

Provo, UT 84604

59

Attn: Walter S. Holzer, P.C. and Jonathan C. Man Fax: (312) 862-2200	Attn: Lee S. McCullough III Fax: (801) 765-0320

If to Joseph R. Toscano: Joseph R. Toscano ##################### ############### Email: #######################	If to Reggie Rappleye or his Applicable Trust: Reggie R. Rappleye ######################### ################## Email: #########################

If to Matthew J. Schleiffarth or his Applicable Trust:

Matthew J. Schleiffarth
######################

##########################

Email: #################

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60611
Attn: Walter S. Holzer, P.C. and
        Jonathan C. Man
Fax: (312) 862-2200

If to the Company:

Younique, LLC
3400 Mayflower Ave

Lehi, UT 84043

Attn: Derek Maxfield
Email: ##########################

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60611
Attn: Walter S. Holzer, P.C. and
         Jonathan C. Man
Fax: (312) 862-2200

If to NewCo, Coty or Coty US:

Coty US Holdings Inc.

350 5th Avenue
New York, New York 10016
Attn: Greerson G. McMullen
Email: greer_mcmullen@cotyinc.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attn: Brian J. Fahrney
Fax: (312) 853-7036

Email: bfahrney@sidley.com

Section 11.8          Governing Law. This Agreement and the Exhibits and Schedules hereto shall be governed by and interpreted and enforced in accordance with the Requirements of Law of the State of Delaware, without giving effect to any choice of law or conflict of laws rules or provisions (whether of

60

the State of Delaware or any other jurisdiction) that would cause the application of the Requirements of Law of any jurisdiction other than the State of Delaware.

Section 11.9         Consent to Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any federal or state court located within the County of New Castle, Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto agrees to commence any such action, suit or proceeding either in a federal court located within the County of New Castle, Delaware, or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in any state court located in the County of New Castle, Delaware. Each of the parties hereto further agrees that service of any process, summons, notice or document in accordance with Section 11.7 to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 11.9. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any federal or state court located in the County of New Castle, Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

Section 11.10       Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable Requirements of Law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable. Without limiting the generality of the foregoing, if any court of competent jurisdiction determines that any of the covenants and agreements contained herein, or any part thereof, is unenforceable because of the duration of the provision, such court shall have the power to reduce the duration of the provision and, in its reduced from, such provision shall then be enforceable to the maximum extent permitted by applicable Requirements of Law.

Section 11.11       Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

Section 11.12       Interpretation. For purposes of this Agreement, (i) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” (ii) the word “or” is not exclusive, and (iii) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole. Any document, list or other item shall be deemed to have been “made available” to Coty or NewCo for all purposes hereof only if such document, list or other item was posted at least one (1) Business Day before the date hereof in the electronic data room operated by Merrill Corporation in connection with the transactions contemplated hereby. The Unit Holder Representative

61

shall, within ten (10) Business Days following the date of this Agreement, deliver to Coty a CD or DVD copy of such electronic data room as of the date hereof. Unless the context otherwise requires, references herein: (i) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of, and the Exhibits and Schedules attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement. This Agreement and the Ancillary Agreements shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. Except to the extent a shorter time period is expressly set forth herein for a particular cause of action, any action, suit, proceeding or investigation hereunder may be brought at any time prior to the expiration of the longest time period permitted by Section 8106(c) of the Delaware General Corporation Law. Any cause of action for breach of any representation, warranty or covenant contained herein shall accrue, and the statute of limitations period shall begin to run, upon discovery of such breach by the party seeking to assert such cause of action.

Section 11.13       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 11.14       Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or legal remedies would not be an adequate remedy for any such damages. Therefore, it is accordingly agreed that each party shall be entitled to seek to enforce specifically the terms and provisions of this Agreement, or to enforce compliance with, the covenants and obligations of any other party, in any court of competent jurisdiction, and appropriate injunctive relief shall be granted in connection therewith. Any party seeking an injunction, a decree or order of specific performance shall not be required to provide any bond or other security in connection therewith and any such remedy shall be in addition and not in substitution for any other remedy to which such party is entitled at law or in equity.

Section 11.15       No Public Announcements. The initial press release announcing this transaction shall be agreed upon by the Unit Holder Representative and Coty. Prior to the Closing, no party hereto will (and each such party will cause its Affiliates not to) issue any press release or otherwise make any public statement with respect to the transactions contemplated hereby without (to the extent permitted by law) providing the other parties hereto an opportunity to review and comment on such public statement, except as and to the extent that such party or any of its Affiliates determines in good faith that it is so obligated by applicable securities or other laws or the rules of any securities exchange, in which case such party shall give notice to the other parties in advance of such party’s or its Affiliate’s intent to make such announcement or issue such press release and provide the other party a reasonable opportunity under the circumstances to review such disclosure; provided, however, that no party shall be required to provide to the other party any factual description of the transaction required to be included in any Current Report, Quarterly Report or Annual Report of such party to be filed with the Securities and Exchange Commission.

62

Signature page follows.

63

IN WITNESS WHEREOF, each of the parties hereto has executed this Contribution Agreement as of the day and year first above written.

COTY:

COTY US HOLDINGS INC.

By:	/s/ Michelle Garcia
Name:	Michelle Garcia
Title:	Assistant Secretary

COTY INC.

By:	/s/ Camillo Pane
Name:	Camillo Pane
Title:	Chief Executive Officer

NEWCO:

FOUNDATION, LLC

By:	/s/ Camillo Pane
Name:	Camillo Pane
Title:	Chief Executive Officer

COMPANY:

YOUNIQUE, LLC

By:	/s/ Derek Maxfield
Name:	Derek Maxfield
Title:	President and Chief Executive Officer

UEV HOLDINGS, LLC

By:	/s/ Derek Maxfield
Name:	Derek Maxfield
Title:	President and Chief Executive Officer

Signature Page to Contribution Agreement

UNIT HOLDER REPRESENTATIVE:

/s/ Derek Maxfield
Name:	Derek Maxfield,

Signing in his individual capacity and as the Unit Holder Representative hereunder

MAJORITY UNIT HOLDER:

ASPEN COVE HOLDINGS, INC.

By:	/s/ Derek Maxfield
Name:	Derek Maxfield
Title:	President, Chief Executive Officer, and Secretary

MINORITY UNIT HOLDERS:

/s/ Melanie Huscroft
Name: Melanie Huscroft

/s/ Joseph R. Toscano
Name: Joseph R. Toscano

/s/ Matthew J. Schleiffarth
Name: Matthew J. Schleiffarth

/s/ Reggie Rappleye
Name: Reggie Rappleye

Signature Page to Contribution Agreement

FIDELITY INVESTMENTS CHARITABLE GIFT FUND, a Massachusetts trust

By:	/s/ Nathan Daley
Name: Nathan Daley
Title: Vice President, Complex Assets Group

Signature Page to Contribution Agreement

THE HUSCROFT CHARITABLE REMAINDER TRUST DATED DECEMBER 15, 2016

By:	/s/ Melanie Huscroft
Name: Melanie Huscroft
Title: Trustee

By:	/s/ Lee S. McCullough
Name: Lee S. McCullough
Title: Independent Trustee

Signature Page to Contribution Agreement

Exhibit A

Defined Terms

“Accounting Firm” has the meaning specified in Section 1.5(d).

“Affiliate” means (a) when used with reference to a specific non-natural Person, any Person that, directly or indirectly, or through one or more intermediaries, owns or controls, is owned or controlled by, or is under common ownership or common control with, such specific Person, and (b) when used with reference to a specific natural Person, any other Person that is an immediate family member of such Person and any Person that is Controlled by such Person or any of his or her immediate family members. As used herein, “control” means the power to direct the management or affairs of a Person and “ownership” means the beneficial ownership of more than 50% of the equity securities of the Person. Notwithstanding the foregoing, none of NewCo or any Subsidiary of NewCo shall be deemed an Affiliate of Coty, the Unit Holders, Aspen Sub, D. Maxfield or any of their respective Affiliates for any purpose hereunder following the Closing.

“Agreed Rate” means the prime rate published by the Wall Street Journal, National Edition, as that rate may vary from time to time, or if that rate is no longer published, a comparable rate.

“Agreement” means this Contribution Agreement.

“Ancillary Agreements” means the agreements set forth on Schedule A-1 attached hereto and the other documents contemplated hereby to be executed and delivered by the parties and their Affiliates in relation to the transactions which are the subject of this Agreement.

“Anti-Money Laundering Laws” has the meaning specified in Section 3.23(b).

“Antitrust Laws” has the meaning specified in Section 9.2(b).

“Applicable Trust” has the meaning set forth on Schedule A-2.

“A&R LLC Agreement” has the meaning specified in the recitals to this Agreement..

“Associates” means, with respect to any Person, such Person’s directors, officers, incorporators, employees, agents, consultants and principals.

“Audited Financials” has the meaning set forth in Section 3.5(a).

“Authorized Action” has the meaning specified in Section 11.1(c).

“Balance Sheet” has the meaning specified in Section 3.5(a).

“Balance Sheet Date” has the meaning specified in Section 3.5(a).

“Business” means, collectively, the business and operations of the Company and each of its Subsidiaries as of the date hereof and as of the Closing Date, including, but not limited to, the development, sale and marketing of cosmetic products.

“Business Confidential Information” has the meaning specified in Section 6.3.

A-1

“Business Day” means any day other than a Saturday, Sunday and those days on which banks in the State of New York are authorized or required to be closed.

“Business Intellectual Property” means the Intellectual Property that is Used, held for Use or exploited in connection with the Business as currently conducted or has been conducted within the preceding year, and the Intellectual Property that is Contemplated to be Used in connection with the Business.

“Cap” has the meaning specified in Section 10.5(a).

“Cash Consideration” means $600,000,000, (a) plus the Positive Working Capital Adjustment Amount, if any, (b) minus the Negative Working Capital Adjustment Amount, if any, (b) plus an amount equal to the Closing Cash Amount, (c) minus an amount equal to the Closing Indebtedness Amount, (d) minus an amount equal to the Closing Transaction Expense Amount, and (e) minus the Unit Holder Representative Holdback Amount.

“Cash Equivalents” means (a) marketable U.S. government securities, including U.S. Treasury bills, notes and bonds and (b) investment grade money market securities and bank certificates of deposit having original or remaining maturities of three months or less at date of purchase and which are carried at cost, in each case whether or not kept “on site” or held in deposit, checking or other accounts of or in any safety deposit box or other physical storage device provided by a financial institution.

“Class A / B Units” has the meaning specified in the recitals to this Agreement.

“Class A NewCo Membership Interests” means the Class A Membership Units of NewCo.

“Closing” has the meaning specified in Section 1.1.

“Closing Cash Amount” means the total amount of all cash and Cash Equivalents of the Company and its Subsidiaries as of immediately prior to the consummation of the Closing in accordance with GAAP, minus the aggregate amount (without duplication) of (a) all uncleared checks, wires and drafts made by (or, to extent not actually received as of immediately prior to the consummation of the Closing, to) the Company or any of its Subsidiaries, and (b) all declared but unpaid cash dividends or distributions of the Company.

“Closing Date” has the meaning specified in Section 1.1.

“Closing Indebtedness Amount” means the total amount of all outstanding Indebtedness of the Company and its Subsidiaries as of immediately prior to the consummation of the Closing.

“Closing Statement” means the form of Closing Statement attached as Exhibit O, as modified by the footnotes set forth therein.

“Closing Transaction Expense Amount” means the total amount of all outstanding Transaction Expenses as of immediately prior to the consummation of the Closing.

“COBRA” has the meaning specified in Section 3.12(f).

“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

A-2

“Collateral Source” means a source of (a) amounts actually recovered by the indemnified party pursuant to any indemnification by or indemnification or other agreement with any third party or (b) any insurance proceeds or other cash receipts or sources of reimbursement actually received as an offset against any Loss for which an indemnification claim has been made under this Agreement (net of any costs incurred to recover such amounts).

“Collective Bargaining Agreements” has the meaning specified in Section 3.12(i).

“Company” has the meaning specified in the preamble to this Agreement.

“Company Accounting Principles” means (a) the specific accounting principles, policies, procedures, categorizations, definitions, methods, practices and techniques which are set forth on Schedule A-3 and (b) to the extent not otherwise addressed in clause (a), GAAP as consistently applied by the Company in the preparation of the Audited Financials.

“Company Benefit Plan” means any “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; any other employee benefit plan, program, practice, policy, arrangement or agreement, including any plan, program, practice, policy arrangement or agreement providing pension, retirement, profit-sharing, thrift, savings, bonus, incentive, stock option or other equity or equity-based, deferred compensation, stock purchase, severance pay, retention, change of control, unemployment benefits, sick leave, vacation pay, salary continuation for disability, hospitalization, health or medical, life, fringe, flexible spending account, scholarship or similar benefits, compensation or insurance; and any employment, retention, change in control, severance or similar agreement or similar practice, policy or arrangement, in any case that is maintained by the Company or any of its Subsidiaries, to which the Company or any of its Subsidiaries is a party, to which the Company or any of its Subsidiaries contributes or is obligated to contribute, or with respect to which the Company or any of its Subsidiaries has any Liability, other than, in each case, those administered by a Governmental Body.

“Company IT Systems” means those computer systems, hardware, servers, databases, Software, and related infrastructure, used by the Company or any of its Subsidiaries in connection with the operation of the Business.

“Company Material Adverse Effect” means any change, event, occurrence, effect, development or circumstance (each, an “Effect”) that, individually or in the aggregate is, or would reasonably be expected to be, materially adverse to (a) any Unit Holder Party’s ability to perform and comply with this Agreement and the Ancillary Agreements or to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, or (b) the business, operations, condition (financial or otherwise), assets, Liabilities or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that any Effect arising out of any of the following shall not constitute or be deemed to contribute to a Company Material Adverse Effect: (i) general economic or industry-wide conditions, (ii) national or international political or social conditions, including acts of terrorism or military action or the threat thereof, (iii) the public announcement of this Agreement with Coty as opposed to any other party, (iv) any change in GAAP or any change in applicable Requirements of Law, (v) financial, banking or securities markets (including (A) any change in currency exchange rates, (B) any decline or rise in the price of any security, commodity, contract or index and (C) any increased cost, or decreased availability, of capital or pricing or terms related to any financing for the transactions contemplated hereby), (vi) any earthquake, tsunami, tidal wave, lightning, flood or similar natural disaster or “act of God”, or (vii) any failure of the Company to meet any published or internally prepared projections, budgets, plans or forecasts of revenues or earnings (provided that the underlying causes of such failures may be taken into account in determining whether there has been a Company Material Adverse Effect); provided, however, that with respect to clauses (i), (ii), (iv), (v) and (vi), such event,

A-3

change, development or occurrence shall be taken into account to the extent it disproportionately affects the Company and its Subsidiaries taken as a whole relative to other participants in the industries in which the Company and its Subsidiaries operate.

“Company Software” means Software (a) designed, developed, or owned by the Company or any of its Subsidiaries currently or since December 31, 2013, or (b) currently under development by Company or any of its Subsidiaries.

“Company Units” has the meaning specified in the recitals to this Agreement.

“Confidentiality Agreement” means that certain letter agreement, dated as of November 1, 2016, by and between the Company and Coty, Inc.

“Contemplated to be Used” means a specific intention of future Use, as evidenced by contemporaneous business records.

“Contract” means any written or oral agreement, contract, license, sublicense, subcontract, settlement agreement, lease, understanding, arrangement, instrument, note, indemnity, purchase order, warranty, insurance policy or other commitment of any nature.

“Contribution” has the meaning specified in Section 1.2.

“Continuing Minority Unit Holders” means each of Melanie Huscroft, Joseph R. Toscano and Matthew J. Schleiffarth.

“Continuing Unit Holders” means each of the Continuing Minority Unit Holders and the Majority Unit Holder.

“Control” means, as to any Person, the ownership of more than fifty percent (50%) of the outstanding voting power of such Person. The terms “Controlled by” and “under common Control with” shall have correlative meanings.

“Cooley / Poulter Employment Agreements” means, collectively (a) that certain Matthew Cooley Employment Agreement, dated as of August 24, 2015, by and between the Company and Matthew Cooley, and (b) that certain Tori Poulter Employment Agreement, dated as of September 14, 2015, by and between the Company and Tori Poulter.

“Coty” has the meaning specified in the preamble to this Agreement.

“Coty Indemnified Parties” means (i) Coty, NewCo and their Affiliates, and (ii) their respective directors, officers, employees, Affiliates, stockholders, agents, attorneys, representatives, successors and permitted assigns; provided, that Aspen Sub, D. Maxfield and the Unit Holders and their respective controlled Affiliates shall not constitute Coty Indemnified Parties (the “Excluded Parties”); provided, further, that, to the extent any indemnification claim pursuant to this Agreement seeks to recover Losses incurred by NewCo or any of its Subsidiaries, NewCo and its Subsidiaries and their respective directors, officers, employees, agents, attorneys, representatives, successors and permitted assigns (other than the Excluded Parties) shall constitute the sole Coty Indemnified Parties for purposes of such Losses.

“Coty Parent” has the meaning specified in the preamble to this Agreement.

“Coty Parties” means, collectively, NewCo and Coty.

A-4

“Coty US” has the meaning specified in the preamble to this Agreement.

“CRT” has the meaning specified in Section 1.6(k).

“Data Breach” has the meaning specified in Section 3.18(c).

“Deductible” has the meaning specified in Section 10.5(a).

“Disclosure Schedules” means, collectively, the Schedules listed under the heading “Disclosure Schedules” on pages iv through v of this Agreement.

“D. Maxfield” has the meaning specified in the preamble to this Agreement.

“Employment Agreements” means, collectively, each employment agreement, dated as of the date hereof, by and between NewCo, on the one hand, and each Key Employee, on the other hand.

“Employment Legal Requirements” has the meaning specified in Section 3.12(j).

“Encumbrance” means any lien, security interest, mortgage, pledge, easement, conditional sale or title retention agreement, defect in title or other restriction of any kind.

“End Date” has the meaning specified in Section 9.1(e).

“Environmental Laws” means any Requirement of Law or legally binding policy of any Governmental Body relating to protection of the environment, pollution, protection of human health and safety (in respect of exposure to Hazardous Materials) or the use, handling, storage, disposal or release of Hazardous Materials.

“Environmental Permit” means any permit, approval, qualification, registration, filing, privilege, franchise, license or other authorization required under any Environmental Law to own, lease, occupy or operate the Leased Real Property or the Business as currently conducted.

“Equity Consideration” has the meaning specified in Section 1.3.

“Equity Securities” means, with respect to any Person, the issued and outstanding equity interests (including limited liability company interests or units), convertible securities, and rights to acquire, or exercisable for, any equity securities, of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which together with the Company or any of its Subsidiaries would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

“Estimated Cash Consideration” has the meaning specified in Section 1.4.

“Estimated Closing Cash Amount” has the meaning specified in Section 1.4.

“Estimated Closing Indebtedness Amount” has the meaning specified in Section 1.4.

“Estimated Closing Transaction Expense Amount” has the meaning specified in Section 1.4.

A-5

“Estimated Working Capital Amount” has the meaning specified in Section 1.4.

“Expenses” means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

“Expiration Date” has the meaning specified in Section 10.3(a).

“FCPA” has the meaning specified in Section 3.23.

“FDA” has the meaning specified in Section 3.19(b).

“Final Cash Consideration” has the meaning specified in Section 1.5(e).

“Final Closing Cash Amount” has the meaning specified in Section 1.5(e).

“Final Closing Indebtedness Amount” has the meaning specified in Section 1.5(e).

“Final Closing Transaction Expense Amount” has the meaning specified in Section 1.5(e).

“Final Working Capital Amount” has the meaning specified in Section 1.5(e).

“Financial Statements” has the meaning specified in Section 3.5(a).

“Food and Drug Requirements of Law” means the Federal Food, Drug and Cosmetic Act of 1938, the Federal Trade Commission Act, the Fair Packaging and Labeling Act, the Consumer Products Safety Commissions Poison Prevention Act, the Safe Drinking Water and Toxic Enforcement Act of 1986 or “Proposition 65” and analogous non-U.S. Requirements of Law (including, for the avoidance of doubt, the Cosmetics Regulation (EC) No. 1223/2009 on cosmetic products and Commission Regulation (EU) No 655/2013 laying down common criteria for the justification of claims used in relation to cosmetic products, including any amendments thereto and all relevant guidance in the European Union).

“Fundamental Representations” means the representations and warranties set forth in Sections 2.1, 2.2(a) (Authority), 2.2(b)(i)(1) (No Conflict), 2.3 (Ownership of Company Units; Capitalization), 2.5 (Financial Advisors), 3.1 (Organization), 3.2 (Capitalization), 3.3 (Subsidiaries), 3.4(a) (Authority), 3.4(b)(i)(1) (No Conflicts), 3.24 (Financial Advisors), 4.1 (Organization), 4.2 (Ownership of Equity Securities), 4.3(a) (Authority), 4.3(b)(i)(1) (No Conflict), 4.6 (Financial Advisors).

“GAAP” means United States generally accepted accounting principles in effect at the date when applied, consistently applied.

“Governmental Body” means any United States federal, state or local, or any supra-national or non-U.S., government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency body or commission, self-regulatory organization, court, tribunal or judicial or arbitral body or similar authority.

“Hazardous Materials” means petroleum and refined petroleum products, asbestos, polychlorinated biphenyls, and any other substance defined, designated, listed, identified or classified as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic or hazardous

A-6

substance under, or for which Liability, standards of care or product warnings are mandated by, any Environmental Law due to such substances’ dangerous or deleterious properties or characteristics.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Improvements” has the meaning specified in Section 3.16(c).

“Indebtedness” means (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments or debt securities, (iii) all obligations under swaps, hedges or similar instruments, (iv) all obligations for the deferred purchase price of any property or services (other than trade accounts payable and accrued expenses incurred in the ordinary course of business), (v) all obligations created or arising under any conditional sale or other title retention agreement, (vi) all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (vii) all obligations in respect of bankers’ acceptances, letters of credit, surety bonds or similar arrangements, to the extent drawn, (viii) all guarantees of any of the foregoing, and (ix) all interest, principal, prepayment penalties, premiums, fees or expenses due or owing in respect of any item listed in clauses (i) through (viii) above.

“Intellectual Property” means, collectively, all intellectual property and other similar proprietary rights in any jurisdiction, whether owned or held for use under license, whether registered or unregistered, including such rights in and to: (i) patents and patent applications, and any and all divisions, continuations, continuations in-part, reissues, continuing patent applications, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like rights, and inventions, invention disclosures, discoveries and improvements, whether or not patentable and whether or not reduced to practice; (ii) trademarks, service marks, certification marks, trade dress, logos, trade names, service names and corporate names and other identifiers of origin, and any and all common law rights therein, and the goodwill associated with any of the foregoing; (iii) copyrights and copyrightable works, including, without limitation, writings, designs, data, website content, the look & feel of webpages, marketing materials, and other works of authorship and databases (or other collections or compilations of information, data, works or other materials), and all moral rights; (iv) trade secrets (including, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory Requirements of Laws and common law), business, marketing, technical and know-how information, procedures, research records, test information, market surveys, specifications, product designs, plans, compositions, algorithms, research and development data, technical data, tools, other non-public or confidential information and rights to limit the use or disclosure thereof by any person (collectively, “Trade Secrets”); (v) Internet domain names; (vi) rights of publicity and other rights to use the names and likeness of individuals; (vii) Software; (viii) apparatus, tools, materials, recordings, records, graphs, drawings, reports, analyses and other tangible embodiments of any of the foregoing in any form whether or not listed herein, other than Software; and (ix) claims, causes of action and defenses relating to the enforcement of any of the foregoing; in each case of (i) and (vii) above, including any registrations of, applications to register, and renewals and extensions of, any of the foregoing with or by any Governmental Body in any jurisdiction.

“IRS” means the Internal Revenue Service, or any successor regulatory agency.

“Key Employees” means, collectively, D. Maxfield, Melanie Huscroft, Joseph R. Toscano and Matthew J. Schleiffarth.

“Knowledge of Coty” means, as to a particular matter, the actual knowledge of the following persons: Alejandro Vicente, Camillo Pane, Greerson G. McMullen, Michelle Garcia and Patrice de

A-7

Talhouët, in each case assuming each such person has made a reasonable inquiry into the matter in question.

“Knowledge of the Company” means, as to a particular matter, the actual knowledge of each of the Key Employees, Reggie Rappleye, Jamon Jarvis and Jesse Allen, in each case assuming each such person has made a reasonable inquiry into the matter in question.

“Leased Real Property” has the meaning specified Section 3.16(b).

“Letter of Intent” means the Business and Financial Proposal, dated as of December 6, 2016, between Coty Inc. and D. Maxfield.

“Liabilities” means, collectively, any Indebtedness or any direct or indirect liability, claim, demand, commitment, expense, damage, deficiency, guaranty, endorsement or obligation (whether direct or indirect, asserted or unasserted, absolute or contingent, known or unknown, accrued or unaccrued, liquidated or unliquidated, or due or to become due) of every kind and description, including all Expenses related thereto.

“License Agreement” means any legally binding Contract, whether written or oral, and any amendments thereto, pursuant to which any interest in, or any right to use or exploit, any Intellectual Property, has been granted.

“Losses” means all losses, Liabilities, costs, settlement payments, awards, judgments, fines, penalties, Taxes, damages (including consequential damages, but solely to the extent reasonably foreseeable), expenses (including reasonable attorneys’, accountants’, investigators’, and experts’ fees and expenses), deficiencies or other charges.

“Majority Unit Holder” has the meaning specified in the preamble to this Agreement.

“Material Contracts” has the meaning specified in Section 3.14(b).

“Material Suppliers” has the meaning specified in Section 3.22.

“Minority Unit Holders” has the meaning specified in the preamble to this Agreement.

“MLM Requirements of Law” has the meaning specified in Section 3.8(b).

“Negative Working Capital Adjustment Amount” means an amount equal to the amount, if any, by which the Working Capital Amount is less than $24,000,000.

“NewCo” has the meaning specified in the preamble.

“Open Source Code” means all Software or other material that is distributed as “free software,” “open source software” or under a similar licensing or distribution model or arrangement, including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL) and the Apache License.

“Operating Agreement” means that certain Second Amended and Restated Operating Agreement of Younique, LLC, dated August 19, 2015, by and among the Unit Holders, as amended by that certain

A-8

First Amendment to Second Amended and Restated Operating Agreement for Younique, LLC, dated December 1, 2015, by and among the Unit Holders, D. Maxfield and Younique.

“Order” means any award, injunction, judgment, decree, order, ruling, settlement, writ, or verdict or other binding decision issued, promulgated or entered by or with any Governmental Body of competent jurisdiction.

“Organizational Documents” means the certificates or articles of formation or incorporation, bylaws, limited liability company agreements, stockholder or voting agreements, operating agreements, partnership agreements or other similar organizational documents of a Person, or any other Contract that will govern voting, distributions or transfers of Equity Securities of a Person as of or following the Closing Date.

“Owned Intellectual Property” means all Intellectual Property owned by or registered in the name of the Company or its Subsidiaries.

“PCI-DSS” has the meaning specified in Section 3.18(b).

“Percentage Obligation” means the percentage share with respect to each Unit Holder set forth adjacent to such Unit Holder’s name under the heading “Percentage Obligation” on Schedule A-4.

“Percentage Portion” means the percentage share with respect to each Unit Holder set forth adjacent to such Unit Holder’s name under the heading “Percentage Portion” on Schedule A-4.

“Permits” means material licenses, franchises, permits, approvals and other authorizations from a Governmental Body which are necessary to entitle it to own or lease, operate and use its assets and to carry on and conduct the Business as currently conducted.

“Permitted Encumbrances” means (i) Encumbrances for Taxes and other governmental charges and assessments which are not yet due and payable or that are being contested in good faith for which adequate reserves have been recorded in accordance with GAAP on the Balance Sheet, (ii) Encumbrances of landlords and Encumbrances of carriers, warehousemen, mechanics and materialmen and other similar Encumbrances imposed by law arising in the ordinary course of business for sums not yet due and payable, and (iii) other Encumbrances or imperfections on property which do not adversely affect title to, detract from the value of, or impair the existing use of, the property affected by such Encumbrance or imperfection.

“Permitted Real Property Encumbrances” means (i) Encumbrances for Taxes on or with respect to real property that are not yet due and payable as of the Closing Date or that are being contested in good faith for which adequate reserves have been recorded in accordance with GAAP on the Balance Sheet; (ii) covenants, conditions, restrictions and easements of record on or with respect to real property which do not materially impair the use of such real property or operation of the Business thereon; (iii) tenants in possession under the Real Property Leases; (iv) Encumbrances not created by the Company or any of its Subsidiaries that affect the underlying fee interest of any of the Leased Real Property; (v) mechanics liens and similar liens for labor, materials or supplies with respect to such real property incurred in the ordinary course of business, which are being contested in good faith for which adequate reserves have been recorded in accordance with GAAP or will be released prior to the Closing; (vi) zoning, building codes, and other land use laws regulating the use of such real property or the activities conducted thereon which are imposed by any governmental authority having jurisdiction over such real property, which are not violated by the current use or occupancy of such real property or operation of the Business thereon.

A-9

“Person” means any general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, governmental agency, cooperative, association, individual or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person as the context may require.

“Personal Information” has the meaning specified in Section 3.18(a).

“Positive Working Capital Adjustment Amount” means an amount equal to the amount, if any, by which the Working Capital Amount is greater than $24,000,000.

“Pre-Closing Covenants” has the meaning specified in Section 10.3(a).

“Pre-Closing Tax Contest” has the meaning specified in Section 8.4.

“Pre-Closing Tax Return” has the meaning specified in Section 8.3.

“Preliminary Accounting Report” has the meaning specified in Section 1.5(a)(ii).

“Preliminary Balance Sheet” has the meaning specified in Section 1.5(a)(i).

“Preliminary Calculation Statement” has the meaning specified in Section 1.4.

“Preliminary Cash Consideration” has the meaning specified in Section 1.5(a)(ii).

“Preliminary Closing Cash Amount” has the meaning specified in Section 1.5(a)(ii).

“Preliminary Closing Indebtedness Amount” has the meaning specified in Section 1.5(a)(ii).

“Preliminary Closing Transaction Expense Amount” has the meaning specified in Section 1.5(a)(ii).

“Preliminary Working Capital Amount” has the meaning specified in Section 1.5(a)(ii).

“Presenter” has the meaning specified in Section 3.8(c).

“Presenter Plan” has the meaning specified in Section 3.8(c).

“Profit Interest Units” has the meaning specified in the recitals to this Agreement.

“Purchased Company Units” means, with respect to each Unit Holder, a number equal to the total number of the Company Units held by such Unit Holder as of immediately prior to the Contribution multiplied by a number (x) the numerator of which is the portion of the Cash Consideration paid to such Unit Holder and (y) the denominator of which is the total value of all amounts treated as consideration for the Contribution of Company Units paid to such Unit Holder for U.S. federal income tax purposes.

“Real Property Lease” has the meaning specified in Section 3.16(b).

“Registrable Intellectual Property” means patents, patent applications, invention disclosures, statutory invention registrations, registered trademarks, registered service marks, copyright registrations, Internet domain names and all applications for any such registrations.

“Related Party” has the meaning specified in Section 3.20.

A-10

“Related Party Agreement” has the meaning specified in Section 3.20.

“Requirements of Law” means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body or common law.

“Restricted Area” has the meaning specified in Section 6.2.

“Restricted Business” has the meaning specified in Section 6.2.

“Restricted Party” has the meaning specified in Section 6.1.

“Restricted Period” has the meaning specified in Section 6.1.

“Reverse Termination Fee” has the meaning specified in Section 9.2(b).

“Sanctions” has the meaning specified in Section 3.23(b).

“Securities Act” has the meaning specified in Section 2.6.

“Security Measures” has the meaning specified in Section 3.18(a).

“Software” means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, compilers, templates, menus, buttons and icons, and (d) all documentation including user manuals and other training documentation relating to any of the foregoing.

“Specified Representations” means the representations and warranties set forth in Section 3.8(b) (Multi-Level Marketing), Section 3.11 (Taxes), Section 3.12(k) (Employee Misclassification), and the Specified Software Representations.

“Specified Software Representations” means the representations and warranties set forth in Sections 3.17(a), 3.17(c) and 3.17(o), in each case solely with respect to Company Software.

“Straddle Period” means any taxable year or period beginning on or before and ending after the Closing Date.

“Sub-Basket” has the meaning specified in Section 10.5(a).

“Subsidiary” means, with respect to any Person, any other Person (excluding any individual) that such first Person directly or indirectly Controls.

“Tax” (and, with correlative meaning, “Taxes”) means any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental (including taxes under Code Section 59A) tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority, and (ii) any liability of the Company for the payment of amounts with respect to payments of a type described

A-11

in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of the Unit Holders under any Tax sharing arrangement or Tax indemnity agreement.

“Tax Return” means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Third Party Claim” has the meaning specified in Section 10.4(a).

“Transaction Deduction” means the sum of (a) any all deductible amounts incurred in connection with compensation costs resulting from the consummation of the transaction contemplated by this Agreement; (b) any and all deductible amounts incurred in connection with the retirement of any debt or obligation of the Company or its Subsidiaries as contemplated by this Agreement; (c) any and all deductible payments of Transaction Expenses as contemplated by this Agreement; provided that for purposes of this Agreement, the parties agree that 70% of any success-based fees paid by the Company or any of the Company’s Subsidiaries shall be deductible under Rev. Proc. 2011-29.

“Transaction Expenses” means all fees, costs and expenses incurred or subject to reimbursement by the Company or any of its Subsidiaries, in each case, in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, including (a) any brokerage fees, commissions, finders’ fees or financial advisory fees, and, in each case, related costs and expenses; (b) any fees, costs or expenses of counsel, accountants or other advisors or services providers; (c) any change of control, transaction bonus, accelerated payments and similar payments payable to directors, officers, employees or independent contractors of the Company or any of its Subsidiaries pursuant to arrangements that were entered into prior to the Closing (including, for the avoidance of doubt, any “Change of Control bonus” payable pursuant to the Cooley / Poulter Employment Agreements), including, in each case, any employer portion of Taxes under the Federal Insurance Contributions Act, as amended, or other Taxes related to such payments; and (d) any fees, costs or expenses associated with obtaining the release and termination of any Encumbrance.

“Transfer Taxes” has the meaning specified in Section 8.9.

“Trust Owner” means each owner or grantor set forth opposite the name of his or her Applicable Trust set forth on Schedule A-2.

“Unit Holder Indemnified Parties” means (i) each Unit Holder and its Affiliates (including the Trust Owners), and (ii) in the case of the Majority Unit Holder, its directors, officers, employees, Affiliates, stockholders, agents, attorneys, representatives, successors and permitted assigns; provided, that none of NewCo, its Subsidiaries or Coty and its respective Controlled Affiliates shall constitute Unit Holder Indemnified Parties; provided, further, that, to the extent any indemnification claim pursuant to this Agreement seeks to recover Losses incurred by NewCo, the Company or any of its Subsidiaries, NewCo and its directors, officers, employees, agents, attorneys, representatives, successors and permitted assigns shall constitute the sole Unit Holder Indemnified Parties for purposes of such Losses.

“Unit Holder” has the meaning specified in the preamble to this Agreement.

“Unit Holder Parties” means, collectively, each of the Unit Holders, Aspen Sub, D. Maxfield and the Company.

“Unit Holder Representative” has the meaning specified in Section 11.1.

A-12

“Unit Holder Representative Holdback Amount” means an aggregate amount equal to $500,000.

“Updated Calculation Statement” has the meaning specified in Section 1.4.

“Used” means, in connection with products and/or services, that Intellectual Property that is or may be used in the manufacturing, use, distribution, marketing, sale, offer for sale, importing, exporting, lease or other disposition of such products and services.

“WARN Act” means the Worker Adjustment and Retraining Notification Act and any similar applicable Requirements of Law.

“Working Capital Amount” means an amount equal to the excess of the current assets of the Company and its Subsidiaries as of the Closing (excluding (a) any deferred Tax asset and (b) any current or deferred asset to the extent in respect of the cash and Cash Equivalents comprising the Closing Cash Amount, Indebtedness of the Company or Transaction Expenses) over the current or deferred liabilities of the Company and its Subsidiaries as of the Closing (excluding (a) any deferred Tax liability, (b) any current or deferred liability to the extent in respect of the cash and Cash Equivalents comprising the Closing Cash Amount, Indebtedness of the Company or Transaction Expenses, and (c) any tax obligations outside of ordinary course payments (including, but not limited to, prior obligations not paid in the ordinary course, interest and penalties)), in each case, as determined in accordance with Company Accounting Principles and assuming the completion prior to such determination of the actions contemplated by Section 5.6. An illustrative calculation of the Working Capital Amount is set forth on Schedule A-5.

*          *          *          *          *

A-13

Exhibit B

Form of Amended and Restated Limited Liability Company Agreement of NewCo

EXHIBIT B

Foundation, LLC

First Amended and Restated Limited Liability Company Agreement

Dated as of __________, 2017

By and Among

Coty US Holdings, Inc.,

The Predecessor Minority Interest Holders

(as defined herein),

and,

upon completion of the secondary contribution

(as defined herein),

UEV Holdings, LLC

-i-

-ii

-iii

Section 13.7	Waiver of Jury Trial	36
Section 13.8	Consent to the Exclusive Jurisdiction of the Courts of Delaware	36
Section 13.9	Partial Invalidity	37
Section 13.10	Waiver	37
Section 13.11	Counterparts	37
Section 13.12	Certain Waivers	37

ANNEXES

Annex A	Definitions

Annex B	List of Members and Membership Interests; Initial Capital Contributions

Annex C	Form of Registration Rights Agreement
-iv

FOUNDATION, LLC

(a Delaware Limited Liability Company)

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

THIS FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT is made and entered into as of [___], 2017 (this “Agreement”) by and among Coty US Holdings, Inc., a Delaware corporation (“Coty” or the “Coty Member”), Aspen Cove Holdings, Inc., a Utah corporation (“Aspen”), and the Persons designated as “Predecessor Minority Interest Holders” on Annex B hereto (the “Predecessor Minority Interest Holders”), upon completion of the Secondary Contribution (as defined below), UEV Holdings, LLC, a Delaware limited liability company (“Aspen Sub”), and any Person who shall hereafter execute this Agreement as a Member of Foundation, LLC, a Delaware limited liability company (the “Company”) (Coty, the Predecessor Minority Interest Holders and any such other Persons are each referred to herein as a “Member” and collectively as the “Members”), and the Company.

RECITALS

WHEREAS, Coty previously filed a Certificate of Formation with the Secretary of State of the State of Delaware to organize the Company under and pursuant to the Act and on January 5, 2017 executed a Limited Liability Company Agreement with the Coty Member, as its sole Member (the “Original Limited Liability Company Agreement”);

WHEREAS, following the entry into this Agreement, the Company’s primary activity shall initially be the manufacture and sale of the Company’s existing products and new products through the Company’s distribution channel (which may, at the direction of the Coty Member, include replicating the Company platform for additional Coty product lines sold through the Company’s distribution channels) (the “Business”);

WHEREAS, as of the date hereof, the members of Younique LLC, a Utah limited liability company (the “Predecessor”) consist of Aspen and the Predecessor Minority Interest Holders;

WHEREAS, Coty Inc., a Delaware corporation (“Coty Parent”), Coty, Founder, Aspen, Aspen Sub, the Predecessor Minority Interest Holders and the other Unit Holders (as defined in the Contribution Agreement), previously entered into the Contribution Agreement, dated as of January 10, 2017 (the “Contribution Agreement”), in connection with which (a) Aspen and the Predecessor Minority Interest Holders and the other Unit Holders are, as of the date of this Agreement, contributing all of the Company Units (as defined in the Contribution Agreement) and the Profits Interest Units (as defined in the Contribution Agreement) of the Predecessor to the Company, (b) the Company is issuing to Aspen and the Predecessor Minority Interest Holders collectively 400 Class A Membership Interests as set forth in the Contribution Agreement and making cash payments to the members of the Predecessor as required under the Contribution Agreement, (c) Aspen and the Predecessor Minority Interest Holders are contributing such Class A Membership Interests to Aspen Sub and (d) in exchange therefor Aspen Sub is issuing (i) 328.196 Class A-1 Membership Interests of Aspen Sub to Aspen, which shall represent all of the issued and outstanding voting rights and 82.049% of the economic rights of Aspen Sub, and (ii) 71.804 Class A-2 Membership Interests of Aspen Sub collectively to the Predecessor Minority Interest Holders (with each such Predecessor Minority Interest Holder receiving the number of Class A-2 Membership Interests of Aspen Sub specified in the Contribution Agreement), which shall represent none of the issued and outstanding voting rights and 17.951% of the economic rights of Aspen Sub (collectively, the “Secondary Contribution”);

WHEREAS, pursuant to the Contribution Agreement, immediately prior to the execution of this Agreement Coty has funded its Initial Capital Contribution, and in connection therewith the Company is issuing to Coty 600 Class A Membership Interests;

WHEREAS, immediately following the transactions contemplated by the Contribution Agreement, the Company will own 100% of the outstanding equity interests (including all Common Units and Profits Interest Units (each as defined in the Contribution Agreement)) of the Predecessor and will be considered a continuation of the Predecessor for U.S. federal income tax purposes;

WHEREAS, in accordance with the Act, the Company and the Members desire to enter into this Agreement to amend and restate the Original Limited Liability Company Agreement and to set forth the respective rights, powers and interests of the Members with respect to the Company and their respective Membership Interests therein and to provide for the management of the business and operations of the Company;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

Section 1.1          Definitions. In this Agreement, unless otherwise specifically stated, the capitalized terms used herein shall have the respective meanings specified or referred to in Annex A hereto, which is incorporated by reference herein. Each agreement referred to in herein or in Annex A hereto to which any of the Company, Coty, Aspen, Aspen Sub, Founder or the Predecessor Minority Interest Holder or any of their respective Affiliates are parties shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and hereof.

Section 1.2          Interpretation. Each definition used in this Agreement includes the singular and the plural, and reference to the neuter gender includes the masculine and feminine where appropriate. Reference to any Requirements of Law means such Requirements of Law as amended as of the time of determination and includes any successor Requirements of Law. The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Agreement. Except as otherwise stated, reference to Articles, Sections and Annexes means the Articles, Sections and Annexes of this Agreement. The words “including” or “includes” or similar terms used herein shall be deemed to be followed by the words “without limitation”, whether or not such additional words are actually set forth herein. The word “or” is not exclusive. The words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole. References to the words “contract” or “agreement” shall refer to written contracts or agreements only, and shall include any modifications, amendments or supplements thereto, and any waivers made thereunder. The Exhibits are hereby incorporated by reference into, and shall be deemed a part of, this Agreement, provided, that no Exhibit that consists of a form of agreement or instrument shall be deemed to become effective until executed and delivered by the appropriate parties.

ARTICLE II
ORGANIZATION

Section 2.1          Formation. The Company was organized as a Delaware limited liability company under and pursuant to the Act by the filing of a Certificate of Formation with the Office of the

2

Secretary of State of Delaware as required by the Act (the “Certificate of Formation”) on January 5, 2017. In the event of a conflict between the terms of this Agreement and the Certificate of Formation, the terms of the Certificate of Formation shall prevail.

Section 2.2          Name. The name of the Company is Foundation, LLC. To the extent permitted by the Act, the Company may conduct its business under one or more assumed names deemed advisable by the Board of Directors.

Section 2.3          Purposes. The purpose of the Company is to engage in any activities and/or businesses for which limited liability companies may be formed under the Act (including the Business). The Company shall have all necessary powers to effect any purpose for which it is formed, including all powers granted under the Act.

Section 2.4          Duration. The Company shall continue in existence or until the Company shall be sooner dissolved and its affairs wound up in accordance with the Act or this Agreement.

Section 2.5          Registered Office and Registered Agent; Principal Office. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the initial registered office named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Board of Directors may designate from time to time in the manner provided by the Act.

(a)         The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Board of Directors may designate in the manner provided by the Act.

(b)         The principal office of the Company shall be at 3400 Mayflower Ave., Lehi, Utah 84043, or such other place as the Board of Directors may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there for inspection as required by the Act. The Company may have such other offices as the Board of Directors may designate from time to time.

Section 2.6          No State-Law Partnership. It is the intent of the Members that the Company shall be operated in a manner consistent with its treatment as a “partnership” for federal and state income tax purposes and no Member shall take, or permit the Company to take, any action inconsistent with such intent. No provisions of this Agreement (including the provisions of Article VIII) shall be deemed or construed to constitute the Company a partnership (including a limited partnership) or joint venture, or any Member or Director a partner or joint venturer of or with any other Member or Director, for any purposes other than federal and state tax purposes.

ARTICLE III
MEMBERS

Section 3.1          Initial Members. The initial Members of the Company immediately following the Closing (as defined in the Contribution Agreement) and the addresses of such initial Members are as set forth on Annex B. As of Closing, there are no other Members of the Company and no other Person has any right to take part in the ownership of the Company.

Section 3.2          Admission of Additional Members. Additional Members of the Company may only be added if the addition of any such proposed additional Member is approved prior to such admission, by The unanimous approval of the Voting Members and such proposed additional Member

3

executes a counterpart of, or an agreement adopting, this Agreement. Notwithstanding the foregoing, Affiliates of a Member may be admitted to the extent contemplated by Section 6.3 in connection with the Transfer of Membership Interests.

ARTICLE IV
CAPITAL CONTRIBUTIONS AND MEMBERSHIP INTERESTS

Section 4.1          Initial Capital Contribution and Membership Interests.

(a)         The total Membership Interests which the Company has authority to issue shall be determined by the Board of Directors from time to time, and shall initially consist of 1,000 Class A Membership Interests and zero Class B Membership Interests. The Company may issue fractional Membership Interests. Unless and until the Board of Directors shall determine otherwise, the Membership Interests shall be uncertificated and recorded in the books and records of the Company. If at any time the Board of Directors shall determine to certificate the Membership Interests, such certificates will contain such legends as the Board of Directors shall reasonably determine are necessary or advisable. The Board shall amend and revise Annex B from time to time to properly reflect any changes to the information included therein, including to reflect the admission or substitution of Members, the withdrawal of any Members, any modification to a Member’s Percentage Interest, transfers of Membership Interests or the issuance of additional Membership Interests, in each case in accordance with, and subject to the express terms and conditions of, this Agreement.

(b)         Each of Coty, Aspen and the Predecessor Minority Interest Holders shall be obligated to contribute to the initial capital of the Company the contribution set forth as such Member’s Initial Capital Contribution (for each, the “Initial Capital Contribution”) on Annex B. Such Initial Capital Contribution shall be in the form of the cash or property as specified on Annex B. Each of Coty, Aspen and the Predecessor Minority Interest Holders shall make its Initial Capital Contribution as of the date of this Agreement, as contemplated by the Contribution Agreement. The Agreed Value of the Contributed Property to be contributed to the Company by Coty, Aspen and the Predecessor Minority Interest Holders is set forth on Annex B. Upon completion of the Initial Capital Contributions specified, each of Coty, Aspen and the Predecessor Minority Interest Holders will own the Membership Interests and be ascribed the Percentage Interests set forth for such Member on Annex B. Following the Initial Capital Contribution, Aspen and the Predecessor Minority Interest Holders shall contribute their ownership interests in the Company to Aspen Sub (the “Aspen Sub Contribution”), such that Aspen Sub and Coty shall be the only Members of the Company immediately following the Aspen Sub Contribution.

(c)         The Company and each Person who hereafter receives Class B Membership Interests hereby acknowledge and agree that each such Person’s Class B Membership Interests, and the rights and privileges associated with such Class B Membership Interests, collectively are intended to constitute a “profits interest” in the Company within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343, or any successor IRS or Treasury Department regulation or other pronouncement applicable at the date of issuance of such Class B Membership Interests. The provisions of this Agreement shall be interpreted and applied in accordance with such intent. Each Person receiving Class B Membership Interests shall make a timely election under Section 83(b) of the Code with respect to such Class B Membership Interests upon their issuance, in a manner reasonably prescribed by the Company (which shall include each such Person providing the Company a copy of such election promptly after making such election).

Section 4.2          Voting Rights. Each Class A Membership Interest shall entitle the holder thereof to one vote on all matters submitted to Members generally for their approval pursuant to the provisions of this Agreement. No voting rights shall be granted with respect to any Class B Membership Interests.

4

Section 4.3          Additional Capital Contributions.

(a)         It is the intention of the Members that the Company would be funded by cash from operations. There shall be no mandatory additional capital contributions.

(b)         Subject to the Member approval rights set forth in Section 8.4(b), if the Board of Directors approves a sale or issuance to any Person of Equity Securities of the Company, or any securities (including rights, options or warrants) convertible into or exchangeable or exercisable for Equity Securities of the Company (“New Securities”), to raise additional capital for the Company at any time and from time to time after the date of this Agreement, the Company shall first offer in writing (the “Preemptive Rights Notice”) to sell to each of the holders of Class A Membership Interests in respect of its Class A Membership Interests then outstanding a portion of such securities equal to such Member’s Percentage Interest. The Preemptive Rights Notice provided to each such Member shall include the class of New Securities to be sold, the number of New Securities to be sold, the consideration to be paid, the name and address of each proposed purchaser of such New Securities and the Percentage Interest of such Member. During the thirty (30) day period following delivery of the Preemptive Rights Notice, each such Member shall be entitled to purchase such New Securities at the most favorable price and on the most favorable terms that such New Securities are to be offered, and the Company may not offer such New Securities to any Person at a price or on terms more favorable to the offerees thereof than those on which such securities were offered to such Members unless such New Securities are first offered to such Members at such more favorable price and on such more favorable terms; provided, that notwithstanding the foregoing, in the event that the Company is issuing more than one class of securities in connection with such issuance, each such Member shall be required to acquire such Member’s Percentage Interest of each such class of securities. Any Member may assign its rights to purchase securities which are subject of the Preemptive Rights Notice proportionally to all other such Members on a pro rata basis based on such other such Member’s respective Percentage Interest. Such securities specified in the Preemptive Rights Notice that are not purchased by such Members pursuant to the terms of this Section 4.3(b) may be issued and sold by the Company to the offerees (on terms no more favorable than the terms offered in such Preemptive Rights Notices) within sixty (60) days of the date of the Preemptive Rights Notice.

Section 4.4          Capital Accounts.

(a)         A Capital Account shall be established and maintained for each Member in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). Each Member’s Capital Account (i) shall be increased by (A) the amount of money contributed by that Member to the Company, (B) the Agreed Value of Contributed Property contributed by that Member to the Company (net of liabilities secured by the Contributed Property that the Company is considered to assume or take subject to pursuant to Section 752 of the Code), and (C) allocations to that Member of Company income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations and (ii) shall be decreased by (A) the amount of money distributed to that Member by the Company, (B) the fair market value of property distributed to that Member by the Company (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to pursuant to Section 752 of the Code), (C) allocations to that Member of expenditures of the Company described in Section 705(a)(2)(B) of the Code (“Section 705(a)(2)(B) Expenditures”), and (D) allocations of Company loss and deduction (or items thereof), including loss and deduction described in Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations, but excluding items described in clause (a)(ii)(C) above.

(b)         Except as otherwise provided herein, whenever it is necessary to determine the Capital Account of any Member for purposes of this Agreement, the Capital Account of the Member shall be determined after giving effect to (i) all Capital Contributions made to the Company on or after the date

5

of this Agreement, (ii) all allocations of income, gain, deduction, loss and expense pursuant to Article V for operations and transactions effected on or after the date of this Agreement and prior to the date such determination is required to be made under this Agreement and (iii) all distributions made on or after the date of this Agreement.

(c)         Upon the Transfer of a Membership Interest in the Company (or portion thereof) on or after the date of this Agreement, the Capital Account of the transferor Member that is attributable to the transferred Membership Interest will be carried over to the transferee Member but, if the Company has an election in effect under Section 754 of the Code, the Capital Account will be adjusted to reflect any adjustment required as a result thereof by the Treasury Regulations promulgated pursuant to Section 704(b) of the Code.

(d)         The realization, recognition and classification of any item of income, gain, loss, deduction or expense for Capital Account purposes shall be the same as its realization, recognition and classification for federal income tax purposes; provided, however, that:

(i)          Any deductions for depreciation, cost recovery or amortization attributable to a Contributed Property shall be determined as if the adjusted tax basis of such property on the date it was acquired by the Company was equal to the Agreed Value of such property. Upon adjustment pursuant to Section 4.4(e) of the Carrying Value of the Company Property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization shall be determined as if the adjusted tax basis of such property was equal to its Carrying Value immediately following such adjustment (with the Company Property subject to any such adjustment being sometimes referred to herein as “Adjusted Property”); and any deductions for depreciation, cost recovery or amortization under this Section 4.4(d) shall be computed in accordance with Section 1.704-1(b)(2)(iv)(g)(3) of the Treasury Regulations or, if relevant with respect to applicable portion of the Carrying Value of Contributed Property or Adjusted Property, in accordance with Section 1.704-3(d)(2) using the depreciation, cost recovery or amortization method and period that would apply to such Contributed Property or Adjusted Property if it were newly purchased by the Company from an unrelated party at the time of the contribution or adjustment.

(ii)         Any income, gain or loss attributable to the taxable disposition of any property shall be determined by the Company as if the adjusted tax basis of such property as of such date of disposition was equal in amount to the Carrying Value of such property as of such date.

(iii)        All items incurred by the Company that can neither be deducted nor amortized under Section 709 of the Code shall, for purposes of Capital Accounts, be treated as an item of deduction and shall be allocated among the Members pursuant to ARTICLE V.

(e)          (i) Upon the contribution to the Company by a new or existing Member of more than a de minimis amount of cash or Contributed Property, the Capital Accounts of all Members and the Carrying Values of all Company Properties immediately prior to such contribution shall be adjusted (consistent with the provisions hereof, with the Treasury Regulations under Section 704 of the Code, and with the consent of Aspen Sub) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Company Property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such Company Property immediately prior to such issuance and had been allocated to the Members in accordance with ARTICLE V.

6

(ii)          Except as may be otherwise agreed by the Members, immediately prior to the actual distribution of more than a de minimis amount of any Company Property (other than cash), or the distribution of cash to a retiring or continuing Member as consideration for an interest in the Company, the Capital Accounts of all Members and the Carrying Value of all Company Property shall be adjusted (consistent with the provisions hereof, with the Treasury Regulations under Section 704 of the Code, and with the consent of Aspen Sub) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Company Property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such Company Property immediately prior to such distribution and had been allocated to the Members at such time in accordance with ARTICLE V.

(f)          In addition to the adjustments required by the foregoing provisions of this Section 4.4, the Capital Accounts of the Members shall be adjusted in accordance with the capital account maintenance rules of Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

(g)         The foregoing provisions of this Section 4.4 are intended to comply with Section 1.704-1(b)(2)(iv) (and, to the extent relevant, Section 1.704-3(d)(2)) of the Treasury Regulations and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Tax Matters Member, shall determine that it is prudent to modify the manner in which the Capital Accounts are computed in order to comply with such Sections of the Treasury Regulations, the Tax Matters Member may make such modification with the consent of Aspen Sub.

(h)         The Capital Account balance of any Member who receives a “guaranteed payment” (as determined under Section 707(c) of the Code) from the Company shall be adjusted only to the extent of such Member’s allocable share of any Company deduction or loss, or other downward Capital Account adjustment, resulting from such guaranteed payment.

Section 4.5          Return of Capital Contributions. Except as otherwise provided herein or in the Act, no Member shall have the right to withdraw, or receive any return of, all or any portion of such Member’s Capital Contributions.

Section 4.6          Interest. No interest shall be paid by the Company on Capital Contributions or on balances in Members’ Capital Accounts.

Section 4.7          Loans from Members. Members may provide loans to the Company on commercially reasonable terms, including a customary and commercially reasonable interest rate, provided, that each Member is given the opportunity to participate, on a pro rata basis (based on its ownership percentage in the Company), in making such loan (collectively, a “Permitted Member Loan”). Loans by a Member to the Company shall not be considered Capital Contributions. The amounts of any such loans shall be a debt of the Company to such Member and shall be payable or collectible only out of the Company assets in accordance with the terms and conditions upon which such advances are made. The repayment of loans from a Member to the Company upon liquidation shall be subject to the order of priority set forth in Section 11.5.

ARTICLE V
ALLOCATIONS AND DISTRIBUTIONS

Section 5.1          Allocations of Income, Gain, Loss, Deduction and Expense. Except as otherwise provided in this ARTICLE V, items of income, gain, loss, deduction and expense of the Company for each fiscal year of the Company shall be allocated to the Members in accordance with their respective Percentage Interests.

7

Section 5.2          Book/Tax Disparities; Section 754 Elections.

(a)         In the case of Contributed Property, items of income, gain, loss, deduction and credit, as determined for federal income tax purposes, shall be allocated in a manner consistent with the requirements of Section 704 of the Code by using the method under Treasury Regulations Section 1.704-3 as agreed by Aspen Sub and the Tax Matters Member. The Members agree to be bound by the use of such method and, to the extent relevant, agree to report the resulting allocations of items of income, gain, loss, deduction and credit consistently therewith.

(b)         In the case of Adjusted Property, such items shall be allocated in a manner consistent with the principles of Section 704(c) of the Code by using the method under Treasury Regulations Section 1.704-3 as agreed by Aspen Sub and the Tax Matters Member. The Members agree to be bound by the use of such method and agree to report the resulting allocations of items of income, gain, loss, deduction and credit accordingly. In the event that the Adjusted Property was originally a Contributed Property, the allocation required by this Section 5.2(b) also shall take into account the requirements of Section 5.2(a).

(c)         All items of income, gain, loss, deduction and credit recognized by the Company for federal income tax purposes and allocated to the Members in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Company; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted by Section 734 and 743 of the Code.

(d)         Whenever the income, gain and loss of the Company allocable hereunder consists of items of different character for tax purposes (e.g., ordinary income, long-term capital gain, interest expense, etc.), the income, gain and loss for tax purposes allocable to each Member shall be deemed to include its pro rata share of each such item except as otherwise required by the Code and the Treasury Regulations or to the extent the corresponding item of income, gain or loss, as computed for book purposes, is allocated non-pro rata.

Section 5.3           Allocation of Nonrecourse Deductions. Items of loss, deduction and Section 705(a)(2)(B) Expenditures attributable, under Section 1.704-2(c) of the Treasury Regulations, to increases in the Company’s Minimum Gain shall be allocated, as provided in Section 1.704-2(e) of the Treasury Regulations, to the Members in accordance with their respective Percentage Interests.

Section 5.4           Allocation of Member Nonrecourse Deductions.

(a)         “Member Nonrecourse Debt” means any liability (or portion thereof) of the Company that constitutes debt which, by its terms, is nonrecourse to the Company and the Members for purposes of Section 1.1001-2 of the Treasury Regulations, but for which a Member bears the economic risk of loss, as determined under Section 1.704-2(b)(4) of the Treasury Regulations.

(b)         Notwithstanding the provisions of Sections Section 5.1 and Section 5.2, items of loss, deduction and Section 705(a)(2)(B) Expenditures attributable, under Section 1.704-2(i) of the Treasury Regulations, to Member Nonrecourse Debt shall (prior to any allocation pursuant to Section 5.1 or Section 5.3) be allocated, as provided in Section 1.704-2(i) of the Treasury Regulations, to the Members in accordance with the ratios in which they bear the economic risk of loss for such debt for purposes of Section 1.752-2 of the Treasury Regulations.

8

Section 5.5          Minimum Gain Chargeback. In the event that there is a net decrease in the amount of the Company’s Minimum Gain during a taxable year of the Company, the minimum gain chargeback described in Sections 1.704-2(f) and (g) of the Treasury Regulations shall apply.

Section 5.6          Member Minimum Gain Chargeback.

(a)         “Member Nonrecourse Debt Minimum Gain” means an amount of gain characterized as “partner nonrecourse debt minimum gain” under Sections 1.704-2(i)(2) and 1.704-2(i)(3) of the Treasury Regulations. Subject to the preceding sentence, “Member Nonrecourse Debt Minimum Gain” shall mean an amount, with respect to each Member Nonrecourse Debt, equal to the Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability.

(b)         If during a taxable year of the Company there is a net decrease in a Member Nonrecourse Debt Minimum Gain, any Member with a share of that Member Nonrecourse Debt Minimum Gain (determined under Section 1.704-2(i)(5) of the Treasury Regulations) as of the beginning of the year must be allocated items of income and gain for the year (and, if necessary, for succeeding years) equal to that Member’s share of such net decrease in accordance with Section 1.704-2(i) of the Treasury Regulations.

Section 5.7          Qualified Income Offset. Pursuant to Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, income of the Company shall be allocated, after the allocations required by Sections Section 5.5 and Section 5.6 but before any other allocation required by this ARTICLE V, to the Members with deficit balances in their Adjusted Capital Accounts in an amount and manner sufficient to eliminate such deficit balances as quickly as possible. This Section 5.8 is intended to satisfy the provisions of Section 1.704-1(b)(2)(ii)(d)(3) of the Treasury Regulations and shall be interpreted consistently therewith.

Section 5.8          Limitations on Loss Allocation. Notwithstanding any other provision of this Agreement to the contrary, no item of loss or deduction of the Company shall be allocated to a Member if such allocation would result in a negative balance in such Member’s Adjusted Capital Account. Such item of loss or deduction shall be allocated first among the Members with positive balances in their Adjusted Capital Accounts in proportion to (and to the extent of) such positive balances and thereafter in accordance with their interests in the Company as determined under Section 1.704-1(b)(3) of the Treasury Regulations. Any Members that are specially allocated any loss or deduction under this Section 5.8 shall receive a priority allocation of income or gain in subsequent periods (in proportion to the remaining specially allocated losses and deductions not previously offset by an allocation under this sentence) up to, but not exceeding, the aggregate amount of losses and deductions under this Section 5.8.

Section 5.9          Curative Allocations. If any items of income and gain (including gross income) or loss, deduction and Section 705(a)(2)(B) Expenditures are allocated to a Member pursuant to Sections Section 5.3, Section 5.4, Section 5.5, Section 5.6, Section 5.7 or Section 5.8, then, prior to any allocation pursuant to Section 5.1 and subject to Section 5.3, Section 5.4, Section 5.5, Section 5.6, Section 5.7 or Section 5.8, items of income and gain (including gross income) and items of loss, deduction and Section 705(a)(2)(B) Expenditures for subsequent periods shall be allocated to the Members in a manner designed to result in each Member’s Capital Account having a balance equal to what it would have been had such allocation of items of income and gain (including gross income) or loss, deduction and Section 705(a)(2)(B) Expenditures not occurred under Section 5.3, Section 5.4, Section 5.5, Section 5.6, Section 5.7 or Section 5.8. In exercising their discretion under this Section 5.9, the Members shall take into account future allocations under Section 5.5 and Section 5.6 that, although not yet made, are likely to offset other allocations previously made under Section 5.3 and Section 5.4.

9

Section 5.10       Interest in Company Profits. Pursuant to Section 1.752-3(a)(3) of the Treasury Regulations, the Members’ interests in Company profits for purposes of determining the Members’ proportionate shares of the excess nonrecourse liabilities (as defined in Section 1.752-3(a)(3) of the Treasury Regulations) of the Company shall be determined in accordance with their respective Percentage Interests.

Section 5.11        Distributions in Kind.

(a)         If any assets of the Company are distributed in kind pursuant to Section 11.5, such assets shall be distributed to the Members entitled thereto in the same proportions as if the distribution were in cash.

(b)         Upon a distribution of assets of the Company in connection with a termination and dissolution of the Company, assets of the Company shall be distributed to the Members (and if required cash shall be paid) in accordance with ARTICLE XI of this Agreement.

(c)         Assets of the Company distributed pursuant to ARTICLE XI shall be valued in accordance with Section 11.6. Assets of the Company distributed other than pursuant to ARTICLE XI shall be valued at their then fair market value as reasonably determined by the Board of Directors by Majority Vote. The amount of Unrealized Gain or Unrealized Loss attributable to any asset to be distributed in kind to the Members shall, to the extent not otherwise recognized by the Company or taken into account under Section 4.4(e), be taken into account in computing gain or loss of the Company for purposes of allocation of items of income, gain, loss, deduction or expense under Section 5.1 and Section 5.2, and proceeds to the Members under Section 5.13 and Section 11.5. If the assets of the Company are sold in a transaction in which, by reason of the provisions of Section 453 of the Code or any successor thereto, gain is realized but not recognized, such gain shall be taken into account in computing gain or loss of the Company for purposes of allocations and distributions to the Members pursuant to this ARTICLE V, notwithstanding that the Members may elect to continue the Company pending collection of deferred purchase money obligations received in connection with such sale.

Section 5.12        Allocations and Distributions to Transferred Interests.

(a)         If any Membership Interest is Transferred, increased or decreased during the year, all items of income, gain, loss, deduction and credit recognized by the Company for such year shall be allocated among the Members to take into account their varying Membership Interests during the year in any manner the Board of Directors shall approve, in its sole discretion, as then permitted by the Code.

(b)        Distributions under Section 5.13 and Section 11.5 shall be made only to Members and assignees who, according to the books and records of the Company, are Members or assignees on the actual date of distribution. Neither the Company nor the Board of Directors (or any Director serving thereon) shall incur any liability for making distributions in accordance with this Section 5.12(b).

Section 5.13        Distributions of Available Cash.

(a)         Except as may be required by (i) the terms of any credit or other similar agreement to which the Company is a party, (ii) the Business Plan and Budget and (iii) any provisions of applicable Requirements of Law, Available Cash for a fiscal year shall be distributed to the Members in accordance with their respective Percentage Interests.

10

Notwithstanding the foregoing, a holder of any Class B Membership Interests shall not have the right to receive any distributions pursuant to this Section 5.13(a) with respect to such Class B Membership Interests (and such Class B Membership Interests shall be disregarded for purposes of apportioning distributions among the Members pursuant to Section 5.13(a)), until the aggregate distributions that have been made to all Threshold Interests with respect to such Class B Membership Interests since the date such Class B Membership Interest was issued are equal to the Participation Threshold of such Class B Membership Interests.

(b)        Prior to any distribution pursuant to Section 5.13(a), to the extent of Available Cash, the Company shall make distributions (the “Tax Liability Distributions”) to the Members intended to be sufficient to enable them to pay, on a quarterly basis, federal, state and local taxes arising from the allocations made to such Members pursuant to this ARTICLE V; provided, that such payments shall be made within fifteen (15) days after the close of each applicable calendar quarter. Subject to the following sentence, the amount of any such Tax Liability Distribution shall equal the product of (x) highest marginal combined federal, state and local income tax rate applicable to any of the Members (or their direct or indirect members or owners, after giving effect to income tax deductions (if allowable) for state and local income taxes) for such taxable period (the “Tax Rate”) and (y) the aggregate amounts of net taxable income or gain of the Company that were actually allocated or are estimated to be allocated to such Member for federal income tax purposes for such taxable period and all prior taxable periods, determined without regard to any basis adjustments pursuant to Section 743 and 734 of the Code or special allocations pursuant to Section 704(c) of the Code (to the extent no Tax Liability Distribution has previously been made with respect to such net taxable income or gain) reduced, but not below zero, by any tax deduction, loss or credit previously or currently allocated to such Member and not previously taken into account for purposes of the calculation of the amount of any Tax Liability Distribution. If Available Cash is not sufficient to satisfy the required Tax Liability Distribution for a particular calendar quarter, the Company shall make up such deficit out of Available Cash in future periods. In the event of any adjustment to the taxable income of the Company, or an adjustment to the items of taxable income, loss, gain, or deduction allocated to any Member of the Company (or their direct or indirect members or owners) resulting from any audit or similar proceeding, such adjustment shall be treated for purposes of this paragraph as if it constituted the Tax results for an applicable calendar quarter, and a Tax Liability Distribution shall be made to the Member or Members with respect to such adjustment, calculated consistently with the other provisions of this paragraph. Any Tax Liability Distributions shall be treated as an advance against, and shall reduce the amount of, the next distribution(s) that the Member would otherwise receive pursuant to Section 5.13(a).

Section 5.14        Indemnification and Reimbursement for Payments on Behalf of a Member. If the Company is required by law, or elects, to make any payment to a Governmental Body that is on behalf of or specifically attributable to a Member or a Member’s status as such (including federal withholding taxes, state personal property taxes, state unincorporated business taxes, or taxes pursuant to a composite state tax return), then such Member shall indemnify and contribute to the Company in full for the entire amount paid (including interest, penalties, and related expenses).  Instead of such contribution and indemnification, the Company may offset distributions to which a Member is otherwise entitled under this Agreement against such Member’s obligation pursuant to this Section 5.14 and, in such case, such amount shall be treated for all purposes of this Agreement as a distribution to such Member.  A Member’s obligation to indemnify or make contributions to the Company under this Section 5.14 shall survive the termination, dissolution, liquidation, and winding up of the Company, and for purposes of this Section 5.14, the Company shall be treated as continuing in existence.  The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 5.14 including instituting a lawsuit to collect such indemnification and contribution.  In the event any amount is paid by the Company on behalf of or specifically attributable to a Member or a Member’s status as such, and any portion of such amount is subsequently refunded to the Company, such refund shall, at the Member’s election, be

11

distributed to such Member or shall be offset against any future obligation of such Member under this Section 5.14.  For the avoidance of doubt, the final sentence of this Section 5.14 shall apply with respect to any refunds paid to the Company in respect of any amounts paid by any predecessor of the Company.

ARTICLE VI
RIGHTS, POWERS AND OBLIGATIONS OF MEMBERS

Section 6.1          Authority; Liability to Third Parties. Except as otherwise provided herein, no Member has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company. No Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court.

Section 6.2          Transfer of Membership Interests.

(a)         No Member shall, directly or indirectly, offer, sell, assign, pledge, encumber or otherwise Transfer any Membership Interest (including economic rights associated therewith) to any Person, except with the unanimous approval by written consent of the Voting Members. Notwithstanding the previous sentence, without such consent, (i) Coty may (A) effect a Transfer of Membership Interests and/or its economic rights in the Company to one of its Affiliates which is directly or indirectly 100% owned by, directly or indirectly owns 100% of or is under 100% direct or indirect common ownership with Coty and (B) collaterally assign and/or pledge its rights under this Agreement, the Contribution Agreement and each other document, instrument or agreement executed in connection with the transactions contemplated by this Agreement to any existing or future lender to it or one or more of its Affiliates as security for obligations to such lender, (ii) Founder and each Predecessor Minority Interest Holder may directly (or in the case of Founder, indirectly) transfer their Membership Interest (including economic rights associated therewith) by way of transferring their interests in Aspen Sub (or in the case of Founder, his interests in Aspen Sub or Aspen) in connection with bona fide estate planning to a Permitted Estate Planning Transferee or charitable giving purposes and (iii) each of Aspen and the Predecessor Minority Interest Holders shall complete the Aspen Sub Contribution; provided, that except in the case of enforcement by a lender of its collateral as contemplated in subsection (a)(i)(B) of this Section 6.2, none of the transferees contemplated hereby shall be admitted as a Member unless admitted in accordance with Section 6.3. In the event a Member desires to Transfer such Member’s Membership Interest or any interest therein, such Member will be responsible for compliance with all conditions of transfer imposed by this Agreement and under applicable Requirements of Law and for any expenses incurred by the Company for legal and/or accounting services in connection with reviewing any proposed Transfer or issuing opinions in connection therewith. Until the transferee is admitted as a Member pursuant to Section 6.3, the transferor Member shall continue to be a Member and shall be subject to all rights and duties of a Member with respect to the Membership Interest transferred; provided, further that if, at any time after such Transfer, such Permitted Estate Planning Transferee ceases to qualify as a Permitted Estate Planning Transferee, the Founder shall cause all Membership Interests held by such Permitted Estate Planning Transferee to be Transferred to a Person that is, at such time, a transferee that is permitted under this Section 6.2 and that, prior to such Transfer, agrees in writing to acquire and hold such Transferred Membership Interests subject to and in accordance with this Agreement and the Ancillary Agreements as if such Permitted Estate Planning Transferee were the Founder.

(b)        Any purported Transfer of any Membership Interest in violation of the provisions of this Agreement shall be wholly null and void and shall not effectuate the Transfer contemplated thereby. Notwithstanding anything contained herein to the contrary, (i) no Member may Transfer any Membership Interest in violation of any provision of this Agreement or in violation of the Securities Act or any applicable state securities laws, (ii) no Transfer of any Membership Interest may be effected unless

12

the applicable requirements of Section 6.3 have been complied with, (iii) no Transfer of any Membership Interest (or economic rights associated therewith) may be effected if such Transfer would cause a dissolution of the Company under the Act and (iv) no Transfer of any Membership Interest (or economic rights associated therewith) may be effected if such Transfer would cause a termination of the Company under Section 708(b)(1)(B) of the Code unless the Voting Members unanimously approve such Transfer.

Section 6.3          Admission of Transferee as Member. A transferee of a Membership Interest, including an Affiliate of a Member desiring to be admitted as a Member, must execute a counterpart of, or an agreement adopting, this Agreement and such other Ancillary Agreements as the Voting Members, acting by unanimous approval, may require. The admission of such transferee is subject to the unanimous approval of the Voting Members, except to the extent contemplated by Section 6.2. Upon admission of the transferee as a Member, the transferee shall have, to the extent of the Membership Interest transferred, the rights and powers and shall be subject to the restrictions and liabilities of a Member under this Agreement, the Certificate of Formation and the Act. The transferee shall also be liable, to the extent of the Membership Interest transferred, for the unfulfilled obligations, if any, of the transferor Member to make Capital Contributions, but shall not be obligated for liabilities unknown to the transferee at the time such transferee was admitted as a Member and that could not be ascertained from this Agreement. Whether or not the transferee of a Membership Interest becomes a Member, the transferor Member is not released from any liability to the Company under this Agreement, the Certificate of Formation or the Act.

Section 6.4          No Resignation of a Member. No Member shall resign, withdraw, retire or otherwise take action to effect any of the foregoing.

Section 6.5         Certain Restraints; Business Opportunities. Nothing in this Agreement, the Contribution Agreement, the Employment Agreements or any of the other Ancillary Agreements, or in the relationship between the parties created hereby or thereby, shall be construed as imposing any limitation or restriction on the freedom or right of Coty or any of its Affiliates (excluding the Company and its Subsidiaries), or any directors, officers, managers or employees thereof to (a) compete, directly or indirectly, with the Company or the Business or (b) exploit or otherwise deal with any other business opportunity whether or not relating to the Company or the Business; provided, that Coty and the Coty Directors have not violated the confidentiality provisions of this Agreement. Reference is made to the restrictive covenant provisions contained in Sections 6.1, 6.2 and 6.3 of the Contribution Agreement, which are hereby adopted and incorporated by reference herein and as to which Aspen Sub hereby agrees to become bound on behalf of itself and its Affiliates. Except as otherwise provided in this Agreement or in the Contribution Agreement, the Employment Agreements or any of the other Ancillary Agreements, neither of the Members or any Director shall be obligated to bring to the Company any business opportunity of which it or its Affiliates become aware unless the Member or Director became aware of such opportunity in its capacity as such (in which case it will be required to bring the opportunity to Company’s Board of Directors for consideration for a period of thirty (30) days and may pursue the opportunity only if the disinterested Directors of Company’s Board of Directors decline to pursue the opportunity).

Section 6.6          Non-Solicitation:

(a)         For so long as Coty, Aspen or Aspen Sub is a Member and for one (1) year thereafter, neither Coty, Aspen nor Aspen Sub shall, or shall permit, cause or encourage any of its Affiliates to, directly or indirectly, as agent, employee, consultant, distributor, representative, stockholder, manager, partner or in any other capacity, employ or engage, or recruit or solicit for employment or engagement (as a consultant or otherwise) any employee or any presenter (solely in the case of a presenter, for a cosmetics business integrating a direct selling or multi-level marketing component similar to that of the Company or any of its Subsidiaries) of the Company or any of its Subsidiaries (provided,

13

that the (i) solicitation of such employees through the use of general solicitations, including through media advertisements, job boards or employment search firms in the ordinary course of business that are not targeted at such employees, or (ii) solicitation or hiring of such employee or presenter if such employee or presenter has ceased to be employed, retained by or engaged with the Company or its Subsidiaries for at least six (6) months prior to such solicitation and/or hiring, shall be deemed not to violate the foregoing provisions). The period of time during which the restrictions set forth in this Section 6.6 will be in effect will be extended by the length of time during which a party is in breach of the terms of those provisions as determined by any court of competent jurisdiction. For the avoidance of doubt, (a) this provision shall survive the termination of this Agreement and (b) this provision shall not apply to a Member who acquires all of the Membership Interests of the Company in accordance with this Agreement or otherwise. Notwithstanding the foregoing, Coty and its Affiliates at any time and without restriction may solicit and re-employ any employee of the Company who originally was an employee of Coty and who was transferred, seconded or otherwise made available to the Company as a consultant or employee after the date hereof; provided, that Coty shall provide a reasonably acceptable alternative employee as a substitute for any employee so hired or retained; provided, further, that if such employee has been an employee of the Company for more than two (2) years, Coty may only re-employ such employee after six (6) month’s prior notice to the CEO and Coty will consult in good faith with the CEO regarding such re-employment if requested by the CEO.

(b)         The Members and the Company each acknowledges that a breach or threatened breach of this Section 6.6 would give rise to irreparable harm to the other party, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such other party of any such obligations, such party shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(c)         The Members each acknowledges that the restrictions contained in this Section 6.6 are reasonable and necessary to protect the legitimate interests of the other party and constitute a material inducement to such party to enter into this Agreement and consummate the transactions contemplated hereby. In the event that any covenant contained in this Section 6.6 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Requirement of Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Requirement of Law. The covenants contained in this Section 6.6 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

ARTICLE VII
MEETINGS OF MEMBERS

Section 7.1          Place of Meetings. All meetings of Members shall be held at the principal office of the Company as provided in Section 2.5, or at such other place as may be designated by the Board of Directors or by the Members calling the meeting.

Section 7.2          Meetings.

14

(a)         An annual meeting of Voting Members for the transaction of such business as may properly come before the Meeting shall be held at such place, on such date and at such time as the Board of Directors shall determine.

(b)         Special meetings of Voting Members for any proper purpose or purposes may be called at any time by at least two Directors then serving on the Board of Directors or by any Voting Member.

Section 7.3          Notice. A notification of all meetings, stating the place, day and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than two (2) Business Days nor more than thirty (30) Business Days before the meeting to each Voting Member.

Section 7.4          Waiver of Notice. Attendance of a Voting Member at a meeting shall constitute a waiver of notification of the meeting, except where such Voting Member attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Notification of a meeting may also be waived in writing. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notification of the meeting but not so included, if the objection is expressly made at the meeting.

Section 7.5          Quorum. The presence, either in person or by proxy, of Voting Members holding at least a majority of the aggregate of the Class A Membership Interests then outstanding is required to constitute a quorum at any meeting of the Members.

Section 7.6          Voting.

(a)         All Voting Members shall be entitled to vote on any matter submitted to a vote of the Members. Voting Members may vote either in person or by proxy at any meeting. Each Voting Member shall be entitled to one vote for each Class A Membership Interest held by such Voting Member. Fractional votes shall be permitted.

(b)         With respect to any matter other than a matter for which the affirmative vote of all Members or of Members owning a specified percentage of the Membership Interests is required by the Act, the Certificate of Formation or this Agreement, the act of the Members shall be approved by Majority Vote.

Section 7.7          Conduct of Meetings. The Board of Directors shall have full power and authority concerning the manner of conducting any meeting of the Voting Members, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of this ARTICLE VII, the conduct of voting, the validity and effectiveness of any proxies, and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The Board of Directors shall designate a Person to serve as chairperson of any meeting. The chairperson of the meeting shall have the power to adjourn the meeting from time to time, without notice, other than announcement of the time and place of the adjourned meeting. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called. The Board of Directors shall determine whether or not to cause minutes to be kept of any meeting.

Section 7.8          Action by Written Consent. Any action that may be taken at a meeting of the Voting Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed and dated by Voting Members holding the percentage of Class A Membership Interests required to approve such action under the Act, the Certificate of Formation or this Agreement.

15

Such consent shall have the same force and effect as a vote of the signing Members at a meeting duly called and held pursuant to this ARTICLE VII. No prior notice from the signing Members to the Company or other Members shall be required in connection with the use of a written consent pursuant to this Section 7.8. Notification of any action taken by means of a written consent of Voting Members shall, however, be sent within a reasonable time after the date of the consent by the Company to all Voting Members who did not sign the written consent in the event that such action is expected to have a material adverse and disproportionate effect on such Voting Member.

Section 7.9          Proxies. A Voting Member may vote either in person or by proxy executed in writing by the Voting Member. A facsimile, telegram, telex, cablegram or similar transmission by the Voting Member or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Voting Member shall be treated as an execution in writing for purposes of this Section 7.9. Proxies for use at any meeting of Voting Members or in connection with the taking of any action by written consent shall be filed with the Company before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Board of Directors who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairperson of the meeting, in which event such inspector or inspectors shall decide all such questions. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Membership Interests that are the subject of such proxy are to be voted with respect to such issue.

ARTICLE VIII
MANAGEMENT OF THE COMPANY

Section 8.1          Management of the Company and the Business. Except as otherwise expressly provided in this Agreement, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a Board of Directors (each member, a “Director” and collectively, the “Board of Directors” or the “Board”) as described herein.

Section 8.2          Board of Directors; Number and Election of Directors; Compliance Committee.

(a)         The Board of Directors shall consist of five (5) Directors, three (3) of whom shall be designated by Coty (such designated Directors, the “Coty Directors”) and two (2) of whom shall be designated by Aspen (or, upon admission as a Member in accordance with the Aspen Sub Contribution, Aspen Sub) (such designated Directors, the “Aspen Directors”). The Coty Directors shall initially be Alejandro Vicente, Michael Bryce, and Jason Forbes. The Aspen Directors shall initially be Derek Maxfield and Melanie Huscroft. Unless otherwise agreed by the Members, Directors may be directors, officers, managers or employees of a Member or any Affiliate of a Member.

(b)         In any election of Directors to serve on the Board of Directors, each Member shall vote its respective Membership Interests in such manner as necessary to cause the election of the

16

Directors designated in accordance with the provisions of subsection (a) above. There shall be no cumulative voting with respect to the election of Directors.

(c)         The Voting Members, by unanimous approval, shall be entitled to appoint and remove alternates in respect of Directors appointed by it (who shall be permitted to attend (including for purposes of establishing quorum), and act for such Director, at any meeting at which the Director for whom such alternate is serving is absent); provided, however, such alternates shall meet the qualifications for directors of Coty Parent or its successor and shall not be officer, director, employee or other representative of a direct competitor of Coty Parent, Coty or their respective Affiliates and must satisfy all of the requirements for appointment as a Director hereunder.

(d)         The Board of Directors may set qualification standards required for service as a Director so long as such standards are applicable to all Directors.

(e)         The Board of Directors shall establish a Compliance Committee of the Board of Directors (the “Compliance Committee”) to implement and manage the Company’s Compliance Program. The Compliance Committee shall be comprised of two (2) Coty Directors and one (1) Aspen Director.

Section 8.3          General Powers of Board of Directors; Authority of CEO; Key Officers.

(a)         Except as may otherwise be expressly provided in this Agreement, and subject to Section 8.4 and the express rights of the Voting Members to remove the Directors as provided in Section 8.10, the Board of Directors shall have complete discretion and authority in the management and control of the business and affairs of the Company, including the authority to appoint and remove the CEO of the Company and establish compensation for the CEO and Key Officers of the Company. The Board of Directors shall, subject to Section 8.4, possess all power, on behalf of the Company, to do or authorize the Company or to direct the agents of the Company, on behalf of the Company, to do all things necessary or convenient to carry out the business and affairs of the Company.

(b)         The Board of Directors shall have the right to appoint the CEO of the Company and the CEO’s direct reports (the “Key Officers”), who shall assist with the day-to-day management of the business affairs of the Company. The CEO shall be the chief executive officer of the Company, subject to the direction of the Board of Directors. Subject to approval by and any delegation principles approved by the Board of Directors, the CEO shall have day-to-day discretion and authority in the management and control of the business and affairs of the Company, including the responsibility for hiring and replacing other officers and employees from time to time, for developing the Company’s Business Plan and Budget for review and approval by the Board of Directions (with such modifications as the Board deems appropriate) and for implementing the Business Plan and Budget; provided, that the CEO shall not have greater power and authority than the Board of Directors and shall not approve any of the matters listed in Section 8.4 without the prior approval of the Board of Directors.

(c)         The initial Key Officers of the Company shall be Melanie Huscroft, as Chief Visionary Officer, Joseph R. Toscano as Chief Experience Officer, and Matthew J. Schleiffarth, as EVP, International Markets & Corporate Development.

(d)         Within thirty (30) days following the execution of this Agreement, the CEO and the Board of Directors shall propose to the Voting Members for their review and adoption: (i) an itemized operating and capital expenditures budget for 2017 (the “Budget”), which Budget shall be consistent with the Business Plan and shall contain appropriate contingency reserves and (ii) a three (3) year business plan (the “Business Plan”), setting forth in reasonable detail the strategy and proposed capital, funding and operational guidelines for the Company for such period. The Voting Members shall review the

17

proposed Budget and Business Plan and, after making such adjustments as they deem necessary and appropriate, adopt the same not later than thirty (30) days after presentation by the CEO and the Board of Directors. Not later than April 1st of 2017, and the April 1st of each calendar year thereafter, the CEO and the Board of Directors shall deliver to the Voting Members a new Budget for the following calendar year and a revised Business Plan for the following three (3) year period.

Section 8.4          Limitations on Powers of Board of Directors. The enumeration of powers in this Agreement shall not limit the general or implied powers of the Board of Directors or the officers of the Company or any additional powers provided by Requirements of Law. Notwithstanding the foregoing and any other provision contained in this Agreement to the contrary, the Board of Directors shall not cause the Company, and the Company (itself or through its Subsidiaries) shall not be permitted, without the unanimous approval of the Voting Members, to do any of the following (except as may otherwise be required by applicable Requirements of Law):

(a)         make any amendment or restatement of the Certificate of Formation or this Agreement;

(b)         issue any Membership Interests or other Equity Securities in the Company, except for up to five percent (5%) of the total Membership Interests in the Company for purposes of establishing and maintaining a compensation, profit sharing or other benefit plan;

(c)         engage in any consolidation, recapitalization, merger or similar transaction involving the Company (other than a merger of any Subsidiary of the Company into the Company);

(d)         enter into or become bound by any agreement that restricts, or otherwise agree to restrict, the ability of the Company to make cash distributions to the Members;

(e)         convert the Company into another entity or organizational form other than in effect at the date of this Agreement (except for transactions for bona fide Coty tax planning purposes that do not have a negative impact on Aspen Sub);

(f)          commence or complete any voluntary liquidation, dissolution or termination of the Company pursuant to Section 11.1(b); or

(g)         cause the Company to incur any indebtedness for borrowed money or any capitalized lease obligation or enter into any agreement, commitment, assumption or guarantee with respect thereto, in each case that would result in the Company having aggregate indebtedness in excess of 1.5x prior-year EBITDA, which shall be calculated on the basis of excluding unusual or one-time gain, loss or expense items; provided, that the calculation of EBITDA shall be made in accordance with GAAP, based upon the Company’s prior year audited financial statements;

(h)         create or permit the imposition of any material liens on the assets and properties of the Company securing indebtedness of any Person or the guaranty of any obligation of any third Person, in each case that would be outside the ordinary course of business;

(i)          dispose (whether by sale, transfer, lease, license, merger or otherwise) of a material Subsidiary of the Company;

(j)          engage in (A) any material transaction or arrangement with a Member that is not made on an arms-length basis or (B) any guarantee by the Company of any indebtedness of such Member or its Affiliates;

18

(k)         enter into any agreement or arrangement whereby software or other intellectual property of the Company would be shared with or licensed to (i) a Member or any of its Affiliates or (ii) any other party other than on an arms length basis;

(l)          make any changes to the arrangements related to the Company’s charitable foundation (e.g., office space, contributions by presenters and end users) that are in place as of the date of execution of the Contribution Agreement, except as required by any Requirement of Law;

(m)        make any material change to the distribution channel strategy for the Company’s branded products;

(n)         make any acquisition of any other company, business, or assets (related to the acquisition of a business) with aggregate revenues in excess of fifteen percent (15%) of the Company’s prior-year revenues;

(o)         approve any annual capital expenditure above the greater of $10,000,000 or fifteen percent (15%) above the capital expenditures made in the Company’s previous fiscal year, excluding the Company’s expenditures for information technology and/or software;

(p)         enter into an unrelated line of business in any material respect;

(q)         make any material amendment to any equity incentive plan in effect immediately after Closing;

(r)          receive a loan from any Member other than a Permitted Member Loan; or

(s)         remove any Member, except as may provided for in this Agreement;

provided, that in the event that Founder is no longer employed as CEO of the Company for any reason, only items (a), (b) (c), (e), (f), (j), (k) (l) and (s) above will require written approval of each of the Voting Members.

Notwithstanding anything contained herein to the contrary, the parties acknowledge and agree that the desired accounting treatment for the Company will permit Coty to consolidate the Company’s financial statements and, accordingly, the parties will take all necessary action and cooperate in good faith to ensure (including by amending this Agreement or other Ancillary Agreements) that Coty will, in its reasonable determination, receive the foregoing accounting treatment; provided, that such actions do not have a detrimental effect on the other holders of Class A Membership Interests.

Section 8.5          Place of Meetings. Meetings of the Board of Directors may be held either within or without the State of Delaware at whatever place is specified in the call of the meeting. In the absence of specific designation, the meetings shall be held at the principal office of the Company as provided in Section 2.5. Any Director shall be permitted to attend any meeting of the Board of Directors, as the case may be, in person or by conference call pursuant to Section 13.1.

Section 8.6          Regular Meetings; Chair and Vice-Chair. The Board of Directors shall meet at least quarterly. No notice need be given to Directors of regular meetings for which the Directors previously have designated a time and place for the meeting. At the first regular meeting of each calendar year, the Coty Directors then serving on the Board of Directors, shall appoint from among themselves a chairperson to preside at meetings of the Board of Directors (the “Chair”) who shall serve until the first regular meeting of the Board in the next calendar year and the Aspen Directors shall appoint from among

19

themselves a vice-chairperson (the “Vice-Chair”) to preside at meetings of the Board of Directors in the absence of the Chair.

Section 8.7          Other Meetings. Special meetings of the Board of Directors may be held at any time upon the request of any of the Directors. Notification of such meeting shall be sent to the last known address of each Director member, as the case may be, at least five (5) Business Days before the meeting. Notification of the time, place and purpose of such meeting may be waived in writing (including email or other forms of electronic communication) before or after such meeting, and shall be equivalent to the giving of a notification. Attendance of a Director at such meeting shall also constitute a waiver of notification thereof, except where such Person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 8.8          Quorum of and Action by Board of Directors. The presence, in person or by proxy, of a majority of the Directors then appointed (including at least two (2) Directors appointed by Coty and one (1) Director appointed by Aspen Sub) shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, however, that if any Director is attempting to hold a special meeting of the Board of Directors for the purpose of determining whether to remove the CEO and a quorum has not been present at three attempted special meetings, a quorum for the next attempted special meeting of the Board of Directors for such purpose shall only require a majority of the Directors then in office. Each of the Voting Members shall use reasonable best efforts to cause its Director designees to attend any special meeting called by a Director either in person or remotely.

Section 8.9          Vacancies. Any vacancy occurring with respect to a Director serving on the Board of Directors by designation of a Member pursuant to Section 8.2 shall be filled by designation of the Member that designated such Director pursuant to the procedures set forth in Section 8.2.

Section 8.10        Resignation and Removal. Any Director may resign at any time by giving notice to the Company and the Member that designated such Director. Such resignation shall be made in writing and shall take effect upon the earlier of the acceptance of such resignation by the remaining members of the Board of Directors or at the time such Director is replaced by the Member that designated such Director. Any Directors serving on the Board of Directors by designation of a Member pursuant to Section 8.2 may be removed, either with or without cause, only upon the written request of such designating Member. Any such removal shall be effective upon the delivery of such a written request to the Company, and to such Director.

Section 8.11        Action by Written Consent. Any action that may be taken at a meeting of the Board of Directors may be taken without a meeting if a unanimous written consent, setting forth the action to be taken, shall be signed by all members of the Board of Directors.

Section 8.12        Standard of Care; Liability.

(a)         Every Director and officer of the Company shall comply with the restrictive covenants contained in Section 6.5, Section 6.6 and Section 9.2, and shall discharge his or her duties as a Director or officer in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he or she reasonably believes to be in the best interests of the Company.

(b)         To the extent that, at law or in equity, a Member has or may be deemed to have any fiduciary duty to the Company, a holder of Membership Interests, a Member or any other Person that

20

is party to or otherwise bound by this Agreement, all such duties are hereby eliminated, and each of the Company, the holders of Membership Interests, Members and such other Persons hereby waives any such duty, to the fullest extent permitted by the Act and all other applicable Requirements of Law.  In addition, each of the holders of Membership Interests, Members and any other Person that is party to or otherwise bound by this Agreement acknowledges and agrees that (a) it shall not (and shall not assist any Person attempting to), directly or indirectly, derivatively or otherwise, make any claim with respect to or seek to enforce any fiduciary duty which any Person may have to any Subsidiary of the Company in their capacity as a director, manager, officer or equity holder of such Subsidiary and (b) the Company, acting directly or indirectly through its control of any Subsidiary, shall have the sole and exclusive right to make any such claim or seek any such enforcement.

Section 8.13        Deadlocks. If the Voting Members are unable to reach a determination on any matter for which the unanimous approval of the Voting Members is required pursuant to this Agreement, in each case within the time allotted under this Agreement for such decision, whether due to the failure of the Directors or the Voting Members, as applicable, to agree on any such matter or due to the failure of a Voting Member, or the Directors appointed by a Voting Member, to participate in the governance of the Company (including failure to attend meetings of the Board of Directors or the Voting Members, as applicable) (each, a “Deadlock”), then the following shall occur: (i) any relevant Voting Member or Board of Directors proposal giving rise to the Deadlock shall be deemed not to have passed and (ii) the status quo shall be maintained with respect to any matter that was the subject of such proposal, unless and until the Board of Directors or Voting Members so act(s) in accordance with the provisions of this Agreement. The Deadlock shall be addressed in the below manner.

(a)           The Deadlock shall initially be referred to the Aspen Directors and the Coty Directors, who shall negotiate in good faith for a period of ten (10) days in an attempt to reach resolution.

(b)           If the negotiations prescribed in section (a) are unsuccessful, the Deadlock shall be escalated to the Chief Executive Officer of Coty and Founder, who shall negotiate in good faith for a period of thirty (30) days in an attempt to reach resolution.

(c)           If the negotiations prescribed in section (b) are unsuccessful, the Deadlock shall be submitted within fifteen (15) days for non-binding mediation administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules and Mediation Procedures then in effect. The mediation will be conducted by a single mediator selected in good faith by the mutual written agreement of the Voting Members; provided, that if the Voting Members do not jointly select such arbitrator within five (5) Business Days of submission of the Deadlock for mediation, such arbitrator shall be selected by the AAA in accordance with its Commercial Arbitration Rules and Mediation Procedures then in effect. The Voting Members will cooperate in good faith with the AAA and with one another in selecting the mediator, and in scheduling the mediation. Such parties agree that they will participate in the mediation in good faith, and that they will share equally in the costs of utilizing the AAA and the mediator. The place of mediation will be New York, New York. In no event shall the mediation period exceed thirty (30) days following the date of submission.

(d)           Prior to the fifth (5th) anniversary of the date of this Agreement, if a resolution of the Deadlock is not reached after the procedures set forth in Section 8.13(c) have been completed, then the matter shall be submitted within fifteen (15) days to the AAA for binding arbitration in accordance with its Commercial Arbitration Rules and Mediation Procedures then in effect. The arbitration will be conducted by a single arbitrator selected by the mutual written agreement of the parties to the dispute; provided, that if the Voting Members do not jointly select such arbitrator within five (5) Business Days of submission of the Deadlock for arbitration, such arbitrator shall be selected by the AAA in accordance with its Commercial Arbitration Rules and Mediation Procedures then in effect. The Voting Members

21

will cooperate in good faith with the AAA and with one another in selecting the arbitrator, and in scheduling the arbitration. Such parties further agree that they will share equally in the costs of utilizing the AAA and the arbitrator. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration will be New York, New York. Unless otherwise agreed by such parties, the mediator will be disqualified from serving as the arbitrator.

(e)           After the fifth (5th) anniversary of the date of this Agreement, if a resolution of the Deadlock is not reached after the procedures set forth in Section 8.13(c) have been completed, and if one or more Deadlocks are in effect for consecutive or non-consecutive periods that exceed, in the aggregate, three hundred and sixty five (365) days (a “One Year Deadlock”), Coty shall, in its sole discretion, have the right to exercise its rights pursuant to Section 11.3(d).

Section 8.14       Compliance Program; Compliance with Requirements of Law. At the direction of the Compliance Committee of the Board of Directors, the Board of Directors shall cause the Company and each of its Subsidiaries to adopt, and thereafter to comply with, a Compliance Program, and shall at all times cause the Company and its Subsidiaries to conduct their respective businesses in accordance with the Compliance Program and all Requirements of Law applicable to the Company and its Subsidiaries and their respective businesses. All policies of the Company relating to compliance, personnel administration and financial reporting will be modeled on policies of Coty applicable to its other Subsidiaries. Without limiting the generality of the foregoing, the Company shall adopt policies and procedures consistent with Coty’s in respect of periodic financial reporting (including monthly reporting and quarterly certifications), audits, internal controls and attestations. Any investigation of the Company by a Governmental Body (and any government action or private litigation relating thereto) shall be responded to and controlled by the General Counsel of Coty or his/her designee, with cooperation from the Compliance Committee of the Board of Directors.

Section 8.15        Designation of Aspen Observer. Aspen shall have the right to designate one individual, reasonably acceptable to the Coty Directors (including considerations such as whether such individual is a competitor of the Company), as a non-voting Board observer (the “Aspen Observer”) who shall be entitled to receive notice of and to attend all meetings of the Board. Coty may determine in its reasonable discretion at any time that an individual designated as the Aspen Observer is no longer acceptable, in which case such individual will no longer be an Aspen Observer. The Aspen Observer shall be entitled to receive, at the same time such materials are distributed by or to the members of the Board, all written materials provided to the members of the Board or committee, except to the extent that the Board makes a reasonable determination that (i) sharing such written materials would constitute a violation of law applicable to the Company, or any agreement to which the Company is a party, or would reasonably be expected to prevent the Company from asserting attorney-client or attorney work product privilege with respect to the content of such written materials, (ii) such written materials relate to transactions, arrangements or matters in which the Aspen Observer has a material direct or indirect interest and (iii) if the Aspen Observer is an employee of the Company or any of its Subsidiaries, such materials that the Board determines would be inappropriate for the Aspen Observer, given his or her status as an employee, to receive; provided, however, that the Aspen Observer shall agree to keep all such written materials confidential to the extent permitted by law. The Aspen Observer may be required by the Board or any committee thereof to leave a meeting of the Board or such committee to the extent that the Board makes a reasonable determination that (i) the presence of the Aspen Observer at such time would reasonably be expected to prevent the Company from asserting attorney-client or attorney work product privilege with respect to matters discussed before the Board or such committee at such times, (ii) matters will be discussed or decided relating to transactions, arrangements or matters in which the Aspen Observer has a material direct or indirect interest or (iii) if the Aspen Observer is an employee of the Company or any of its Subsidiaries, such materials that the Board determines would be inappropriate for

22

the Aspen Observer, given his or her status as an employee, to receive. For the avoidance of doubt, the Board shall be permitted to have executive sessions without the Aspen Observer present if he or is an employee of the Company or any of its Subsidiaries.

ARTICLE IX
OWNERSHIP OF COMPANY PROPERTY

Section 9.1         Ownership of Company Property. Except as specifically provided in any Ancillary Agreement, Company Property shall be deemed to be owned by the Company as an entity, and no Member or Director, individually or collectively, shall have any ownership interest in such Company Property or any portion thereof. Title to any or all Company Property may be held in the name of the Company or one or more nominees, as the Board of Directors by Majority Vote may determine. All Company Property shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company Property is held.

Section 9.2          Confidentiality of Proprietary Information.

(a)           Without approval of the Board of Directors and the Voting Members acting by unanimous approval, except for disclosure made by a Member to any Person who is an officer, director, employee, manager, general partner, or agent of such Member, or counsel to, accountants of, consultants to or other advisors or representatives (“Representatives”) for, such Member, in such Person’s capacity as a Representative and who is informed of the confidential nature of such disclosure, each Member agrees not (and shall not permit its Representatives) to divulge, communicate, use to the detriment of the Company or for the benefit of any other Person, or misuse in any way, any confidential information or trade secrets of the Company or any Subsidiary or any other Member or its Affiliates, including personnel information, secret processes, know-how, customer lists, formulas or other technical data, unless, except with respect to confidential information known by Aspen, Aspen Sub, Founder, the Predecessor Minority Interest Holders or any of their respective Affiliates, such confidential information or trade secrets was or becomes available to the Member on a non-confidential basis from a source other than the Company, its Subsidiaries or any of their respective Representatives. If such Member, in the opinion of its counsel, is compelled to disclose information concerning the Company to any tribunal or Governmental Body or agency or else stand liable for contempt or suffer other censure or penalty, such Member may disclose such information to such tribunal or government body or agency without liability hereunder. If such Member is compelled, pursuant to the preceding sentence, to disclose confidential information concerning the Company, such Member will provide written notice regarding such disclosure to the Company and will, at the Company’s expense, join the Company in seeking a protective order.

(b)           It is agreed between the parties that the Company (or any Voting Member, if applicable) would be irreparably damaged by reason of any violation of the provisions of this Section 9.2, and that any remedy at law for a breach of such provisions would be inadequate. Therefore, the Company (or any Voting Member, if applicable) shall be entitled to seek and obtain injunctive or other equitable relief (including, but not limited to, a temporary restraining order, a temporary injunction or a permanent injunction) against any relevant Member, such Member’s agents, assigns or successors for a breach or threatened breach of such provisions and without the necessity of proving actual monetary loss. It is expressly understood among the parties that this injunctive or other equitable relief shall not be the Company’s (or a Voting Member’s) exclusive remedy for any breach of this Section 9.2 and the Company (or other Member) shall be entitled to seek any other relief or remedy that either may have by contract, statute, law or otherwise for any breach hereof, and it is agreed that the Company (or a Voting Member) shall also be entitled to recover its attorneys’ fees and expenses in any successful action or suit against any relevant Member relating to any such breach.

23

ARTICLE X
FISCAL MATTERS; BOOKS AND RECORDS

Section 10.1       Company Bank Accounts; Investments. Capital Contributions, revenues and any other Company funds, shall be deposited by the Company in one or more bank accounts established in the name of the Company at such financial institution(s) as may be approved by the Board of Directors, or shall be invested by the Company, in accordance with parameters established by the Board of Directors, in furtherance of the purposes of the Company.

Section 10.2        Records Required by Act; Right of Inspection.

(a)         During the term of the Company’s existence, there shall be maintained all records required to be kept pursuant to the Act, including a current list of the names, addresses and Membership Interests held by each of the Members (including the dates on which each of the Members became a Member), copies of federal, state and local tax information or income tax returns for each of the Company’s tax years, copies of this Agreement and the Certificate of Formation, including all amendments or restatements, and correct and complete books and records of account of the Company.

(b)         An authorized representative of a Member may examine and copy in person, at any reasonable time, for any proper purpose reasonably related to such Member’s Membership Interest, and at the Member’s expense, records required to be maintained under the Act and such other records regarding the business, affairs and financial condition of the Company as is reasonable for the Member to examine and copy. Upon written or oral request by any Member made to the Company, the Company shall provide to the Member without charge true copies of (i) this Agreement and the Certificate of Formation and all amendments or restatements, and (ii) any of the tax returns of the Company described above.

(c)         The parties hereby further agree to the disclosure of any financial information required to be disclosed by any Member in order to comply with applicable Requirements of Law, including applicable regulations of the Securities and Exchange Commission or any bank regulatory authority.

Section 10.3        Company Books and Records. The Company shall maintain adequate books and records of account that shall be maintained on the accrual method of accounting and on a basis consistent with appropriate provisions of the Code, containing, among other entries, a Capital Account for each Membership Interests held by each Member. The Company’s financial accounting reporting shall be made in a manner consistent with Coty’s. The financial reports shall be prepared in accordance with GAAP, consistently applied, using the same principles, methodologies and assumptions as are used by Coty in preparing its financial statements. The timing for preparation of such reports shall be consistent with the timing for Coty’s disclosure obligations as a public company. The accounting staff of the Company shall use all commercially reasonable efforts to provide all necessary reporting and financial information to Coty to enable Coty to meet its disclosure obligations.

Section 10.4        Tax Returns and Information. As soon as reasonably practicable after the end of each taxable year, the Company shall send or deliver to each Person who was a Member at any time during such year such tax information as shall be reasonably necessary for the preparation by such Person of such Person’s federal income tax return and state income and other tax returns, including IRS Form K-1. In addition, as soon as reasonably practicable after the end of each calendar quarter and each other period in respect of which estimated tax payments may be required by any Member, the Company shall send to such Member the tax information concerning the Company that is necessary for determining the estimated tax payment and reporting obligations of such Member. The Company shall, as soon as

24

reasonably practicable, provide such additional information and documentation regarding the Company’s taxes as any Member shall reasonably request.

Section 10.5        Fiscal Year. The Company’s fiscal year shall end on June 30 of each calendar year. Each fiscal year shall consist of four quarters ending on March 31, June 30, September 30 and December 31 of each fiscal year. Each such quarter shall be referred to as a “fiscal quarter”.

Section 10.6        Tax Elections. The Company shall make the following elections on the appropriate tax returns:

(a)         to adopt June 30 as the Company’s fiscal year, if permitted by the Code;

(b)         to adopt the accrual method of accounting, if permitted by the Code, and to keep the Company’s books and records on such method;

(c)         to elect, pursuant to Section 754 of the Code, to adjust the basis of Company properties with respect to the transactions contemplated by the Contribution Agreement and future transactions under Section 743 and 734 of the Code;

(d)         to elect to amortize the organizational expenses of the Company ratably over a period of one hundred and eighty (180) months as permitted by Section 709(b) of the Code; and

(e)         any other election the Board of Directors may deem appropriate and in the best interests of the Members; provided, that any such election shall, if material, be subject to the consent of Aspen Sub; provided, further, that for the avoidance of doubt, to the extent any election is addressed by a specific provision in another section of this Agreement, the specific language of such provision shall control over the general authority of this Section 10.6(e).

Neither the Company, the Board of Directors nor any Member or Director may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state Requirements of Law.

Section 10.7        Preparation of Tax Returns. Coty or an Affiliate of Coty shall prepare all tax returns, reports, and similar statements required to be prepared by the Company or with respect to its activities, operations or properties and in doing so shall use its reasonable judgment with respect to the timing and manner of preparing the same. The Company shall reimburse Coty for its reasonable expenses in carrying out its obligations pursuant to this Section 10.7 (including reasonable expenses associated with the salary or other compensation of Coty’s personnel). Within a reasonable period of time prior to the filing of any tax return, report or similar statement, Coty shall provide such tax return, report or similar statement to Aspen Sub, and shall incorporate any reasonably requested changes to such tax return, report or similar statement. To the extent there is any conflict between Section 10.7 of this Agreement and any provision of the Contribution Agreement, the Contribution Agreement shall control.

Section 10.8         Tax Matters Member.

(a)         Coty is hereby designated the “Tax Matters Member” and, as such, shall be the “tax matters partner” (as defined in Section 6231 of the Code as in effect prior to the Bipartisan Budget Act of 2015) and as the “partnership representative” of the Company (as defined in Section 6223 of the Code). In its capacity as Tax Matters Member, the Tax Matters Member shall have all of the authority and powers afforded to a tax matters partner or partnership representative pursuant to the Code; provided, that Aspen Sub shall have the right to participate in and consent to any audit, settlement, relinquishment

25

of the right to any refund, and any similar matter relating to Taxes. All reasonable expenses incurred by the Tax Matters Member or Aspen Sub while addressing the tax matters of the Company (including participation in any audit, settlement, refund matter, or any similar matter relating to Taxes) shall be paid or reimbursed by the Company. To the extent there is any conflict between Section 10.8 of this Agreement and any provision of the Contribution Agreement, the Contribution Agreement shall control.

(b)         The Tax Matters Member is authorized to the extent required by applicable U.S. federal income tax law to pay any imputed underpayment of taxes (together with interest and penalties) determined in accordance with Section 6225 of the Code that may from time to time be required to be made under Section 6232 of the Code. The Members shall cooperate with the Tax Matters Member in minimizing the amount of any such imputed underpayment of taxes by supplying the Tax Matters Member with such information concerning their tax classification as the Tax Matters Member may reasonably request from time to time. The Tax Matters Member shall, with the unanimous approval of the Voting Members, allocate the amount of any such imputed underpayment of taxes among the Members in a manner reasonably intended to reflect the nature of the income that is the subject of the adjustment giving rise to such imputed underpayment and the classification of the Members for federal income tax purposes as corporations, individuals or other types of taxpayers.

ARTICLE XI
DISSOLUTION AND WINDING UP

Section 11.1        Events Causing Dissolution. Subject to the exercise by Voting Members of their put and call rights pursuant to Section 11.3, the Company shall be dissolved upon the first of the following events to occur:

(a)         The unanimous approval by written consent of the Voting Members at any time to dissolve and wind up the affairs of the Company; or

(b)         At any time there are no Members; provided, that the Company shall not be dissolved and not required to be wound up if, within ninety (90) days after the occurrence of the event that terminated the continued membership of the last remaining Member, the personal representative of the last remaining Member agrees in writing to continue the Company and to the admission of the personal representative of such Member or its nominee or designee to the Company as a Member, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member.

Section 11.2        Winding Up. If the Company is dissolved pursuant to Section 11.1, the Company’s affairs shall be wound up as soon as reasonably practicable in the manner set forth below.

(a)         The winding up of the Company’s affairs shall be supervised by a liquidator (the “Liquidator”). The Liquidator shall be the Board of Directors or, if the Members prefer, a liquidator or liquidating committee selected by unanimous approval of the Voting Members.

(b)         Any non-cash assets will first be written up or down to their fair market value, thus creating profit or loss (if any), which shall be allocated in accordance with ARTICLE V of this Agreement. After taking into account such allocations, it is anticipated that each Member’s Capital Account will be equal to the amount to be distributed to such Member in connection with the wind-up of the Company. If any Member’s Capital Account is not equal to the amount to be distributed to such Member, items for the applicable tax period in which the Company is wound up shall be allocated among the Members in such a manner as to cause, to the extent possible, each Member’s Capital Account to be equal to the amount to be distributed to such Member.

26

(c)        In winding up the affairs of the Company, the Liquidator shall have full right and unlimited discretion, in the name of and for and on behalf of the Company to:

(i)               Prosecute and defend civil, criminal or administrative suits;

(ii)              Collect Company assets, including obligations owed to the Company;

(iii)             Settle and close the Company’s business;

(iv)             Dispose of and convey all Company Property for cash, to the extent necessary to make provision for any liabilities of the Company, and in connection therewith to determine the time, manner and terms of any sale or sales of Company Property, having due regard for the activity and condition of the relevant market and general financial and economic conditions;

(v)              Pay all reasonable selling costs and other expenses incurred in connection with the winding up out of the proceeds of the disposition of Company Property;

(vi)             Discharge the Company’s known liabilities and, if necessary, to set up, for a period not to exceed five (5) years after the date of dissolution, such cash reserves as the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company;

(vii)            Distribute the Company Property to the Members (and any excess proceeds from sales of Company Property intended to make provision for liabilities of the Company) to the Members as provided in Section 11.5;

(viii)           Prepare, execute, acknowledge and file articles of dissolution under the Act and any other certificates, tax returns or instruments necessary or advisable under any applicable Requirements of Law to effect the winding up and termination of the Company; and

(ix)             Exercise, without further authorization or consent of any of the parties hereto or their legal representatives or successors in interest, all of the powers conferred upon the Board of Directors under the terms of this Agreement to the extent necessary or desirable in the good faith judgment of the Liquidator to perform its duties and functions. The Liquidator (if not a Director or the Board of Directors) shall not be liable as a Director to the Members and shall, while acting in such capacity on behalf of the Company, be entitled to the indemnification rights set forth in the Certificate of Formation and in ARTICLE VIII of the Contribution Agreement.

Section 11.3       Put and Call Rights.

(a)        If one of the following events or circumstances shall have occurred,

(i)               the Bankruptcy of Aspen or Aspen Sub,

(ii)              an Aspen Change of Control,

(iii)            the termination of Founder from employment as CEO for Cause (but only if such termination event occurs during the initial five (5) year period following the date of this Agreement), or

27

(iv)             a material breach by Aspen, Aspen Sub or Founder of any of its or his material covenants or obligations contained in this Agreement, the Contribution Agreement, the Founder Employment Agreement or the Aspen Sub LLC Agreement has occurred and such breach shall not have been remedied within ninety (90) days after written notice specifying the nature of such breach and requesting that it be remedied is given by Coty to Aspen Sub, then within sixty (60) days thereafter Coty may, in its sole discretion, provide written notice to the Company, Aspen Sub, and Founder (the “Coty Discounted Call Option Notice”) electing to purchase the Membership Interests of Aspen Sub for an amount equal to the Terminal Valuation of the Company multiplied by the Percentage Interest of Aspen Sub multiplied by .9 (the “Coty Discounted Call Option Purchase”); provided, however, that if the event giving rise to the Coty Discounted Call Option Notice arises under Section 11.3(a)(iii), the multiplier shall be .75 rather than .9. Coty’s exercise of the Coty Discounted Call Option Purchase pursuant to this Section 11.3(a) shall not constitute a waiver by Coty or the Company of any rights or remedies either may have, nor shall it relieve Aspen, Aspen Sub or any of their respective Affiliates, including Founder, from liability under the Founder Employment Agreement, this Agreement, the Contribution Agreement or any of the other Ancillary Agreements, or otherwise under applicable Requirements of Law. For the avoidance of doubt, if an event or circumstance exists under clause (iii) and one or more of clauses (i), (ii) or (iv) of this Section 11.3(a), the .75 multiplier applies rather than the .9 multiplier.

(b)        If (i) Founder resigns as CEO without Good Reason (but only if such termination event occurs during the initial five (5) year period following the date of this Agreement) or (ii) the Founder is terminated from employment as CEO for Cause at any time from and after the initial five (5) year period following the date of this Agreement, then within sixty (60) days thereafter Coty may, in its sole discretion, provide written notice to the Company and Aspen Sub electing to purchase the Membership Interests of Aspen Sub for an amount equal to the Terminal Valuation of the Company multiplied by the Percentage Interest of Aspen Sub (the “Coty Undiscounted Call Option Purchase”). Coty’s exercise of the Coty Undiscounted Call Option Purchase pursuant to this Section 11.3(b) shall not constitute a waiver by Coty or the Company of any rights or remedies either may have, nor shall it relieve Aspen, Aspen Sub, or any of their respective Affiliates, including Founder, from liability under the Founder Employment Agreement, this Agreement, the Contribution Agreement or any of the other Ancillary Agreements, or otherwise under applicable Requirements of Law. For the avoidance of doubt, if Founder resigns as CEO without Good Reason and such resignation also constitutes a breach of the Founder Employment Agreement as contemplated by Section 11.3(a)(iv), the Coty Undiscounted Call Option Purchase shall apply rather than the .9 multiplier contemplated in Section 11.3(a).

(c)        If one of the following events or circumstances shall have occurred,

(i)              during the initial five (5) year period following the date of this Agreement, Founder is terminated from employment without Cause or terminates his employment for Good Reason,

(ii)              the Bankruptcy of Coty, or

(iii)            a material breach by Coty or any of its Affiliates of any of its material covenants or obligations contained in this Agreement, the Contribution Agreement, the Founder Employment Agreement, the Aspen Sub LLC Agreement has occurred and such breach shall not have been remedied within ninety (90) days after written notice specifying the nature of such breach and requesting that it be remedied is given by Aspen Sub to Coty,

28

then within sixty (60) days thereafter Aspen may, in its sole discretion, provide written notice to the Company and Coty (the “Aspen Premium Put Option Notice”) electing to sell the Membership Interests of Aspen Sub to Coty for an amount equal to the Terminal Valuation of the Company multiplied by the Percentage Interest of Aspen Sub multiplied by 1.1 (the “Aspen Premium Put Option Sale”); provided, however, that if the event giving rise to the Aspen Premium Put Option Notice arises under Section 11.3(c)(i) and the triggering event occurred during the initial two (2) year period following the date of this Agreement, the multiplier shall be 1.2, rather than 1.1, and if the triggering event occurred any time during the fifth (5th) year following the date of this Agreement, the multiplier shall be 1.05, rather than 1.1. Aspen’s exercise of the Aspen Premium Put Option Sale pursuant to this Section 11.3(c) shall not constitute a waiver by Founder, Aspen, or Aspen of any rights or remedies each may have, nor shall it relieve Coty or the Company or any of their respective Affiliates from liability under the Employment Agreements, this Agreement, the Contribution Agreement or any of the other Ancillary Agreements, or otherwise under applicable Requirements of Law.

(d)        If a One Year Deadlock has occurred, then within sixty (60) days thereafter Coty may, in its sole discretion, provide written notice to the Company and Aspen Sub electing to purchase the Membership Interests of Aspen Sub for an amount equal to the Terminal Valuation of the Company multiplied by the aggregate Percentage Interest of Aspen Sub (the “Deadlock Purchase”).

(e)        Any consideration payable by Coty pursuant to a Purchase Event (as defined below) shall be paid in cash, Eligible Coty Shares (valued at the Eligible Coty Share Price as of such date of purchase), or a combination thereof, with such form of consideration to be determined by Coty, in Coty’s sole discretion. Any purchase of Membership Interests pursuant to this Section 11.3 shall be consummated in accordance with Section 11.6.

Section 11.4        Company IPO.

(a)        On the fifth (5th) anniversary of the date of this Agreement, upon the written request of the Aspen Member (the date of such notice, the “IPO Request Date”), the Voting Members will discuss in good faith whether a potential IPO of Equity Securities in the Company or any Subsidiary of the Company or any successor thereof that owns or controls substantially all of the assets of the Company (a “Company IPO”) would be appropriate. Such discussion will include, among other factors the Voting Members may deem appropriate, whether (1) such Company IPO would adversely affect a material financing, acquisition, disposition of assets or shares, merger or other business combination transaction of the Company (subject to any applicable approval for such transactions under Section 8.4), (2) such Company IPO would adversely affect the Company or its Subsidiaries in any material respect, (3) there is a reasonably likelihood that a higher valuation for the Company and its Subsidiaries would be achieved if the Company IPO were postponed for a reasonable period of time or (4) such Company IPO would adversely affect the Voting Members or their respective tax planning or estate planning, as applicable (collectively, the “IPO Considerations”). The right to initiate the discussion contemplated hereby and the related right to provide an IPO Request Notice may only be exercised once.

(b)        If the Voting Members are unable to agree on whether to commence a Company IPO within thirty (30) days after the IPO Request Date, Aspen Sub will have the right, at the sole option of Aspen Sub, to deliver written notice to Coty and the Board of Directors requesting a Company IPO as soon as reasonably practicable (“IPO Request Notice”). Subject to Coty’s rights pursuant to Section 11.4(c), commencing on the date that is thirty (30) days after receipt of such IPO Request Notice (the “IPO Preparation Commencement Date”), the Company shall take all commercially reasonable actions to prepare for and effect, as promptly as reasonably practicable, a Company IPO. In so doing, the Board of Directors shall have the right to (i) select one or more nationally recognized investment banking firms to act as lead underwriter(s) and (ii) in its good faith judgment, determine to postpone the Company IPO due

29

to IPO Considerations for one or more periods of time that shall not exceed, in the aggregate, one hundred eighty (180) days. Each of the Voting Members shall (i) if necessary, (A) vote, approve or consent in favor of any such Company IPO, (B) cooperate with, raise no objections against, and will not otherwise impede, any such Company IPO and (C) vote, approve or consent in favor of, cooperate with, raise no objections against, and not otherwise impede, any reorganization in connection with any such Company IPO and (ii) take all actions that the Board of Directors of the Company determines are reasonably necessary or desirable in connection with the consummation of any Company IPO or any Pre-IPO Reorganization, including the execution of customary lock-up, underwriting or other agreements; provided, that such actions or agreements shall not disproportionately negatively impact any Member. No Member shall be required to comply with, and no Member shall have any rights under, Section 4.3(b) in connection with a transfer pursuant to any Company IPO.

(c)        After the IPO Request Date but prior to the IPO Preparation Commencement Date, Coty may, in its sole discretion, provide written notice to the Company and Aspen Sub electing to purchase the Membership Interests of Aspen Sub for an amount equal to the Terminal Valuation of the Company multiplied by the Percentage Interest of Aspen Sub (the “IPO Alternative Purchase”). The procedures set forth in Section 11.3(e) and Section 11.6 shall govern the determination of consideration and other matters relating to the IPO Alternative Purchase.

Section 11.5        Distribution of Company Property and Proceeds of Sale Thereof.

(a)         Upon completion of all sales of Company Property to provide for liabilities of the Company, and after payment of all selling costs and expenses (the “Liquidation Completion Date”), the Liquidator shall distribute the proceeds of such sales, and any Company Property that is to be distributed in kind, to the following groups in the following order of priority:

(i)              to satisfy Company liabilities to creditors, including Members and Directors who are creditors, to the extent otherwise permitted by Requirements of Law (other than for past due Company distributions), whether by payment or establishment of reserves;

(ii)             to satisfy Company obligations to Members and former Members to pay past due Company distributions;

(iii)            all other remaining assets of the Company shall be distributed to the Members in accordance with Section 5.13.

(b)        For purposes of the application of Section 5.12 of this Agreement with respect to distributions pursuant to this Section 11.5(a)(iii), valuations shall be determined pursuant to Section 11.6.

(c)        Except as otherwise provided in Section 11.6, all distributions required under this Section 11.5 shall be made to the Members by the end of the taxable year in which the liquidation occurs or, if later, within ninety (90) days after the date of such liquidation.

(d)        The claims of each priority group specified above shall be satisfied in full before satisfying any claims of a lower priority group. If the assets available for disposition are insufficient to dispose of all of the claims of a priority group, the available assets shall be distributed in proportion to the amounts owed to each creditor or the respective Capital Account balances or Membership Interests of each Member in such group.

Section 11.6       Valuation Matters; Closing of Distribution of Assets or Purchase of Membership Interests; Final Statement.

30

(a)        In connection with the distribution of assets pursuant to Section 11.5(a)(iii) or a purchase of Membership Interests by Coty pursuant to the Coty Discounted Call Option Purchase, the Coty Undiscounted Call Option Purchase, the Aspen Premium Put Option Sale, the Deadlock Purchase or the IPO Alternative Purchase (collectively, the “Purchase Events”), the parties shall cooperate and negotiate in good faith to establish, as of the Liquidation Completion Date or the date of delivery of the written notice given pursuant to the relevant Purchase Event, as applicable (the “Valuation Date”), an agreed upon valuation of the aggregate equity of the Company (the “Terminal Valuation”). The Members shall have thirty (30) days in which to negotiate an agreed Terminal Valuation (the last day of such period being the “Negotiation End Date”). To the extent that the Members are unable to agree on such Terminal Valuation by the Negotiation End Date, then the Terminal Valuation shall be established, as of the Liquidation Completion Date or the date of delivery of the written notice given pursuant to the relevant Purchase Event, as applicable, pursuant to the following procedures: (i) within thirty (30) days following the Negotiation End Date, each of the Voting Members shall retain a nationally recognized investment banking or valuation firm to prepare a report (each a “Party Terminal Valuation Report”) proposing a Terminal Valuation (each a “Party Terminal Valuation”), which report shall include analysis and detail in support of such Party Terminal Valuation and may include a market multiple valuation methodology which includes Coty, Inc. and other comparable companies; (ii) on the thirtieth (30th) day following the Negotiation End Date, each of the holders of the Voting Members shall deliver its Party Terminal Valuation Report to the other, and if the higher Party Terminal Valuation is within ten percent (10%) of the lower Party Terminal Valuation, the average of the two will be the final Terminal Valuation for all purposes of this Agreement; (iii) if the higher Party Terminal Valuation is greater than ten percent (10%) of the lower Party Terminal Valuation, then not later than the fortieth (40th) day following the Negotiation End Date the parties shall select and jointly retain an independent, nationally recognized investment banking firm to act as an arbitrator in a baseball-style arbitration (the “Valuation Firm”); provided, that if the parties cannot agree on the Valuation Firm by the fortieth (40th) day following the Negotiation End Date, then not later than the fiftieth (50th) day following the Negotiation End Date the parties’ investment banking firms will confer and will select the Valuation Firm; (iv) on the day the Valuation Firm is selected, each party shall submit its Party Terminal Valuation Report to the Valuation Firm; and (v) the Valuation Firm shall have thirty (30) days from the date of submission to it of the Party Terminal Valuation Reports to select one of the Party Terminal Valuations as the final Terminal Valuation and to notify the parties of such fact in writing. The Valuation Firm may, but need not, specify in such writing the reasons for its decision, and the Valuation Firm’s selection shall be final and binding on the parties in all respects as the Terminal Valuation. The fees and expenses of the Valuation Firm will be paid by the Member whose Party Terminal Valuation is not selected by the Valuation Firm.

(b)        The closing of the distribution of assets pursuant to Section 11.5(a)(iii) or a purchase of Membership Interests by one of the Members in connection with a Purchase Event, as applicable, shall be consummated on a date mutually acceptable to the parties that follows the final determination of the Terminal Valuation. To the extent that the Voting Members are unable to agree on such date within five (5) Business Days following such final determination, such date shall be the date that is thirty (30) days following such final determination.

(c)         Each of the Voting Members and the Company agrees to make reasonably available to any of the Persons involved in the valuation process described in this Section 11.6 any such books or records as such Persons may reasonably request in order to reach a determination. The cost of any valuation pursuant to this Section 11.6 shall be paid by the Voting Members in accordance with their Percentage Interests.

(d)        Within a reasonable time following the completion of any liquidation, the Liquidator shall supply to each of the Members a statement that shall set forth the assets and the liabilities

31

of the Company as of the date of complete liquidation and each Member’s portion of distributions pursuant to Section 11.5.

Notwithstanding anything to the contrary contained in this Agreement, and notwithstanding any custom or rule of Requirements of Law to the contrary, to the extent that the deficit, if any, in the Capital Account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to this Agreement to all Members in proportion to their respective Membership Interests, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member’s Capital Account to zero.

ARTICLE XII
INDEMNIFICATION AND INSURANCE

Section 12.1       Indemnification of Covered Persons. The Company will, to the fullest extent permitted by the Act, indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed lawsuits, actions, suits, proceedings or investigations, whether civil, criminal, administrative or investigative by reason of the fact that such Person is or was a Member, manager or corporate officer of the Company, or is or was serving at the request of the Company as a member, manager, corporate officer or director of another limited liability company, corporation, partnership, joint venture, trust or other enterprise (each, a “Covered Person”), against expenses (including attorneys’ fees), liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) actually and reasonably incurred by such Covered Person in connection with such lawsuits, actions, suits, proceedings or investigations, provided, that:

(a)         such Covered Person acted in good faith and in a manner consistent with the terms of this Agreement; and

(b)        with respect to any criminal lawsuit, action, suit, proceeding or investigation, such Covered Person had no reasonable cause to believe his conduct was unlawful.

The termination of any lawsuit, action, suit, proceeding or investigation by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that a Covered Person did not act in good faith and in a manner which such Covered Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any lawsuit, action, suit, proceeding or investigation, had reasonable cause to believe that his conduct was unlawful. This Section 12.1 shall not be applicable to any action brought by a Member or the Company against a Member, any members of the Board of Directors or any officers of the Company, including pursuant to the Contribution Agreement or any Ancillary Agreement.

Section 12.2       Advancement of Expenses. The Company will, to the fullest extent permitted by the Act, advance expenses incurred by a Covered Person in defending or investigating a threatened or pending lawsuit, action, suit, proceeding or investigation in advance of the final disposition of such lawsuit, action, suit, proceeding or investigation promptly upon (but in any event within five (5) days of) receipt of an unsecured undertaking by or on behalf of such Covered Person to repay such amount if it will ultimately be determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this ARTICLE XII.

32

Section 12.3        Directors’ and Officers’ Insurance. On such terms as the Board of Directors approves, the Company will secure insurance coverage on behalf of any Person who is or was a Covered Person, providing adequate and customary coverage with a financially sound and reputable insurer or insurers, against any liability asserted against such Covered Person and incurred by such Covered Person in any such capacity, or arising out of such Covered Person’s status as such, whether or not the Company would have the power or the obligation to indemnify the Covered Person against such liability under the provisions of this ARTICLE XII. Coty may offer to include the Company and the Covered Persons on Coty’s umbrella D&O policy in exchange for reimbursement by the Company of Coty’s costs to make such accommodation available.

Section 12.4        Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE XII will, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a Member, manager or corporate officer and will inure to the benefit of the heirs, executors and administrators of such Person and will survive the liquidation of the Company. No amendment or repeal of the provisions of this ARTICLE XII that adversely affects the rights of any Covered Person under this ARTICLE XII with respect to the acts or omissions of such Covered Person at any time prior to such amendment or repeal will apply to such Covered Person without the written consent of the Covered Person.

Section 12.5       Limitation on Indemnification. Notwithstanding anything else in this Agreement to the contrary, the Company will not be obligated to indemnify any Covered Person or advance expenses to any Covered Person for (a) any lawsuit, action, suit, proceeding or investigation initiated by such Covered Person against the Company unless that lawsuit, action, suit, proceeding or investigation was brought to enforce such Covered Person’s right to indemnification under this ARTICLE XII and, in such lawsuit, action, suit, proceeding or investigation, it is determined that such Covered Person is entitled to indemnification, or (b) any lawsuit, action, suit, proceeding or investigation brought by the Company against such Covered Person unless such Covered Person is found not to be liable to the Company.

Section 12.6        Indemnification of Employees and Agents. The Company may, to the extent authorized from time to time by the Board, provide rights to indemnification and the advancement of expenses to employees and agents of the Company similar to those conferred in this ARTICLE XII to Members, managers or corporate officers of the Company.

Section 12.7         Severability of Indemnification. The provisions of this ARTICLE XII are intended to comply with the Act. To the extent that any provision of this ARTICLE XII authorizes or requires indemnification or the advancement of expenses contrary to the Act, the Company’s power to indemnify or advance expenses under such provision will be limited to that permitted by the Act and any limitation required by the Act will not affect the validity of any other provision of this ARTICLE XII.

Section 12.8        Company as Indemnitor of First Resort. The rights of indemnification provided in this ARTICLE XII are in addition to any rights to which a Covered Person may otherwise be entitled by contract (including advancement of expenses) or as a matter of Requirements of Law. The Company hereby acknowledges that the Covered Persons may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Members and certain of their Affiliates (collectively, the “Member Indemnitors”). The Company hereby agrees that (a) the Company is the indemnitor of first resort for matters covered by this ARTICLE XII (i.e., its obligations to the Covered Persons under this ARTICLE XII are primary and any obligation of the Member Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Covered Persons are secondary), (b) the Company will be required to advance the full amount of expenses incurred by the Covered Persons and will be liable for all expenses, liabilities, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this ARTICLE XII (or

33

any other agreement between the Company and the Covered Persons), without regard to any rights the Covered Persons may have against the Member Indemnitors, and (c) the Company irrevocably waives, relinquishes and releases the Member Indemnitors from any and all claims against the Member Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Member Indemnitors on behalf of a Covered Person with respect to any claim for which the Covered Person has sought indemnification from the Company pursuant to this ARTICLE XII will affect the foregoing, and the Member Indemnitors will have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Covered Persons against the Company. The Company agrees that the Member Indemnitors who are not Members are express third party beneficiaries of the terms of this Section 12.8.

Section 12.9        Limit on Liability of Members. The indemnification set forth in this ARTICLE XII shall in no event cause the Members to incur any personal liability beyond their total Capital Contributions, nor shall it result in any liability of the Members to any other Person.

Section 12.10     Contribution Agreement Indemnification Obligations. For purposes of clarification, this ARTICLE XII shall not apply to the Company’s or Coty’s claims for indemnification against any Unit Holders (as defined in the Contribution Agreement) under the Contribution Agreement.

ARTICLE XIII
MISCELLANEOUS PROVISIONS

Section 13.1        Conference Telephone Meetings. Meetings of the Voting Members, the Board of Directors may be held by means of conference telephone or similar communications equipment so long as all Persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone shall constitute presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

Section 13.2        Expenses. Except as otherwise provided herein or in the Contribution Agreement or any Ancillary Agreement, each Member shall bear all costs, fees and expenses incurred by such party or its Affiliates in connection with, relating to or arising out of the consummation of the transactions contemplated hereby, including all attorneys’, accountants and other professional fees and expenses.

Section 13.3        Entire Agreement; Amendments. This Agreement, the Contribution Agreement and the Exhibits and Schedules referred to herein and therein contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto, including the Confidentiality Agreement and the Letter of Intent. Except as expressly provided herein, this Agreement shall not be amended, modified or supplemented except by a written instrument signed by the Company and all of the Members.

Section 13.4        Further Action. In connection with this Agreement, the Contribution Agreement and each Ancillary Agreement and the transactions contemplated hereby and thereby, each of the Members, the Company and their applicable Affiliates shall use its commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable under applicable Requirements of Law or otherwise to carry out the provisions of this Agreement and shall execute and deliver such other documents and instruments as may be required to carry out the provisions of this Agreement, the Contribution Agreement and each Ancillary Agreement and the transactions contemplated hereby and thereby.

34

Section 13.5       Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made) (a) when delivered or sent if delivered in person or sent by facsimile transmission (provided that confirmation of receipt of the facsimile transmission is obtained, as applicable), (b) on the fifth (5th) Business Day after dispatch by registered or certified mail, (c) on the next Business Day if transmitted by national overnight courier, or (d) when sent if sent by e-mail (provided that a confirmatory copy is sent on the same day by national overnight courier), in each case as follows (or at such other address for a party as shall be specified by like notice):

If to Aspen or, upon completion of the Secondary Contribution,
Aspen Sub:

Derek Maxfield
####################

#########################

##############

Attn:  Sherilyn Laddimore

Email: ##############################

If to Melanie Huscroft: Melanie Huscroft #################### #################### Email: ###########################

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60611
Attn:  Walter S. Holzer, P.C. and

            Jonathan C. Man
Fax:    (312) 862-2200

Email: walter.holzer@kirkland.com

            jonathan.man@kirkland.com

with a copy (which shall not constitute notice) to: McCullough Sparks 5314 N. River Run Drive, Suite 350 Provo, UT 84604 Attn: Lee S. McCullough III Fax: (801) 765-0320 Email: lee@lsmlaw.net
If to Joseph R. Toscano: Joseph R. Toscano ################## ############### Email: #######################

If to Matthew J. Schleiffarth:

Matthew J. Schleiffarth
#####################

####################

Email: #################

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60611

35

Attn: Walter S. Holzer, P.C. and Jonathan C. Man Fax: (312) 862-2200 Email: walter.holzer@kirkland.com jonathan.man@kirkland.com

If to the Company or Coty:

Coty US Holdings Inc.

350 Fifth Avenue
New York, NY 10118
Attn: Greerson G. McMullen

Email: Greer_McMullen@cotyinc.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attn: Brian J. Fahrney
Fax:    (312) 853-7036

Email: bfahrney@sidley.com

Section 13.6        Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to its conflict of laws doctrine. In particular, this agreement is intended to comply with the requirements of the Act and the Certificate of Formation. In the event of a direct conflict between the provisions of this agreement and the mandatory provisions of the Act or any provision of the Certificate of Formation, the Act and the Certificate of Formation, in that order of priority, will control.

Section 13.7      Waiver of Jury Trial EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY lawsuit, action, suit, proceeding or investigation BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.  NO PARTY HAS AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

Section 13.8        Consent to the Exclusive Jurisdiction of the Courts of Delaware

(a)         EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY lawsuit, action, suit, proceeding or investigation ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING ANY lawsuit, action, suit, proceeding or investigation RELATING TO ANCILLARY MEASURES IN AID OF ARBITRATION, PROVISIONAL REMEDIES AND INTERIM RELIEF, OR ANY lawsuit, action, suit,

36

proceeding or investigation TO ENFORCE ANY ARBITRAL DECISION OR AWARD.

(b)        EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING ANY lawsuit, action, suit, proceeding or investigation IN OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS OF THE STATE OF DELAWARE REFERRED TO IN Section 13.8(a) AND COVENANTS THAT SUCH PARTY SHALL NOT SEEK IN ANY MANNER TO RESOLVE ANY DISPUTE OTHER THAN AS SET FORTH HEREIN.

(c)         EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS SUCH PARTY MAY HAVE TO VENUE, INCLUDING THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS.  IN ADDITION, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR ANY MANNER IN WHICH NOTICES MAY BE DELIVERED HEREUNDER IN ACCORDANCE WITH Section 13.5.

Section 13.9        Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable Requirements of Law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless the ineffectiveness or invalidity of such provision would result in one or more of the parties hereto being deprived of a right constituting a fundamental benefit of its bargain hereunder.

Section 13.10      Waiver. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

Section 13.11     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 13.12      Certain Waivers.

(a)         The Members acknowledge and agree that Sidley Austin LLP (“Sidley”) has represented Coty and its Affiliates in connection with this Agreement and all other agreements contemplated by this Agreement or pertaining to the Company and its Subsidiaries. From time to time, and at the request of Coty or their Affiliates, Sidley may render legal advice and provide legal services to Coty or its Affiliates with respect to the Company and its Subsidiaries and related matters at fees and costs to be paid by Coty or its Affiliates.  In no event shall an attorney/client relationship exist between Sidley, on the one hand, and Aspen, Aspen Sub, Founder or any of their Affiliates, on the other hand,

37

with respect to the Company or any of its Subsidiaries or any matters related thereto as a result of any such representation.  Neither the Company nor any of its Subsidiaries shall be obligated to pay any fees and costs as a result of any such representation.

(b)         The Members acknowledge and agree that Kirkland & Ellis LLP (“Kirkland”) has represented Aspen and its Affiliates in connection with this Agreement and all other agreements contemplated by this Agreement or pertaining to the Company and its Subsidiaries. From time to time, and at the request of Aspen or its Affiliates, Kirkland may render legal advice and provide legal services to Aspen or its Affiliates with respect to the Company and its Subsidiaries and related matters at fees and costs to be paid by Aspen or its Affiliates.  In no event shall an attorney/client relationship exist between Kirkland, on the one hand, and Coty or its Affiliates, on the other hand, with respect to the Company or any of its Subsidiaries or any matters related thereto as a result of any such representation.  Neither the Company nor any of its Subsidiaries shall be obligated to pay any fees and costs as a result of any such representation.

(c)         To the extent specifically requested by the Board of Directors, Sidley shall be permitted to render legal advice and to provide legal services to the Company or any of its Subsidiaries from time to time, and each Member covenants and agrees that such representation of the Company or its Subsidiaries by Sidley shall not (i) result in the existence of an attorney/client relationship between Sidley, on the one hand, and Aspen, Aspen Sub, Founder or any of their Affiliates, on the other hand; or (ii) disqualify Sidley from providing legal advice and legal services as set forth in subsection (a) above at any time in the future.

Signature page follows.

38

IN WITNESS WHEREOF, this First Amended and Restated Limited Liability Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the day and year first above written.

COTY US HOLDINGS, INC.

By:
Name:
Title:

ASPEN COVE HOLDINGS, INC.

By:
Name:
Title:

PREDECESSOR MINORITY INTEREST HOLDERS:

Name: Melanie Huscroft

Name: Joseph R. Toscano

Name: Matthew J. Schleiffarth

FOUNDATION, LLC

By:
Name:
Title:

Signature Page to First Amended and Restated Limited Liability Company Agreement

ANNEX A

Defined Terms

“Aspen” means Aspen Cove Holdings, Inc., a Utah corporation.

“Aspen Sub” has the meaning specified in the first paragraph of this Agreement.

“Aspen Sub LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Aspen Sub, dated as of the date hereof, as the same may be amended, amended and restated or modified from time to time.

“Act” means the Delaware Limited Liability Company Act.

“Adjusted Capital Account” means, with respect to any Member, the balance, if any, in such Member’s Capital Account as of the end of the relevant taxable year, after: (i) crediting to such Capital Account any amounts that such Member is obligated to restore pursuant to Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations (or is deemed to be obligated to restore) pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations and (ii) debiting to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4),(5) and(6) of the Treasury Regulations.

“Affiliate” means, when used with reference to a specific Person, any Person that, directly or indirectly, or through one or more intermediaries, owns or controls, is owned or controlled by, or is under common ownership or common control with, such specific Person. As used herein, “control” means the power to direct the management or affairs of a Person and “ownership” means the beneficial ownership of more than 50% of the equity securities of the Person. Notwithstanding the foregoing, none of the Company or any subsidiary of the Company shall be deemed an Affiliate of any Member or its Affiliates.

“Agreed Value” with respect to Contributed Property means, unless otherwise provided in the Agreement, the fair market value of such Contributed Property, as determined by the Majority Vote of the Board of Directors using any reasonable method of valuation; provided, that with respect to the Contributed Property reflected constituting the Initial Capital Contribution, any provisions in the Contribution Agreement regarding the allocation of value to specific categories of assets shall control such determination (but not, for the avoidance of doubt, the Membership Interests or Percentage Interest associated therewith).

“Ancillary Agreements” means the Employment Agreements, the Contribution Agreement, the Aspen Sub LLC Agreement and all other documents and certificates executed in connection with the transactions contemplated hereby.

“Aspen Change of Control” means, (a) the sale of all or substantially all of the assets of Aspen or Aspen Sub; (b) a merger, consolidation or other reorganization of Aspen or Aspen Sub in which Founder no longer has a controlling percentage of the economic interests, equity interests or voting power in Aspen or Aspen Sub, including the exclusive right to elect and remove the majority of the managers (or similar authority) of Aspen or Aspen Sub; (c) the sale, in any one or more related transactions, of a majority of the economic interests, equity interests or voting power in Aspen or Aspen Sub; or (d) any other transaction or event following which (1) Founder no longer has the exclusive right to elect and remove the majority of the managers (or similar authority) of Aspen or Aspen Sub, (2) Founder no longer has the exclusive right to determine whether Aspen Sub approves or disapproves any action of the

A-1

Company contemplated by Section 8.4 or (3) Founder no longer has the exclusive right to appoint and remove the Aspen Directors.

“Available Cash” means all proceeds received (or released from reserves) by the Company during any period (including all interest income from temporary investments made by the Company pending distribution of the foregoing proceeds), as reduced by funds used during such period (i) to pay all costs and expenses incurred by the Company during such period, including all expenses incurred in any sale or disposition transaction, (ii) to discharge during such period any indebtedness or liabilities of the Company for which such proceeds are to be used and (iii) to create or increase during such period such reserves as the Board of Directors may determine for the discharge of known or existing liabilities or obligations of the Company or otherwise for the Company’s present or future obligations, needs, capital expenditures or business opportunities.

“Bankruptcy” means, with respect to any Person, the happening of any one or more of the following events: (a) a Person (or, in the case of any Person which is a partnership, any general partner thereof): (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudged a bankrupt or insolvent, or there has been entered against such Person (or general partner) an order for relief, in any bankruptcy or insolvency proceeding; (iv) files a petition or answer seeking in respect of such Person (or general partner) any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Requirements of Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person (or such general partner) in any proceeding of a nature described above; or (vi) seeks, consents or acquiesces in the appointment of a trustee, receiver, conservator or liquidator of such Person (or such general partner) or of all or any substantial part of such Person’s (or such general partner’s) properties; or (b) one hundred twenty (120) days after the commencement of any proceeding against any Person (or such general partner) seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, receivership, conservatorship or similar relief under any Requirements of Law, if such proceeding has not been dismissed, or within ninety (90) days after the appointment without such Person’s (or such general partner’s) consent or acquiescence of a trustee, receiver, conservator or liquidator of the Person (or such general partner) or of all or any substantial part of such Person’s (or such general partner’s) properties, if such appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, if such appointment is not vacated.

“Business Day” means any day other than a Saturday, Sunday and those days on which banks in the State of New York are authorized or required to be closed.

“Capital Account” means the Capital Account maintained for each Member pursuant to Section 4.4 of the Agreement.

“Capital Contribution” means the total amount of cash and/or property contributed to the Company by the Members.

“Carrying Value” means (i) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, cost recovery and amortization deductions charged to the Capital Accounts pursuant to Section 4.4(d) of the Agreement with respect to such property, as well as any other reductions as a result of sales, retirements and other dispositions of assets included in a Contributed Property, as of the time of determination, (ii) with respect to an Adjusted Property, the value of such property immediately following the adjustment provided in Section 4.4(e) reduced (but not below zero) by all depreciation, cost recovery and amortization deductions charged to the Capital Accounts with respect to such property, as well as any other reductions as a result of sales, retirements or dispositions of assets included in Adjusted Property, as of the time of determination, and

A-2

(iii) with respect to any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination.

“Cause” means with respect to Founder one or more of the following: (1) the commission of a felony or other crime involving moral turpitude or, as reasonably determined by the Board, the commission of any other act or omission involving fraud with respect to the Company or any of its customers or suppliers, (2) (i) reporting to work under the influence of alcohol or illegal drugs, (ii) the use of illegal drugs (whether or not at the workplace) or (iii) other repeated conduct causing the Company substantial public disgrace or disrepute or economic harm, (3) substantial and repeated failure to perform duties lawfully and reasonably directed by the Board, (4) any gross negligence or willful misconduct with respect to the Company, or (5) any other material breach of the Founder Employment Agreement or the PIIA (as defined in the Founder Employment Agreement). Founder shall be given written notice by the Board of the intention to terminate for Cause, such notice to state in reasonable detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based. In the event of a termination on account of clauses (2)(ii), (3) or (5), Founder shall have thirty (30) days after the date that such written notice has been given to Founder in which to cure such conduct and have a reasonable opportunity to consult with counsel and meet with the Board regarding its determination, to the extent such cure is possible. If Founder fails to cure such conduct, the termination shall be effective on the date immediately following the expiration of the thirty (30) day notice period. If no such cure is reasonably possible by Founder, then such termination shall be effective immediately upon the receipt of notice by Founder.

“Class A Membership Interest” means a Membership Interest having the rights and obligations specified with respect to a Class A Membership Interest in this Agreement.

“Class B Membership Interest” means a Membership Interest having the rights and obligations specified with respect to a Class B Membership Interest in this Agreement.

“Closing” has the meaning specified in Section 1.1 of the Contribution Agreement.

“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

“Company Property” means property of the Company.

“Compliance Program” means a comprehensive program and strategy, which shall be approved by the Board of the Company, to ensure that the Company and its Subsidiaries consistently comply with all applicable Requirements of Laws and which shall provide for the establishment of a compliance infrastructure appropriate for the business of the Company and designed to prevent, detect and respond to compliance issues, which shall include written compliance policies and procedures, regular compliance training, appropriate information sharing protocols and procedures governing the sharing of information by the Company and its subsidiaries with the Voting Members and their respective Affiliates in order to ensure that any such sharing complies with applicable Requirements of Laws, and other appropriate features. The Compliance Program will initially be Coty’s compliance policy, modified as deemed appropriate by the Compliance Committee of the Company to tailor it to the Company’s business. The Compliance Program shall be updated from time to time to reflect changes in the Coty policy and in the business of the Company.

“Confidentiality Agreement” means that certain letter agreement, dated as of November 1, 2016, by and between the Company and Coty, Inc.

A-3

“Contributed Property” means property or other consideration (other than cash) contributed by Coty, Aspen or the Predecessor Minority Interest Holders, as the case may be, to the Company in exchange for Membership Interests.

“Coty Ultimate Parent Entity” means Coty Parent or such other ultimate parent entity of Coty that wholly-owns Coty.

“Eligible Coty Shares” means common stock of the Coty Ultimate Parent Entity that is (A) (i) freely tradable (without restrictions with respect to volume, manner of sale, or notice) by Aspen Sub under the Securities Act on the date such common stock is conveyed to Aspen Sub and which are listed on the NYSE or a similar national securities exchange as of such date or (ii) are subject to a registration rights agreement substantially in the form attached hereto as Annex C, or (B) in the event that the Coty Ultimate Parent Entity is not listed on the NYSE or a similar national securities exchange as of such date, Equity Securities of the Coty Ultimate Parent Entity.

“Eligible Coty Share Price” means, with respect to common stock described in section (A) of the definition of Eligible Coty Shares, the Volume-Weighted Average Price of such common stock and with respect to Equity Securities described in section (B) of the definition of Eligible Coty Shares, an amount established pursuant to the following procedures:

(i)         Each of the Voting Members shall promptly (and in no event later than ten (10) days following the event triggering the valuation of the Eligible Coty Shares) designate an investment banking or valuation firm of national reputation to determine the Eligible Coty Share Price for such Equity Securities as of the applicable date on behalf of such Member. Each firm appointed pursuant to this clause (i) shall be directed to provide to the Voting Members, within thirty (30) days following the event triggering the valuation of the Eligible Coty Shares, a written report of the firm setting forth its determination of such Eligible Coty Share Price, together with analysis in support thereof (the date of the later of the two reports being referred to herein as the “Valuation Submission Date”).

(ii)        If the two valuations of the Eligible Coty Share Price submitted by the firms pursuant to clause (i) above vary by less than ten percent (10%) of the lower of such valuations, the final Eligible Coty Share Price shall be the average of the two valuations submitted by such firms. If, however, the two valuations submitted by such firms vary by more than ten percent (10%) of the lower valuation, then within twenty (20) days following the Valuation Submission Date, the Members shall jointly select a third nationally recognized investment banking o determine the final valuation of Eligible Coty Share Price; provided, that if there is no agreement on an investment banking within such period, then the initial two firms shall be instructed to select, within ten (10) days following their notification of such request, a third nationally recognized investment banking to determine the final Eligible Coty Share Price. Such third investment banking is hereinafter referred to as the “Third Valuation Firm.” The Third Valuation Firm shall, within thirty (30) days following its selection, evaluate the valuation reports of the two other firms and select one of the two which the Third Valuation Firm believes most closely represents the appropriate Eligible Coty Share Price as of the applicable date. For the avoidance of doubt, the Third Valuation Firm shall not choose any other figure, whether “between” the two figures submitted by the two firms or outside the two figures. The Third Valuation Firm’s selection of the valuation shall constitute the Eligible Coty Share Price and shall be final and conclusive.

“Employment Agreements” means, collectively, the Founder Employment Agreement and the employment agreements entered into by the Company with Melanie Huscroft, Joseph Toscano and

A-4

Matthew Schleiffarth pursuant to the Contribution Agreement, which become effective as the date of this Agreement.

“Equity Securities” means (a) with respect to any Person that is a corporation, company (including a limited company or an exempted company) or equivalent under the laws of any jurisdiction in the world, any and all shares, interests, participations, rights, equity interests or other equivalents (however designated) of corporate stock or share capital and (b) with respect to any Person that is a partnership, limited liability company, association, trust or other business entity, the partnership, membership, beneficial or other equity interests (however designated) or any security or interest that entitles its holder to be allocated any partnership, limited liability company, association, trust or other business entity gains or losses.

“Founder” means Derek Maxfield. For the avoidance of doubt, Founder shall not include any successor, designee or heir.

“Founder Employment Agreement” means that certain Employment Agreement, dated as of January 10, 2017 by and between the Company and Founder, and any replacement employment agreement and/or restrictive covenant agreement between the Company and Founder.

“Good Reason” means after giving the Company sixty (60) days’ notice after the occurrence of any of the following and allowing the Company thirty (30) days to cure the same, Founder’s voluntarily resignation within thirty (30) days after the expiration of the Company’s cure period: (i) a material reduction in the duties, authority or responsibilities of Founder, relative to the duties, authority or responsibilities of Founder as in effect immediately prior to such reduction; provided, however, that a reduction in duties, authority or responsibilities of Founder solely by virtue of the Company or its Subsidiaries being acquired and made part of a larger entity shall not by itself constitute grounds for a voluntary termination for Good Reason; (ii) without the express written consent of Founder, a reduction in Founder’s annualized Base Salary (as defined in the Founder Employment Agreement), unless such reduction is no more than twenty percent (20%) of such Base Salary and applies to all similarly situated executives; (iii) the relocation of Founder’s principal place of business to a facility or a location more than sixty (60) miles from the greater Lehi, Utah metropolitan area without Founder’s written consent; or (iv) the failure of the Company to obtain the assumption of the Founder Employment Agreement by any successors.

“Governmental Body” means any United States federal, state or local, or any supra-national or non-U.S., government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency body or commission, self-regulatory organization, court, tribunal or judicial or arbitral body or similar authority.

“IPO” means the first firm commitment underwritten public offering of Equity Interests of the Company pursuant to a Registration Statement.

“Letter of Intent” means the Business and Financial Proposal, dated as of December 6, 2016, between Coty Inc. and Derek Maxfield.

“Majority Vote” means (a) with respect to votes to be taken by Members, the affirmative vote or consent of Members holding at least a majority of the Class A Membership Interests then outstanding entitled to vote on such matter, voting together as a single class, at a meeting at which a quorum is present and (b) with respect to votes to be taken by the Board of Directors, the affirmative vote of a majority of the members of the Board of Directors entitled to vote on such matter at a meeting at which a quorum is present.

A-5

“Members” means at any time the Persons who own Membership Interests in the Company.

“Membership Interest” means, with respect to any Member at any time, the ownership interest of such Member in the Company at such time; including Class A Membership Interests and the Class B Membership Interests. The Membership Interest of any Member at any particular time shall be the number and type of Membership Interests set forth on Annex B to the Agreement, as such Annex may be amended from time to time. Such interest includes (i) a right of a Member to receive distributions or revenues, allocations of income and loss and distributions of liquidation proceeds to the extent provided for such Membership Interests under the Agreement and (ii) all management rights, voting rights or rights of consent to the extent provided for such Membership Interests under the Agreement.

“Minimum Gain” means the amount determined by computing with respect to each Nonrecourse Liability of the Company the amount of gain, if any, that would be realized by the Company if it disposed of the property securing such liability in full satisfaction thereof, and by then aggregating the amounts so computed.

“Nonrecourse Liability” means a liability (or that portion of a liability) with respect to which no Member bears the economic risk of loss as determined under Section 1.704-2(b)(3) of the Treasury Regulations.

“Participation Threshold” means, with respect to any Class B Membership Interests, the aggregate of (a) the Total Equity Value of the Company as reasonably determined in good faith by the Board of Directors immediately prior to the issuance of such Class B Membership Interests plus (b) the aggregate of all Capital Contributions that occur after the issuance of such Class B Membership Interests. The Participation Threshold with respect to any such Class B Membership Interests shall initially be set forth in the grant agreement and/or incentive plan governing the Class B Membership Interests applicable to such Member and shall be adjusted by the Board of Directors as it deems appropriate from time to time.

“Percentage Interest” means, with respect to any Member, the aggregate of the Class A Membership Interests of such Member as a percentage of all Class A Membership Interests of all Members.

“Permitted Estate Planning Transferee” of Founder shall mean (a) any trust established solely for the benefit of such Founder, Founder’s spouse, siblings and/or descendants (whether natural or adopted), and such siblings’ or such descendants’ spouses (determined ignoring any remainder or similar interest coming into effect only upon the death of all such Persons); or (b) any partnerships, corporations or limited liability companies where the only partners, shareholders or members are the Persons referred to in the preceding clause (a) and the governance documents of such partnership, corporation or limited liability company contains a prohibition that is enforced on the transfer of any partnership interests, shares of capital stock or limited liability company interests in such partnership, corporation or limited liability company, respectively, to any Person other than a Person described in the preceding clause (a).

“Person” means any general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, governmental agency, cooperative, association, individual or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person as the context may require.

“Pre-IPO Reorganization” means a transaction or series of transactions effected in connection with preparing any securities of the Company or any of its Subsidiaries to be listed on a securities exchange or sold in an offering registered under the securities laws of any jurisdiction. A Pre-IPO

A-6

Reorganization may be effected by means of a compulsory sale, contribution and/or exchange of Equity Interests, a merger, recapitalization, consolidation, transfer, scheme of arrangement or other transaction.

“Registration Statement” means, in connection with the public offering and sale of Equity Interests in any Person, a registration statement (including pursuant to Rule 415 under the Securities Act) pursuant to the Securities Act or the applicable securities laws of a non-United States jurisdiction.

“Requirements of Law” means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body or common law or any consent decree or settlement agreement entered into with any Governmental Body.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person, any other Person (excluding any individual) that such first Person directly or indirectly controls.

“Tax” (and, with correlative meaning, “Taxes”) means any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental (including taxes under Code Section 59A) tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority.

“Terminal Valuation” means the equity value of the Company as of the Valuation Date as determined pursuant to Section 11.6 of the Agreement.

“Threshold Interests” means, with respect to any Class B Membership Interests, all Membership Interests outstanding immediately prior to the issuance of such Class B Membership Interests.

“Total Equity Value” means the aggregate amount of distributions that would be made to the Members pursuant to Section 11.5(a)(ii) and (iii) if the Company sold all of its assets for cash equal to their respective fair market values and then dissolved and distributed such cash pursuant to Section 11.5(a).

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, encumbrance or disposition of any Membership Interest to any Person, including those by way of hedging or derivative transactions, or any other change in the record or beneficial ownership of a Membership Interest, whether made voluntarily or involuntarily by operation of law.

“Treasury Regulations” means the regulations promulgated by the United States Treasury Department pursuant to the Code.

“Unrealized Gain” means the excess (attributable to a Company Property), if any, of the fair market value of such property as of the date of determination (as reasonably determined by the Board of Directors) over the Carrying Value of such property as of the date of determination (prior to any adjustment to be made pursuant to Section 4.4 of the Agreement as of such date).

“Unrealized Loss” means the excess (attributable to a Company Property), if any, of the Carrying Value of such property as of the date of determination (prior to any adjustment to be made pursuant to

A-7

Section 4.4 of the Agreement as of such date) over its fair market value as of such date of determination (as reasonably determined by the Board of Directors).

“Volume-Weighted Average Price” means the volume-weighted average price, rounded to four decimal points, of a share of common stock on the NYSE or similar national securities exchange (whether or not in the United States) for the ten (10) consecutive trading day period ending on the second full trading day prior to the date of price determination.

“Voting Member” means a holder of Class A Membership Interests.

A-8

ANNEX C

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT is made and entered into as of ___________ __, ____ (this “Agreement”) by and between Coty Inc., a Delaware corporation (“Coty Parent”) and UEV Holdings, LLC, a Delaware limited liability company (“Aspen Sub”).

PRELIMINARY STATEMENTS

WHEREAS, on [●], 2017, Coty US Holdings, Inc., a Delaware corporation (“Coty”) and Aspen Sub entered into that certain First Amended & Restated Limited Liability Company Agreement (as amended, supplemented and modified from time to time, the “LLC Agreement”);

WHEREAS, pursuant to Sections 11.3 and 11.4 of the LLC Agreement, Coty is entitled to pay certain consideration by transfer of Eligible Coty Shares;

WHEREAS, certain of the Equity Securities being delivered to Aspen Sub are not freely transferable under the Securities Act on the date hereof or are not listed on the NYSE or a similar national securities exchange as of such date;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

Section 1.1          Definitions. In this Agreement, unless otherwise specifically stated, the capitalized terms used herein shall have the respective meanings specified or referred to in the LLC Agreement as in effect immediately prior to the issuance of the Registrable Securities. As used in this Agreement, the following terms shall have the meanings indicated below:

“2015 Registration Rights Agreement” means the registration rights agreement, dated as of April 1, 2015, between Coty Parent and Mousseluxe S.à.r.l., as may be amended from time to time.

“Beneficially Own” shall have the same meaning as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act, except that a Person will also be deemed to beneficially own (a) all Equity Securities of Coty Parent which such Person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional, and (b) all Equity Securities of Coty Parent in which such Person has any economic interest, including, without limitation, pursuant to a cash settled call option or other derivative security, contract or instrument in any way related to the price of any Equity Securities of Coty Parent. The terms “Beneficially Owned”, “Beneficial Owner” and “Beneficial Ownership” or any similar term shall have a correlative meaning.

“Common Shares” means (i) the Class A Common Stock, par value $0.01 per share, of Coty Parent and (ii) any common Capital Stock of Coty Parent or any Subsidiary of Coty Parent issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split

C-1

or combination of securities, exchange, or any recapitalization, merger, consolidation or other reorganization.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Registration Rights Agreements” means the 2015 Registration Rights Agreement and any other registration rights agreements to which Existing Holders (as defined below) are party.

“Permitted Transferee” means (i) any member of Aspen Sub as of the date of this Agreement or Derek Maxfield, (ii) any controlled Affiliate of any such Person described in clause (i) and (iii) any trust established solely for the benefit of any of the individuals described in clause (i), such individual’s spouse, siblings and/or descendants (whether natural or adopted), and such siblings’ or such descendants’ spouses (determined ignoring any remainder or similar interest coming into effect only upon the death of all such individuals); provided that, in each case described in clauses (i), (ii) and (iii), only to the extent such transferee agrees to be bound by the terms of this Agreement in accordance with the provisions hereof (it being understood that any Transfer not made in accordance with the terms hereof shall be deemed not a Transfer to a Permitted Transferee).

“Prospectus” shall mean the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to Registrable Securities, as amended or supplemented and including all material, if any, incorporated by reference in such prospectus or prospectuses.

“Registrable Securities” shall mean, at any time of determination, any Common Shares issued to Aspen Sub pursuant to the LLC Agreement.

“Registration Statement” means the registration statement of Coty Parent which covers the Registrable Securities pursuant to the provisions of this Agreement, including any Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents, if any, incorporated by reference in the Registration Statement. For the avoidance of doubt, any Registration Statement may also cover other securities of Coty Parent as permitted by applicable Law.

“SEC” shall mean the United States Securities and Exchange Commission.

“Voting Equity Securities” shall mean shares of any class of Equity Securities of Coty Parent that are entitled to vote generally in the election of the board of directors (or similar governing body.

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

Section 1.2          Interpretation. Each definition used in this Agreement includes the singular and the plural, and reference to the neuter gender includes the masculine and feminine where appropriate. Reference to any Requirements of Law means such Requirements of Law as amended as of the time of determination and includes any successor Requirements of Law. The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Agreement. Except as otherwise stated, reference to Articles or Sections means the Articles or Sections of this Agreement. The words “including” or “includes” or similar terms used herein shall be deemed to

C-2

be followed by the words “without limitation”, whether or not such additional words are actually set forth herein.

ARTICLE II

Registration Rights

Section 2.1           Shelf Registration

(a)          From and after the issuance of Common Shares to Aspen Sub pursuant to the LLC Agreement, no later than forty-five (45) days (or, if the 2015 Registration Rights Agreement is no longer in full force and effect, thirty (30) days), or thirty (30) days (or, if the 2015 Registration Rights Agreement is no longer in effect fifteen (15) days) if Coty Parent is then a WKSI (or sixty (60) days (or, if the 2015 Registration Rights Agreement is no longer in full force and effect, forty-five (45) days) if Form S-1 (or such comparable or successor form thereto) or any similar long-form registration is used because Coty Parent is not eligible to use Form S-3), following the written request of holders of at least fifty percent (50%) of the Registrable Securities then outstanding, Coty Parent shall use commercially reasonable efforts to prepare and file with (or confidentially submit to) the SEC a “shelf” Registration Statement on Form S-3 and, if Coty Parent is a WKSI at the time of such request, then such “shelf” Registration Statement on Form S-3 shall be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”) or a prospectus supplement to an existing effective Registration Statement on Form S-3 (if Coty Parent is then eligible to use Form S-3 or any comparable or successor form or forms or any similar short form registration covering the resale of Registrable Securities for which Coty Parent is then eligible) relating to the offer and sale of the Registrable Securities from time to time in accordance with the methods of distribution set forth in the Registration Statement and Rule 415 promulgated under the Securities Act (together with any additional registration statements filed to register any Registrable Securities, including those that were subject to a Rule 415 Limitation, the “Shelf Registration”). Each request for a Shelf Registration shall specify the number of Registrable Securities requested to be included in the Shelf Registration; provided, however, that Coty Parent shall not be obligated to effect a Shelf Registration unless the aggregate number of Registrable Securities proposed to be registered constitutes at least 30% of the total number of Registrable Securities then outstanding. The holders of Registrable Securities shall be entitled to make a total of three such requests for a Shelf Registration. Upon receipt of any such request, Coty Parent shall promptly (but in no event later than ten (10) days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities that did not submit such written request for a Shelf Registration and any other holder of Equity Securities with contractual rights to participate in the registration of Equity Securities (the “Existing Holders”), including the holders party to the Existing Registration Rights Agreements, each of which shall then have twenty (20) days (or, with respect to the Existing Holders, such time period provided in, and in accordance with the provisions of, the applicable Existing Registration Rights Agreements) from the date such notice is given by Coty Parent to notify Coty Parent in writing of their desire to be included in such Shelf Registration (the holders of Registrable Securities and any Existing Holders that elect to be included in a Shelf Registration or a Piggyback Registration (as defined below), as applicable, together with the holders of Registrable Securities that initially request Coty Parent to prepare and file the Shelf Registration, the “Registration Equityholders”). In no event shall Coty Parent be obligated to effect any Shelf Registration other than pursuant to a Form S-3 (or any comparable or successor form or forms or any similar short form registration covering the resale of such Registrable Securities) if Coty Parent is then eligible to use Form S-3 (or such comparable or successor form) for the registration of the Registrable Securities under the Securities Act. If Coty Parent is not eligible to use Form S-3 (or such comparable or successor form) at the time of filing of a Registration Statement pursuant to this ARTICLE II, Coty Parent will use Form S-1 (or such comparable or successor form thereto) to effect such registration and will undertake to register the Registrable Securities on Form

C-3

S-3 (or such comparable or successor form thereto) or, if Coty Parent is then a WSKI, on an Automatic Shelf Registration Statement, promptly after such form is available for use by Coty Parent. Subject to the terms of this Agreement, Coty Parent shall use its commercially reasonable efforts to cause each Registration Statement filed pursuant to this ARTICLE II to be declared or become effective under the Securities Act as promptly as possible after the filing thereof. Coty Parent shall use commercially reasonable efforts to address any comments from the SEC regarding any such Registration Statement and to advocate with the SEC for the registration of all Registrable Securities requested to be included in such Registration Statement. Notwithstanding the foregoing, if the SEC prevents Coty Parent from including any or all of such Registrable Securities on a Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the Registration Equityholders (a “Rule 415 Limitation”) or otherwise, such Registration Statement shall register the resale of a number of Registrable Securities requested to be included which is equal to the maximum number of shares as is permitted by the SEC, and, subject to the provisions of this Section 2.1, Coty Parent shall continue to use its commercially reasonable efforts to register all remaining Registrable Securities requested to be included in such Registration Statement as promptly as reasonably practicable in accordance with the applicable rules, regulations and guidance of the SEC. In such event, the number of Registrable Securities requested to be registered for each Registration Equityholder in such Registration Statement shall be reduced pro rata among all such Registration Equityholders.

(b)         Subject to 2.1(a) above, Coty Parent shall use its commercially reasonable efforts to keep the Registration Statement requested under Section 2.1(a) continuously effective under the Securities Act, to re-file such Registration Statement promptly upon its expiration, to file another Registration Statement to register such Registrable Securities subject to a Rule 415 Limitation promptly upon the occurrence of any circumstance or event that would permit the registration of such Registrable Securities (and to cause such additional Registration Statement to become effective) and to reasonably cooperate in any shelf take down, whether or not underwritten, by amending or supplementing the Prospectus related to such Registration Statement as may be reasonably requested by the Registration Equityholders included in such Registration Statement, or as otherwise required for it to be available for resales by such Registration Equityholders of Registrable Securities, until the earlier of (i) the date that all such Registrable Securities (including, for the avoidance of doubt, any Registrable Securities that were subject to any Rule 415 Limitation) have been sold and (ii) the Registration Rights Termination Date. Such period during which the Registration Statement shall remain effective shall be referred to herein as the “Shelf Registration Period.”

(c)         Notwithstanding any other provisions of this Agreement to the contrary, Coty Parent shall use its commercially reasonable efforts to cause (i) the Registration Statement (as of the effective date of the Registration Statement), any amendment thereof (as of the effective date thereof) or supplement thereto (as of its date), (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) any related Prospectus, preliminary Prospectus or Free Writing Prospectus (as defined below) and any amendment thereof or supplement thereto, in each case relating to Registrable Securities, as of its date, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, Coty Parent shall have no such obligations or liabilities with respect to any information pertaining to the Registration Equityholders and furnished to Coty Parent by or on behalf of such Registration Equityholders specifically for inclusion therein, and (iii) the Shelf Registration to be effective and useable for resale of all Registrable Securities requested to be included therein, subject to any Rule 415 Limitation, during the Shelf Registration Period.

C-4

(d)         If (A) the SEC issues a stop order suspending the effectiveness of the Registration Statement or initiates proceedings with respect to the Registration Statement under Section 8(d) or 8(e) of the Securities Act or (B) the Board of Directors of Coty Parent, in its good faith judgment, determines that the registration of Registrable Securities pursuant to this Section 2.1 should be delayed or offers and/or sales of Registrable Securities suspended because the filing, initial effectiveness or continued use of the Registration Statement would be reasonably likely to (1) materially interfere with a significant confidential acquisition, corporate organization, financing, securities offering or other similar transaction in which Coty Parent is or may become involved; (2) require premature disclosure of material information that Coty Parent has a bona fide business purpose for preserving as confidential (and if disclosure would not otherwise be required if such Shelf Registration were not filed); (3) render Coty Parent unable to comply with requirements under the Securities Act or Exchange Act or (4) otherwise be materially detrimental to Coty Parent (each, a “Valid Business Reason”):

(i)           in the case of clause (d)(A) above, but subject to clause (ii) immediately below, as promptly as reasonably practicable, Coty Parent shall use its commercially reasonable efforts to eliminate the stop order and cause the Registration Statement to become effective, including preparing and filing, if necessary pursuant to applicable Law, a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and related Prospectus;

(ii)          Coty Parent shall promptly notify the Registration Equityholders in writing that the availability of the Registration Statement is suspended (a “Deferral Notice”) and the expected duration of the suspension (such period during which the availability of the Registration Statement and any related Prospectus is suspended, a “Deferral Period”). Upon receipt of any Deferral Notice, the Registration Equityholders shall immediately suspend making any offers or sales pursuant to the Registration Statement until such Registration Equityholders’ receipt of copies of the supplemented or amended Prospectus provided for in clause (d)(A) above, or until they are advised in writing by Coty Parent that the Prospectus may be used, and have received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus; and

(iii)         Coty Parent will use its commercially reasonable efforts to ensure that the use of the Prospectus with respect to such Registration Statement may be resumed (x) in the case of clause (d)(A) above, as promptly as is reasonably practicable and (y) in the case of clause (d)(B) above, as soon as, in the reasonable good faith judgment of Coty Parent, there is no Valid Business Reason to continue such suspension and postponement. Coty Parent shall give written notice to the Registration Equityholders of the termination of the Deferral Period promptly thereafter. Notwithstanding anything to the contrary contained herein, in no event shall a Deferral Period arising from a single Valid Business Reason be invoked more than once in any six (6) month period nor shall any such Deferral Period exceed ninety (90) days.

Section 2.2           Piggyback Registration. From and after the Effective Time whenever Coty Parent initially proposes to register the offer and sale of any Common Shares, under the Securities Act for its own account in connection with the public offering of such securities solely for cash (other than a registration (a) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of Coty Parent pursuant to any employee stock plan or other employee benefit arrangement), (b) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (c) as required pursuant to any other registration rights agreement or (d) in connection with any dividend or distribution reinvestment or similar plan) and the form of Registration Statement (a “Piggyback

C-5

Registration Statement”) to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), Coty Parent shall give prompt written notice (in any event no later than fifteen (15) days prior to the filing of such Registration Statement) to the holders of Registrable Securities and the Existing Holders of its intention to effect such a registration and shall include in such registration all Registrable Securities or other securities with respect to which Coty Parent has received written requests for inclusion from the Registration Equityholders within five (5) days after Coty Parent’s notice has been given to each such holder (or, with respect to the Existing Holders, such time period provided in, and in accordance with the provisions of, the applicable Existing Registration Rights Agreements). Any Registration Equityholder shall have the right to withdraw such Registration Equityholder’s request for inclusion of his, her or its Registrable Securities in any Piggyback Registration statement pursuant to this Section 2.2 by giving written notice to Coty Parent of such withdrawal prior to the effective time of the applicable Registration Statement or the filing of the applicable prospectus supplement, if such registration is effected using an existing registration statement. If any Piggyback Registration Statement pursuant to which Registration Equityholders have registered the offer and sale of Registrable Securities is a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto, such Registration Equityholder(s) shall have the right, but not the obligation, to be notified of and to participate in any offering under such Registration Statement, and Coty Parent shall give prompt written notice thereof to the Registration Equityholder(s). Coty Parent shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Registration Equityholders has elected to include Registrable Securities or other securities in such registration.

Section 2.3          Termination of Registration Obligation. Notwithstanding anything to the contrary herein, the obligation of Coty Parent to register Registrable Securities pursuant to this ARTICLE II and maintain the effectiveness of any Registration Statement shall terminate as to each Registration Equityholder on the earliest of (a)  the date on which (i) all remaining Registrable Securities Beneficially Owned by such Registration Equityholder (A) cease to be outstanding, (B) have been effectively registered by a prospectus filed under the Securities Act and disposed of in accordance with the Registration Statement covering them, (C) may be freely sold without registration under the Securities Act, including under Rule 144, without being subject to the volume limitations and manner of sale restrictions therein and that any restrictive legend included on the certificates representing such Registrable Securities may be removed or (D) have been transferred pursuant to an exemption to registration under the Securities Act (other than to a Permitted Transferee) and (ii) Coty Parent causes Coty Parent’s transfer agent to deliver to the Registration Equityholders stock certificate(s) or book entry credits representing its Registrable Securities without any restrictive legends thereon and (b) the first date on which such Registration Equityholder Beneficially Owns Registrable Securities representing less than one percent (1%) of the then outstanding Voting Equity Securities (the earliest date with respect to each Registration Equityholder, the “Registration Rights Termination Date”).

Section 2.4          Registration Procedures.  In connection with the registration of the Registrable Securities contemplated by this ARTICLE II, Coty Parent shall, until the latest Registration Rights Termination Date with respect to all Registration Equityholders, reasonably cooperate in the sale of such Registrable Securities and shall use commercially reasonable efforts to:

(a)          prepare and file with the SEC a Registration Statement with respect to such Registrable Securities as provided herein and, if such Registration Statement is not automatically effective upon filing, use commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as reasonably practicable after the filing thereof; provided, however, that, before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including free writing prospectuses under Rule 433 under the Securities Act, each, a “Free Writing Prospectus”), Coty

C-6

Parent shall furnish to the Registration Equityholders and the managing underwriter(s), if any, copies of the Registration Statement and all other documents proposed to be filed (including exhibits thereto), including, upon the reasonable request of the Registration Equityholders and to the extent reasonably practicable, all documents that would be incorporated by reference or deemed to be incorporated by reference therein, which Registration Statement and documents will be subject to the reasonable review and comment of the Registration Equityholders and their counsel, provided that such review shall not apply to any Exchange Act periodic or current report filed or proposed to be filed by Coty Parent. Coty Parent shall not file any Registration Statement or Prospectus or any amendments or supplements thereto (including Free Writing Prospectuses) with respect to any registration pursuant to Section 2.1 to which the Registration Equityholders and their counsel or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless in the opinion of Coty Parent, such filing is necessary to comply with applicable Requirements of Law;

(b)         prepare and file with the SEC such amendments and supplements to such Registration Statement, the Prospectus used in connection therewith (including Free Writing Prospectuses) and Exchange Act reports as may be necessary to keep such Registration Statement effective for the period set forth in Section 2.1(b), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(c)          furnish to the Registration Equityholders and the managing underwriter(s), if any, such number of conformed copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary and final Prospectus, any Free Writing Prospectus, all exhibits and other documents filed therewith and such other documents as such Persons may reasonably request, including in order to facilitate the disposition of the Registrable Securities in accordance with the intended method or methods of disposition thereof; and Coty Parent, subject to Section 2.1(d), hereby consents to the use of such Prospectus and each amendment or supplement thereto by Stockholders and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(d)         register or qualify such Registrable Securities under such other securities or “blue sky” Laws of such jurisdictions as the Registration Equityholders reasonably request and do any and all other acts and things that may be necessary or reasonably advisable to enable the Registration Equityholders to consummate the disposition in such jurisdictions of the Registrable Securities in accordance with the intended method of distribution thereof (provided, that Coty Parent shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection; (ii) subject itself to taxation in any jurisdiction wherein it is not so subject; or (iii) take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject);

(e)          promptly notify the Registration Equityholders and the managing underwriter(s), if any, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event or existence of any fact as a result of which the Prospectus (including any information incorporated by reference therein) included in such Registration Statement, as then in effect, contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as promptly as reasonably practicable upon discovery, prepare and furnish to the Registration Equityholders a reasonable number of copies of a supplement or amendment to such Prospectus, or file any other required document, as may be necessary so that, as thereafter delivered to any prospective purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any

C-7

fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(f)          promptly notify the Registration Equityholders and the managing underwriter(s) of any underwritten offering, if any, (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or any post-effective amendment to the Registration Statement or any Free Writing Prospectus has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to such Registration Statement or to such Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose; and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or the institution of any proceedings for any such purposes;

(g)         cause all such Registrable Securities covered by such Registration Statement to be listed promptly (after notice of issuance) on NYSE or the principal securities exchange or interdealer quotation system on which any Voting Equity Securities of Coty Parent is then listed or quoted;

(h)         reasonably cooperate with the Registration Equityholders and the managing underwriter(s), if any, in connection with the sale of Registrable Securities and other securities of Existing Holders under a Registration Statement, to facilitate the timely preparation and delivery of certificates or book entry credits representing such Registrable Securities in a form eligible for deposit with the Depository Trust Company not bearing any restrictive legends (other than as required by the Depository Trust Company) and not subject to any stop transfer order with any transfer agent, and cause such Registrable Securities to be issued in such denominations and registered in such names as the managing underwriter(s), if any, may request in writing or, if not an underwritten offering, in accordance with the instructions of the Registration Equityholders, in each case, at least two (2) Business Days prior to any sale of Registrable Securities;

(i)         enter into such customary and reasonably acceptable agreements (including underwriting agreements with customary provisions) and take all such other reasonable and customary actions as the Registration Equityholders or the managing underwriter(s), if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for and participating in such number of “road shows” and all such other customary selling efforts as the managing underwriter(s) reasonably request in order to expedite or facilitate such disposition;

(j)          in connection with any underwritten offering of Registrable Securities, make available upon reasonable notice and during normal business hours for inspection by the Registration Equityholders, any managing underwriter(s) participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by the Registration Equityholders or underwriter(s), all financial and other records, pertinent corporate documents and documents relating to the business of Coty Parent as may be necessary to complete customary due diligence for an underwritten offering of securities; provided, however, that the Registration Equityholders shall, and shall cause each such underwriter(s), accountant or other agent to, (i) enter into a customary confidentiality agreement or arrangement in form and substance reasonably satisfactory to Coty Parent; and (ii) minimize, to the extent reasonably practicable, the disruption to Coty Parent’s business in connection with the foregoing;

(k)         comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the

C-8

first (1st) day of Coty Parent’s first (1st) full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(l)          in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, obtain the withdrawal of such order as soon as reasonably practicable;

(m)        in connection with any underwritten offering of Registrable Securities, obtain one (1) or more comfort letters, addressed to the managing underwriters for such offering, dated the date of sale by the Registration Equityholders and a customary “bring-down” letter dated the date of the closing under the underwriting agreement for such offering, signed by the independent public accountants who have issued an audit report on Coty Parent’s financial statements included in such Registration Statement in customary form and covering such matters of the type customarily covered by comfort letters as the Registration Equityholders reasonably request;

(n)         in connection with any underwritten offering of Registrable Securities, use commercially reasonable efforts to cause Coty Parent’s outside counsel to deliver legal opinions (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s) and counsel to such managing underwriter(s)), addressed to each of the managing underwriter, with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary Prospectus) in customary form and covering such matters of the type customarily covered by legal opinions of such nature and such other matters as may be reasonably requested by the counsel to the managing underwriter(s); and

(o)          take or cause to be taken all other actions, and do and cause to be done all other things, reasonably necessary or as are customary and advisable in the opinion of the Registration Equityholders’ counsel to effect the registration of such Registrable Securities contemplated hereby.

(p)         In the case of any underwritten offering of Registrable Securities registered under a Registration Statement filed pursuant to Section 2.1(a) or Section 2.2, (i) all Registrable Securities included therein shall be subject to the applicable underwriting agreement with customary terms and a Registration Equityholder may not participate in such offering or registration unless such Registration Equityholder agrees to sell such Registration Equityholder’s securities on the basis provided therein; and (ii) a Registration Equityholder may not participate in such offering or registration unless such Registration Equityholder completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) reasonably required by the managing underwriter(s) to be executed in connection therewith, and provide such other information to Coty Parent or the underwriter(s) as may be reasonably requested to offer or register such Stockholder’s Registrable Securities; provided, however, that the aggregate amount of liability of each Registration Equityholder pursuant to any indemnification obligation thereunder (which, for the avoidance of doubt, shall be on a several and not joint basis) shall not exceed the net proceeds received by such Registration Equityholder from such offering.

Section 2.5           Underwritten Offerings.

(a)          At any time that a Shelf Registration covering Registrable Securities is effective, if the Registration Equityholders deliver notice to Coty Parent stating that they intend to effect an underwritten offering of all or part of its Registrable Securities included on the Shelf Registration, Coty Parent shall use commercially reasonable efforts to amend or supplement the Shelf Registration or related

C-9

Prospectus as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the underwritten offering; provided, however, that such Registration Equityholders may distribute Registrable Securities by means of an underwriting in no more than four registrations. Coty Parent shall not be obligated to effect more than one underwritten offering of the Registrable Securities in any 90 day period. The lead underwriter to administer a Shelf Registration shall be chosen by Coty Parent, subject to the prior written consent, not to be unreasonably withheld, delayed or conditioned, of the Registration Equityholders then holding a majority of the issued and outstanding Registrable Securities. The lead underwriter to administer a Piggyback Registration initiated as a primary underwritten offering on behalf of Coty Parent shall be chosen by Coty Parent.

(b)         If a Shelf Registration or Piggyback Registration involves an underwritten offering and the managing underwriter of such underwritten offering advises Coty Parent and the Registration Equityholders in writing that in its reasonable and good faith opinion the number of Registrable Securities proposed to be included in the Shelf Registration or Piggyback Registration, exceeds the number of Registrable Securities which can be sold in such underwritten offering and/or the number of Registrable Securities proposed to be included in such Shelf Registration or Piggyback Registration would adversely affect the price per share of the Registrable Securities proposed to be sold in such underwritten offering or the success of such offering:

(i)           With respect to a Shelf Registration that is not a Piggyback Registration, Coty Parent shall include in such Shelf Registration (A) first, the Registrable Securities that the Registration Equityholders propose to sell, and (B) second, the shares of Equity Securities proposed to be included therein by any other Persons (including Equity Securities to be sold for the account of Coty Parent and/or other holders of Common Stock) allocated among such Persons in such manner as they may agree; provided, that, if the managing underwriter determines that less than all of the Registrable Securities requested to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the respective Registration Equityholders thereof on the basis of the number of Registrable Securities owned by each such Registration Equityholder; and

(ii)           With respect to a Piggyback Registration, Coty Parent shall include in such Piggyback Registration, (A) first, the shares of Common Stock that Coty Parent proposes to sell for its own account; (B) second, the Equity Securities requested by the Existing Holders, if any, in accordance with the provisions of the Existing Registration Rights Agreements, (C) third, the Registrable Securities that the Registration Equityholders propose to sell, allocated pro rata among all such Registration Equityholders on the basis of the number of Registrable Securities owned by each such holder or in such manner as the Registration Equityholders may otherwise agree; and (D) fourth, the shares of Common Stock requested to be included therein by holders of Common Stock other than the Registration Equityholders, allocated among such holders the basis of the number of shares of Common Stock owned by each such holder.

Section 2.6           Registration Expenses. Except as otherwise provided in this Agreement, all expenses incidental to Coty Parent’s performance of or compliance with this Agreement, including (a) all registration and filing fees (including (i) with respect to filings required to be made with the SEC, all applicable securities exchanges and (ii) compliance with securities or blue sky Requirements of Law including any reasonable and documented fees and disbursements of counsel for the underwriter(s) in connection with blue sky qualifications of the Registrable Securities pursuant to Section 2.4(d), and which fees and disbursements shall not exceed, in the aggregate, $10,000); (b) word processing, duplicating and printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses, if the printing of Prospectuses is requested by the managing underwriter(s), if any, or by the Registration

C-10

Equityholders); (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for Coty Parent; (e) reasonable and documented fees and disbursements of no more than one (1) counsel for the Registration Equityholders, which fees and disbursements shall not exceed, in the aggregate, $100,000 in connection with the review of any single Registration Statement or related documents and the transactions contemplated thereby; and (f) fees and disbursements of all independent certified public accountants (including, without limitation, the fees and disbursements in connection with any “cold comfort” letters required by this Agreement), other special experts, retained by Coty Parent. Coty Parent shall, in any event, pay its internal expenses, the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the Registrable Securities to be registered on the applicable securities exchange. All underwriting discounts, selling commissions and transfer taxes incurred in connection with the offering of any Registrable Securities (collectively, “Selling Expenses”) shall be borne by the Registration Equityholder selling the Registrable Securities to which such Selling Expenses relate. For the avoidance of doubt, Coty Parent shall not bear any Selling Expenses or (except as described above) any fees and expenses of counsel to any underwriter(s) in connection with its obligations under this Agreement.

Section 2.7           Indemnification; Contribution.

(a)         Coty Parent shall, and it hereby agrees to, (i) indemnify and hold harmless each Registration Equityholder in any offering or sale of Registrable Securities, and such Registration Equityholder’s partners, members, managers and Affiliates (but not, for the avoidance of doubt, any Stockholder Designee in such person’s capacity as a Director of Coty Parent) and each Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act or the Exchange Act, from and against any and all losses, claims, damages, or liabilities, or any actions or proceedings (whether commenced or threatened) in respect thereof and costs and expenses (including reasonable fees of counsel) (collectively, “Claims”) to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement reached in accordance with the requirements for consent as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement) contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary or final Prospectus, including any Free Writing Prospectus, incorporated into such Registration Statement, in the light of the circumstances in which they were made), not misleading; and (ii) reimburse upon written demand each indemnified party for any reasonable and documented legal or other out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending (or preparing to defend) any such Claims; provided, however, that Coty Parent shall not be liable to an indemnified party in any such case to the extent that any such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, or preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement), or amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to Coty Parent about a Registration Equityholder by or on behalf of such indemnified party expressly for use therein, or if the Registration Equityholder sold securities to the Person alleging such Claims without sending or giving, at or prior to the written confirmation of such sale, a copy of the applicable Prospectus (excluding any documents incorporated by reference therein) or of the applicable Prospectus, as then amended or supplemented (excluding any documents incorporated by reference therein), if Coty Parent had previously furnished copies thereof to such Registration Equityholder a reasonable period of time prior to such sale and such Prospectus corrected such untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement.

C-11

(b)         Each Registration Equityholder shall, and hereby agrees to, severally and not jointly (i) indemnify and hold harmless Coty Parent in any offering or sale of Registrable Securities, each Director and officer of Coty Parent (including any such Director or officer who shall sign the applicable Registration Statement) and each Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act or the Exchange Act, from and against any Claims to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement reached in accordance with the requirements for consent as provided herein), or actions or proceedings in respect thereof, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement) contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary or final Prospectus (including any Free Writing Prospectus incorporated into such Registration Statement), in the light of the circumstances in which they were made), not misleading; and (ii) reimburse upon written demand each indemnified party for any reasonable and documented legal or other out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending (or preparing to defend) any such Claims, in each case, to the extent, that such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information about such Registration Equityholder furnished in writing to Coty Parent by or on behalf of such Registration Equityholder expressly for use therein, or if such Registration Equityholder sold securities to the Person alleging such Claims without sending or giving, at or prior to the written confirmation of such sale, a copy of the applicable Prospectus (excluding any documents incorporated by reference therein) or of the applicable Prospectus, as then amended or supplemented (excluding any documents incorporated by reference therein), if Coty Parent had previously furnished copies thereof to the Registration Equityholders a reasonable period of time prior to such sale and such Prospectus corrected such untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement.

(c)          Each Registration Equityholder, on the one hand, and Coty Parent, on the other hand, agrees that if, for any reason, the indemnification provisions contemplated by Section 2.7(a) or Section 2.7(b) are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Claims referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to statements or omissions that that resulted in such Claims. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If, however, the allocation in the first sentence of this Section 2.7(c) is not permitted by applicable Requirements of Law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults, but also the relative benefits of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by Coty Parent, on the one hand, and a Registration Equityholder, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering of securities (net of discounts and commissions but before deducting expenses) giving rise to the applicable Claim bears to the net proceeds received by such Registration Equityholder with respect to its sale of Registrable Securities giving rise to such Claim. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.7(c) were to be determined by pro rata allocation or by any other method of allocation which does not take

C-12

into account the equitable considerations referred to in the preceding sentences of this Section 2.7(c). The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include (subject to the limitations set forth in Section 2.8) any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending (or preparing to defend) any such Proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Registration Equityholders obligations to contribute as provided in this Section 2.7(c) are several and not joint.

Section 2.8           Indemnification Procedures.

(a)         If an indemnified party shall desire to assert any claim for indemnification provided for under Section 2.7 in respect of, arising out of or involving a Claim against the indemnified party, such indemnified party shall notify Coty Parent or the Registration Equityholders, as the case may be (the “Indemnifying Party”), in writing of such Claim, any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Claim Notice”) promptly after receipt by such indemnified party of written notice of the Claim; provided, however, that failure to provide a Claim Notice shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure. The indemnified party shall deliver to the Indemnifying Party, promptly after the indemnified party’s receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Claim; provided, however, that failure to provide any such copies shall not affect the indemnification obligations provided hereunder, except to the extent the Indemnifying Party shall have been actually and materially prejudiced as a result of such failure.

If a Claim is made against an indemnified party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense thereof with separate counsel selected by the Indemnifying Party and reasonably satisfactory to the indemnified party (such consent not to be reasonably withheld or delayed). Should the Indemnifying Party so elect to, and in fact, assume the defense of a Claim with counsel reasonably satisfactory to the indemnified party, the Indemnifying Party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such indemnified party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. If the Indemnifying Party assumes such defense, the indemnified party shall have the right to participate in defense thereof and to employ counsel, at its own expense (except as provided in the immediately preceding sentence), separate from the counsel employed by the Indemnifying Party. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the Indemnifying Party has not assumed the defense thereof and as otherwise contemplated by the two (2) immediately preceding sentences. If the Indemnifying Party chooses to defend any Claim, the indemnified party shall cooperate, at the expense of the Indemnifying Party, in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Claim, and the indemnified party shall use commercially reasonable efforts to make employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Claim, the indemnified party shall not admit any

C-13

liability with respect to, or settle, compromise or discharge, such Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if settled with its written consent, the Indemnifying Party agrees to indemnify and hold harmless the indemnified parties from and against any Claim by reason of such settlement or judgment. The Indemnifying Party may pay, settle or compromise a Claim without the written consent of the indemnified party, so long as such settlement includes (i) an unconditional release of the indemnified party from all liability in respect of such Claim, (ii) does not subject the indemnified party to any injunctive relief or other equitable remedy, and (iii) does not include a statement or admission of fault, culpability or failure to act by or on behalf of any indemnified party.

Section 2.9         Rule 144. Coty Parent covenants that it will use its commercially reasonable efforts to timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and to take such further action as the Registration Equityholders may reasonably request, all to the extent required from time to time to enable the Registration Equityholders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Regulation S under the Securities Act; or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of the Registration Equityholders, Coty Parent will deliver to the Registration Equityholders a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 2.10      Lock-Up Agreement. In consideration for Coty Parent agreeing to its obligations under this Agreement, each holder of Registrable Securities agrees, in connection with any underwritten offering made pursuant to a Registration Statement in which such holder is eligible to participate, including any registration statement pursuant to which such holder of Registrable Securities may have requested to include Registrable Securities pursuant to this Agreement whether or not so requested, upon the written request of the managing underwriter(s) of such offering, it will enter into a customary lock-up agreement with such managing underwriter(s) agreeing not to, without the prior written consent of such managing underwriter, during the period not to exceed 180 days from the date of sale of the underwritten offering (a) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of (including any sale pursuant to Rule 144 or Rule 144A), directly or indirectly, any Registrable Securities or any securities convertible into, exercisable for or exchangeable for shares of Registrable Securities held immediately before the effectiveness of the Registration Statement for such offering, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Registrable Securities or such other securities, in cash or otherwise. Each holder of Registrable Securities agrees to execute and deliver such other agreements as may be reasonably requested by Coty Parent or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.

ARTICLE III
MISCELLANEOUS PROVISIONS

Section 3.1         Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

Section 3.2        Entire Agreement. This Agreement and the LLC Agreement constitute the entire agreement among the parties hereto and their respective Affiliates and contain all of the agreements among such parties with respect to the subject matter hereof and thereof. This Agreement and the LLC Agreement supersede any and all other agreements, either oral or written, between such parties with respect to the subject matter hereof and thereof.

C-14

Section 3.3          Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless the ineffectiveness or invalidity of such provision would result in one or more of the parties hereto being deprived of a right constituting a fundamental benefit of its bargain hereunder.

Section 3.4          Amendment. Except as expressly provided herein, this Agreement may be amended only by a written agreement executed by Aspen Sub and Coty Parent.

Section 3.5        Successors and Assigns; Transfers. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and shall inure to the benefit of the parties, and their respective successors and assigns. This Agreement and the rights hereunder may not be assigned or otherwise transferred by Aspen Sub to any other Persons without the prior written consent of Coty Parent, provided that no such prior written consent will be required for the assignment to a Permitted Transferee.

Section 3.6         Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Aspen or Aspen Sub:

Derek Maxfield
##################

#############################

##############

Attn:  Sherilyn Laddimore

Email: ################################

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60611
Attn: Walter S. Holzer, P.C. and

Jonathan C. Man

Fax: (312) 862-2200

Email: walter.holzer@kirkland.com

jonathan.man@kirkland.com

C-15

If to Coty Parent:

Coty US Holdings Inc.

Coty US Holdings Inc.

350 Fifth Avenue
New York, NY 10118
Attn: Greerson G. McMullen

Email: Greer_McMullen@cotyinc.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attn: Brian J. Fahrney and Scott R. Williams
Fax: (312) 853-7036

Section 3.7           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to its conflict of laws doctrine.

Section 3.8           Waiver of Jury Trial EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.  NO PARTY HAS AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

Section 3.9           Consent to the Exclusive Jurisdiction of the Courts of Delaware

(a)           EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING RELATING TO ANCILLARY MEASURES IN AID OF ARBITRATION, PROVISIONAL REMEDIES AND INTERIM RELIEF, OR ANY PROCEEDING TO ENFORCE ANY ARBITRAL DECISION OR AWARD.

(b)           EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING ANY SUIT, ACTION OR OTHER PROCEEDING IN OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS OF THE STATE OF DELAWARE REFERRED TO IN SECTION 3.9(a) AND COVENANTS THAT SUCH PARTY SHALL NOT SEEK IN ANY MANNER TO RESOLVE ANY DISPUTE OTHER THAN AS SET FORTH HEREIN.

C-16

(c)           EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS SUCH PARTY MAY HAVE TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS.  IN ADDITION, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR ANY MANNER IN WHICH NOTICES MAY BE DELIVERED HEREUNDER IN ACCORDANCE WITH SECTION 3.6.

Section 3.10        Waiver. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

C-17

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

COTY INC.

By:
Name: Title:

ASPEN COVE HOLDINGS, INC.

By:
Name: Title:

Exhibit C

[Form of Instruments of Assignment of Company Units]

Exhibit E

[Form of Secretary’s Certificate of the Company]

Exhibit F

[Form of Secretary’s Certificate of the Majority Unit Holder]

Exhibit G

[Form of Secretary’s Certificate of Aspen Sub]

Exhibit H

[Form of Trustee’s Certificate]

Exhibit I

[Form of Non-Foreign Person Affidavit]

Exhibit J

[Form of Secretary’s Certificate of NewCo]

Exhibit K

[Forms of Secretary’s Certificate of Coty Parent and Coty US]

Exhibit L

Form of Amended and Restated Limited Liability Agreement of Aspen Sub

EXHIBIT L

UEV Holdings, LLC

First Amended and Restated Limited Liability Company Agreement

Dated as of __________, 2017

By and Among

Coty US Holdings Inc.,

Aspen Cove Holdings, Inc.,

Derek Maxfield

AND

The Minority Interest Holders

(as defined herein)

Table of Contents

-i

-ii

ANNEXES

Annex A	Definitions

Annex B	List of Members and Membership Interests; Initial Capital Contributions
-iii

UEV HOLDINGS, LLC

(a Delaware Limited Liability Company)

FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

THIS FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT is made and entered into as of [__________], 2017 (this “Agreement”) by and among Coty US Holdings Inc., a Delaware corporation (“Coty”), Aspen Cove Holdings, Inc., a Utah corporation (“Aspen” or the “Aspen Member”), the Persons designated as “Minority Interest Holders” on Annex B hereto (the “Minority Interest Holders”), any Person who shall hereafter execute this Agreement as a Member of UEV Holdings, LLC, a Delaware limited liability company (the “Company”) (Aspen, the Minority Interest Holders and any such other Persons are each referred to herein as a “Member” and collectively as the “Members”), Derek Maxfield, an individual (“Founder”), and the Company.

RECITALS

WHEREAS, Aspen previously filed a Certificate of Formation with the Secretary of State of the State of Delaware to organize the Company under and pursuant to the Act and on January 6, 2017 executed a Limited Liability Company Agreement with the Aspen Member, as its sole Member (the “Original Limited Liability Company Agreement”);

WHEREAS, following the entry into this Agreement, the Company’s sole activities shall be the ownership of Class A Membership Interests (“NewCo Class A Membership Interests”) of Foundation, LLC, a Delaware limited liability company (“NewCo”), being a party to this Agreement and the other Ancillary Agreements, the performance of and compliance with this Agreement and the other Ancillary Agreements and matters incident thereto (the “Business”);

WHEREAS, as of the date hereof, the members of Younique, LLC, a Utah limited liability company (the “Predecessor”) consist of Aspen and the Minority Interest Holders;

WHEREAS, Coty Inc. Coty, Founder, Aspen, the Company and the Minority Interest Holders and the other Unit Holders (as defined in the Contribution Agreement), previously entered into the Contribution Agreement, dated as of January 10, 2017 (the “Contribution Agreement”), in connection with which (a) Aspen, the Minority Interest Holders and the other Unit Holders contributed all of the Company Units (as defined in the Contribution Agreement) and the Profits Interest Units (as defined in the Contribution Agreement) of the Predecessor to NewCo, (b) NewCo issued to Aspen and the Minority Interest Holders collectively 400 NewCo Class A Membership Interests as set forth in the Contribution Agreement and made cash payments to the members of the Predecessor as required under the Contribution Agreement, (c) Aspen and the Minority Interest Holders are contributing such NewCo Class A Membership Interests to the Company and (d) in exchange therefor the Company is issuing (i) 328.196 Class A-1 Membership Interests of the Company to Aspen, which shall represent all of the issued and outstanding voting rights and 82.049% of the economic rights of the Company, and (ii) 71.804 Class A-2 Membership Interests of the Company collectively to the Minority Unit Holders (with each such Minority Unit Holder receiving the number of Class A-2 Membership Interests of the Company specified in the Contribution Agreement and this Agreement), which shall represent none of the issued and outstanding voting rights and 17.951% of the economic rights of Aspen Sub;

WHEREAS, in accordance with the Act, the Company and the Members desire to enter into this Agreement to amend and restate the Original Limited Liability Company Agreement and to set forth the respective rights, powers and interests of the Members with respect to the Company and their respective Membership Interests therein and to provide for the management of the business and operations of the Company;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS; INTERPRETATION

Section 1.1          Definitions. In this Agreement, unless otherwise specifically stated, the capitalized terms used herein shall have the respective meanings specified or referred to in Annex A hereto, which is incorporated by reference herein. Capitalized terms used in this Agreement but not otherwise defined herein or in Annex A shall have the meanings ascribed to such terms as set forth in the NewCo A&R LLC Agreement applied mutatis mutandis to this Agreement. Each agreement referred to in herein or in Annex A hereto to which any of the Company, Coty, Aspen, Aspen Sub, Founder or the Minority Interest Holder or any of their respective Affiliates are parties shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and hereof.

Section 1.2          Interpretation. Each definition used in this Agreement includes the singular and the plural, and reference to the neuter gender includes the masculine and feminine where appropriate. Reference to any Requirements of Law means such Requirements of Law as amended as of the time of determination and includes any successor Requirements of Law. The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Agreement. Except as otherwise stated, reference to Articles, Sections and Annexes means the Articles, Sections and Annexes of this Agreement. The words “including” or “includes” or similar terms used herein shall be deemed to be followed by the words “without limitation”, whether or not such additional words are actually set forth herein. The word “or” is not exclusive. The words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Agreement as a whole. References to the words “contract” or “agreement” shall refer to written contracts or agreements only, and shall include any modifications, amendments or supplements thereto, and any waivers made thereunder. The Exhibits are hereby incorporated by reference into, and shall be deemed a part of, this Agreement, provided, that no Exhibit that consists of a form of agreement or instrument shall be deemed to become effective until executed and delivered by the appropriate parties.

ARTICLE II
ORGANIZATION

Section 2.1           Formation. The Company was organized as a Delaware limited liability company under and pursuant to the Act by the filing of a Certificate of Formation with the Office of the Secretary of State of Delaware as required by the Act (the “Certificate of Formation”) on January 6, 2017. In the event of a conflict between the terms of this Agreement and the Certificate of Formation, the terms of the Certificate of Formation shall prevail.

Section 2.2          Name. The name of the Company is UEV Holdings, LLC. To the extent permitted by the Act, the Company may conduct its business under one or more assumed names deemed advisable by the Managing Member.

2

 Section 2.3         Purposes. The purpose of the Company is to own NewCo Class A Membership Interests, be a party to this Agreement and the other Ancillary Agreements, perform of and comply with this Agreement and the other Ancillary Agreements and engage in all activities incident thereto. The Company shall have all necessary powers to effect any purpose for which it is formed, including all powers granted under the Act.

Section 2.4          Duration. The Company shall continue in existence or until the Company shall be sooner dissolved and its affairs wound up in accordance with the Act or this Agreement.

Section 2.5          Registered Office and Registered Agent; Principal Office. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the initial registered office named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Managing Member may designate from time to time in the manner provided by the Act.

(a)         The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Managing Member may designate in the manner provided by the Act.

(b)         The principal office of the Company shall be at 3400 Mayflower Ave., Lehi, Utah 84043, or such other place as the Managing Member may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there for inspection as required by the Act. The Company may have such other offices as the Managing Member may designate from time to time.

Section 2.6          No State-Law Partnership. It is the intent of the Members that the Company shall be operated in a manner consistent with its treatment as a “partnership” for federal and state income tax purposes and no Member shall take, or permit the Company to take, any action inconsistent with such intent. No provisions of this Agreement (including the provisions of Article VIII) shall be deemed or construed to constitute the Company a partnership (including a limited partnership) or joint venture, or any Member or Director a partner or joint venturer of or with any other Member or Director, for any purposes other than federal and state tax purposes.

ARTICLE III
MEMBERS

Section 3.1          Initial Members. The initial Members of the Company immediately following the Second Contribution (as defined in the Contribution Agreement) and the addresses of such initial Members are as set forth on Annex B. As of such time, there are no other Members of the Company and no other Person has any right to take part in the ownership of the Company.

Section 3.2           Admission of Additional Members. Additional Members of the Company may only be added if the addition of any such proposed additional Member is approved prior to such admission, by the Managing Member and such proposed additional Member executes a counterpart of, or an agreement adopting, this Agreement. Notwithstanding the foregoing, Affiliates of a Member may be admitted to the extent contemplated by Section 6.3 in connection with the Transfer of Membership Interests.

3

ARTICLE IV
CAPITAL CONTRIBUTIONS AND MEMBERSHIP INTERESTS

Section 4.1           Initial Capital Contribution and Membership Interests.

(a)           The total Membership Interests which the Company has authority to issue shall be determined by the Managing Member from time to time, and shall initially consist of 328.196 Class A-1 Membership Interests, 71.804 Class A-2 Membership Interests, and 21.053 Class B Membership Interests. The Company may issue fractional Membership Interests. Unless and until the Managing Member shall determine otherwise, the Membership Interests shall be uncertificated and recorded in the books and records of the Company. If at any time the Managing Member shall determine to certificate the Membership Interests, such certificates will contain such legends as the Managing Member shall reasonably determine are necessary or advisable. The Board shall amend and revise Annex B from time to time to properly reflect any changes to the information included therein, including to reflect the admission or substitution of Members, the withdrawal of any Members, any modification to a Member’s Percentage Interest, transfers of Membership Interests or the issuance of additional Membership Interests, in each case in accordance with, and subject to the express terms and conditions of, this Agreement.

(b)          Each of Aspen and the Minority Interest Holders shall be obligated to contribute to the initial capital of the Company the contribution set forth as such Member’s Initial Capital Contribution (for each, the “Initial Capital Contribution”) on Annex B. Such Initial Capital Contribution shall be in the form of the cash or property as specified on Annex B. Each of Aspen and the Minority Interest Holders shall make its Initial Capital Contribution as of the date of this Agreement, as contemplated by the Contribution Agreement. The Agreed Value of the Contributed Property to be contributed to the Company by Aspen and the Minority Interest Holders is set forth on Annex B. Upon completion of the Initial Capital Contributions specified, each of Aspen and the Minority Interest Holders will own the Membership Interests and be ascribed the Percentage Interests set forth for such Member on Annex B.

(c)          The Company and each Person who hereafter receives Class B Membership Interests hereby acknowledge and agree that each such Person’s Class B Membership Interests, and the rights and privileges associated with such Class B Membership Interests, collectively are intended to constitute a “profits interest” in the Company within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343, or any successor IRS or Treasury Department regulation or other pronouncement applicable at the date of issuance of such Class B Membership Interests. The provisions of this Agreement shall be interpreted and applied in accordance with such intent. Each Person receiving Class B Membership Interests shall make a timely election under Section 83(b) of the Code with respect to such Class B Membership Interests upon their issuance, in a manner reasonably prescribed by the Company (which shall include each such Person providing the Company a copy of such election promptly after making such election).

Section 4.2          Voting Rights. No Member other than the Managing Member shall have any voting rights with respect to their Membership Interests. No Person holding any Membership Interests shall have any right to vote, approve, consent or participate in any decision by the Company or the Managing Member in any way except as specifically set for herein or as required by Applicable Law.

Section 4.3          Additional Capital Contributions. It is the intention of the Members that the Company would be funded by cash from operations. There shall be no mandatory additional capital contributions.

Section 4.4           Capital Accounts.

4

(a)         A Capital Account shall be established and maintained for each Member in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). Each Member’s Capital Account (i) shall be increased by (A) the amount of money contributed by that Member to the Company, (B) the Agreed Value of Contributed Property contributed by that Member to the Company (net of liabilities secured by the Contributed Property that the Company is considered to assume or take subject to pursuant to Section 752 of the Code), and (C) allocations to that Member of Company income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations and (ii) shall be decreased by (A) the amount of money distributed to that Member by the Company, (B) the fair market value of property distributed to that Member by the Company (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to pursuant to Section 752 of the Code), (C) allocations to that Member of expenditures of the Company described in Section 705(a)(2)(B) of the Code (“Section 705(a)(2)(B) Expenditures”), and (D) allocations of Company loss and deduction (or items thereof), including loss and deduction described in Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations, but excluding items described in clause (a)(ii)(C) above.

(b)         Except as otherwise provided herein, whenever it is necessary to determine the Capital Account of any Member for purposes of this Agreement, the Capital Account of the Member shall be determined after giving effect to (i) all Capital Contributions made to the Company on or after the date of this Agreement, (ii) all allocations of income, gain, deduction, loss and expense pursuant to Article V for operations and transactions effected on or after the date of this Agreement and prior to the date such determination is required to be made under this Agreement and (iii) all distributions made on or after the date of this Agreement.

(c)         Upon the Transfer of a Membership Interest in the Company (or portion thereof) on or after the date of this Agreement, the Capital Account of the transferor Member that is attributable to the transferred Membership Interest will be carried over to the transferee Member but, if the Company has an election in effect under Section 754 of the Code, the Capital Account will be adjusted to reflect any adjustment required as a result thereof by the Treasury Regulations promulgated pursuant to Section 704(b) of the Code.

(d)         The realization, recognition and classification of any item of income, gain, loss, deduction or expense for Capital Account purposes shall be the same as its realization, recognition and classification for federal income tax purposes; provided, however, that:

(i)         Any deductions for depreciation, cost recovery or amortization attributable to a Contributed Property shall be determined as if the adjusted tax basis of such property on the date it was acquired by the Company was equal to the Agreed Value of such property. Upon adjustment pursuant to Section 4.4(e) of the Carrying Value of the Company Property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization shall be determined as if the adjusted tax basis of such property was equal to its Carrying Value immediately following such adjustment (with the Company Property subject to any such adjustment being sometimes referred to herein as “Adjusted Property”); and any deductions for depreciation, cost recovery or amortization under this Section 4.4(d) shall be computed in accordance with Section 1.704-1(b)(2)(iv)(g)(3) of the Treasury Regulations or, if relevant with respect to applicable portion of the Carrying Value of Contributed Property or Adjusted Property, in accordance with Section 1.704-3(d)(2) using the depreciation, cost recovery or amortization method and period that would apply to such Contributed Property or Adjusted Property if it were newly purchased by the Company from an unrelated party at the time of the contribution or adjustment.

5

(ii)         Any income, gain or loss attributable to the taxable disposition of any property shall be determined by the Company as if the adjusted tax basis of such property as of such date of disposition was equal in amount to the Carrying Value of such property as of such date.

(iii)        All items incurred by the Company that can neither be deducted nor amortized under Section 709 of the Code shall, for purposes of Capital Accounts, be treated as an item of deduction and shall be allocated among the Members pursuant to ARTICLE V.

(e)         (i) Upon the contribution to the Company by a new or existing Member of more than a de minimis amount of cash or Contributed Property, the Capital Accounts of all Members and the Carrying Values of all Company Properties immediately prior to such contribution shall be adjusted (consistent with the provisions hereof, with the Treasury Regulations under Section 704 of the Code, and with the consent of Aspen Sub) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Company Property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such Company Property immediately prior to such issuance and had been allocated to the Members in accordance with ARTICLE V.

(ii)         Except as may be otherwise agreed by the Members, immediately prior to the actual distribution of more than a de minimis amount of any Company Property (other than cash), or the distribution of cash to a retiring or continuing Member as consideration for an interest in the Company, the Capital Accounts of all Members and the Carrying Value of all Company Property shall be adjusted (consistent with the provisions hereof, with the Treasury Regulations under Section 704 of the Code, and with the consent of Aspen Sub) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Company Property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such Company Property immediately prior to such distribution and had been allocated to the Members at such time in accordance with ARTICLE V.

(f)          In addition to the adjustments required by the foregoing provisions of this Section 4.4, the Capital Accounts of the Members shall be adjusted in accordance with the capital account maintenance rules of Section 1.704-1(b)(2)(iv) of the Treasury Regulations.

(g)         The foregoing provisions of this Section 4.4 are intended to comply with Section 1.704-1(b)(2)(iv) (and, to the extent relevant, Section 1.704-3(d)(2)) of the Treasury Regulations and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Tax Matters Member, shall determine that it is prudent to modify the manner in which the Capital Accounts are computed in order to comply with such Sections of the Treasury Regulations, the Tax Matters Member may make such modification with the consent of Aspen Sub.

(h)         The Capital Account balance of any Member who receives a “guaranteed payment” (as determined under Section 707(c) of the Code) from the Company shall be adjusted only to the extent of such Member’s allocable share of any Company deduction or loss, or other downward Capital Account adjustment, resulting from such guaranteed payment.

Section 4.5          Return of Capital Contributions. Except as otherwise provided herein or in the Act, no Member shall have the right to withdraw, or receive any return of, all or any portion of such Member’s Capital Contributions.

6

Section 4.6          Interest. No interest shall be paid by the Company on Capital Contributions or on balances in Members’ Capital Accounts.

Section 4.7          Loans from Members. Members may provide loans to the Company on commercially reasonable terms, including a customary and commercially reasonable interest rate, provided, that each Member is given the opportunity to participate, on a pro rata basis (based on its ownership percentage in the Company), in making such loan. Loans by a Member to the Company shall not be considered Capital Contributions. The amounts of any such loans shall be a debt of the Company to such Member and shall be payable or collectible only out of the Company assets in accordance with the terms and conditions upon which such advances are made. The repayment of loans from a Member to the Company upon liquidation shall be subject to the order of priority set forth in Section 11.4.

ARTICLE V
ALLOCATIONS AND DISTRIBUTIONS

Section 5.1          Allocations of Income, Gain, Loss, Deduction and Expense. Except as otherwise provided in this ARTICLE V, items of income, gain, loss, deduction and expense of the Company for each fiscal year of the Company shall be allocated to the Members in accordance with their respective Percentage Interests.

Section 5.2          Book/Tax Disparities; Section 754 Elections.

(a)         In the case of Contributed Property, items of income, gain, loss, deduction and credit, as determined for federal income tax purposes, shall be allocated in a manner consistent with the requirements of Section 704 of the Code by using the method under Treasury Regulations Section 1.704-3 as agreed by Aspen Sub and the Tax Matters Member. The Members agree to be bound by the use of such method and, to the extent relevant, agree to report the resulting allocations of items of income, gain, loss, deduction and credit consistently therewith.

(b)         In the case of Adjusted Property, such items shall be allocated in a manner consistent with the principles of Section 704(c) of the Code by using the method under Treasury Regulations Section 1.704-3 as agreed by Aspen Sub and the Tax Matters Member. The Members agree to be bound by the use of such method and agree to report the resulting allocations of items of income, gain, loss, deduction and credit accordingly. In the event that the Adjusted Property was originally a Contributed Property, the allocation required by this Section 5.2(b) also shall take into account the requirements of Section 5.2(a).

(c)         All items of income, gain, loss, deduction and credit recognized by the Company for federal income tax purposes and allocated to the Members in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Company; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted by Section 734 and 743 of the Code.

(d)         Whenever the income, gain and loss of the Company allocable hereunder consists of items of different character for tax purposes (e.g., ordinary income, long-term capital gain, interest expense, etc.), the income, gain and loss for tax purposes allocable to each Member shall be deemed to include its pro rata share of each such item except as otherwise required by the Code and the Treasury Regulations or to the extent the corresponding item of income, gain or loss, as computed for book purposes, is allocated non-pro rata.

7

Section 5.3        Allocation of Nonrecourse Deductions. Items of loss, deduction and Section 705(a)(2)(B) Expenditures attributable, under Section 1.704-2(c) of the Treasury Regulations, to increases in the Company’s Minimum Gain shall be allocated, as provided in Section 1.704-2(e) of the Treasury Regulations, to the Members in accordance with their respective Percentage Interests.

Section 5.4          Allocation of Member Nonrecourse Deductions.

(a)         “Member Nonrecourse Debt” means any liability (or portion thereof) of the Company that constitutes debt which, by its terms, is nonrecourse to the Company and the Members for purposes of Section 1.1001-2 of the Treasury Regulations, but for which a Member bears the economic risk of loss, as determined under Section 1.704-2(b)(4) of the Treasury Regulations.

(b)         Notwithstanding the provisions of Section 5.1 and Section 5.2, items of loss, deduction and Section 705(a)(2)(B) Expenditures attributable, under Section 1.704-2(i) of the Treasury Regulations, to Member Nonrecourse Debt shall (prior to any allocation pursuant to Section 5.1 or Section 5.3) be allocated, as provided in Section 1.704-2(i) of the Treasury Regulations, to the Members in accordance with the ratios in which they bear the economic risk of loss for such debt for purposes of Section 1.752-2 of the Treasury Regulations.

Section 5.5          Minimum Gain Chargeback. In the event that there is a net decrease in the amount of the Company’s Minimum Gain during a taxable year of the Company, the minimum gain chargeback described in Sections 1.704-2(f) and (g) of the Treasury Regulations shall apply.

Section 5.6          Member Minimum Gain Chargeback.

(a)         “Member Nonrecourse Debt Minimum Gain” means an amount of gain characterized as “partner nonrecourse debt minimum gain” under Sections 1.704-2(i)(2) and 1.704-2(i)(3) of the Treasury Regulations. Subject to the preceding sentence, “Member Nonrecourse Debt Minimum Gain” shall mean an amount, with respect to each Member Nonrecourse Debt, equal to the Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability.

(b)         If during a taxable year of the Company there is a net decrease in a Member Nonrecourse Debt Minimum Gain, any Member with a share of that Member Nonrecourse Debt Minimum Gain (determined under Section 1.704-2(i)(5) of the Treasury Regulations) as of the beginning of the year must be allocated items of income and gain for the year (and, if necessary, for succeeding years) equal to that Member’s share of such net decrease in accordance with Section 1.704-2(i) of the Treasury Regulations.

Section 5.7          Qualified Income Offset. Pursuant to Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations, income of the Company shall be allocated, after the allocations required by Sections Section 5.5 and Section 5.6 but before any other allocation required by this ARTICLE V, to the Members with deficit balances in their Adjusted Capital Accounts in an amount and manner sufficient to eliminate such deficit balances as quickly as possible. This Section 5.8 is intended to satisfy the provisions of Section 1.704-1(b)(2)(ii)(d)(3) of the Treasury Regulations and shall be interpreted consistently therewith.

Section 5.8          Limitations on Loss Allocation. Notwithstanding any other provision of this Agreement to the contrary, no item of loss or deduction of the Company shall be allocated to a Member if such allocation would result in a negative balance in such Member’s Adjusted Capital Account. Such item of loss or deduction shall be allocated first among the Members with positive balances in their Adjusted Capital Accounts in proportion to (and to the extent of) such positive balances and thereafter in accordance with their interests in the Company as determined under Section 1.704-1(b)(3) of the Treasury

8

Regulations. Any Members that are specially allocated any loss or deduction under this Section 5.8 shall receive a priority allocation of income or gain in subsequent periods (in proportion to the remaining specially allocated losses and deductions not previously offset by an allocation under this sentence) up to, but not exceeding, the aggregate amount of losses and deductions under this Section 5.8.

Section 5.9          Curative Allocations. If any items of income and gain (including gross income) or loss, deduction and Section 705(a)(2)(B) Expenditures are allocated to a Member pursuant to Sections Section 5.3, Section 5.4, Section 5.5, Section 5.6, Section 5.7 or Section 5.8, then, prior to any allocation pursuant to Section 5.1 and subject to Section 5.3, Section 5.4, Section 5.5, Section 5.6, Section 5.7 or Section 5.8, items of income and gain (including gross income) and items of loss, deduction and Section 705(a)(2)(B) Expenditures for subsequent periods shall be allocated to the Members in a manner designed to result in each Member’s Capital Account having a balance equal to what it would have been had such allocation of items of income and gain (including gross income) or loss, deduction and Section 705(a)(2)(B) Expenditures not occurred under Section 5.3, Section 5.4, Section 5.5, Section 5.6, Section 5.7 or Section 5.8. In exercising their discretion under this Section 5.9, the Members shall take into account future allocations under Section 5.5 and Section 5.6 that, although not yet made, are likely to offset other allocations previously made under Section 5.3 and Section 5.4.

Section 5.10        Interest in Company Profits. Pursuant to Section 1.752-3(a)(3) of the Treasury Regulations, the Members’ interests in Company profits for purposes of determining the Members’ proportionate shares of the excess nonrecourse liabilities (as defined in Section 1.752-3(a)(3) of the Treasury Regulations) of the Company shall be determined in accordance with their respective Percentage Interests.

Section 5.11         Distributions in Kind.

(a)         If any assets of the Company are distributed in kind pursuant to Section 11.4, such assets shall be distributed to the Members entitled thereto in the same proportions as if the distribution were in cash.

(b)         Upon a distribution of assets of the Company in connection with a termination and dissolution of the Company, assets of the Company shall be distributed to the Members (and if required cash shall be paid) in accordance with ARTICLE XI of this Agreement.

(c)         Assets of the Company distributed shall be at their then fair market value as reasonably determined by the Managing Member. The amount of Unrealized Gain or Unrealized Loss attributable to any asset to be distributed in kind to the Members shall, to the extent not otherwise recognized by the Company or taken into account under Section 4.4(e), be taken into account in computing gain or loss of the Company for purposes of allocation of items of income, gain, loss, deduction or expense under Section 5.1 and Section 5.2, and proceeds to the Members under Section 5.13 and Section 11.4. If the assets of the Company are sold in a transaction in which, by reason of the provisions of Section 453 of the Code or any successor thereto, gain is realized but not recognized, such gain shall be taken into account in computing gain or loss of the Company for purposes of allocations and distributions to the Members pursuant to this ARTICLE V, notwithstanding that the Members may elect to continue the Company pending collection of deferred purchase money obligations received in connection with such sale.

Section 5.12        Allocations and Distributions to Transferred Interests.

(a)         If any Membership Interest is Transferred, increased or decreased during the year, all items of income, gain, loss, deduction and credit recognized by the Company for such year shall

9

be allocated among the Members to take into account their varying Membership Interests during the year in any manner the Managing Member shall approve, in its sole discretion, as then permitted by the Code.

(b)         Distributions under Section 5.13 and Section 11.4 shall be made only to Members and assignees who, according to the books and records of the Company, are Members or assignees on the actual date of distribution. Neither the Company nor the Managing Member (or any Director serving thereon) shall incur any liability for making distributions in accordance with this Section 5.12(b).

Section 5.13        Distributions of Available Cash.

(a)         Except as may be required by (i) the terms of any Ancillary Agreement to which the Company is a party and (ii) any provisions of applicable Requirements of Law, Available Cash for a fiscal year shall be distributed to the Members in accordance with their respective Percentage Interests.

Notwithstanding the foregoing, a holder of any Class B Membership Interests shall not have the right to receive any distributions pursuant to this Section 5.13(a) with respect to such Class B Membership Interests (and such Class B Membership Interests shall be disregarded for purposes of apportioning distributions among the Members pursuant to Section 5.13(a)), until the aggregate distributions that have been made to all Threshold Interests with respect to such Class B Membership Interests since the date the Class B Membership Interest was issued are equal to the Participation Threshold of such Class B Membership Interests.

(b)         Prior to any distribution pursuant to Section 5.13(a), to the extent of Available Cash, the Company shall make distributions (the “Tax Liability Distributions”) to the Members intended to be sufficient to enable them to pay, on a quarterly basis, federal, state and local taxes arising from the allocations made to such Members pursuant to this ARTICLE V; provided, that such payments shall be made within fifteen (15) days after the close of each applicable calendar quarter. Subject to the following sentence, the amount of any such Tax Liability Distribution shall equal the product of (x) highest marginal combined federal, state and local income tax rate applicable to any of the Members (or their direct or indirect members or owners, after giving effect to income tax deductions (if allowable) for state and local income taxes) for such taxable period (the “Tax Rate”) and (y) the aggregate amounts of net taxable income or gain of the Company that were actually allocated or are estimated to be allocated to such Member for federal income tax purposes for such taxable period and all prior taxable periods, determined without regard to any basis adjustments pursuant to Section 743 and 734 of the Code or special allocations pursuant to Section 704(c) of the Code (to the extent no Tax Liability Distribution has previously been made with respect to such net taxable income or gain) reduced, but not below zero, by any tax deduction, loss or credit previously or currently allocated to such Member and not previously taken into account for purposes of the calculation of the amount of any Tax Liability Distribution. If Available Cash is not sufficient to satisfy the required Tax Liability Distribution for a particular calendar quarter, the Company shall make up such deficit out of Available Cash in future periods. In the event of any adjustment to the taxable income of the Company, or an adjustment to the items of taxable income, loss, gain, or deduction allocated to any Member of the Company (or their direct or indirect members or owners) resulting from any audit or similar proceeding, such adjustment shall be treated for purposes of this paragraph as if it constituted the Tax results for an applicable calendar quarter, and a Tax Liability Distribution shall be made to the Member or Members with respect to such adjustment, calculated consistently with the other provisions of this paragraph. Any Tax Liability Distributions shall be treated as an advance against, and shall reduce the amount of, the next distribution(s) that the Member would otherwise receive pursuant to Section 5.13(a).

10

Section 5.14        Indemnification and Reimbursement for Payments on Behalf of a Member. If the Company is required by law, or elects, to make any payment to a Governmental Body that is on behalf of or specifically attributable to a Member or a Member’s status as such (including federal withholding taxes, state personal property taxes, state unincorporated business taxes, or taxes pursuant to a composite state tax return), then such Member shall indemnify and contribute to the Company in full for the entire amount paid (including interest, penalties, and related expenses).  Instead of such contribution and indemnification, the Company may offset distributions to which a Member is otherwise entitled under this Agreement against such Member’s obligation pursuant to this Section 5.14 and, in such case, such amount shall be treated for all purposes of this Agreement as a distribution to such Member.  A Member’s obligation to indemnify or make contributions to the Company under this Section 5.14 shall survive the termination, dissolution, liquidation, and winding up of the Company, and for purposes of this Section 5.14, the Company shall be treated as continuing in existence.  The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 5.14 including instituting a lawsuit to collect such indemnification and contribution.    In the event any amount is paid by the Company on behalf of or specifically attributable to a Member or a Member’s status as such, and any portion of such amount is subsequently refunded to the Company, such refund shall, at the Member’s election, be distributed to such Member or shall be offset against any future obligation of such Member under this Section 5.14.  For the avoidance of doubt, the final sentence of this Section 5.14 shall apply with respect to any refunds paid to the Company in respect of any amounts paid by any predecessor of the Company.

ARTICLE VI
RIGHTS, POWERS AND OBLIGATIONS OF MEMBERS

Section 6.1         Authority; Liability to Third Parties. Except as otherwise provided herein, no Member has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company. Except as provided in Section 7.1(b) in respect of Aspen and Founder’s obligations to Coty to cause the Company to perform and comply with its obligations under this Agreement, the Contribution Agreement and the Ancillary Agreements, no Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court.

Section 6.2          Transfer of Membership Interests.

(a)         No Member shall, directly or indirectly, offer, sell, assign, pledge, encumber or otherwise Transfer any Membership Interest (including economic rights associated therewith) to any Person, except with the unanimous approval by written consent of the Managing Member and Coty. Notwithstanding the previous sentence, without such consent, any Member (i) may Transfer his, her or its Membership Interest (including economic rights associated therewith) by way of transferring his interests in connection with bona fide estate planning to a Permitted Estate Planning Transferee or charitable giving purposes so long as such Member retains voting authority (to the extent applicable) with respect to such Membership Interests; provided, that none of the transferees contemplated hereby shall be admitted as a Member unless admitted in accordance with Section 6.3 and (ii) shall Transfer his, her or its Membership Interests (including economic rights associated therewith) as required by Article XI of the NewCo A&R LLC Agreement or Section 6.2. In the event a Member desires to Transfer such Member’s Membership Interest or any interest therein, such Member will be responsible for compliance with all conditions of transfer imposed by this Agreement and under applicable Requirements of Law and for any expenses incurred by the Company for legal and/or accounting services in connection with reviewing any proposed Transfer or issuing opinions in connection therewith. Until the transferee is admitted as a Member pursuant to Section 6.3, the transferor Member shall continue to be a Member and shall be subject to all rights and duties of a Member with respect to the Membership Interest transferred; provided,

11

further that (A) if, at any time after such Transfer, such Permitted Estate Planning Transferee ceases to qualify as a Permitted Estate Planning Transferee, the applicable Member shall cause all Membership Interests held by such Permitted Estate Planning Transferee to be Transferred to a Person that is, at such time, a Permitted Estate Planning Transferee, (B) prior to such Transfer, such Person has agreed in writing with the Company and Coty to such effect and (C) prior to such Transfer, such Person agrees in writing to acquire with the Company and Coty and hold such Transferred Membership Interests subject to and in accordance with this Agreement and the Ancillary Agreements as if such Permitted Estate Planning Transferee were the applicable Member.

(b)         Any purported Transfer of any Membership Interest in violation of the provisions of this Agreement shall be wholly null and void and shall not effectuate the Transfer contemplated thereby. Notwithstanding anything contained herein to the contrary, (i) no Member may Transfer any Membership Interest in violation of any provision of this Agreement or in violation of the Securities Act or any applicable state securities laws, (ii) no Transfer of any Membership Interest may be effected unless the applicable requirements of Section 6.3 have been complied with, (iii) no Transfer of any Membership Interest (or economic rights associated therewith) may be effected if such Transfer would cause a dissolution of the Company under the Act and (iv) no Transfer of any Membership Interest (or economic rights associated therewith) may be effected if such Transfer would cause a termination of the Company under Section 708(b)(1)(B) of the Code unless the Managing Member and Coty approve such Transfer.

Section 6.3          Admission of Transferee as Member. A transferee of a Membership Interest, including an Affiliate of a Member desiring to be admitted as a Member, must execute a counterpart of, or an agreement adopting, this Agreement and such other Ancillary Agreements as Coty and the Managing Member, acting by unanimous approval, may require. The admission of such transferee is subject to the unanimous approval of the Managing Member and Coty, except to the extent contemplated by Section 6.2. Upon admission of the transferee as a Member, the transferee shall have, to the extent of the Membership Interest transferred, the rights and powers and shall be subject to the restrictions and liabilities of a Member under this Agreement, the Certificate of Formation and the Act. The transferee shall also be liable, to the extent of the Membership Interest transferred, for the unfulfilled obligations, if any, of the transferor Member to make Capital Contributions, but shall not be obligated for liabilities unknown to the transferee at the time such transferee was admitted as a Member and that could not be ascertained from this Agreement. Whether or not the transferee of a Membership Interest becomes a Member, the transferor Member is not released from any liability to the Company under this Agreement, the Certificate of Formation or the Act.

Section 6.4          No Resignation of a Member. No Member shall resign, withdraw, retire or otherwise take action to effect any of the foregoing.

Section 6.5         Certain Restraints; Business Opportunities. Nothing in this Agreement, the Contribution Agreement, the Employment Agreements or any of the other Ancillary Agreements, or in the relationship between the parties created hereby or thereby, shall be construed as imposing any limitation or restriction on the freedom or right of Coty or any of its Affiliates (excluding NewCo and its Subsidiaries and excluding the Company), or any directors, officers, managers or employees thereof to (a) compete, directly or indirectly, with NewCo or the NewCo Business or (b) exploit or otherwise deal with any other business opportunity whether or not relating to NewCo or the NewCo Business; provided, that Coty and the Coty Directors have not violated the confidentiality provisions of the NewCo A&R LLC Agreement. Reference is made to the restrictive covenant provisions contained in Sections 6.1, 6.2 and 6.3 of the Contribution Agreement, which are hereby adopted and incorporated by reference herein and as to which the Company hereby agrees to become bound on behalf of itself and its Affiliates. Except as otherwise provided in this Agreement, the NewCo A&R LLC Agreement or in the Contribution Agreement, the Employment Agreements or any of the other Ancillary Agreements, none of the Members

12

shall be obligated to bring to NewCo any business opportunity of which it or its Affiliates become aware unless the Member became aware of such opportunity in its capacity as such (in which case it will be required to bring the opportunity to NewCo’s Board of Directors for consideration for a period of thirty (30) days and may pursue the opportunity only if the disinterested Directors of NewCo’s Board of Directors decline to pursue the opportunity).

Section 6.6          Non-Solicitation:

(a)         For so long as Aspen or Aspen Sub is a Member of NewCo and for one (1) year thereafter, none of the Founder, the Company or any of the Members shall, or shall permit, cause or encourage any of its Affiliates to, directly or indirectly, as agent, employee, consultant, distributor, representative, stockholder, manager, partner or in any other capacity, employ or engage, or recruit or solicit for employment or engagement (as a consultant or otherwise) any employee or any presenter (solely in the case of a presenter, for a cosmetics business integrating a direct selling or multi-level marketing component similar to that of NewCo or any of its Subsidiaries) of NewCo or any of its Subsidiaries (provided, that the (i) solicitation of such employees through the use of general solicitations, including through media advertisements, job boards or employment search firms in the ordinary course of business that are not targeted at such employees, or (ii) solicitation or hiring of such employee or presenter if such employee or presenter has ceased to be employed, retained by or engaged with NewCo or its Subsidiaries for at least six (6) months prior to such solicitation and/or hiring, shall be deemed not to violate the foregoing provisions). The period of time during which the restrictions set forth in this Section 6.6 will be in effect will be extended by the length of time during which a party is in breach of the terms of those provisions as determined by any court of competent jurisdiction. For the avoidance of doubt, (a) this provision shall survive the termination of this Agreement and (b) the restrictions in this provision shall not apply to a Person who acquires all of the Membership Interests of NewCo in accordance with the NewCo A&R LLC Agreement or otherwise. Notwithstanding the foregoing, Coty and its Affiliates at any time and without restriction may solicit and re-employ any employee of NewCo who originally was an employee of Coty and who was transferred, seconded or otherwise made available to NewCo as a consultant or employee after the date hereof; provided, that Coty shall provide a reasonably acceptable alternative employee as a substitute for any employee so hired or retained; provided, further, that if such employee has been an employee of NewCo for more than two (2) years, Coty may only re-employ such employee after six (6) month’s prior notice to the CEO and Coty will consult in good faith with the CEO regarding such re-employment if requested by the CEO.

(b)         Coty, the Founder, the Members and the Company each acknowledges that a breach or threatened breach of this Section 6.6 would give rise to irreparable harm to the other party, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such other party of any such obligations, such party shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(c)         The Founder, Coty and the Members each acknowledges that the restrictions contained in this Section 6.6 are reasonable and necessary to protect the legitimate interests of the other party and constitute a material inducement to such party to enter into this Agreement and consummate the transactions contemplated hereby. In the event that any covenant contained in this Section 6.6 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Requirement of Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Requirement of Law. The

13

covenants contained in this Section 6.6 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

ARTICLE VII
ADDITIONAL OBLIGATIONS OF MEMBERS

Section 7.1          Covenants of Founder and Aspen.

(a)         Aspen and Founder each agrees that except with the written consent of Coty, Founder shall not, directly or indirectly: (i) Transfer any Equity Security of Aspen (including economic rights associated therewith) (each, an “Aspen Cove Equity Interest”) to any Person; (ii) vote for, approve or enter into any written consent in favor of, or otherwise seek to effectuate, any amendment, supplement, restatement or other modification to the articles of incorporation, bylaws or any other Organizational Document of Aspen; (iii) enter into any voting or similar Contract with respect to his or its Aspen Cove Equity Interests, provide a proxy to anyone with respect to his or its voting power in Aspen or otherwise permit anyone else to exercise his or its voting power in Aspen; or (iv) in his capacity as a stockholder of Aspen permit Aspen to (A) acquire any asset or incur any Liability other than those incident to being a member of Aspen Sub or resulting from the outstanding Equity Securities of Aspen Cove as of the date hereof, or (B) issue or grant any Equity Securities. Notwithstanding the foregoing clause (i), Founder may, in accordance with the applicable Organizational Documents of Aspen, transfer his Aspen Cove Equity Interests for bona fide estate planning purposes to a Permitted Estate Planning Transferee without the consent of Coty so long as such Founder retains voting authority (to the extent applicable) with respect to such Aspen Coven Equity Interests; provided, that such Permitted Estate Planning Transferee agrees in writing to acquire and hold such Transferred Aspen Cove Equity Interests subject to and in accordance with this Agreement as if such Permitted Estate Planning Transferee were Founder; provided, further, that, (2) in the event such Permitted Estate Planning Transferee ceases to qualify as a Permitted Estate Planning Transferee, Founder shall cause all Aspen Cove Equity Interests held by such Person to be Transferred to a Person that is, at such time, a Permitted Estate Planning Transferee, (2) prior to such Transfer, such Person agrees with Coty to such effect and (3) prior to such Transfer, such Person agrees in writing to acquire and hold such Transferred Aspen Cove Equity Interests subject to and in accordance with this Agreement as if such Permitted Estate Planning Transferee were Founder.

(b)         Founder and Aspen each agrees that they shall take all actions necessary to ensure, and shall ensure that, from and after the Closing, for so long as the Company holds any Equity Securities of NewCo: (i) Aspen shall be the Managing Member of the Company and shall have the sole and exclusive right under the Organizational Documents of the Company to approve or disapprove of any action of the Company relating to NewCo (including any consent or veto rights that the Company may have under the NewCo A&R LLC Agreement); and (ii) Founder shall have the sole and exclusive right under the Organizational Documents of Aspen to approve or disapprove of any action of Aspen relating to the Company or NewCo. From and after the Closing, Founder shall cause Aspen to, and Aspen shall, cause the Company to comply with the terms of, and perform its obligations under, the NewCo A&R LLC Agreement and the Ancillary Agreements. Further, Founder hereby guarantees to Coty the performance by Aspen and the Company of their respective obligations under this Agreement, the Contribution Agreement and the Ancillary Agreements.

(c)         Founder agrees to provide reasonable cooperation to the Company and NewCo in connection with (i) any Company IPO (as defined in the NewCo A&R LLC Agreement) and (ii) any

14

purchase by Coty or any of its Affiliates of the NewCo Class A Membership Interests owned by the Company pursuant to Article XI of the NewCo A&R LLC Agreement.

Section 7.2          Covenants of Members. Each Member agrees to provide reasonable cooperation to the Company and NewCo in connection with (i) any Company IPO (as defined in the NewCo A&R LLC Agreement) and (ii) any purchase by Coty or any of its Affiliates of the NewCo Class A Membership Interests owned by the Company pursuant to Article XI of the NewCo A&R LLC Agreement.

ARTICLE VIII
MANAGEMENT OF THE COMPANY

Section 8.1          Management of the Company and the Business.

(a)         The managing member of the Company (the “Managing Member”) shall be Aspen. The Managing Member is hereby authorized to act on behalf of the Company to the fullest extent permitted by Requirements of Law. The Managing Member is deemed to be the “manager” of the Company (as provided under the Act). The Managing Member may delegate, and as set forth in this Agreement shall have delegated, any or all of such rights, powers and obligations to the officers of the Company, as set forth in Section 8.3. The Managing Member may adopt such procedures as it may deem appropriate to operate and manage the Company. The Managing Member shall have the exclusive power and authority to bind the Company, except and to the extent that such power is expressly delegated in writing to any other Person by the Managing Member, and such delegation shall not cause the Managing Member to cease to be a Member or the Managing Member of the Company. The Managing Member shall be an agent of the Company’s business, and the actions of the Managing Member taken in such capacity and in accordance with this Agreement shall bind the Company. The Managing Member shall at all times be a Member of the Company. Except as otherwise expressly provided in this Agreement, the Company, and the Managing Member on behalf of the Company, may enter into and perform any document without any vote or consent of any other Person. The Managing Member shall enforce the rights and obligations of the Company as a member in Parent for the benefit of the Regular Members.

(b)         Except as otherwise expressly provided in this Agreement or required by any non-waivable provision of the Act or other Requirements of Law, no Member other than the Managing Member shall have any right to vote on or consent to any other matter, act, decision or document involving the Company or its business. In addition, no Member other than the Managing Member (in its capacity as such) shall take part in the day-to-day management, or the operation or control, of the business and affairs of the Company. Except to the extent expressly delegated in writing by the Managing Member, no other Member or Person other than the Managing Member shall be an agent for the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

(c)         Only the Managing Member (and only with the prior written consent of Coty) may commence a voluntary case on behalf of, or an involuntary case against, the Company under a chapter of Title 11 U.S.C. by the filing of a “petition” (as defined in 11 U.S.C. 101(42)) with the United States Bankruptcy Court. Any such petition filed by any other Member, to the fullest extent permitted by Requirements of Law, shall be deemed an unauthorized and bad faith filing and all parties to this Agreement shall use their best efforts to cause such petition to be dismissed.

Section 8.2          Compensation of Managing Member. The Managing Member shall not receive any fees directly from the Company for its services in administering the Company.

15

Section 8.3          Officers. The Managing Member may appoint, from time to time, such officers of the Company as the Managing Member deems necessary or advisable, each of which shall have such powers, authority and responsibilities as are delegated in writing by the Managing Member from time to time. Each such officer shall serve at the pleasure of the Managing Member. Unless otherwise determined by the Managing Member, the power and authority of any designated officer shall be equivalent to the power and authority commonly provided to officers bearing the same titles in corporations organized under the laws of the state of Delaware.

Section 8.4           Limitations on Powers of Managing Member. Notwithstanding any other provision contained in this Agreement to the contrary, the Managing Member shall not cause the Company, and the Company shall not be permitted, without the prior written consent of Coty, to do any of the following (except as may otherwise be required by applicable Requirements of Law):

(a)          make any amendment or restatement of the Certificate of Formation or this Agreement;

(b)         issue any Membership Interests or other Equity Securities in the Company (other than up to 21.053 Class B Membership Interests in the aggregate for purposes of compensating the Aspen Directors or the Aspen Observer (in each case as defined in the NewCo A&R LLC Agreement) pursuant to a form of grant award that is reasonably acceptable to Coty, which shall include repurchase or forfeiture rights to the benefit of the Company upon such Person ceasing to be an Aspen Director or the Aspen Observer);

(c)         engage in any consolidation, recapitalization, merger or similar transaction involving the Company (other than a merger of any Subsidiary of the Company into the Company);

(d)         enter into or become bound by any agreement that restricts or impairs, or otherwise agree to restrict or impair, the ability of the Company to comply with its obligations under this Agreement, the NewCo A&R LLC Agreement, the Contribution Agreement or any Ancillary Agreement;

(e)         convert the Company into another entity or organizational form other than in effect at the date of this Agreement;

(f)          comments or complete any voluntary liquidation, dissolution or termination of the Company;

(g)         incur or guaranty any indebtedness for borrowed money or any capitalized lease obligation or enter into any agreement, commitment, assumption or guarantee with respect thereto, in each case that would result in the Company having indebtedness;

(h)         acquire any assets or incur any liabilities that are not incident to the engagement by the Company of the Business;

(i)          engage in any guarantee by the Company of any indebtedness of such Member or its Affiliates;

(j)          engage in any activities that are not incident to the Business;

(k)         receive a loan from any Member; or

(l)          remove any Member, except as may provided for in this Agreement.

16

Section 8.5           Standard of Care; Liability.

(a)          The Managing Member and each officer of the Company shall comply with the restrictive covenants contained in Section 6.5, Section 6.6 and Section 9.2, and shall discharge his or her duties as a Managing Member or officer in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he or she reasonably believes to be in the best interests of the Company.

(b)          To the extent that, at law or in equity, a Member has or may be deemed to have any fiduciary duty to the Company, a holder of Membership Interests, a Member or any other Person that is party to or otherwise bound by this Agreement, all such duties are hereby eliminated, and each of the Company, the holders of Membership Interests, Members and such other Persons hereby waives any such duty, to the fullest extent permitted by the Act and all other applicable Requirements of Law.  In addition, each of the holders of Membership Interests, Members and any other Person that is party to or otherwise bound by this Agreement acknowledges and agrees that (a) it shall not (and shall not assist any Person attempting to), directly or indirectly, derivatively or otherwise, make any claim with respect to or seek to enforce any fiduciary duty which any Person may have to any Subsidiary of the Company in their capacity as a director, manager, officer or equity holder of such Subsidiary and (b) the Company, acting directly or indirectly through its control of any Subsidiary, shall have the sole and exclusive right to make any such claim or seek any such enforcement.

ARTICLE IX
OWNERSHIP OF COMPANY PROPERTY

Section 9.1          Ownership of Company Property. Except as specifically provided in any Ancillary Agreement, Company Property shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company Property or any portion thereof. Title to any or all Company Property may be held in the name of the Company or one or more nominees, as the Managing Member may determine. All Company Property shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company Property is held.

Section 9.2           Confidentiality of Proprietary Information.

(a)          Without approval of the Board of Directors of NewCo and the Voting Members of NewCo acting by unanimous approval, except for disclosure made by a Member to any Person who is an officer, director, employee, manager, general partner, or agent of such Member, or counsel to, accountants of, consultants to or other advisors or representatives (“Representatives”) for, such Member, in such Person’s capacity as a Representative and who is informed of the confidential nature of such disclosure, each Member and the Founder agrees not (and shall not permit its Representatives) to divulge, communicate, use to the detriment of the Company or NewCo or for the benefit of any other Person, or misuse in any way, any confidential information or trade secrets of the Company, NewCo or any Subsidiary of the Company or any other Member or its Affiliates, including personnel information, secret processes, know-how, customer lists, formulas or other technical data, unless, except with respect to confidential information known by Aspen, the Company, Founder, the Minority Interest Holders or any of their respective Affiliates, such confidential information or trade secrets was or becomes available to the Founder or the Member on a non-confidential basis from a source other than Coty, any Member, the Company, NewCo or any of its Subsidiaries or any of their respective Representatives. If such Member or the Founder, in the opinion of its counsel, is compelled to disclose information concerning the Company or NewCo to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, such Member or Founder, as the case may be, may disclose such

17

information to such tribunal or government body or agency without liability hereunder. If such Member or Founder, as the case may be, is compelled, pursuant to the preceding sentence, to disclose confidential information concerning the Company or NewCo, such Member or Founder, as the case may be, will provide written notice regarding such disclosure to the Company or NewCo, as the case may be, and will, at the Company’s or NewCo’s, as the case may be, expense, join the Company or NewCo, as the case may be, in seeking a protective order.

(b)          It is agreed between the parties that the Company or NewCo or the applicable Voting Member of NewCo, if applicable, would be irreparably damaged by reason of any violation of the provisions of this Section 9.2, and that any remedy at law for a breach of such provisions would be inadequate. Therefore, the Company, NewCo or the applicable Voting Member of NewCo, if applicable shall be entitled to seek and obtain injunctive or other equitable relief (including, but not limited to, a temporary restraining order, a temporary injunction or a permanent injunction) against any relevant Member or the Founder, as the case may be, such Member’s or the Founder’s agents, assigns or successors for a breach or threatened breach of such provisions and without the necessity of proving actual monetary loss. It is expressly understood among the parties that this injunctive or other equitable relief shall not be the Company’s, NewCo’s or a NewCo Voting Member’s, as the case may be, exclusive remedy for any breach of this Section 9.2 and the Company, NewCo or any NewCo Voting Member, as the case may be, shall be entitled to seek any other relief or remedy that either may have by contract, statute, law or otherwise for any breach hereof, and it is agreed that the Company, NewCo or any NewCo Voting Member, as the case may be, shall also be entitled to recover its attorneys’ fees and expenses in any successful action or suit against any relevant Member relating to any such breach.

ARTICLE X
FISCAL MATTERS; BOOKS AND RECORDS

Section 10.1        Company Bank Accounts; Investments. Capital Contributions, revenues and any other Company funds, shall be deposited by the Company in one or more bank accounts established in the name of the Company at such financial institution(s) as may be approved by the Managing Member, or shall be invested by the Company, in accordance with parameters established by the Managing Member, in furtherance of the purposes of the Company.

Section 10.2        Records Required by Act; Right of Inspection.

(a)         During the term of the Company’s existence, there shall be maintained all records required to be kept pursuant to the Act, including a current list of the names, addresses and Membership Interests held by each of the Members (including the dates on which each of the Members became a Member), copies of federal, state and local tax information or income tax returns for each of the Company’s tax years, copies of this Agreement and the Certificate of Formation, including all amendments or restatements, and correct and complete books and records of account of the Company.

(b)         An authorized representative of a Member may examine and copy in person, at any reasonable time, for any proper purpose reasonably related to such Member’s Membership Interest, and at the Member’s expense, records required to be maintained under the Act and such other records regarding the business, affairs and financial condition of the Company as is reasonable for the Member to examine and copy. Upon written or oral request by any Member made to the Company, the Company shall provide to the Member without charge true copies of (i) this Agreement and the Certificate of Formation and all amendments or restatements, and (ii) any of the tax returns of the Company described above.

18

(c)         The parties hereby further agree to the disclosure of any financial information required to be disclosed by any Member in order to comply with applicable Requirements of Law, including applicable regulations of the Securities and Exchange Commission or any bank regulatory authority.

Section 10.3        Company Books and Records. The Company shall maintain adequate books and records of account that shall be maintained on the accrual method of accounting and on a basis consistent with appropriate provisions of the Code, containing, among other entries, a Capital Account for each Membership Interests held by each Member. The Company’s financial accounting reporting shall be made in a manner consistent with Coty’s. The financial reports shall be prepared in accordance with GAAP.

Section 10.4        Tax Returns and Information. As soon as reasonably practicable after the end of each taxable year, the Company shall send or deliver to each Person who was a Member at any time during such year such tax information as shall be reasonably necessary for the preparation by such Person of such Person’s federal income tax return and state income and other tax returns, including IRS Form K-1. In addition, as soon as reasonably practicable after the end of each calendar quarter and each other period in respect of which estimated tax payments may be required by any Member, the Company shall send to such Member the tax information concerning the Company that is necessary for determining the estimated tax payment and reporting obligations of such Member. The Company shall, as soon as reasonably practicable, provide such additional information and documentation regarding the Company’s taxes as any Member shall reasonably request.

Section 10.5        Fiscal Year. The Company’s fiscal year shall end on June 30 of each calendar year. Each fiscal year shall consist of four quarters ending on March 31, June 30, September 30 and December 31 of each fiscal year. Each such quarter shall be referred to as a “fiscal quarter”.

Section 10.6        Tax Elections. The Company shall make the following elections on the appropriate tax returns:

(a)         to adopt June 30 as the Company’s fiscal year, if permitted by the Code;

(b)         to adopt the accrual method of accounting, if permitted by the Code, and to keep the Company’s books and records on such method;

(c)         to elect, pursuant to Section 754 of the Code, to adjust the basis of Company properties with respect to the transactions contemplated by the Contribution Agreement and future transactions under Section 743 and 734 of the Code;

(d)         to elect to amortize the organizational expenses of the Company ratably over a period of one hundred and eighty (180) months as permitted by Section 709(b) of the Code; and

(e)          any other election the Managing Member may deem appropriate and in the best interests of the Members; provided, that for the avoidance of doubt, to the extent any election is addressed by a specific provision in another section of this Agreement, the specific language of such provision shall control over the general authority of this Section 10.6(e).

Neither the Company, the Managing Member nor any Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state Requirements of Law.

19

Section 10.7         Preparation of Tax Returns. The Managing Member shall prepare all tax returns, reports, and similar statements required to be prepared by the Company or with respect to its activities, operations or properties and in doing so shall use its reasonable judgment with respect to the timing and manner of preparing the same. The Company shall reimburse the Managing Member for its reasonable expenses in carrying out its obligations pursuant to this Section 10.7 (including reasonable expenses associated with the salary or other compensation of the Managing Member’s personnel). Within a reasonable period of time prior to the filing of any tax return, report or similar statement, the Managing Member shall provide such tax return, report or similar statement to each Member, and shall incorporate any reasonably requested changes to such tax return, report or similar statement.

Section 10.8         Tax Matters Member.

(a)          The Managing Member is hereby designated the “Tax Matters Member” and, as such, shall be the “tax matters partner” (as defined in Section 6231 of the Code as in effect prior to the Bipartisan Budget Act of 2015) and as the “partnership representative” of the Company (as defined in Section 6223 of the Code). In its capacity as Tax Matters Member, the Tax Matters Member shall have all of the authority and powers afforded to a tax matters partner or partnership representative pursuant to the Code. All reasonable expenses incurred by the Tax Matters Member while addressing the tax matters of the Company (including participation in any audit, settlement, refund matter, or any similar matter relating to Taxes) shall be paid or reimbursed by the Company.

(b)          The Tax Matters Member is authorized to the extent required by applicable U.S. federal income tax law to pay any imputed underpayment of taxes (together with interest and penalties) determined in accordance with Section 6225 of the Code that may from time to time be required to be made under Section 6232 of the Code. The Members shall cooperate with the Tax Matters Member in minimizing the amount of any such imputed underpayment of taxes by supplying the Tax Matters Member with such information concerning their tax classification as the Tax Matters Member may reasonably request from time to time. The Tax Matters Member shall allocate the amount of any such imputed underpayment of taxes among the Members in a manner reasonably intended to reflect the nature of the income that is the subject of the adjustment giving rise to such imputed underpayment and the classification of the Members for federal income tax purposes as corporations, individuals or other types of taxpayers.

ARTICLE XI
DISSOLUTION AND WINDING UP

Section 11.1        Events Causing Dissolution. The Company shall be dissolved upon the approval by written consent of both (a) the Managing Member and (b) until the Company no longer owns any Equity Securities of NewCo, Coty.

Section 11.2       Winding Up. If the Company is dissolved pursuant to Section 11.1, the Company’s affairs shall be wound up as soon as reasonably practicable in the manner set forth below.

(a)         The winding up of the Company’s affairs shall be supervised by a liquidator (the “Liquidator”). The Liquidator shall be the Managing Member or, if the Managing Member prefers, a liquidator or liquidating committee selected by the Managing Member.

(b)         Any non-cash assets will first be written up or down to their fair market value, thus creating profit or loss (if any), which shall be allocated in accordance with ARTICLE V of this Agreement. After taking into account such allocations, it is anticipated that each Member’s Capital Account will be equal to the amount to be distributed to such Member in connection with the wind-up of

20

the Company. If any Member’s Capital Account is not equal to the amount to be distributed to such Member, items for the applicable tax period in which the Company is wound up shall be allocated among the Members in such a manner as to cause, to the extent possible, each Member’s Capital Account to be equal to the amount to be distributed to such Member.

(c)         In winding up the affairs of the Company, the Liquidator shall have full right and unlimited discretion, in the name of and for and on behalf of the Company to:

(i)             Prosecute and defend civil, criminal or administrative suits;

(ii)            Collect Company assets, including obligations owed to the Company;

(iii)           Settle and close the Company’s business;

(iv)           Dispose of and convey all Company Property for cash, to the extent necessary to make provision for any liabilities of the Company, and in connection therewith to determine the time, manner and terms of any sale or sales of Company Property, having due regard for the activity and condition of the relevant market and general financial and economic conditions;

(v)            Pay all reasonable selling costs and other expenses incurred in connection with the winding up out of the proceeds of the disposition of Company Property;

(vi)           Discharge the Company’s known liabilities and, if necessary, to set up, for a period not to exceed five (5) years after the date of dissolution, such cash reserves as the Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company;

(vii)          Distribute the Company Property to the Members (and any excess proceeds from sales of Company Property intended to make provision for liabilities of the Company) to the Members as provided in Section 11.4;

(viii)         Prepare, execute, acknowledge and file articles of dissolution under the Act and any other certificates, tax returns or instruments necessary or advisable under any applicable Requirements of Law to effect the winding up and termination of the Company; and

(ix)            Exercise, without further authorization or consent of any of the parties hereto or their legal representatives or successors in interest, all of the powers conferred upon the Managing Member under the terms of this Agreement to the extent necessary or desirable in the good faith judgment of the Liquidator to perform its duties and functions. The Liquidator (if not the Managing Member) shall not be liable as the Managing Member to the Members and shall, while acting in such capacity on behalf of the Company, be entitled to the indemnification rights set forth in the Certificate of Formation and in ARTICLE VIII of the Contribution Agreement.

Section 11.3         Put and Call Rights.

(a)          The Founder and each Member agrees to comply with the terms of Section 11.3 of the NewCo A&R LLC Agreement as though it were a party thereto.

(b)          If one of the following events or circumstances shall have occurred:

21

(i)              the termination of a Minority Interest Holder for Cause (but only if such termination event occurs during the initial five (5) year period following the date of this Agreement), or

(ii)             a material breach by a Minority Interest Holder of any of its material covenants or obligations contained in this Agreement, the Contribution Agreement, the NewCo A&R LLC Agreement, or any applicable Employment Agreement (including the confidentiality provisions thereof) and such breach shall not have been remedied within ninety (90) days after written notice specifying the nature of such breach and requesting that it be remedied is given by Coty to the applicable Minority Interest Holder, then within sixty (60) days thereafter (the “Discounted Call Option Purchase Election Period”) the other Minority Interest Holders and Aspen may, in their sole discretion, provide written notice to the Company, Coty and the subject Minority Interest Holder electing to purchase their pro rata portion (based upon their respective Percentage Interest of the Company) of the Membership Interests of such Minority Interest Holder (which for purposes of this Section 11.3 shall include all Membership Interests that such Minority Interest Holder has transferred to any Permitted Estate Planning Transferee) for an amount equal to the Terminal Value of the Company multiplied by such Minority Interest Holders’ Percentage Interest of the Company multiplied by .9 (the “Discounted Call Option Purchase”); provided, however, that if the event giving rise to the Discounted Call Option Purchase arises under Section 11.3(b)(i), the multiplier shall be .75 rather than .9; provided, further that if a Minority Interest Holder elects not participate in the Discounted Call Option Purchase, then for a thirty (30) day period beginning upon the earlier of (x) such Minority Interest Holder providing written notice to the Company and Coty that it does not intend to participate in the Discounted Call Option Purchase or (y) the expiration of the Discounted Call Option Purchase Election Period, Aspen shall have the right to purchase such Minority Interest Holder’s pro rata portion of the Membership Interests. If Aspen elects not to participate in the Discounted Call Option Purchase (either for its own pro rata portion or the portion of any other Minority Interest Holder who elects not to participate), Coty shall have the right to purchase such unpurchased portion.

(c)          If a Minority Interest Holder (i) resigns from their position with NewCo without Good Reason (but only if such termination event occurs during the initial five (5) year period following the date of this Agreement) or (ii) is terminated for Cause at any time from and after the initial five (5) year period following the date of this Agreement, then within sixty (60) days thereafter (the “Undiscounted Call Option Purchase Election Period”) the other Minority Interest Holders and Aspen may, in their sole discretion, provide written notice to the Company, Coty and the subject Minority Interest Holder electing to purchase their pro rata portion (based upon their respective Percentage Interest of the Company) of the Membership Interests of such Minority Interest Holder (which for purposes of this Section 11.3 shall include all Membership Interests that such Minority Interest Holder has transferred to any Permitted Estate Planning Transferee) for an amount equal to the Terminal Value of the Company multiplied by such Minority Interest Holders’ Percentage Interest of the Company (the “Undiscounted Call Option Purchase”); provided, further that if a Minority Interest Holder elects not participate in the Undiscounted Call Option Purchase, then for a thirty (30) day period beginning upon the earlier of (x) such Minority Interest Holder providing written notice to the Company and Coty that it does not intend to participate in the Undiscounted Call Option Purchase or (y) the expiration of the Undiscounted Call Option Purchase Election Period, Aspen shall have the right to purchase such Minority Interest Holder’s pro rata portion of the Membership Interests. If Aspen elects not to participate in the Undiscounted Call Option Purchase (either for its own pro rata portion or the portion of any other Minority Interest Holder who elects not to participate), Coty shall have the right to purchase such unpurchased portion.

22

(d)         The procedures set forth Section 11.6 of the NewCo A&R LLC, including with respect to the determination of the Terminal Valuation of the Company, shall apply to this Section 11.3 mutatis mutandis.

Section 11.4         Distribution of Company Property and Proceeds of Sale Thereof.

(a)         Upon completion of all sales of Company Property to provide for liabilities of the Company, and after payment of all selling costs and expenses (the “Liquidation Completion Date”), the Liquidator shall distribute the proceeds of such sales, and any Company Property that is to be distributed in kind, to the following groups in the following order of priority:

(i)              to satisfy Company liabilities to creditors, including Members and Directors who are creditors, to the extent otherwise permitted by Requirements of Law (other than for past due Company distributions), whether by payment or establishment of reserves;

(ii)             to satisfy Company obligations to Members and former Members to pay past due Company distributions;

(iii)            all other remaining assets of the Company shall be distributed to the Members in accordance with Section 5.13.

(b)         All distributions required under this Section 11.4 shall be made to the Members by the end of the taxable year in which the liquidation occurs or, if later, within ninety (90) days after the date of such liquidation.

(c)          The claims of each priority group specified above shall be satisfied in full before satisfying any claims of a lower priority group. If the assets available for disposition are insufficient to dispose of all of the claims of a priority group, the available assets shall be distributed in proportion to the amounts owed to each creditor or the respective Capital Account balances or Membership Interests of each Member in such group.

ARTICLE XII
INDEMNIFICATION AND INSURANCE

Section 12.1         Indemnification of Covered Persons. The Company will, to the fullest extent permitted by the Act, indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed lawsuits, actions, suits, proceedings or investigations, whether civil, criminal, administrative or investigative by reason of the fact that such Person is or was a Member, manager or corporate officer of the Company, or is or was serving at the request of the Company as a member, manager, corporate officer or director of another limited liability company, corporation, partnership, joint venture, trust or other enterprise (each, a “Covered Person”), against expenses (including attorneys’ fees), liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) actually and reasonably incurred by such Covered Person in connection with such lawsuits, actions, suits, proceedings or investigations, provided, that:

(a)          such Covered Person acted in good faith and in a manner consistent with the terms of this Agreement; and

23

(b)          with respect to any criminal lawsuit, action, suit, proceeding or investigation, such Covered Person had no reasonable cause to believe his conduct was unlawful.

The termination of any lawsuit, action, suit, proceeding or investigation by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that a Covered Person did not act in good faith and in a manner which such Covered Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any lawsuit, action, suit, proceeding or investigation, had reasonable cause to believe that his conduct was unlawful. This Section 12.1 shall not be applicable to any action brought by a Member or the Company against a Member, the Managing Member or any officers of the Company, including pursuant to the Contribution Agreement or any Ancillary Agreement.

Section 12.2         Advancement of Expenses. The Company will, to the fullest extent permitted by the Act, advance expenses incurred by a Covered Person in defending or investigating a threatened or pending lawsuit, action, suit, proceeding or investigation in advance of the final disposition of such lawsuit, action, suit, proceeding or investigation promptly upon (but in any event within five (5) days of) receipt of an unsecured undertaking by or on behalf of such Covered Person to repay such amount if it will ultimately be determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this ARTICLE XII.

Section 12.3         Directors’ and Officers’ Insurance. On such terms as the Managing Member approves, the Company will secure insurance coverage on behalf of any Person who is or was a Covered Person, providing adequate and customary coverage with a financially sound and reputable insurer or insurers, against any liability asserted against such Covered Person and incurred by such Covered Person in any such capacity, or arising out of such Covered Person’s status as such, whether or not the Company would have the power or the obligation to indemnify the Covered Person against such liability under the provisions of this ARTICLE XII. Coty may offer to include the Company and the Covered Persons on Coty’s umbrella D&O policy in exchange for reimbursement by the Company of Coty’s costs to make such accommodation available.

Section 12.4         Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this ARTICLE XII will, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a Member, manager or corporate officer and will inure to the benefit of the heirs, executors and administrators of such Person and will survive the liquidation of the Company. No amendment or repeal of the provisions of this ARTICLE XII that adversely affects the rights of any Covered Person under this ARTICLE XII with respect to the acts or omissions of such Covered Person at any time prior to such amendment or repeal will apply to such Covered Person without the written consent of the Covered Person.

Section 12.5         Limitation on Indemnification. Notwithstanding anything else in this Agreement to the contrary, the Company will not be obligated to indemnify any Covered Person or advance expenses to any Covered Person for (a) any lawsuit, action, suit, proceeding or investigation initiated by such Covered Person against the Company unless that lawsuit, action, suit, proceeding or investigation was brought to enforce such Covered Person’s right to indemnification under this ARTICLE XII and, in such lawsuit, action, suit, proceeding or investigation, it is determined that such Covered Person is entitled to indemnification, or (b) any lawsuit, action, suit, proceeding or investigation brought by the Company against such Covered Person unless such Covered Person is found not to be liable to the Company.

Section 12.6         Indemnification of Employees and Agents. The Company may, to the extent authorized from time to time by the Board, provide rights to indemnification and the advancement of

24

expenses to employees and agents of the Company similar to those conferred in this ARTICLE XII to Members, managers or corporate officers of the Company.

Section 12.7        Severability of Indemnification. The provisions of this ARTICLE XII are intended to comply with the Act. To the extent that any provision of this ARTICLE XII authorizes or requires indemnification or the advancement of expenses contrary to the Act, the Company’s power to indemnify or advance expenses under such provision will be limited to that permitted by the Act and any limitation required by the Act will not affect the validity of any other provision of this ARTICLE XII.

Section 12.8        Company as Indemnitor of First Resort. The rights of indemnification provided in this ARTICLE XII are in addition to any rights to which a Covered Person may otherwise be entitled by contract (including advancement of expenses) or as a matter of Requirements of Law. The Company hereby acknowledges that the Covered Persons may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Members and certain of their Affiliates (collectively, the “Member Indemnitors”). The Company hereby agrees that (a) the Company is the indemnitor of first resort for matters covered by this ARTICLE XII (i.e., its obligations to the Covered Persons under this ARTICLE XII are primary and any obligation of the Member Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Covered Persons are secondary), (b) the Company will be required to advance the full amount of expenses incurred by the Covered Persons and will be liable for all expenses, liabilities, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this ARTICLE XII (or any other agreement between the Company and the Covered Persons), without regard to any rights the Covered Persons may have against the Member Indemnitors, and (c) the Company irrevocably waives, relinquishes and releases the Member Indemnitors from any and all claims against the Member Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Member Indemnitors on behalf of a Covered Person with respect to any claim for which the Covered Person has sought indemnification from the Company pursuant to this ARTICLE XII will affect the foregoing, and the Member Indemnitors will have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Covered Persons against the Company. The Company agrees that the Member Indemnitors who are not Members are express third party beneficiaries of the terms of this Section 12.8.

Section 12.9         Limit on Liability of Members. The indemnification set forth in this ARTICLE XII shall in no event cause the Members to incur any personal liability beyond their total Capital Contributions, nor shall it result in any liability of the Members to any other Person.

Section 12.10      Contribution Agreement Indemnification Obligations. For purposes of clarification, this ARTICLE XII shall not apply to the Company’s or Coty’s claims for indemnification against any Unit Holders (as defined in the Contribution Agreement) under the Contribution Agreement.

ARTICLE XIII
MISCELLANEOUS PROVISIONS

Section 13.1        Conference Telephone Meetings. Meetings of the Members may be held by means of conference telephone or similar communications equipment so long as all Persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone shall constitute presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

25

Section 13.2        Expenses. Except as otherwise provided herein or in the Contribution Agreement or any Ancillary Agreement, each Member shall bear all costs, fees and expenses incurred by such party or its Affiliates in connection with, relating to or arising out of the consummation of the transactions contemplated hereby, including all attorneys’, accountants and other professional fees and expenses.

Section 13.3        Entire Agreement; Amendments. This Agreement, the NewCo A&R LLC Agreement, the Contribution Agreement and the Exhibits and Schedules referred to herein and therein contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto, including the Confidentiality Agreement and the Letter of Intent. Except as expressly provided herein, this Agreement shall not be amended, modified or supplemented except by a written instrument signed by the Company and all of the Members.

Section 13.4        Further Action. In connection with this Agreement, the Contribution Agreement and each Ancillary Agreement and the transactions contemplated hereby and thereby, each of the Members, the Company and their applicable Affiliates shall use its commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable under applicable Requirements of Law or otherwise to carry out the provisions of this Agreement and shall execute and deliver such other documents and instruments as may be required to carry out the provisions of this Agreement, the Contribution Agreement and each Ancillary Agreement and the transactions contemplated hereby and thereby.

Section 13.5         Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made) (a) when delivered or sent if delivered in person or sent by facsimile transmission (provided that confirmation of receipt of the facsimile transmission is obtained, as applicable), (b) on the fifth (5th) Business Day after dispatch by registered or certified mail, (c) on the next Business Day if transmitted by national overnight courier, or (d) when sent if sent by e-mail (provided that a confirmatory copy is sent on the same day by national overnight courier), in each case as follows (or at such other address for a party as shall be specified by like notice):

26

If to Aspen: Derek Maxfield #################### ######################### ############## Attn: Sherilyn Laddimore Email: ##############################	If to Melanie Huscroft: Melanie Huscroft #################### ######################## Email: ##########################

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60611
Attn:    Walter S. Holzer, P.C. and
            Jonathan C. Man
Fax:     (312) 862-2200

Email:  walter.holzer@kirkland.com
             jonathan.man@kirkland.com

with a copy (which shall not constitute notice) to: McCullough Sparks 5314 N. River Run Drive, Suite 350 Provo, UT 84604 Attn: Lee S. McCullough III Fax: (801) 765-0320 Email: lee@lsmlaw.net
If to Joseph R. Toscano: Joseph R. Toscano ################## ############### Email: ########################

If to Matthew J. Schleiffarth:

Matthew J. Schleiffarth
####################

######################

Email: ##################

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60611
Attn:   Walter S. Holzer, P.C. and
            Jonathan C. Man
Fax:     (312) 862-2200

Email: walter.holzer@kirkland.com
         jonathan.man@kirkland.com

27

to the Company or Coty:

Coty US Holdings Inc.

350 Fifth Avenue
New York, NY 10118
Attn: Greerson G. McMullen

Email: Greer_McMullen@cotyinc.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
One South Dearborn Street
Chicago, Illinois 60603
Attn:    Brian J. Fahrney
Fax:     (312) 853-7036

Email: bfahrney@sidley.com

Section 13.6        Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to its conflict of laws doctrine. In particular, this agreement is intended to comply with the requirements of the Act and the Certificate of Formation. In the event of a direct conflict between the provisions of this agreement and the mandatory provisions of the Act or any provision of the Certificate of Formation, the Act and the Certificate of Formation, in that order of priority, will control.

Section 13.7        Waiver of Jury Trial EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY lawsuit, action, suit, proceeding or investigation BROUGHT IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.  NO PARTY HAS AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

Section 13.8         Consent to the Exclusive Jurisdiction of the Courts of Delaware

(a)          EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY lawsuit, action, suit, proceeding or investigation ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING ANY lawsuit, action, suit, proceeding or investigation RELATING TO ANCILLARY MEASURES IN AID OF ARBITRATION, PROVISIONAL REMEDIES AND INTERIM RELIEF, OR ANY lawsuit, action, suit, proceeding or investigation TO ENFORCE ANY ARBITRAL DECISION OR AWARD.

28

(b)          EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING ANY lawsuit, action, suit, proceeding or investigation IN OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS OF THE STATE OF DELAWARE REFERRED TO IN Section 13.8(a) AND COVENANTS THAT SUCH PARTY SHALL NOT SEEK IN ANY MANNER TO RESOLVE ANY DISPUTE OTHER THAN AS SET FORTH HEREIN.

(c)          EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS SUCH PARTY MAY HAVE TO VENUE, INCLUDING THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS.  IN ADDITION, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR ANY MANNER IN WHICH NOTICES MAY BE DELIVERED HEREUNDER IN ACCORDANCE WITH Section 13.5.

Section 13.9        Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable Requirements of Law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless the ineffectiveness or invalidity of such provision would result in one or more of the parties hereto being deprived of a right constituting a fundamental benefit of its bargain hereunder.

Section 13.10      Waiver. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. Without the written consent of Coty, the Managing Member will not waive any terms or provisions of this Agreement.

Section 13.11      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of the parties hereto. Delivery of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart of this Agreement.

Section 13.12      Certain Waivers.

(a)          The Members acknowledge and agree that Sidley Austin LLP (“Sidley”) has represented Coty and its Affiliates in connection with this Agreement and all other agreements contemplated by this Agreement or pertaining to the Company and its Subsidiaries. From time to time, and at the request of Coty or their Affiliates, Sidley may render legal advice and provide legal services to Coty or its Affiliates with respect to the Company and its Subsidiaries and related matters at fees and costs to be paid by Coty or its Affiliates.  In no event shall an attorney/client relationship exist between Sidley, on the one hand, and Aspen, Aspen Sub, Founder or any of their Affiliates, on the other hand, with respect to the Company or any of its Subsidiaries or any matters related thereto as a result of any

29

such representation.  Neither the Company nor any of its Subsidiaries shall be obligated to pay any fees and costs as a result of any such representation.

(b)          The Members acknowledge and agree that Kirkland & Ellis LLP (“Kirkland”) has represented Aspen and its Affiliates in connection with this Agreement and all other agreements contemplated by this Agreement or pertaining to the Company and its Subsidiaries. From time to time, and at the request of Aspen or its Affiliates, Kirkland may render legal advice and provide legal services to Aspen or its Affiliates with respect to the Company and its Subsidiaries and related matters at fees and costs to be paid by Aspen or its Affiliates.  In no event shall an attorney/client relationship exist between Kirkland, on the one hand, and Coty or its Affiliates, on the other hand, with respect to the Company or any of its Subsidiaries or any matters related thereto as a result of any such representation.  Neither the Company nor any of its Subsidiaries shall be obligated to pay any fees and costs as a result of any such representation.

(c)          To the extent specifically requested by the Managing Member, Sidley shall be permitted to render legal advice and to provide legal services to the Company or any of its Subsidiaries from time to time, and each Member covenants and agrees that such representation of the Company or its Subsidiaries by Sidley shall not (i) result in the existence of an attorney/client relationship between Sidley, on the one hand, and Aspen, Aspen Sub, Founder or any of their Affiliates, on the other hand; or (ii) disqualify Sidley from providing legal advice and legal services as set forth in subsection (a) above at any time in the future.

Signature page follows.

30

IN WITNESS WHEREOF, this First Amended and Restated Limited Liability Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the day and year first above written.

COTY US HOLDINGS INC.

By:
Name:
Title:

ASPEN COVE HOLDINGS, INC.

By:
Name:
Title:

DEREK MAXFIELD

MINORITY INTEREST HOLDERS:

Name: Melanie Huscroft

Name: Joseph R. Toscano

Name: Matthew J. Schleiffarth

UEV HOLDINGS, LLC

By:
Name:
Title:

Signature Page to First Amended and Restated Limited Liability Company Agreement

ANNEX A

Defined Terms

“Aspen” means Aspen Cove Holdings, Inc., a Utah corporation.

“Aspen Sub” has the meaning specified in the first paragraph of this Agreement.

“Aspen Sub LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Aspen Sub, dated as of the date hereof, as the same may be amended, amended and restated or modified from time to time.

“Act” means the Delaware Limited Liability Company Act.

“Adjusted Capital Account” means, with respect to any Member, the balance, if any, in such Member’s Capital Account as of the end of the relevant taxable year, after: (i) crediting to such Capital Account any amounts that such Member is obligated to restore pursuant to Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations (or is deemed to be obligated to restore) pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations and (ii) debiting to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4),(5) and(6) of the Treasury Regulations.

“Affiliate” means, when used with reference to a specific Person, any Person that, directly or indirectly, or through one or more intermediaries, owns or controls, is owned or controlled by, or is under common ownership or common control with, such specific Person. As used herein, “control” means the power to direct the management or affairs of a Person and “ownership” means the beneficial ownership of more than 50% of the equity securities of the Person. Notwithstanding the foregoing, none of the Company or any subsidiary of the Company shall be deemed an Affiliate of any Member or its Affiliates.

“Agreed Value” with respect to Contributed Property means, unless otherwise provided in the Agreement, the fair market value of such Contributed Property, as determined by the Managing Member using any reasonable method of valuation; provided, that with respect to the Contributed Property reflected constituting the Initial Capital Contribution, any provisions in the Contribution Agreement regarding the allocation of value to specific categories of assets shall control such determination (but not, for the avoidance of doubt, the Membership Interests or Percentage Interest associated therewith).

“Ancillary Agreements” means the Employment Agreements, the Contribution Agreement, the NewCo A&R LLC Agreement and all other documents and certificates executed in connection with the transactions contemplated hereby.

“Available Cash” means all proceeds received (or released from reserves) by the Company during any period (including all interest income from temporary investments made by the Company pending distribution of the foregoing proceeds), as reduced by funds used during such period (i) to pay all costs and expenses incurred by the Company during such period, including all expenses incurred in any sale or disposition transaction, (ii) to discharge during such period any indebtedness or liabilities of the Company for which such proceeds are to be used and (iii) to create or increase during such period such reserves as the Managing Member may determine for the discharge of known or existing liabilities or obligations of the Company or otherwise for the Company’s present or future obligations, needs, capital expenditures or business opportunities.

A-1

“Bankruptcy” means, with respect to any Person, the happening of any one or more of the following events: (a) a Person (or, in the case of any Person which is a partnership, any general partner thereof): (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudged a bankrupt or insolvent, or there has been entered against such Person (or general partner) an order for relief, in any bankruptcy or insolvency proceeding; (iv) files a petition or answer seeking in respect of such Person (or general partner) any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any Requirements of Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person (or such general partner) in any proceeding of a nature described above; or (vi) seeks, consents or acquiesces in the appointment of a trustee, receiver, conservator or liquidator of such Person (or such general partner) or of all or any substantial part of such Person’s (or such general partner’s) properties; or (b) one hundred twenty (120) days after the commencement of any proceeding against any Person (or such general partner) seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, receivership, conservatorship or similar relief under any Requirements of Law, if such proceeding has not been dismissed, or within ninety (90) days after the appointment without such Person’s (or such general partner’s) consent or acquiescence of a trustee, receiver, conservator or liquidator of the Person (or such general partner) or of all or any substantial part of such Person’s (or such general partner’s) properties, if such appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, if such appointment is not vacated.

“Business Day” means any day other than a Saturday, Sunday and those days on which banks in the State of New York are authorized or required to be closed.

“Capital Account” means the Capital Account maintained for each Member pursuant to Section 4.4 of the Agreement.

“Capital Contribution” means the total amount of cash and/or property contributed to the Company by the Members.

“Carrying Value” means (i) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, cost recovery and amortization deductions charged to the Capital Accounts pursuant to Section 4.4(d) of the Agreement with respect to such property, as well as any other reductions as a result of sales, retirements and other dispositions of assets included in a Contributed Property, as of the time of determination, (ii) with respect to an Adjusted Property, the value of such property immediately following the adjustment provided in Section 4.4(e) reduced (but not below zero) by all depreciation, cost recovery and amortization deductions charged to the Capital Accounts with respect to such property, as well as any other reductions as a result of sales, retirements or dispositions of assets included in Adjusted Property, as of the time of determination, and (iii) with respect to any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination.

“Cause” means with respect to a Minority Interest Holder means one or more of the following: (1) the commission of a felony or other crime involving moral turpitude or, as reasonably determined by the Board of NewCo, the commission of any other act or omission involving fraud with respect to NewCo or any of its customers or suppliers, (2) (i) reporting to work under the influence of alcohol or illegal drugs, (ii) the use of illegal drugs (whether or not at the workplace) or (iii) other repeated conduct causing NewCo substantial public disgrace or disrepute or economic harm, (3) substantial and repeated failure to perform duties lawfully and reasonably directed by the Board of NewCo, (4) any gross negligence or willful misconduct with respect to NewCo, or (5) any other material breach of such Minority Interest Holder’s Employment Agreement or PIIA (as defined in such Minority Interest Holder’s Employment Agreement). A Minority Interest Holder shall be given written notice by the Board of NewCo of the

A-2

intention to terminate for Cause, such notice to state in reasonable detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based. In the event of a termination on account of clauses (2)(ii), (3) or (5), such Minority Interest Holder shall have thirty (30) days after the date that such written notice has been given to such Minority Interest Holder in which to cure such conduct and have a reasonable opportunity to consult with counsel and meet with the Board of NewCo regarding its determination, to the extent such cure is possible. If such Minority Interest Holder fails to cure such conduct, the termination shall be effective on the date immediately following the expiration of the thirty (30) day notice period. If no such cure is reasonably possible by such Minority Interest Holder, then such termination shall be effective immediately upon the receipt of notice by such Minority Interest Holder.

“Class A-1 Membership Interest” means a Membership Interest having the rights and obligations specified with respect to a Class A-1 Membership Interest in this Agreement.

“Class A-2 Membership Interest” means a Membership Interest having the rights and obligations specified with respect to a Class A-2 Membership Interest in this Agreement.

“Class B Membership Interest” means a Membership Interest having the rights and obligations specified with respect to a Class B Membership Interest in this Agreement.

“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

“Confidentiality Agreement” means that certain letter agreement, dated as of November 1, 2016, by and between the Predecessor and Coty Inc.

“Contributed Property” means property or other consideration (other than cash) contributed by Aspen or the Minority Interest Holders, as the case may be, to the Company in exchange for Membership Interests.

“Dissolution Notice” means an Aspen Sub Dissolution Notice or a Coty Dissolution Notice.

“Employment Agreements” means, collectively, the Founder Employment Agreement and the employment agreements entered into by NewCo with Melanie Huscroft, Joseph Toscano, and Matthew Schleiffarth pursuant to the Contribution Agreement, which become effective as the date of this Agreement.

“Equity Securities” means (a) with respect to any Person that is a corporation, company (including a limited company or an exempted company) or equivalent under the laws of any jurisdiction in the world, any and all shares, interests, participations, rights, equity interests or other equivalents (however designated) of corporate stock or share capital and (b) with respect to any Person that is a partnership, limited liability company, association, trust or other business entity, the partnership, membership, beneficial or other equity interests (however designated) or any security or interest that entitles its holder to be allocated any partnership, limited liability company, association, trust or other business entity gains or losses.

“Founder” means Derek Maxfield. For the avoidance of doubt, Founder shall not include any successor, designee or heir.

“Founder Employment Agreement” means that certain Employment Agreement, dated as of January 10, 2017 by and between NewCo and Founder, and any replacement employment agreement and/or restrictive covenant agreement between the NewCo and Founder.

A-3

 “Governmental Body” means any United States federal, state or local, or any supra-national or non-U.S., government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency body or commission, self-regulatory organization, court, tribunal or judicial or arbitral body or similar authority.

“Good Reason” means after giving the NewCo sixty (60) days’ notice after the occurrence of any of the following and allowing NewCo thirty (30) days to cure the same, such Minority Interest Holder’s voluntarily resignation within thirty (30) days after the expiration of the NewCo’s cure period: (i) a material reduction in the duties, authority or responsibilities of such Minority Interest Holder, relative to the duties, authority or responsibilities of such Minority Interest Holder as in effect immediately prior to such reduction; provided, however, that a reduction in duties, authority or responsibilities of such Minority Interest Holder solely by virtue of the NewCo or its Subsidiaries being acquired and made part of a larger entity shall not by itself constitute grounds for a voluntary termination for Good Reason; (ii) without the express written consent of such Minority Interest Holder, a reduction in such Minority Interest Holder’s annualized Base Salary (as defined in such Minority Interest Holder’s Employment Agreement), unless such reduction is no more than twenty percent (20%) of such Base Salary and applies to all similarly situated executives; (iii) the relocation of such Minority Interest Holder’s principal place of business to a facility or a location more than sixty (60) miles from the greater Lehi, Utah metropolitan area without such Minority Interest Holder’s written consent; or (iv) the failure of the Company to obtain the assumption of such Minority Interest Holder’s Employment Agreement by any successors.

“Members” means at any time the Persons who own Membership Interests in the Company.

“Membership Interest” means, with respect to any Member at any time, the ownership interest of such Member in the Company at such time; including, Class A-1 Membership Interests, the Class A-2 Membership Interests, and the Class B Membership Interests. The Membership Interest of any Member at any particular time shall be the number and type of Membership Interests set forth on Annex B to the Agreement, as such Annex may be amended from time to time. Such interest includes (i) a right of a Member to receive distributions or revenues, allocations of income and loss and distributions of liquidation proceeds to the extent provided for such Membership Interests under the Agreement and (ii) all management rights, voting rights or rights of consent to the extent provided for such Membership Interests under the Agreement.

“Minimum Gain” means the amount determined by computing with respect to each Nonrecourse Liability of the Company the amount of gain, if any, that would be realized by the Company if it disposed of the property securing such liability in full satisfaction thereof, and by then aggregating the amounts so computed.

“NewCo A&R LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of NewCo, dated as of the date hereof (as the same may be amended and restated, amended, modified or changed from time to time).

“NewCo Business” means the Business as defined in the NewCo A&R LLC Agreement.

“Nonrecourse Liability” means a liability (or that portion of a liability) with respect to which no Member bears the economic risk of loss as determined under Section 1.704-2(b)(3) of the Treasury Regulations.

“Participation Threshold” means, with respect to any Class B Membership Interests, the aggregate of (a) the Total Equity Value of the Company as reasonably determined in good faith by the Board of Directors immediately prior to the issuance of such Class B Membership Interests plus (b) the

A-4

aggregate of all Capital Contributions that occur after the issuance of such Class B Membership Interests. The Participation Threshold with respect to any such Class B Membership Interests shall initially be set forth in the grant agreement and/or incentive plan governing the Class B Membership Interests applicable to such Member and shall be adjusted by the Board of Directors as it deems appropriate from time to time.

“Permitted Estate Planning Transferee” of any Person shall mean (a) any trust established solely for the benefit of such Person, such Person’s spouse, siblings and/or descendants (whether natural or adopted), and such siblings’ or such descendants’ spouses (determined ignoring any remainder or similar interest coming into effect only upon the death of all such Persons); or (b) any partnerships, corporations or limited liability companies where the only partners, shareholders or members are the Persons referred to in the preceding clause (a) and the governance documents of such partnership, corporation or limited liability company contains a prohibition that is enforced on the transfer of any partnership interests, shares of capital stock or limited liability company interests in such partnership, corporation or limited liability company, respectively, to any Person other than a Person described in the preceding clause (a).

“Percentage Interest” means, with respect to any Member, the aggregate of the Membership Interests of such Member as a percentage of all Membership Interests of all Members.

“Person” means any general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, governmental agency, cooperative, association, individual or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person as the context may require.

“Requirements of Law” means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body or common law or any consent decree or settlement agreement entered into with any Governmental Body.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person, any other Person (excluding any individual) that such first Person directly or indirectly controls.

“Total Equity Value” means the aggregate amount of distributions that would be made to the Members pursuant to Section 11.4(a)(ii) and (iii) if the Company sold all of its assets for cash equal to their respective fair market values and then dissolved and distributed such cash pursuant to Section 11.4(a).

“Threshold Interests” means, with respect to any Class B Membership Interests, all Membership Interests outstanding immediately prior to the issuance of such Class B Membership Interests.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, hypothecation, mortgage, license, gift, creation of a security interest in or lien on, encumbrance or disposition of any Membership Interest to any Person, including those by way of hedging or derivative transactions, or any other change in the record or beneficial ownership of a Membership Interest, whether made voluntarily or involuntarily by operation of law.

“Treasury Regulations” means the regulations promulgated by the United States Treasury Department pursuant to the Code.

A-5

“Unrealized Gain” means the excess (attributable to a Company Property), if any, of the fair market value of such property as of the date of determination (as reasonably determined by the Managing Member) over the Carrying Value of such property as of the date of determination (prior to any adjustment to be made pursuant to Section 4.4 of the Agreement as of such date).

“Unrealized Loss” means the excess (attributable to a Company Property), if any, of the Carrying Value of such property as of the date of determination (prior to any adjustment to be made pursuant to Section 4.4 of the Agreement as of such date) over its fair market value as of such date of determination (as reasonably determined by the Managing Member).

A-6

Exhibit N

[Form of Employment Agreement Acknowledgement]

Exhibit O

[Form of Closing Statement]